Exhibit 10.2

Execution Version

AMENDMENT AGREEMENT NO. 1

This AMENDMENT AGREEMENT NO. 1 (this “Agreement”), dated as of January 30, 2019, is made by and among JAMF HOLDINGS, INC., a Minnesota corporation (“Borrower”), Juno Intermediate, Inc., a Delaware corporation (“Intermediate Holdings”), as a Guarantor, Juno Parent, LLC, a Delaware limited liability company (“Holdings”), as a Guarantor, each of the other Guarantors from time to time party hereto, the Lenders from time to time party hereto, each of the financial institutions party hereto as lenders (in such capacity, the “2019 Incremental Lenders”) and Golub Capital Markets LLC (“Golub”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Collateral Agent”) under, and as defined in, the Credit Agreement (as defined below).

PRELIMINARY STATEMENTS:

(1)                                 The Borrower, the other Credit Parties, the Lenders from time to time party thereto, the Administrative Agent, the Collateral Agent, and the Issuing Bank, are party to that certain Credit Agreement, dated as of November 13, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”; as amended by this Agreement, the “Amended Credit Agreement”). Capitalized terms not otherwise defined in this Agreement have the same meanings as specified in the Amended Credit Agreement (unless the context otherwise requires that such terms shall have the same meanings as specified in the Credit Agreement);

(2)                                 The Borrower has requested that the 2019 Incremental Lenders collectively provide 2019 Incremental Term Loan Commitments, and make 2019 Incremental Term Loans pursuant hereto, in an aggregate principal amount equal to $30,000,000 on the effective date with respect to the 2019 Incremental Term Loans made hereunder (as used herein, the “Increase Effective Date”) and each 2019 Incremental Lender is prepared to provide a portion of such 2019 Incremental Term Loan Commitments and to provide a portion of the 2019 Incremental Term Loans pursuant thereto, in the respective amounts set forth on Schedule 2.01(a) hereto, in each case subject to the other terms and conditions set forth herein;

(3)                                 The Borrower and the other Credit Parties, the 2019 Incremental Lenders and the Administrative Agent are entering into this Agreement in order to evidence such 2019 Incremental Term Loan Commitments and 2019 Incremental Term Loans, which are made in accordance with Section 2.20 of the Credit Agreement and incurred pursuant to the Incurrence Ratio;

(4)                                 The proceeds of the 2019 Incremental Term Loans will be used to (a) finance the acquisition, directly or indirectly, by the JAMF Software Atlantic, B.V., a private company with limited liability organised under the laws of the Netherlands (“JAMF Software”), of ZuluDesk, B.V., a private company with limited liability having its registered seat in Emmen, the Netherlands and registered with the trade register under number 62551566 (“ZuluDesk”) and ZuluDesk, Inc., a Delaware corporation (the “ZuluDesk Acquisition”) pursuant to that certain Share Sale and Purchase Agreement by and among ZuluDesk, JP Holding B.V., a private company with limited liability having its registered seat in Emmen, the Netherlands and registered with the trade register under number 61562688 and KG & Rolf Holding B.V., a private company with limited liability having its registered seat in Ochten, the Netherlands and registered with the trade register under number 11015052, and JAMF Software to be executed on or about January 31, 2019 (the “ZuluDesk Acquisition Agreement”)

and (b) pay fees, costs and expenses incurred in connection with this Agreement, the Zuludesk Acquisition Agreement and the transactions contemplated hereby and thereby;

(5)                                 Pursuant to 10.02 of the Credit Agreement, the Borrower has requested that the Lenders amend, and subject to the satisfaction of the conditions precedent to effectiveness set forth in Section 5 hereof, the Lenders party hereto (consisting of at least the Required Lenders immediately prior to the Increase Effective Date) have agreed to amend, certain terms of the Credit Agreement as set forth herein so as to, among other things, (i) increase the size of certain baskets in the Credit Agreement and (ii) reset, after giving effect to the ZuluDesk Acquisition, the basket in respect of Total Consideration for Non-Credit Party Target so that the $50,000,000 basket remains the same after the consummation of such acquisition;

(6)                                 Each Lender that executes and delivers a signature page to this Agreement hereby agrees to the terms and conditions of this Agreement;

(7)                                 The parties hereto request that the Credit Agreement be amended as herein set forth; and

(8)                                 The Borrower has appointed Golub Capital Markets LLC, as sole lead arranger (in such capacity, the “2019 Incremental Term Loan Arranger”) to solicit consents from the Lenders to amend certain terms of the Credit Agreement and to further arrange the 2019 Incremental Term Loans under this Agreement as provided herein.

SECTION 1. Incremental Facilities Amendments. Pursuant to Section 2.20 of the Credit Agreement, on and as of the Increase Effective Date:

(a)                                 Each 2019 Incremental Lender that is not, prior to the effectiveness of this Agreement, a Term Loan Lender under the Credit Agreement, hereby agrees that upon, and subject to, the occurrence of the Increase Effective Date, such 2019 Incremental Lender shall be deemed to be, and shall become, a “Term Loan Lender” for all purposes of, and subject to all the obligations of a “Term Loan Lender” under, the Amended Credit Agreement and the other Loan Documents. Each 2019 Incremental Lender shall have an Incremental Term Loan Commitment that is equal to the amount set forth opposite such 2019 Incremental Lender’s name under the heading “2019 Incremental Term Loan Commitments” on Schedule 2.01(a) to this Agreement (such commitment hereinafter referred to as the “2019 Incremental Term Loan Commitments”). Each Credit Party and the Administrative Agent hereby agree that from and after the Increase Effective Date, each 2019 Incremental Lender shall be deemed to be, and shall become, a “Term Loan Lender” for all purposes of, and with all of the rights and remedies of a “Term Loan Lender” under, the Amended Credit Agreement and the other Loan Documents.

(b)                                 Each 2019 Incremental Lender hereby agrees to make 2019 Incremental Term Loans to the Borrower on the Increase Effective Date in a principal amount not to exceed its respective 2019 Incremental Term Loan Commitment set forth on Schedule 2.01(a) to this Agreement.

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SECTION 2. Terms and Agreements.

(a)                                 The 2019 Incremental Term Loans made pursuant to this Agreement shall constitute “Term Loans” for all purposes of the Amended Credit Agreement and the other Loan Documents, and shall have the same terms as, and be part of the same series as, the Term Loans made prior to the Increase Effective Date; and

(b)                                 The Borrower hereby (i) agrees and acknowledges that the ZuluDesk Acquisition is a “Limited Condition Transaction” under the Credit Agreement and (ii) makes an LCT Election with respect to the ZuluDesk Acquisition. Section 1.06 of the Credit Agreement shall apply with respect to the ZuluDesk Acquisition.

SECTION 3. Additional Amendments. Effective on and as of the Increase Effective Date, the Credit Agreement is hereby further amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as shown in the redline attached as Exhibit A hereto.

SECTION 4. Representations and Warranties. Each Credit Party represents and warrants that as of the Increase Effective Date:

(a)                                 The representations and warranties made by any Credit Party set forth in Article III of the Credit Agreement or in any other Loan Document are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) on and as of the Increase Effective Date with the same effect as though made on and as of such date, except to the extent that such representation or warranty expressly relates to an earlier date in which case such representations and warranties are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) as of such earlier date; and

(b)                                 no Event of Default under Section 8.01(a), (b), (d) (solely with respect to the failure to comply with Section 6.08), (g) or (h) of the Credit Agreement shall have occurred and be continuing at the time of the incurrence of the 2019 Incremental Term Loans made pursuant to this Agreement or immediately after giving effect thereto.

SECTION 5. Conditions to Effectiveness on Increase Effective Date. This Agreement, and the obligations of the 2019 Incremental Lenders to make their respective 2019 Term Loan Commitments, and to fund their respective 2019 Incremental Term Loans, as specified in Section 1 hereof, shall become effective on and as of the Business Day on which the conditions to such 2019 Incremental Term Loans set forth in Sections 2.20(a), (b) and (c) of the Credit Agreement shall have been satisfied (such date, the “Increase Effective Date”), including:

(a)                                 the Administrative Agent shall have received duly executed counterparts of this Agreement from the Borrower, each other Credit Party, each 2019 Incremental Lender, and the Required Lenders;

(b)                                 the Administrative Agent shall have received a Borrowing Request for the borrowing of the 2019 Incremental Term Loans to be made pursuant to this Agreement;

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(c)                                  the ZuluDesk Acquisition shall have been consummated or, substantially concurrently with the incurrence of the 2019 Incremental Term Loans, shall be consummated, pursuant to the terms of the ZuluDesk Acquisition Agreement, which shall be substantially in the form of the version provided by the Borrower to the Administrative Agent prior to the Increase Effective Date;

(d)                                 the Administrative Agent shall have received, on behalf of itself, the Collateral Agent and the Lenders, a customary opinion of Kirkland & Ellis LLP, special counsel to the Credit Parties organized under the laws of Delaware and Ballard Spahr LLP, special counsel to the Credit Parties organized under the laws of Minnesota, each dated as of the Increase Effective Date, addressed to the Agents and the Lenders and in the form and substance reasonably acceptable to the Administrative Agent;

(e)                                  no Event of Default under Section 8.01(a), (b), (d) (solely with respect to the failure to comply with Section 6.08), (g) or (h) of the Credit Agreement shall have occurred and be continuing at the time of the incurrence of the 2019 Incremental Term Loans made pursuant to this Agreement or immediately after giving effect thereto;

(f)                                   The Administrative Agent shall have received the following:

(i)                                     a certificate of the secretary or assistant secretary (or equivalent officer) on behalf of each Credit Party dated the Increase Effective Date, certifying (A) (i) that attached thereto is a true and complete copy of each Organizational Document of such Credit Party and, with respect to the articles or certificate of incorporation or organization (or similar document) certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization or (ii) that the copy of each Organizational Document of such Credit Party delivered to the Administrative Agent as of the Closing Date remains the true and complete copy as of the date hereof and remains in full force and effect as of the date hereof, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Credit Party authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which such person is a party that are delivered in connection herewith, and that such resolutions have not been modified, rescinded or amended and are in full force and effect as of the date of such certificate, and (C) as to the incumbency and specimen signature of each officer or authorized person executing this Agreement or any other Loan Document or any other document delivered in connection herewith on behalf of such Credit Party (together with a certificate of another officer or authorized person as to the incumbency and specimen signature of the officer or authorized person executing the certificate in this clause (i)); and

(ii)                                  to the extent applicable, a certificate as to the good standing of each Credit Party as of a recent date, from the Secretary of State (or other applicable Governmental Authority) of its jurisdiction of organization;

(g)                                  after giving effect to the incurrence of the 2019 Incremental Term Loans on the Increase Effective Date, Holdings and its Subsidiaries shall be, on a Pro Forma Basis, in compliance with Section 6.08 of the Credit Agreement;

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(h)                                 the Borrower shall have delivered to Administrative Agent an officer’s certificate, in form and substance reasonably acceptable to Administrative Agent, certifying that the conditions under Sections 2.20(a), (b) and (c) of the Credit Agreement and Sections 5(c), (e) and (g) of this Agreement have been satisfied;

(i)                                     the 2019 Incremental Lenders shall have received all fees due and payable to them on or prior to the Increase Effective Date pursuant to this Agreement;

(j)                                    the Administrative Agent shall have received, to the extent invoiced at least two (2) Business Day prior to the Increase Effective Date, reimbursement for all reasonable and documented out-of-pocket costs and expenses, including the reasonable fees and disbursements of one counsel incurred by the Administrative Agent in connection with this Agreement;

(k)                                 the Administrative Agent shall have received a solvency certificate in substantially the form delivered on the Closing Date, dated as of the Increase Effective Date and signed by the chief financial officer (or equivalent officer) of Holdings;

(l)                                     so long as requested by the Administrative Agent at least four (4) Business Days prior to the Increase Effective Date, the Administrative Agent shall have received, at least two (2) Business Days prior to the Increase Effective Date, (i) all documentation and other information that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”) and (ii) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall deliver a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation;

(m)                             The Administrative Agent shall have received duly executed counterparts of the Fee Letter among the Borrower, the Administrative Agent and the Lenders party thereto, dated as of the date hereof;

(n)                                 The Borrower shall have delivered to any 2019 Incremental Term Lender a duly executed Note evidencing such Lender’s 2019 Incremental Term Loan to the extent such Note is requested by such Lender prior to the Increase Effective Date; and

(o)                                 The Administrative Agent shall have received a duly executed Pre-fund Rescission Letter delivered by the Borrower to the 2019 Incremental Lenders, dated the date hereof.

SECTION 6. Non-Reliance on Administrative Agent. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit decisions in taking or not taking action under or based upon this Agreement, the Amended Credit Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

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SECTION 7. Costs, Expenses. As, and to the extent, provided in Section 10.03 of the Amended Credit Agreement, the Credit Parties agree to reimburse the Administrative Agent for all reasonable and documented out-of-pocket expenses, including the reasonable and documented fees and disbursements of one counsel, plus one local counsel per relevant material jurisdiction, incurred by the Administrative Agent in connection with this Agreement.

SECTION 8. Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 5, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or other electronic transmission (PDF or TIFF format) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

SECTION 10.                                       WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 11.                                       Consent and Reaffirmation. Each of the Credit Parties as debtor, grantor, mortgagor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Credit Party grants liens or security interests in its property or otherwise acts as accommodation party, guarantor or indemnitor, as the case may be, hereby (i) hereby consents to the amendments to the Credit Agreement effected hereby, (ii) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (iii) to the extent such Credit Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such guarantee includes, and such security interests and liens hereafter secure, all of the Obligations as amended hereby. Each of the Credit Parties hereby consents to this Agreement and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations. This Agreement shall constitute a “Loan Document” and an “Increase Joinder” for

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purposes of the Amended Credit Agreement.

SECTION 12.                                       2019 Incremental Term Loan Arranger. The Borrower and the other Credit Parties agree that (a) the 2019 Incremental Term Loan Arranger shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the Lead Arrangers under the Amended Credit Agreement and (b) the 2019 Incremental Term Loan Arranger shall have no duties, responsibilities or liabilities with respect to this Agreement, the Amended Credit Agreement or any other Loan Document.

SECTION 13.                                       No Novation. By its execution of this Agreement, each of the parties hereto acknowledges and agrees that the terms of this Agreement do not constitute a novation, but, rather, a supplement of a pre-existing indebtedness and related agreement, as evidenced by the Amended Credit Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

JAMF HOLDINGS, INC.,
a Minnesota corporation

By:	/s/ Dean J. Hager
Name:	Dean J. Hager
Title:	Chief Executive Officer

GUARANTORS:

JUNO INTERMEDIATE, INC.,
a Delaware corporations

By:	/s/ Charles Guan
Name:	Charles Guan
Title:	Assistant Secretary

JUNO PARENT, LLC,
a Delaware limited liability company

By:	/s/ Charles Guan
Name:	Charles Guan
Title:	Treasurer

JAMF SOFTWARE, LLC,
a Minnesota limited liability company

By:	/s/ Dean J. Hager
Name:	Dean J. Hager
Title:	Chief Executive Officer

[Signature Page to Amendment Agreement No. 1]

GOLUB CAPITAL MARKETS LLC,
as Administrative Agent and Collateral Agent

By:	/s/ Robert G. Tuchscherer
Name:	Robert G. Tuchscherer
Title:	Managing Director

[Signature Page to Amendment Agreement No. 1]

As 2019 Incremental Lenders and Required Lenders:

Golub Capital BDC Holdings LLC
By: GC Advisors LLC, its Manager

By:	/s/ Robert G. Tuchscherer
Name:	Robert G. Tuchscherer
Title:	Managing Director

GBDC 3 Holdings LLC
By: Golub Capital BDC 3, Inc., its sole member
By: GC Advisors LLC, its Manager

By:	/s/ Robert G. Tuchscherer
Name:	Robert G. Tuchscherer
Title:	Managing Director

GCIC Holdings LLC
By: Golub Capital Investment Corporation, its sole member
By: GC Advisors LLC, its Manager

By:	/s/ Robert G. Tuchscherer
Name:	Robert G. Tuchscherer
Title:	Managing Director

Golub Capital Finance Funding III, LLC
By: GC Advisor LLC, its Manager

By:	/s/ Robert G. Tuchscherer
Name:	Robert G. Tuchscherer
Title:	Managing Director

[Signature Page to Amendment Agreement No. 1]

As a 2019 Incremental Lender:

Peach Funding Corporation
By: GC Advisors LLC, its Manager

By:	/s/ Robert G. Tuchscherer
Name:	Robert G. Tuchscherer

As a Required Lender:

GC Finance Operations LLC
By. GC Advisors LLC, its Manager

By:	/s/ Robert G. Tuchscherer
Name:	Robert G. Tuchscherer
Title:	Managing Director

GCP Finance 5 Ltd.
By: GC Advisors LLC as agent

By:	/s/ Robert G. Tuchscherer
Name:	Robert G. Tuchscherer
Title:	Managing Director

GC OPAL LLC, Risk Retention Series
By: GC Investment Management LLC, its Manager

By:	/s/ Kevin P. Falvey
Name:	Kevin P. Falvey
Title:	Authorized Signatory

[Signature Page to Amendment Agreement No. l]

2019 Incremental Lenders:

SPECIAL VALUE CONTINUATION PARTNERS, LLC
TENNENBAUM SENIOR LOAN FUND V, LLC
TCP DIRECT LENDING FUND VIII-A, LLC

On behalf of each of the above entities:
By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

By:	/s/ Philip Tseng
Name:	Philip Tseng
Title:	Managing Director

TCP DLF VIII ICAV,
an umbrella type Irish collective asset management vehicle
acting solely for and on behalf of its sub-fund
TCP Direct Lending Fund VIII-U (Ireland)

By: Tennenbaum Capital Partners, LLC
Its: Investment Manager acting as attorney-in-fact

By:	/s/ Philip Tseng
Name:	Philip Tseng
Title:	Managing Director

TCP DLF VIII ICAV,
an umbrella type Irish collective asset management vehicle
acting solely for and on behalf of its sub-fund
TCP Direct Lending Fund VIII-L (Ireland)

By: SVOF/MM LLC
Its: Sub-Advisor acting as attorney-in-fact

By:	/s/ Philip Tseng
Name:	Philip Tseng
Title:	Managing Director

[Signature Page to Amendment Agreement No. l]

As Required Lenders:

By signing below you have indicated your consent to this Agreement.

SPECIAL VALUE CONTINUATION PARTNERS, LLC
TENNENBAUM SENIOR LOAN FUND V, LLC
TCP DIRECT LENDING FUND VIII-A, LLC
TCP DIRECT LENDING FUND VIII-N, LLC
TENNENBAUM ENHANCED YIELD OPERATING I, LLC
TENNENBAUM SENIOR LOAN FUND II, LP
TENNENBAUM SENIOR LOAN FUND IV-B, LP
TCP ENHANCED YIELD FUNDING I, LLC

On behalf of each of the above entities:
By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

By:	/s/ Philip Tseng
Name:	Philip Tseng
Title:	Managing Director

TCP DLF VIII ICAV,
an umbrella type Irish collective asset management vehicle
acting solely for and on behalf of its sub-fund
TCP Direct Lending Fund VIII-U (Ireland)

By: Tennenbaum Capital Partners, LLC
Its: Investment Manager acting as attorney-in-fact

By:	/s/ Philip Tseng
Name:	Philip Tseng
Title:	Managing Director

TCP DLF VIII ICAV,
an umbrella type Irish collective asset management vehicle
acting solely for and on behalf of its sub-fund
TCP Direct Lending Fund VIII-L (Ireland)

By: SVOF/MM, LLC
Its: Sub-Advisor acting as attorney-in-fact

By:	/s/ Philip Tseng
Name:	Philip Tseng
Title:	Managing Director

[Signature Page to Amendment Agreement No. 1]

TCP WHITNEY CLO, LTD (fka TCP CLO III, LLC)

By:	SERIES I of SVOF/MM, LLC
Its:	Collateral Manager

By:	/s/ Philip Tseng
Name:	Philip Tseng
Title:	Managing Director

[Signature Page to Amendment Agreement No. l]

As 2019 Incremental Lenders:

New Mountain Guardian II Master Fund-A, L.P.

By: New Mountain Guardian II Master Fund-A GP, L.L.C. its General Partner

By:	/s/ James W. Stone
Name:	James W. Stone
Title:	Authorized Person

New Mountain Guardian Partners II, L.P.,

By: New Mountain Guardian II GP, L.L.C. its General Partner

By:	/s/ James W. Stone
Name:	James W. Stone
Title:	Authorized Person

[Signature Page to Amendment Agreement No. l]

By signing below, you have indicated your consent
to this Agreement.

New Mountain Finance Corporation, as a Lender

By:	/s/ James W. Stone
Name:	James W. Stone
Title:	Managing Director, Authorized Person

New Mountain Finance DB, L.L.C. as a wholly-
owned subsidiary of New Mountain Finance
Corporation, as a Lender

By:	/s/ James W. Stone
Name:	James W. Stone
Title:	Managing Director, Authorized Person

New Mountain Guardian Partners II, L.P., By:
New Mountain Guardian II GP, L.L.C. its General
Partner, as a Lender

By:	/s/ James W. Stone
Name:	James W. Stone
Title:	Authorized Person

New Mountain Guardian II Master Fund-A,
L.P., By New Mountain Guardian II Master Fund-A
GP, L.L.C., its General Partner, as a Lender

By:	/s/ James W. Stone
Name:	James W. Stone
Title:	Authorized Person

[Signature Page to Amendment Agreement No. 1 - Lender]

By signing below you have indicated your consent to this Agreement.

As a Required Lender

MERITAGE FUND LLC, as a Lender

By:	/s/ Mark Mindich
Name:	Mark Mindich
Title:	Chief Operating Officer

[Signature Page to Amendment Agreement No. 1]

As Required Lenders

VCOF I-R, LLC

By:	/s/ Kristine Jurczyk
Name:	Kristine Jurczyk
Its Duly Authorized Signatory

VCOF I-B, LLC

By:	/s/ Kristine Jurczyk
Name:	Kristine Jurczyk
Its Duly Authorized Signatory

SAN GABRIEL RIVER II, LLC

By:	/s/ Kristine Jurczyk
Name:	Kristine Jurczyk
Its Duly Authorized Signatory

ROARING FORK II-B, LLC

By:	/s/ Kristine Jurczyk
Name:	Kristine Jurczyk
Its Duly Authorized Signatory

HENRY’S FORK II-R, LLC

By:	/s/ Kristine Jurczyk
Name:	Kristine Jurczyk
Its Duly Authorized Signatory

TAUPO RIVER II, LLC

By:	/s/ Kristine Jurczyk
Name:	Kristine Jurczyk
Its Duly Authorized Signatory

[Signature Page to Amendment Agreement No. 1]

As Required Lenders

MIDDLE FORK II-R, LLC

By:	/s/ Kristine Jurczyk
Name:	Kristine Jurczyk
Its Duly Authorized Signatory

PONOY RIVER II-A, LLC

By:	/s/ Kristine Jurczyk
Name:	Kristine Jurczyk
Its Duly Authorized Signatory

ORETI RIVER II-B, LLC

By:	/s/ Kristine Jurczyk
Name:	Kristine Jurczyk
Its Duly Authorized Signatory

[Signature Page to Amendment Agreement No. 1]

Exhibit A

~~Execution Version~~

Exhibit A

CREDIT AGREEMENT(1)

dated as of November 13, 2017,

among

JUNO MERGER SUB, INC.,

as Merger Sub and the initial Borrower,

JAMF HOLDINGS, INC.,

as the surviving entity after the Closing Date Acquisition

and thereafter as the Borrower,

JUNO INTERMEDIATE, INC.,

as Intermediate Holdings,

JUNO PARENT, LLC,

as Holdings,

THE GUARANTORS FROM TIME TO TIME PARTY HERETO,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

GOLUB CAPITAL MARKETS LLC,

as Administrative Agent and Collateral Agent

(1) Conformed copy, as amended by the Amendment Agreement No. 1 (as defined below).

TABLE OF CONTENTS

Page

ARTICLE I
DEFINITIONS

Section 1.01	Defined Terms	1
Section 1.02	Classification of Loans and Borrowings	~~68~~67
Section 1.03	Terms Generally	~~68~~67
Section 1.04	Accounting Terms; GAAP; Tax Laws	~~69~~68
Section 1.05	Resolution of Drafting Ambiguities	~~71~~70
Section 1.06	Limited Condition Transaction	~~71~~70
Section 1.07	Times of Day	~~72~~71
Section 1.08	Deliveries	~~72~~71
Section 1.09	Schedules and Exhibits	~~72~~71
Section 1.10	Currency Generally	~~72~~71
Section 1.11	Basket Amounts and Application of Multiple Relevant Provisions	~~72~~71
Section 1.12	Letter of Credit Amounts	~~73~~72

ARTICLE II
THE CREDITS

Section 2.01	Commitments	~~73~~72
Section 2.02	Loans	~~74~~73
Section 2.03	Borrowing Procedure	~~75~~74
Section 2.04	Evidence of Debt; Repayment of Loans	~~76~~75
Section 2.05	Fees	~~77~~76
Section 2.06	Interest on Loans	~~78~~77
Section 2.07	Termination and Reduction of Commitments	~~79~~78
Section 2.08	Interest Elections	~~80~~79
Section 2.09	Amortization of Term Loan Borrowings	~~81~~80
Section 2.10	Optional and Mandatory Prepayments of Loans	~~81~~80
Section 2.11	Alternate Rate of Interest	~~88~~86
Section 2.12	Yield Protection	~~89~~87
Section 2.13	Funding Losses	~~90~~89
Section 2.14	Payments Generally; Pro Rata Treatment; Sharing of Setoffs	~~91~~89
Section 2.15	Taxes	~~93~~92
Section 2.16	Mitigation Obligations; Replacement of Lenders	~~97~~96
Section 2.17	[Reserved].	~~99~~97
Section 2.18	Letters of Credit	~~99~~97
Section 2.19	Defaulting Lenders	~~106~~105
Section 2.20	Increase in Commitments	~~109~~108
Section 2.21	Extension Amendments	~~114~~112
Section 2.22	Refinancing Facilities	~~116~~115
Section 2.23	Designation of Borrowers	~~117~~116

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ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01	Organization; Powers	~~118~~117
Section 3.02	Authorization; Enforceability	~~119~~117
Section 3.03	No Conflicts	~~119~~117
Section 3.04	Financial Statements; Projections	~~119~~117
Section 3.05	Properties	~~120~~118
Section 3.06	Intellectual Property	~~121~~119
Section 3.07	Equity Interests and Restricted Subsidiaries	~~121~~120
Section 3.08	Litigation	~~122~~120
Section 3.09	Federal Reserve Regulations	~~122~~120
Section 3.10	Investment Company Act	~~122~~120
Section 3.11	Use of Proceeds	~~122~~120
Section 3.12	Taxes	~~123~~121
Section 3.13	No Material Misstatements	~~123~~121
Section 3.14	Labor Matters	~~123~~122
Section 3.15	Solvency	~~124~~122
Section 3.16	Employee Benefit Plans	~~124~~122
Section 3.17	Environmental Matters	~~125~~123
Section 3.18	Security Documents	~~125~~123
Section 3.19	Anti-Terrorism Law	~~126~~124
Section 3.20	OFAC	~~126~~124
Section 3.21	Foreign Corrupt Practices Act	~~126~~125
Section 3.22	Compliance with Law	~~126~~125

ARTICLE IV
CONDITIONS

Section 4.01	Conditions to Initial Credit Extension	~~127~~125
Section 4.02	Conditions to All Credit Extensions	~~130~~128

ARTICLE V
AFFIRMATIVE COVENANTS

Section 5.01	Financial Statements, Reports, etc.	~~131~~129
Section 5.02	Litigation and Other Notices	~~134~~132
Section 5.03	Existence; Properties	~~134~~132
Section 5.04	Insurance	~~135~~133
Section 5.05	Taxes	~~135~~133
Section 5.06	Employee Benefits	~~135~~134
Section 5.07	Maintaining Records; Access to Properties and Inspections	~~136~~134
Section 5.08	Use of Proceeds	~~137~~135
Section 5.09	Compliance with Environmental Laws; Environmental Reports	~~137~~135
Section 5.10	Additional Collateral; Additional Guarantors	~~137~~135
Section 5.11	Security Interests; Further Assurances	~~139~~137
Section 5.12	Deposit Accounts	~~140~~138
Section 5.13	Compliance with Law	~~140~~138

Section 5.14	Anti-Terrorism Law; Anti-Money Laundering; Foreign Corrupt Practices Act	~~140~~138
Section 5.15	Post-Closing Deliveries	~~141~~139

ARTICLE VI
NEGATIVE COVENANTS

Section 6.01	Indebtedness	~~142~~140
Section 6.02	Liens	~~146~~144
Section 6.03	Investments, Loans and Advances	~~150~~148
Section 6.04	Mergers and Consolidations	~~154~~152
Section 6.05	Asset Sales	~~155~~153
Section 6.06	Dividends	~~157~~155
Section 6.07	Transactions with Affiliates	~~160~~158
Section 6.08	Financial Covenants	~~162~~159
Section 6.09	Prepayments of Certain Indebtedness; Modifications of Organizational Documents and Other Documents, etc.	~~162~~160
Section 6.10	Holding Company Status	~~164~~162
Section 6.11	No Further Negative Pledge; Subsidiary Distributions	~~165~~163
Section 6.12	Nature of Business	~~166~~164
Section 6.13	Fiscal Year	~~166~~164

ARTICLE VII
GUARANTEE

Section 7.01	The Guarantee	~~166~~164
Section 7.02	Obligations Unconditional	~~167~~165
Section 7.03	Reinstatement	~~169~~167
Section 7.04	Subrogation; Subordination	~~169~~167
Section 7.05	Remedies	~~169~~167
Section 7.06	Instrument for the Payment of Money	~~169~~167
Section 7.07	Continuing Guarantee	~~170~~167
Section 7.08	General Limitation on Guarantee Obligations	~~170~~167
Section 7.09	Release of Guarantors	~~170~~168
Section 7.10	Right of Contribution	~~170~~168

ARTICLE VIII
EVENTS OF DEFAULT

Section 8.01	Events of Default	~~171~~168
Section 8.02	Application of Proceeds	~~174~~171
Section 8.03	Equity Cure	~~175~~173

ARTICLE IX
THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

Section 9.01	Appointment and Authority	~~177~~174
Section 9.02	Binding Effect	~~178~~175
Section 9.03	Use of Discretion	~~178~~176
Section 9.04	Delegation of Rights and Duties	~~178~~176
Section 9.05	Reliance and Liability	~~179~~176

Section 9.06	Administrative Agent Individually	~~180~~177
Section 9.07	Lender Credit Decision	~~180~~178
Section 9.08	Expenses, Indemnification	~~180~~178
Section 9.09	Resignation of Administrative Agent or Issuing Bank	~~181~~179
Section 9.10	Release or Subordination of Collateral or Guarantors	~~182~~180
Section 9.11	Additional Secured Parties	~~184~~182
Section 9.12	Certain ERISA Matters	~~184~~182

ARTICLE X
MISCELLANEOUS

Section 10.01	Notices	~~187~~184
Section 10.02	Waivers; Amendment	~~191~~188
Section 10.03	Expenses; Indemnity; Damage Waiver	~~196~~193
Section 10.04	Successors and Assigns	~~199~~196
Section 10.05	Survival of Agreement	~~208~~205
Section 10.06	Counterparts; Integration; Effectiveness	~~209~~206
Section 10.07	Severability	~~209~~206
Section 10.08	Right of Setoff	~~209~~206
Section 10.09	Governing Law; Jurisdiction; Consent to Service of Process	~~210~~207
Section 10.10	Waiver of Jury Trial	~~210~~207
Section 10.11	Headings	~~211~~208
Section 10.12	Treatment of Certain Information; Confidentiality	~~211~~208
Section 10.13	USA PATRIOT Act Notice	~~212~~209
Section 10.14	Interest Rate Limitation	~~213~~209
Section 10.15	Obligations Absolute	~~213~~210
Section 10.16	No Advisory or Fiduciary Responsibility	~~213~~210
Section 10.17	Intercreditor Agreement	~~214~~211
Section 10.18	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~214~~211
Section 10.19	Electronic Execution of Assignments and Certain Other Documents	~~215~~212

ARTICLE XI
ACQUISITION MATTERS

Section 11.01	Consent to the Closing Date Acquisition	~~215~~212
Section 11.02	Reference to Closing Date	~~215~~212

ANNEXES

Annex A	Commitments

SCHEDULES

Schedule 3.07	Subsidiaries
Schedule 3.08	Litigation
Schedule 5.15	Post-Closing Deliveries
Schedule 6.01(b)	Permitted Surviving Indebtedness
Schedule 6.02(c)	Existing Liens
Schedule 6.03(b)	Existing Investments
Schedule 6.07	Transactions with Affiliates
Schedule 6.11	Burdensome Agreements

EXHIBITS

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Interest Election Request
Exhibit E	Form of Joinder Agreement
Exhibit F	Form of LC Request
Exhibit G-1	Form of Term Loan Note
Exhibit G-2	Form of Revolving Note
Exhibit H	Form of Non-Bank Certificate
Exhibit I	Form of Solvency Certificate

v

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”), dated as of November 13, 2017, is made among Juno Merger Sub, Inc., a Minnesota corporation (“Merger Sub” and, prior to the consummation of the Closing Date Acquisition, the “Borrower”), upon consummation of the Closing Date Acquisition, JAMF Holdings, Inc., a Minnesota corporation (“JAMF” and, as the surviving entity after giving effect to the Closing Date Acquisition, the “Borrower”), Juno Intermediate, Inc., a Delaware corporation (“Intermediate Holdings”), as a Guarantor, Juno Parent, LLC, a Delaware limited liability company (“Holdings”), as a Guarantor, each of the other Guarantors (such terms and each other capitalized term used but not defined herein having the meaning given to it in Article I) from time to time party hereto, the Lenders from time to time party hereto Golub Capital Markets LLC (“Golub”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns, the “Collateral Agent”).

WITNESSETH:

WHEREAS, on the Closing Date, pursuant to the Agreement and Plan of Merger, dated as of September 30, 2017 (together with the exhibits and schedules thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in a manner not prohibited hereunder, the “Closing Date Acquisition Agreement”), by and among Intermediate Holdings, Merger Sub, JAMF and Juno Securityholder, LLC, Merger Sub intends to, through one or more steps, consummate the merger of Merger Sub with and into JAMF with JAMF as the surviving entity of such merger (the “Closing Date Acquisition”);

WHEREAS, on the Closing Date, the Borrower has requested that (a) the Term Loan Lenders extend credit in the form of Term Loans in an aggregate principal amount equal to $175,000,000 to fund a portion of the Closing Date Acquisition and (b) the Revolving Lenders extend Revolving Loans at any time and from time to time prior to the Revolving Maturity Date, in an aggregate principal amount not in excess of the Total Revolving Commitment (as defined below) (which shall include a Letter of Credit sub-facility of up to the LC Sublimit and a limitation on extensions of Revolving Loans on the Closing Date pursuant to Section 3.11).

NOW, THEREFORE, the Lenders are willing to extend such credit to the Borrower and the Issuing Bank is willing to issue letters of credit for the account of the Borrower on the terms and subject to the conditions set forth herein. Accordingly, in consideration of the mutual covenants and agreements set forth herein and in the other Loan Documents, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01   Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“2019 Incremental Lender” shall mean any Lender that holds a 2019 Incremental Term Loan Commitment and/or a 2019 Incremental Term Loan outstanding hereunder.

“2019 Incremental Term Loan Commitment” shall mean as to each 2019 Incremental Lender, its obligation to make 2019 Incremental Term Loans to the Borrower on the First Incremental Amendment Date in an aggregate principal amount not to exceed the amount set forth opposite such 2019 Incremental Lender’s name on Annex A under the caption “2019 Incremental Term Loan Commitment”.

“2019 Incremental Term Loans” shall mean the Term Loans made to the Borrower on the First Incremental Amendment Date in the aggregate principal amount of $30,000,000.

“ABR” when used in reference to any Loan or Borrowing, is used when such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any ABR Term Loan or ABR Revolving Loan.

“ABR Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“ABR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“Additional Amount” shall have the meaning assigned to such term in Section 2.15(a).

“Additional Borrower” shall mean any Wholly Owned Restricted Subsidiary incorporated under the laws of the United States, any state thereof or the District of Columbia that becomes a Borrower after the Closing Date pursuant to Section 2.23.

“Additional Guarantor” shall mean any Wholly Owned Restricted Subsidiary that becomes a Guarantor after the Closing Date pursuant to Section 5.10.

“Additional Lender” shall mean each Eligible Assignee that becomes a Lender.

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the greater of (i)(a) an interest rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1.00%) equal to the LIBO Rate for such Eurodollar Borrowing in effect for such Interest Period divided by (b) 1 minus the Statutory Reserves (if any) for such Eurodollar Borrowing for such Interest Period and (ii) 1.00%.

“Administrative Agent” shall have the meaning given to that term in the preamble hereto, and include each other person appointed as a successor pursuant to Article IX.

“Administrative Agent Fee” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in form that may be supplied from time to time by Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that neither any Lender nor any Agent (nor any of their Affiliates) shall be deemed to be an Affiliate of Holdings, the Borrower or any of their respective Subsidiaries solely by virtue of its capacity as a Lender or Agent hereunder.

“Affiliated Debt Fund” shall mean a debt fund or other investment vehicle that is an Affiliate of the Sponsor and that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, notes, bonds and similar extensions of credit or securities in the ordinary course of its business and whose managers have fiduciary duties to the investors therein independent of or in addition to their duties to the Sponsor or any of its Affiliates.

“Agents” shall mean the Administrative Agent and the Collateral Agent; and “Agent” shall mean either of them.

“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal (rounded upward, if necessary, to the next highest 1/100 of 1%) to the greatest of (a) the Base Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 1/2 of 1.00%, and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that in no event shall the Alternative Base Rate be less than 0.00%. Any change in the Alternate Base Rate due to a change in the Base Rate, the Federal Funds Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Base Rate, the Federal Funds Rate or the Adjusted LIBO Rate, as the case may be.

“Amendment Agreement No. 1” shall mean that certain Amendment Agreement No. 1, dated as of January 30, 2019, by and among the Borrower, the other Credit Parties party thereto, the 2019 Incremental Lenders party thereto, the other Lenders party thereto, and the Administrative Agent.

“Anti-Terrorism Laws” shall have the meaning assigned to such term in Section 3.19.

“Applicable Date of Determination” shall mean, for purposes of determining Consolidated Total Funded Indebtedness and Unrestricted Cash for the calculation of the Total Leverage Ratio and the LQA Recurring Revenue Leverage Ratio for determining whether an incurrence test has been satisfied, subject to Section 1.06, the date of the transaction subject to such incurrence test.

“Applicable ECF Percentage” shall mean, for any fiscal year of Holdings, (a) 50% if the Total Leverage Ratio (after giving effect to (i) any prepayments or buybacks described in Section 2.10(f)(B) and (ii) any such ECF Payment Amount assuming a 50% Applicable ECF Percentage) as of the last day of and for such fiscal year is greater than 6.00 to 1.00, (b) 25% if the Total Leverage Ratio (after giving effect to (i) any prepayments or buybacks described in Section 2.10(f)(B) and (ii) any such ECF Payment Amount assuming a 25% Applicable ECF Percentage) as of the last day of and for such fiscal year is equal to or less than 6.00 to 1.00 but greater than 5.00 to 1.00 and (c) 0% if the Total Leverage Ratio (after giving effect to any prepayments or buybacks described in Section 2.10(f)(B)) as of the last day of such fiscal year is equal to or less than 5.00 to 1.00. For the avoidance of doubt, if, after giving effect to the parenthetical phrases in any of the foregoing sub-clauses more than one of the preceding sub-clauses would be applicable, the sub-clause with the highest percentage shall apply.

“Applicable Margin” shall mean

(a) (x) prior to June 30, 2020 and (y) on or after June 30, 2020, so long as the Total Leverage Ratio is greater than 6.00 to 1.00, a percentage per annum equal to, with respect to (i) Term Loans and Revolving Loans that are Eurodollar Loans, 8.00% and (ii) Term Loans and Revolving Loans that are ABR Loans, 7.00%; and

(b) on or after June 30, 2020, so long as the Total Leverage Ratio is less than or equal to 6.00 to 1.00, a percentage per annum equal to, with respect to (i) Term Loans and Revolving Loans that are Eurodollar Loans, 6.50% and (ii) Term Loans and Revolving Loans that are ABR Loans, 5.50%.

Notwithstanding the foregoing, the Applicable Margin in respect of any Extended Loan shall be the applicable percentages per annum set forth in the relevant Extension Amendment

“Applicable Other Indebtedness” shall have the meaning assigned to such term in Section 2.10(h).

“Applicable Prepayment Premium” shall have the meaning assigned to such term in Section 2.10(j).

“Approved Fund” shall mean any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity, or an Affiliate of an entity that administers, advises or manages a Lender.

“Asset Sale” shall mean (i) any conveyance, sale, transfer or other disposition of any property pursuant to Section 6.05(b), (f), (n), (p), (s), and (t) or (ii) any issuance or sale of any Equity Interest of any Group Member (other than Holdings and other than to any Group

Member (other than in the case of an issuance or sale of any Equity Interest of any Credit Party to any Group Member that is not a Credit Party)), and in any event “Asset Sales” shall exclude Casualty Events of any Group Member.

“Asset Sale Threshold” shall have the meaning assigned to such term in Section 2.10(c)(i).

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.04(b)), and accepted by the Administrative Agent, in substantially the form (including electronic documentation generated by use of an electronic platform) of Exhibit A, or any other form approved by the Administrative Agent.

“Attributable Indebtedness” shall mean, when used with respect to any Sale Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equivalent to the Borrower’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale Leaseback Transaction.

“Auto-Renewal Letter of Credit” shall have the meaning assigned to such term in Section 2.18(c)(ii).

“Available Retained ECF Amount” shall mean, at any date of determination, the portion of Excess Cash Flow, determined on a cumulative basis for all fiscal years of Holdings (commencing with the fiscal year ending December 31, 2018) that was not required to be applied to prepay Term Loans pursuant to Section 2.10(f) or to prepay any other Indebtedness pursuant to Section 2.10(h); provided that in no event shall the “Available Retained ECF Amount” be less than $0.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” shall mean the Federal Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. §§ 101 et seq. and the regulations issued thereunder.

“Base Rate” shall mean a rate per annum equal to the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan”

rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Board of Directors” shall mean, with respect to any person, (a) in the case of any corporation, the board of directors of such person, (b) in the case of any limited liability company, the board of managers, manager or managing member of such person, (c) in the case of any partnership, the general partner of such person and (d) in any other case, the functional equivalent of the foregoing.

“Bona Fide Debt Fund” shall mean any debt Fund Affiliate of any Person described in clause (a) or (b) of the definition of Disqualified Institution that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, notes, bonds and similar extensions of credit or securities in the ordinary course of its business and whose managers have fiduciary duties to the investors therein independent of or in addition to their duties to such Person described in clause (a) or (b) of the definition of Disqualified Institution or to an Affiliate of a Person described in clause (b) of the definition of Disqualified Institution.

“Borrower” shall have the meaning assigned to such term in the preamble hereto; provided that the term “Borrower” shall include any Additional Borrower.

“Borrowing” shall mean Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a written request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit B, or such other form (including electronic documentation generated by use of an electronic platform) as shall be approved by the Administrative Agent (which approval shall not be unreasonably withheld).

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Assets” shall mean, with respect to any person, all equipment, rolling stock, aircraft, fixed assets and Real Property or improvements of such person, or replacements or substitutions therefor or additions thereto, that, in accordance with GAAP, have been or should be reflected as additions to property, plant or equipment on the balance sheet of such person.

“Capital Expenditures” shall mean, for any period, the aggregate of, without duplication, (a) all expenditures (whether paid in cash or accrued as liabilities) by Holdings and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of Holdings and its Restricted Subsidiaries and (b) Capital Lease Obligations incurred by Holdings and its Restricted Subsidiaries during such period.

“Capital Lease Obligations” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capital Leases” shall mean all leases that are required to be, in accordance with GAAP, recorded as capitalized leases; provided that the adoption or issuance of any accounting standards after the Closing Date will not cause any lease that was not or would not have been a Capital Lease prior to such adoption or issuance to be deemed a Capital Lease.

“Cash Equivalents” shall mean, as to any person, (a) securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any political subdivision, agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person; (b) securities issued, or directly, unconditionally and fully guaranteed or insured, by any state of the United States or any political subdivision of any such state or any public instrumentality thereof (provided that the full faith and credit of such state is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person; (c) time deposits and certificates of deposit of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500,000,000 and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than one year from the date of acquisition by such person, and securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of this clause (c); (d) repurchase obligations for underlying securities of the types described in clauses (a), (b) or (c) above entered into with any bank meeting the qualifications specified in clause (c) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities; (e) commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, and in each case maturing not more than one year after the date of acquisition by such person; (f) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (e) above, or that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P or Aaa by Moody’s and (iii) have portfolio assets of at least $500,000,000; (g) demand deposit accounts maintained in the ordinary course of business; and (h)(i) investments of the type and (to the extent applicable) maturity described in clauses (a) through (g) above of (or maintained with) a comparable foreign obligor, which investments or obligors (or the parent thereof) have ratings described in clause (c) or (e) above, if applicable, or equivalent ratings from comparable foreign rating agencies or (ii) investments of the type and maturity (to the extent applicable) described in clauses (a) through (g) above of (or maintained with) a foreign obligor (or the parent thereof), which investments or obligors (or the parents thereof) are not rated as provided in such clauses or in subclause (i) of this clause (h) but which are, in the reasonable judgment of the Borrower, comparable in investment quality to such investments and obligors (or the parents of such obligors).

“Cash Management Agreement” shall mean any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” shall mean any Person that is a Lender or an Agent (or an Affiliate of a Lender or an Agent) and any person who was a Lender or an Agent (or any Affiliate of a Lender or an Agent) at the time it entered into a Cash Management Agreement, in each case, in its capacity as a party to such Cash Management Agreement; provided that if such Person is (or was, at the time it entered into a Cash Management Agreement) an Affiliate of a Lender or an Agent, such person shall deliver to the Administrative Agent a letter agreement pursuant to which such person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Sections 9.03, 10.03 and 10.09 as if it were a Lender.

“Casualty Event” shall mean any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of any Group Member. “Casualty Event” shall include but not be limited to any taking of all or any part of any Real Property of any Person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Requirement of Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any Person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.

“Casualty Event Threshold” shall have the meaning assigned to such term in Section 2.10(e)(i).

“CFC” shall mean a Foreign Subsidiary that is a controlled foreign corporation within the meaning of Section 957 of the Code.

“CFC Holding Company” shall mean any Subsidiary that has no material assets other than (a) Equity Interests (including any debt instrument treated as equity for U.S. federal income tax purposes) or (b) Equity Interests (including any debt instrument treated as equity for U.S. federal income tax purposes) and debt instruments, in the case of clauses (a) and (b), of one or more (x) Excluded Foreign Subsidiaries and (y) other Subsidiaries that are CFC Holding Companies pursuant to clause (x) of this definition.

A “Change in Control” shall be deemed to have occurred if:

(a)           prior to an IPO, (i) the Equity Investors (collectively) shall fail to own (directly or indirectly), or to have the power to vote or direct the voting of, directly or indirectly, Voting Stock of Holdings representing more than 50% of the voting power of the total outstanding Voting Stock of Holdings or (ii) the Equity Investors cease (directly or indirectly) to have the power to appoint or remove a majority of the Board of Directors of Holdings;

(b)           upon and following an IPO, the Equity Investors (collectively) shall fail to own (directly or indirectly), or to have the power to vote or direct the voting of, directly or indirectly, Voting Stock of Holdings representing more than 35% of the voting power of the total outstanding Voting Stock of Holdings;

(c)           upon and following an IPO, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Equity Investors, is or becomes the beneficial owner (as defined in Rules 13d-3 (other than clause (b) thereof) and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock of Holdings representing more than the total Voting Stock of Holdings then held by the Equity Investors (collectively);

(d)           Holdings shall cease to beneficially own and Control, directly or indirectly, 100% on a fully diluted basis of the economic and voting interests in the Equity Interests of Intermediate Holdings;

(e)           Intermediate Holdings shall cease to beneficially own and Control, directly or indirectly, 100% on a fully diluted basis of the economic and voting interests in the Equity Interests of the Borrower; or

(f)            a “Change in Control” (or equivalent term) as defined in the definitive debt documentation for any Indebtedness secured by the Collateral on a junior basis to the Secured Obligations, Junior Indebtedness, Senior Unsecured Indebtedness, Permitted Junior Refinancing Debt, Permitted Pari Passu Refinancing Debt, Permitted Unsecured Refinancing Debt, Registered Equivalent Notes or Indebtedness incurred pursuant to a Permitted Refinancing or any of the foregoing shall occur; provided that, solely in the case of any Senior Unsecured Indebtedness or any Indebtedness incurred pursuant to a Permitted Refinancing thereof, so long as the aggregate principal amount of such Indebtedness exceeds $~~4,000,000~~5,800,000.

For purposes of this definition, a person acquiring Voting Stock shall not be deemed to have beneficial ownership of such Voting Stock subject to a stock purchase agreement, merger agreement or similar agreement, so long as such agreement contains a condition to the closing of the transactions contemplated thereunder that the Obligations shall be Paid in Full and the Commitments hereunder terminated prior to (or contemporaneously with) the consummation of such transactions.

“Change in Law” shall mean (a) the adoption of, or taking effect of, any law, treaty, order, rule or regulation after the date hereof, (b) any change in any law, treaty, order, rule or regulation or in the administration, interpretation, implementation or application thereof by any Governmental Authority after the date hereof or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date hereof; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning assigned to such term in Section 10.14.

“Class” subject to Section 2.21 and Section 2.22, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Term Loan Commitment, in each case, under this Agreement as originally in effect or pursuant to Section 2.20.

“Closing Date” shall mean the date of the initial Credit Extensions hereunder.

“Closing Date Acquisition” shall have the meaning assigned to such term in the recitals hereto.

“Closing Date Acquisition Agreement” shall have the meaning assigned to such term in the recitals hereto.

“Closing Date Acquisition Documents” shall mean the Closing Date Acquisition Agreement and all material documents and agreements related thereto or expressly contemplated thereby.

“Closing Date Equity Issuance” shall mean the cash contribution to Holdings of equity (in the form of (1) common equity and/or (2) preferred equity constituting Qualified Capital Stock), directly or indirectly, by the Equity Investors (and their respective Affiliates), in an aggregate amount inclusive of capital contributions and investments by management and existing equity holders of JAMF rolled over or invested in connection with the Transactions and other investors designated by Sponsor in an amount constituting not less than 50% of the sum of (i) the aggregate principal amount of the Loans funded on the Closing Date (excluding Borrowings of Revolving Loans) plus (ii) the equity capitalization of Holdings and its Subsidiaries on the Closing Date after giving effect to the Transactions.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time (unless otherwise specified).

“Collateral” shall mean, collectively, all of the Security Agreement Collateral and all other property of whatever kind and nature, whether now owned or hereinafter acquired, subject or purported to be subject from time to time to a Lien under any Security Document.

“Collateral Agent” shall have the meaning assigned to such term in the preamble hereto, and include each other person appointed as a successor thereto pursuant to Article IX. For purposes of Article IX only, references to the Administrative Agent shall be deemed to also refer to the Collateral Agent unless the context requires otherwise.

“Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Commitment or Term Loan Commitment.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” shall have the meaning assigned to such term in Section 10.01(d).

“Compliance Certificate” shall mean a certificate of a Financial Officer substantially in the form of Exhibit C.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes.

“Consolidated Amortization Expense” shall mean, for any period, the amortization expense of Holdings and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, and including, without limitation, amortization of goodwill, software and other intangible assets.

“Consolidated Current Assets” shall mean, as at any date of determination, the total assets of Holdings and its Restricted Subsidiaries which may properly be classified as current assets (excluding deferred tax assets without duplication of amounts otherwise added in calculating Excess Cash Flow) on a consolidated balance sheet of Holdings and its Restricted Subsidiaries in accordance with GAAP, excluding cash and Cash Equivalents; provided that Consolidated Current Assets shall be calculated without giving effect to the impact of purchase accounting.

“Consolidated Current Liabilities” shall mean, as at any date of determination, the total liabilities (excluding deferred taxes and taxes payable, in each case, without duplication of amounts otherwise deducted in calculating Excess Cash Flow) of Holdings and its Restricted Subsidiaries which may properly be classified as current liabilities (other than the current portion of any Indebtedness and other long term liabilities, and accrued interest thereon) on a consolidated balance sheet of Holdings and its Restricted Subsidiaries in accordance with GAAP;

provided that Consolidated Current Liabilities shall be calculated without giving effect to the impact of purchase accounting.

“Consolidated Depreciation Expense” shall mean, for any period, the depreciation expense of Holdings and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, adjusted by (x) adding thereto, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income (other than in respect of clauses (f), (l), (o) and (s) below) and without duplication:

(a)                                 Consolidated Interest Expense;

(b)                                 Consolidated Amortization Expense;

(c)                                  Consolidated Depreciation Expense;

(d)                                 Consolidated Tax Expense;

(e)                                  Consolidated Transaction Costs;

(f)                                   (x) pro forma adjustments of the type in the Sponsor Model, and (y) “run rate” cost savings, operating expense reductions, other operating improvements and initiatives and synergies that are reasonably anticipated by the Borrower (as reasonably determined by the Borrower in good faith and certified by a Financial Officer of the Borrower or Holdings) to be realizable within 18 months after any acquisition (including the commencement of activities constituting a business) or disposition (including the termination or discontinuance of activities constituting a business), in each case of business entities or of properties or assets constituting a division or line of business (including, without limitation, a product line), and/or any other operational change (including, to the extent applicable, in connection with the Transactions or any restructuring), in each case, whether such action has been taken or is expected to be taken (which will be added to Consolidated EBITDA as so projected until fully realized and calculated on a Pro Forma Basis as though such synergies, cost savings, operating expense reductions, other operating improvements and initiatives had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (i) for the avoidance of doubt, with respect to operational changes that are not associated with any acquisition or disposition, the “run rate” cost savings, operating expense reductions, other operating improvements and initiatives and synergies associated with such operational change shall be limited to those that are reasonably anticipated by the Borrower to be realizable within 18 months after the date on which such operational change is planned or otherwise identified by the Borrower in good faith, (ii) to the extent that such cost savings, operating expense reductions, other operating improvements and initiatives and synergies are no longer anticipated by the Borrower to be realizable within 18 months following the relevant acquisition, disposition or operational change or, in the case of operational changes that are not associated with an acquisition or disposition, within 18 months after the date on which such operational change is planned or otherwise identified by the Borrower in good faith, such amounts shall no longer be added back to Consolidated EBITDA and (iii) amounts added back to Consolidated EBITDA pursuant to subclause (y) of this clause (f) and pursuant to the second paragraph of the definition of “Pro Forma Basis”, shall not, in the aggregate, exceed 25% of Consolidated EBITDA for any four fiscal quarter period (determined prior to giving effect thereto);

(g)                                  any charges, expenses, costs, accruals, reserves, payments, fees and expenses or loss of any kind (“Charges”) (including rationalization, legal, tax, structuring and other costs and expenses) (other than depreciation or amortization expense) related to any consummated, anticipated, unsuccessful or attempted equity offering (including an IPO), issuance or repurchase, other Equity Issuance, incurrence by Holdings or any of its Restricted Subsidiaries of Indebtedness (including an amendment thereto or a refinancing thereof, whether or not successful, and any costs of surety bonds incurred in connection with successful or unsuccessful financing activities), Dividend (including the amount of expenses relating to payments made to option holders of any direct or indirect parent of the Borrower in connection with, or as a result of, any distribution being made to equityholders of such Person, which payments are being made to compensate such option holders as though they were equityholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under this Agreement), Investment, acquisition (including the Closing Date Acquisition and any Permitted Acquisition or other Investments) (including (x) bonuses paid to employees, severance and reorganization costs and expenses in connection with any Permitted Acquisition and other investments permitted hereunder, (y) fees, costs and expenses incurred in connection with the de-listing of public targets or compliance with public company requirements in connection with any Permitted Acquisition, or other Investment, and, if applicable, any Public Company Costs, and (z) to the extent arising in the context of “take private” Permitted Acquisitions or Investments, litigation expenses and settlement amounts), Asset Sale or other disposition, consolidations, restructurings, repayment of Indebtedness (including Restricted Debt Payments) or recapitalization or the breakage of any hedging arrangement permitted hereunder or the incurrence of Indebtedness permitted to be incurred hereunder (including a refinancing thereof) (in each case, whether or not successful), including such fees, expenses, costs or Charges related to (i) the offering, syndication, assignment and administration of the loans under the Loan Documents and any other credit facilities (including, and together with, Charges of S&P, Moody’s or any other nationally recognized ratings agency, if applicable) and (ii) any refinancing, extension, waiver, forbearance, amendment or other modification of the Loan Documents and any other credit facilities (in each case, whether consummated, anticipated, unsuccessful, attempted or otherwise);

(h)                                 (i) any non-cash Charges, impairment Charges (including bad debt expense), write-downs, write-offs, expenses, losses or items (including, without limitation, purchase accounting adjustments under ASC 805 or similar recapitalization accounting or acquisition accounting under GAAP or similar provisions under GAAP, or any amortization or write-off of any amounts thereof (including, without limitation, with respect to inventory, property and equipment, leases, software, goodwill, intangible assets, in-process research and development, deferred revenue, advanced billings and debt line items)) (including any (x) non-cash expense relating to the vesting of warrants, (y) non-cash asset retirement costs, and (z) non-cash increase in expenses resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods) or other inventory adjustments), including any such charges, impairment charges, write-downs, write-offs, expenses, losses or items pushed down to Holdings and its Restricted Subsidiaries, (ii) net non-cash exchange, translation or performance losses relating to foreign currency transactions and foreign exchange adjustments including, without limitation, losses and expenses in connection with, and currency and exchange rate fluctuations and losses or other obligations from, hedging activities or other derivative instruments, and (iii) cash Charges resulting from the application of ASC 805 (including with respect to Earn-Outs incurred by Holdings, Intermediate Holdings, the Borrower or any of its Restricted Subsidiaries in connection with any Permitted Acquisition or other Investment (including any acquisition or other Investment consummated prior to the Closing Date), in each case, by Holdings or its Restricted Subsidiaries, paid or accrued during the applicable period);

(i)                                     (i) the amount of management, advisory, monitoring, consulting, refinancing, subsequent transaction and exit fees (including termination fees) and similar fees and expenses and related indemnities and expenses paid or accrued by Holdings or its Restricted Subsidiaries to direct or indirect equity holders of Holdings (and their Affiliates), including any such fees, expenses and indemnities required to be paid pursuant to the Management Services Agreement and payments for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, to the extent such payments are permitted hereunder, and (ii) directors’ fees and expenses paid or accrued by Holdings or its Restricted Subsidiaries or, to the extent paid or accrued with respect to services that relate directly to Holdings or its Restricted Subsidiaries and paid for with amounts distributed by Holdings and its Restricted Subsidiaries, of any direct or indirect parent thereof;

(j)                                    Charges that are covered by indemnification, reimbursement, guaranty, purchase price adjustment or other similar provisions in favor of Holdings or its Restricted Subsidiaries in any agreement entered into by Holdings or any of its Restricted Subsidiaries to the extent such expenses and payments have been reimbursed pursuant to the applicable indemnity, guaranty or acquisition agreement in such period (or are reasonably expected to be so paid or reimbursed within one year after the end of such period to the extent not accrued) or an earlier period if not added back to Consolidated EBITDA in such earlier period; provided that (i) if such amount is not so reimbursed within such one year period, such expenses or losses shall be subtracted in the subsequent calculation period and (ii) if reimbursed or received in a subsequent period, such amount shall not be included or added back in calculating Consolidated EBITDA in such subsequent period;

(k)                                 Insurance Loss Addbacks; provided that if such amount is both (i) added back to Consolidated EBITDA and (ii) not so reimbursed or received by Holdings or its Restricted Subsidiaries within such one year period applicable thereto, then such Insurance Loss Addback shall be subtracted in the subsequent Test Period; provided, further, that if such amount is reimbursed or received in a subsequent Test Period, such amount shall not be included or added back in calculating Consolidated EBITDA in such subsequent Test Period;

(l)                                     the aggregate amount of proceeds of business interruption insurance received from an unaffiliated insurance company in cash by Holdings or one of its Restricted Subsidiaries during such period (or so long as such amount is reasonably expected to be received in cash by Holdings or such Restricted Subsidiary in a subsequent calculation period and within one year of the date of the underlying loss) to the extent not already included in Consolidated Net Income; provided that, (i) if such amount is both added back to Consolidated EBITDA and not so reimbursed or received by Holdings or such Restricted Subsidiary within such one year period, then such expenses or losses shall be subtracted in the subsequent Test Period and (ii) if such amount is reimbursed or received in a subsequent Test Period, such amount shall not be included or added back in calculating Consolidated EBITDA in such Subsequent Test Period;

(m)                             any exceptional, extraordinary, unusual or non-recurring expenses, losses or Charges incurred;

(n)                                 restructuring charges, carve-out costs, severance costs, integration costs, retention, recruiting, relocation, signing bonuses and expenses, stock option and other equity-based compensation expenses, accruals or reserves (including restructuring costs related to Permitted Acquisitions and other Investments permitted hereunder and adjustments to existing reserves), any one time expense relating to enhanced accounting function, the closure and/or consolidation of facilities and existing lines of business and optimization expense and Public Company Costs;

(o)                                 solely for purposes of determining compliance with Section 6.08 (and solely to the extent made in compliance with Section 8.03(a)), in respect of any period which includes a Cure Quarter, the Cure Amount in connection with an Equity Cure Contribution in respect of such Cure Quarter;

(p)                                 non-cash costs and expenses relating to any equity-based compensation or equity-based incentive plan of Holdings (or its direct or indirect parent company) or any of its Restricted Subsidiaries;

(q)                                 the unamortized fees, costs and expenses paid in cash in connection with the repayment of Indebtedness to persons that are not Affiliates of Holdings or any of its Restricted Subsidiaries;

(r)                                    letter of credit fees;

(s)                                   other adjustments that are (i) of the type recommended (in reasonable detail) by any quality of earnings report made available to the Administrative Agent prepared by financial advisors (which financial advisors are (A) nationally recognized or (B) reasonably acceptable to the Administrative Agent (it being understood and agreed that any of the “Big Four” accounting firms are acceptable)) retained by a Credit Party, (ii) determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Exchange Act and as interpreted by the staff of the SEC (or any successor agency), (iii) approved by the Administrative Agent, or (iv) contained in the Sponsor Model;

(t)                                    net realized losses from Hedging Agreements or embedded derivatives that require similar accounting treatment;

(u)                                 the net amount, if any, of the difference between (to the extent the amount in the following clause (i) exceeds the amount in the following clause (ii)): (i) the current portion of deferred revenue of such Person and its Restricted Subsidiaries determined in accordance with GAAP as of the last day of such period (the “Determination Date”) and (ii) the current portion of deferred revenue of such Person and its Restricted Subsidiaries determined in accordance with GAAP as of the date that is twelve months prior to the Determination Date;

(v)                                 any net loss from disposed, abandoned, transferred, closed or discontinued operations (excluding held for sale discontinued operations until actually disposed of);

(w)                               any net loss included in Consolidated Net Income attributable to non-controlling interests in any non-Wholly Owned Subsidiary or any joint venture; and

(x)                                 all cash actually received (or any netting arrangements resulting in reduced cash expenditures) during the relevant period and not included in Consolidated Net Income in respect of any non-cash gain deducted in the calculation of Consolidated EBITDA (including any component definition) for any previous period and not added back during such period;

and (y) subtracting therefrom, in each case only to the extent (and in the same proportion) added in determining such Consolidated Net Income and without duplication, the aggregate amount of (A) all non-cash items increasing Consolidated Net Income for such period (other than the accrual of revenue or recording of receivables in the ordinary course of business), (B) any extraordinary, unusual or non-recurring gains increasing Consolidated Net Income for such period, (C) any net realized income or gains from any obligations under any Hedging Agreement or embedded derivatives that require similar accounting treatment, (D) any net gain from disposed, abandoned, transferred, closed or discontinued operations (excluding held for sale discontinued operations until actually disposed of), (E) the net amount, if any, of the difference between (to the extent the amount in the following clause (i) exceeds the amount in the following clause (ii)): (i) the deferred revenue of such Person and its Restricted Subsidiaries as of the date that is twelve months prior to the Determination Date (as defined above) and (ii) the deferred revenue of such Person and its Restricted Subsidiaries as of the Determination Date; (F) the amount of any minority interest net income attributable to non-controlling interests in any non-Wholly Owned Subsidiary or any joint venture; (G) net unrealized or realized exchange, translation or performance income or gains relating to foreign currency transactions and foreign exchange adjustments including, without limitation, income or gains in connection with, and currency and exchange rate fluctuations and income or gains from, hedging activities or other derivative instruments; and (H) whether or not added in determining Consolidated Net Income, any software development costs incurred during such period (regardless of whether or not capitalized).

Notwithstanding anything to the contrary, it is agreed that, for the purpose of calculating the Total Leverage Ratio for any period that includes the fiscal quarters ended on December 31, 2016, March 31, 2017, June 30, 2017, or September 30, 2017, Consolidated EBITDA shall be deemed to be $1,350,993, $(274,789), $3,791,092, and $14,079,068, respectively, in each case, as adjusted on a Pro Forma Basis and to give effect to any adjustments in clauses (f) and (s) above that in each case may become applicable due to actions taken on or after the Closing Date, as applicable; it being agreed that for purposes of calculating any financial ratio or test in connection with a Subject Transaction, Consolidated EBITDA shall be calculated on a Pro Forma Basis in a manner consistent with Consolidated EBITDA for each quarterly period set forth above and the adjustments set forth above in this definition. Other than for purposes of calculating Excess Cash Flow, Consolidated EBITDA shall be calculated on a Pro Forma Basis to give effect to any Subject Transaction as if it occurred on the first day of the reference period.

“Consolidated Interest Expense” shall mean, for any period, the total consolidated interest expense of Holdings and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP plus, without duplication:

(a)                                 imputed interest on Capital Lease Obligations and Attributable Indebtedness of Holdings and its Restricted Subsidiaries for such period;

(b)                                 commissions, discounts and other fees, costs and charges owed by Holdings or any of its Restricted Subsidiaries with respect to letters of credit, and bankers’ acceptance financings or receivables financings for such period;

(c)                                  amortization of costs in connection with the incurrence by Holdings or any of its Subsidiaries of Indebtedness, debt discount or premium and other financing fees and expenses incurred by Holdings or any of its Restricted Subsidiaries for such period;

(d)                                 cash contributions to any employee stock ownership plan or similar trust made by Holdings or any of its Restricted Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any person (other than Holdings or any of its Restricted Subsidiaries) in connection with Indebtedness incurred by such plan or trust for such period;

(e)                                  all interest paid or payable with respect to discontinued operations of Holdings or any of its Restricted Subsidiaries for such period;

(f)                                   the interest portion of any deferred payment obligations of Holdings or any of its Restricted Subsidiaries for such period; and

(g)                                  all interest on any Indebtedness of Holdings or any of its Restricted Subsidiaries of the type described in clauses (f) or (i) of the definition of “Indebtedness” for such period;

provided that (a) to the extent directly related to the Transactions, debt issuance costs, debt discount or premium and other financing fees and expenses shall be excluded from the calculation of Consolidated Interest Expense and (b) Consolidated Interest Expense shall be calculated after giving effect to Hedging Agreements related to interest rates (including associated costs), but excluding unrealized gains and losses with respect to Hedging Agreements related to interest rates.

Consolidated Interest Expense shall be calculated on a Pro Forma Basis to give effect to any Indebtedness (other than Indebtedness incurred for ordinary course working capital needs under ordinary course revolving credit facilities) incurred, assumed or permanently repaid or prepaid or extinguished at any time on or after the first day of the Test Period and prior to the date of determination in connection with the Transactions, any Permitted Acquisitions, Asset Sales or other dispositions (other than any Asset Sales or other dispositions in the ordinary course of business), and discontinued division or line of business (including, without limitation, a product line) or operations as if such incurrence, assumption, repayment or extinguishing had been effected on the first day of such period in each case to the extent permitted by this Agreement.

“Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) attributable to Holdings and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(a)                                 the net income (or loss) of any person that is not a Restricted Subsidiary of Holdings, except to the extent that cash in an amount equal to any such income has actually been received by Holdings or (subject to clause (b) below) any of its Restricted Subsidiaries during such period;

(b)                                 the net income of any Restricted Subsidiary of Holdings during such period to the extent that the declaration or payment of Dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its Organizational Documents or any agreement (other than this Agreement, any other Loan Document or any refinancings thereof), instrument, or Requirement of Law applicable to that Restricted Subsidiary or its equity holders during such period (unless such restriction or limitation has been waived), except that Holdings’ equity in the net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

(c)                                  any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by Holdings or any of its Restricted Subsidiaries upon any Asset Sale or other disposition by Holdings or any of its Restricted Subsidiaries;

(d)                                 any foreign currency translation gains or losses (including losses related to currency remeasurements of Indebtedness);

(e)                                  non-cash gains and losses resulting from any reappraisal, revaluation or write-up or write-down of assets;

(f)                                   unrealized gains and losses, and the impact of any revaluation, with respect to Hedging Obligations; and

(g)                                  gains or losses due solely to the cumulative effect of any change in accounting principles (effected either through cumulative effect adjustment or retroactive application, in each case, in accordance with GAAP) and changes as a result of the adoption or modification of accounting policies during such period.

“Consolidated Tax Expense” shall mean, for any period, the tax expense (including, without limitation, federal, state, local, foreign, franchise, excise and foreign withholding, property and similar taxes) of Holdings and its Restricted Subsidiaries, including any penalties and interest relating therefrom or arising from any tax examinations for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Assets” shall mean, as of any date, the total property and assets of Holdings and its Restricted Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of Holdings most recently delivered pursuant to Section 5.01(a), (b) or (c) as applicable (on a Pro Forma Basis after giving effect to any Permitted Acquisitions or any Investments or dispositions permitted hereunder or by the other Loan Documents).

“Consolidated Total Funded Indebtedness” shall mean, as of any date of determination, for Holdings and its Restricted Subsidiaries determined on a consolidated basis, the sum of, without duplication, (a) the aggregate principal amount of all funded Indebtedness for borrowed money, (b) all Purchase Money Obligations, (c) the principal portion of Capital Lease Obligations and (d) Letters of Credit (to the extent of any Unreimbursed Amounts thereunder) that are not paid when the same become due and payable. Notwithstanding the foregoing, in no event shall the following constitute “Consolidated Total Funded Indebtedness”: (i) obligations under any derivative transaction or other Hedging Agreement, (ii) undrawn Letters of Credit, (iii) Earn-Outs to the extent not then due and payable and if not recognized as debt on the balance sheet in accordance with GAAP and (iv) leases that would be characterized as operating leases in accordance with GAAP on the date hereof.

“Consolidated Transaction Costs” shall mean the fees, premiums, costs, expenses, accruals and reserves (including rationalization, legal, tax, structuring and other costs and expenses) incurred by Holdings and its Restricted Subsidiaries, whether before or after the Closing Date in connection with the Transactions or the Closing Date Acquisition Documents.

“Contingent Obligation” shall mean, as to any person, any obligation or agreement of such person guaranteeing or intended to guarantee any Indebtedness, leases, Dividends or other obligations (“primary obligations”) of any other person (the “primary obligor”) in any manner, whether directly or indirectly, including any such obligation or agreement of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises (which reimbursement obligation shall constitute Indebtedness); or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties or other similar contingent obligations incurred in the ordinary course of business, including indemnities. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreement” shall mean, with respect to any deposit account, securities account or commodity account maintained in the United States, an agreement, in form and substance reasonably satisfactory to the Collateral Agent and the Credit Party maintaining such account, among the Collateral Agent, the financial institution or other Person at which such account is maintained and the Credit Party maintaining such account, effective to grant “control” (within the meaning of Articles 8 and 9 under the applicable UCC) over such account to the Collateral Agent.

“Controlled Investment Affiliate” shall mean, as to any person, any other person which directly or indirectly is in Control of, is Controlled by, or is under common Control with, such person and is organized by such person (or any person Controlling such person) primarily for making equity or debt investments in Holdings or its direct or indirect parent company or other portfolio companies of such person.

“Credit Agreement Refinancing Indebtedness” shall mean (a) Permitted Pari Passu Refinancing Debt, (b) Permitted Junior Refinancing Debt, or (c) Permitted Unsecured Refinancing Debt obtained pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans, Incremental Term Loans, Refinancing Term Loans, Revolving Loans, Incremental Revolving Loans or Refinancing Revolving Loans hereunder (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Debt”); provided that (i) such extending, renewing or refinancing Indebtedness is in an original aggregate principal amount not greater than (A) the aggregate principal amount of the Refinanced Debt, plus (B) accrued and unpaid interest thereon, any fees, premiums, accrued interest associated therewith, or other reasonable amount paid, and fees, costs and expenses, commissions or underwriting discounts incurred in connection therewith, (ii) the terms applicable to such extending, renewing or refinancing Indebtedness comply with the Required Debt Terms and (iii) such Refinanced Debt (other than unasserted contingent indemnification or reimbursement obligations and letters of credit that have been cash collateralized or backstopped in accordance with the terms thereof) shall be repaid, defeased or satisfied and discharged, and (unless otherwise agreed by all Lenders holding such Refinanced Debt) all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

“Credit Extension” shall mean, as the context may require, (i) the making of a Loan by a Lender or (ii) the issuance of any Letter of Credit, or the amendment, extension or renewal of any existing Letter of Credit, by the Issuing Bank.

“Credit Parties” shall mean the Borrower and the Guarantors; and “Credit Party” shall mean any one of them.

“Credit Party Insolvency” shall have the meaning assigned to such term in Section 10.04(b)(v)(C).

“Cumulative Amount” shall mean, on any date of determination (the “Reference Date”), the sum of (without duplication):

(a)                                 $~~15,000,000~~21,750,000; plus

(b)                                 the Available Retained ECF Amount; plus

(c)                                  an amount determined on a cumulative basis equal to the Net Cash Proceeds received by Holdings (and contributed as common capital or Qualified Capital Stock to the Borrower) from Eligible Equity Issuances after the Closing Date (excluding any amount received pursuant to Section 6.06(g)), to the extent Not Otherwise Applied; plus

(d)                                 an amount determined on a cumulative basis equal to the Net Cash Proceeds received by Holdings (and contributed as common capital or Qualified Capital Stock to the Borrower) from Indebtedness or Disqualified Capital Stock issued after the Closing Date and subsequently converted or exchanged into Qualified Capital Stock of Holdings or any direct or indirect parent company of Holdings, to the extent Not Otherwise Applied; plus

(e)                                  the aggregate amount of Declined Proceeds held by any Group Member during the period from the Business Day immediately following the Closing Date through and including the Reference Date; plus

(f)                                   to the extent not already included in the calculation of Consolidated Net Income of Holdings and its Restricted Subsidiaries, the aggregate amount of all returns, dividends, profits and other distributions and similar amounts received in cash by any Group Member from any Investments (including any joint ventures or Unrestricted Subsidiaries) during the period from the Business Day immediately following the Closing Date through and including the Reference Date solely to the extent the original Investment therein was made using the Cumulative Amount and solely up to the original amount of the Investment therein made using the Cumulative Amount, to the extent Not Otherwise Applied; plus

(g)                                  to the extent not already included in the calculation of Consolidated Net Income of Holdings and its Restricted Subsidiaries, the aggregate amount of all Net Cash Proceeds received by any Group Member in connection with the sale, transfer or other disposition of its ownership interest in any Investments (including any joint ventures or Unrestricted Subsidiaries) during the period from the Business Day immediately following the Closing Date through and including the Reference Date solely to the extent the original

Investment therein was made using the Cumulative Amount and solely up to the original amount of the Investment therein made using the Cumulative Amount, to the extent Not Otherwise Applied; plus

(h)                                 in the event that the Borrower re-designates any Unrestricted Subsidiary as a Restricted Subsidiary after the Closing Date (which, for purposes hereof, shall be deemed to also include (A) the merger, consolidation, liquidation or similar amalgamation of any Unrestricted Subsidiary into the Borrower or any Restricted Subsidiary, so long as the Borrower or such Restricted Subsidiary is the surviving Person, and (B) the transfer of any assets of an Unrestricted Subsidiary to the Borrower or any Restricted Subsidiary), the lower of (x) the fair market value (as determined in good faith by the Borrower) of the Investment in such Unrestricted Subsidiary or such transferred assets at the time of such re-designation and (y) the amount of the original Investment in such Unrestricted Subsidiary, in each case to the extent such Investment was made using the Cumulative Amount; minus

(i)                                     (i) the aggregate amount of Investments made pursuant to Section 6.03(x) using the Cumulative Amount, (ii) the aggregate amount of Dividends made pursuant to Section 6.06(f) using the Cumulative Amount, (iii) the aggregate amount of prepayments of indebtedness pursuant to Section 6.09(a) using the Cumulative Amount, (iv) the aggregate amount of intercompany Investments made pursuant to Section 6.01(m)(iii)(y) or Section 6.03(f)(iii)(y) using the Cumulative Amount and (v) the aggregate amount of Total Consideration paid pursuant to clause (iv)(y) of the definition of “Permitted Acquisition” using the Cumulative Amount, in each case during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date (without taking account of the intended usage of the Cumulative Amount on such Reference Date).

“Cure Amount” shall have the meaning assigned to such term in Section 8.03(a).

“Cure Expiration Date” shall have the meaning assigned to such term in Section 8.03(a).

“Cure Quarter” shall have the meaning assigned to such term in Section 8.03(a).

“Debt Issuance” shall mean the incurrence by Holdings or any of its Restricted Subsidiaries of any Indebtedness after the Closing Date (other than Indebtedness permitted by Section 6.01 (other than Credit Agreement Refinancing Indebtedness which shall, for the avoidance of doubt, constitute a Debt Issuance)).

“Debtor Relief Law” shall mean the Bankruptcy Code (including Title 11 of the United States Code, as now constituted or hereafter amended) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and any other matters that are set out as qualifications or reservations as to matters of law of general application in any legal opinion provided in connection with this Agreement.

“Debt Service” shall mean, for any period, Consolidated Interest Expense and any other cash interest expense for such period plus principal amortization (and other mandatory prepayments and repayments (whether pursuant to this Agreement or otherwise)) of all Indebtedness for such period (including, without limitation, the implied principal component of payments made in respect of Capital Lease Obligations).

“Declined Proceeds” shall have the meaning assigned to such term in Section 2.10(i).

“Default” shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

“Default Excess” shall mean, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Percentage of the aggregate outstanding principal amount of Revolving Loans of all Revolving Lenders (calculated as if all Defaulting Lenders (including such Defaulting Lender) had funded all of their respective defaulted Revolving Loans) over the aggregate outstanding principal amount of Revolving Loans of such Defaulting Lender.

“Default Rate” shall have the meaning assigned to such term in Section 2.06(c).

“Defaulting Lender” shall mean any Lender, as reasonably determined by the Administrative Agent in a manner consistent with similar determinations by the Administrative Agent in respect of other Lenders, that (a) has failed to fund any portion of its Loans, Incremental Loans or participations in Letters of Credit required to be funded by it hereunder or under any commitment to fund an Incremental Loan within two (2) Business Days of the date on which such amount is required to be funded by it hereunder or under any commitment to fund an Incremental Loan unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s reasonable and good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Administrative Agent, any Lender and/or the Borrower in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it has committed to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder or thereunder and states that such position is based on such Lender’s reasonable and good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within two (2) Business Days after request by the Administrative Agent or the Borrower, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans or Incremental Loans and participations in then outstanding Letters of Credit, (d) has otherwise failed to pay over to the Administrative Agent, the Issuing Bank or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless such payment is the subject of a good faith dispute, or (e) in the case of a Lender that has a Commitment or LC Exposure outstanding at such time, shall have, or shall be the Subsidiary of any person that shall have, (i) taken any action or been the subject of any action or proceeding of a type described in Section 8.01(g) or

Section 8.01(h) (or any comparable proceeding initiated by a regulatory authority having jurisdiction over such Lender or such person) or (ii) become the subject of a Bail-In Action; provided that the Administrative Agent and the Borrower may declare (A) by joint notice to the Lenders that a Defaulting Lender is no longer a “Defaulting Lender”, or (B) that a Lender is not a Defaulting Lender, if in the case of both clauses (A) and (B) the Administrative Agent and the Borrower each determines, in its sole respective discretion, that (x) the circumstances that resulted in such Lender becoming a “Defaulting Lender” no longer apply, or (y) it is satisfied that such Lender will continue to perform its funding or issuance obligations hereunder. For the avoidance of doubt, a Lender shall not be deemed to be a Defaulting Lender solely by virtue of (i) the ownership or acquisition of any Equity Interest in such Lender or its parent by a Governmental Authority, unless such ownership interest results in or provides such person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writes of attachment on its assets or permit such person (or such governmental authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such person or its parent entity or (ii) such Lender becoming subject to an Undisclosed Administration.

“Designated Noncash Consideration” shall mean as of any date of determination the fair market value at the time received (as determined in good faith by the Borrower) of any non-cash consideration received by Holdings or a Restricted Subsidiary in connection with an Asset Sale that is designated in writing as Designated Noncash Consideration, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Noncash Consideration. A particular item of Designated Noncash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 6.05.

“Disqualified Capital Stock” shall mean any Equity Interest which, by its terms (or by the terms of any security or any other Equity Interests into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition, would (i) mature or be mandatorily redeemable (other than solely for Qualified Capital Stock) pursuant to a sinking fund obligation or otherwise (except as a result of a customarily defined change of control or asset sale and only so long as any rights of the holders thereof after such change of control or asset sale shall be subject to the Payment in Full of the Obligations and the termination of the Commitments, (ii) be redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock), in whole or in part, (iii) provide for scheduled payments of dividends in cash or (iv) be or become convertible into or exchangeable for Indebtedness or any other Disqualified Capital Stock, in whole or in part, in each case on or prior to the date that is 91 days after the Latest Maturity Date at the time of issuance.

“Disqualified Institutions” shall mean (a) those Persons that are competitors of Holdings and its Subsidiaries to the extent identified by the Borrower or the Sponsor to the Administrative Agent by name in writing from time to time, (b) those banks, financial institutions and other Persons separately identified by name by the Borrower or the Sponsor to the Administrative Agent in writing on or before the Closing Date or (c) in the case of clause (a) or (b), any of their respective Affiliates (other than Bona Fide Debt Funds) that are (x) clearly identifiable as Affiliates on the basis of their name or (y) identified by name by the Borrower (or by the Sponsor, on the Borrower’s behalf) to the Administrative Agent in writing from time to time; provided that any such writing referred to in clause (a) or (c) above shall not become effective until one (1) Business Day after the delivery thereof to the Administrative Agent; provided, further, that the foregoing shall not apply retroactively to disqualify any parties that have previously acquired an assignment or participation interest in the Loans to the extent such party was not a Disqualified Institution at the time of the applicable assignment or participation, as the case may be; provided, further, that the list of Disqualified Institutions shall not be delivered by the Administrative Agent to any other Person, except that, upon an inquiry by any Lender to the Administrative Agent as to whether a specific potential assignee or prospective participant is a Disqualified Institution, the Administrative Agent shall be permitted to disclose to such Lender whether such specific potential assignee or prospective Participant is a Disqualified Institution).

“Dividend” shall mean, with respect to any person, that such person has declared or paid a dividend or returned any equity capital to the holders of its Equity Interests or authorized or made any other distribution, payment or delivery of property (other than Qualified Capital Stock of such person) or cash to the holders of its Equity Interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any of its Equity Interests outstanding (or any options or warrants issued by such person with respect to its Equity Interests), or set aside or otherwise reserved, directly or indirectly, any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any of the outstanding Equity Interests of such person (or any options or warrants issued by such person with respect to its Equity Interests).

“Dollars,” “dollars” or “$” shall mean lawful money of the United States.

“Domestic Subsidiary” shall mean any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

“Earn-Outs” shall mean, with respect to a Permitted Acquisition or any other acquisition of any assets or Property by any Group Member permitted hereunder, that portion of the purchase consideration therefor and that portion of all other payments and liabilities (whether payable in cash or by exchange of Equity Interests or of any Property or otherwise), directly or indirectly, payable by any Group Member in exchange for, or as part of, or in connection with, such Permitted Acquisition or such other acquisition, as the case may be, that is deferred for payment to a future time after the consummation of such Permitted Acquisition or such other acquisition, as the case may be, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, Earn-Outs and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business.

“ECF Payment Amount” shall have the meaning assigned to such term in Section 2.10(f).

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” shall mean (a) if the assignment does not include the assignment of a Revolving Commitment, (i) any Lender, (ii) an Affiliate of any Lender, (iii) an Approved Fund, (iv) a Sponsor Investor to the extent permitted by Section 10.04(b)(v), (v) Affiliated Debt Funds, and (vi) any other person approved by the Administrative Agent and the Borrower (each such consent not to be unreasonably withheld or delayed; it being understood that the Borrower prohibiting assignments to Disqualified Institutions is reasonable) and (b) if the assignment includes the assignment of a Revolving Commitment, (i) any Revolving Lender, (ii) an Affiliate of any Revolving Lender, (iii) an Approved Fund with respect to a Revolving Lender and (iv) any other person approved by the Administrative Agent, the Issuing Bank, and the Borrower (each such approval not to be unreasonably withheld or delayed; it being understood that the Borrower prohibiting assignments to Disqualified Institutions is reasonable); provided that, in the case of the foregoing clauses (a) and (b), (1) no approval of the Borrower (other than with respect to Disqualified Institutions) shall be required during the continuance of an Event of Default under Section 8.01(a), (b), (d) (solely with respect to the failure to comply with Section 6.08), (g), or (h)), (2) to the extent the consent of the Borrower is required for any assignment, such consent shall be deemed to have been given (except with respect to Disqualified Institutions) if the Borrower has not responded within ten (10) Business Days of a written request for such consent, (3) no approval of the Borrower shall be required with respect to assignment of Term Loans to another Lender, an Affiliate of any Lender or an Approved Fund, (4) no approval of the Borrower shall be required with respect to assignment of a Revolving Commitment to another Revolving Lender, an Affiliate of any Revolving Lender or an Approved Fund with respect to a Revolving Lender, (5) no approval of the Borrower shall be required for assignments made by the Administrative Agent (or any of its Affiliates or managed funds) to assignees identified by the Administrative Agent to, and not objected to in writing (including via e-mail) within two (2) Business Days following such identification by, the Borrower or the Sponsor prior to the Closing Date and (6) notwithstanding anything to the contrary herein, “Eligible Assignee” shall not include at any time any Disqualified Institutions (unless consented to in writing by the Borrower in its sole discretion), any Defaulting Lender, or any natural person.

“Eligible Equity Issuance” shall mean an issuance and sale of Qualified Capital Stock of Holdings following the Closing Date (other than to the extent applied or to be applied as a Cure Amount) to the equity holders of Holdings, to the extent the Net Cash Proceeds thereof shall be, within 180 days of the consummation of such issuance and sale, contributed as a cash contribution to the Credit Parties (other than Holdings or Intermediate Holdings).

“Employee Benefit Plan” shall mean each “plan” (as such term is defined in Section 3(3) of ERISA) that is maintained or contributed to by, or required to be contributed by, a Group Member or with respect to which a Group Member has any liability (including on account of an ERISA Affiliate).

“Environment” shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands) and the land surface.

“Environmental Claim” shall mean any claim, notice, demand, order, action, suit or proceeding relating to any investigation, remediation, removal, cleanup, response, corrective action, penalties or other costs (including damages, natural resources damages, contribution, indemnification, cost recovery, compensation or injunctive relief) resulting from, related to or arising out of (i) the presence, Release or threatened Release of Hazardous Material, (ii) any violation or alleged violation of any Environmental Law, or (iii) any actual or alleged exposure to Hazardous Materials.

“Environmental Law” shall mean all applicable Requirements of Law relating to pollution or protection of the Environment, or to the Release or threatened Release of Hazardous Materials.

“Environmental Permit” shall mean any permit, license, approval, registration, consent or other authorization required by or from a Governmental Authority under Environmental Law.

“Equity Cure Contribution” shall have the meaning assigned to such term in Section 8.03(a).

“Equity Funded Portion” shall mean an amount equal to (i) the working capital or other purchase price adjustment with respect to any acquisition or investment times (ii) the percentage of the consideration for such acquisition or investment that is financed with the proceeds of Eligible Equity Issuances and equity contributions to Holdings.

“Equity Interest” shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including warrants, options and other rights to purchase and including, if such person is a limited liability company, membership interests or if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued after the Closing Date; provided that “Equity Interest” shall not include at any time (i) debt securities convertible or exchangeable into such equity or (ii) Earn-Outs.

“Equity Investors” shall mean the Sponsor and its Controlled Investment Affiliates and limited partners.

“Equity Issuance” shall mean, without duplication, (a) any issuance or sale by Holdings of any Equity Interests in Holdings (including any Equity Interests issued upon the exercise of any warrant or option or equity-based derivative) or any warrants or options or equity-based derivatives to purchase Equity Interests of Holdings or (b) any contribution to the capital of Holdings.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 412 of the Code, Section 414(m) or (o) of the Code.

“ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation); (b) with respect to a Plan, the failure to satisfy the minimum funding standard of Section 412 or 430 of the Code and Section 302 or 303 of ERISA, whether or not waived; (c) the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (e) the incurrence by any Group Member or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by any Group Member or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which would reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (g) the incurrence by any Group Member or ERISA Affiliate of liability resulting from the complete or partial withdrawal from any Multiemployer Plan; (h) the receipt by any Group Member or its ERISA Affiliates of any notice, concerning a determination that a Multiemployer Plan is, or is reasonably expected to be, insolvent (within the meaning of Section 4245 of ERISA) or in “critical” or “endangered” status, under Section 432 of the Code or Section 305 of ERISA; (i) the withdrawal of any Group Member or ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (j) the occurrence of a non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which would reasonably be expected to result in material liability to any Group Member; (k) the assertion of a material claim (other than routine claims for benefits that are being processed in the ordinary course of plan administration) against any Employee Benefit Plan or the assets thereof, or against any Group Member in connection with any Employee Benefit Plan; or (l) a Foreign Benefit Event.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Borrowing” shall mean a Borrowing comprised of Eurodollar Loans.

“Eurodollar Loan” shall mean any Eurodollar Revolving Loan or Eurodollar Term Loan.

“Eurodollar Revolving Borrowing” shall mean a Borrowing comprised of Eurodollar Revolving Loans.

“Eurodollar Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

“Eurodollar Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

“Events of Default” shall have the meaning assigned to such term in Section 8.01.

“Excess Amount” shall have the meaning assigned to such term in Section 2.10(h).

“Excess Cash Flow” shall mean, for any Excess Cash Flow Period, Consolidated EBITDA for such Excess Cash Flow Period, minus, without duplication:

(a)                                 Debt Service and other payments of Indebtedness (including, without limitation, related fees and expenses, to the extent paid in cash and to the extent such payments are permitted hereunder, other than, without duplication (i) voluntary prepayments of Loans pursuant to Section 2.10(a), (ii) the amount of any reduction in the outstanding amount of any Term Loans or Incremental Term Loans resulting from any assignment made in accordance with Section 10.04(b)(vii) and (iii) prepayments pursuant to Section 6.09(a)) of Holdings and its Restricted Subsidiaries;

(b)                                 Capital Expenditures made from sources other than the proceeds of long-term Indebtedness (other than revolving Indebtedness to the extent intended to be repaid from operating cash flow) (excluding Capital Expenditures made in such Excess Cash Flow Period where such Capital Expenditures were excluded from the calculation of Excess Cash Flow pursuant to the following clause (c) in a prior Excess Cash Flow Period) that are paid in cash;

(c)                                  Capital Expenditures made or to be made from sources other than the proceeds of Indebtedness (other than revolving Indebtedness to the extent intended to be repaid from operating cash flow) that Holdings or any of its Restricted Subsidiaries shall, during such Excess Cash Flow Period, become obligated to make but that are not made during such Excess

Cash Flow Period (limited to those committed to be made within the next six months after the end of such Excess Cash Flow Period;

(d)                                 the aggregate amount of payments made by Holdings and its Restricted Subsidiaries from sources other than the proceeds of Indebtedness (other than revolving Indebtedness to the extent intended to be repaid from operating cash flow) during such Excess Cash Flow Period (or committed by Holdings or its Restricted Subsidiaries to be paid in cash within the next six months after the end of such Excess Cash Flow Period) (other than Capital Expenditures) and capitalized or otherwise not expensed in accordance with GAAP during such Excess Cash Flow Period;

(e)                                  the aggregate amount of Consolidated Tax Expense (including any direct or indirect distributions for the payment of such Consolidated Tax Expense) paid or payable in cash with respect to such Excess Cash Flow Period and, if payable, for which reserves have been established to the extent required under GAAP;

(f)                                   (x) the aggregate amount of consideration paid by Holdings and its Restricted Subsidiaries in cash during such Excess Cash Flow Period (or committed to be paid in cash within the next six (6) months after the end of such Excess Cash Flow Period) with respect to Permitted Acquisitions or other Investments made from sources other than the proceeds of Indebtedness (other than revolving Indebtedness to the extent intended to be repaid from operating cash flow) (including, without limitation, any purchase price adjustments (including working capital adjustments), deferred purchase consideration, Earn-Out payments (and payments of seller notes converted from Earn-Outs), holdback amounts and indemnity payments with respect thereto) but excluding intercompany Investments and Investments in cash or Cash Equivalents, to the extent paid in cash and (y) to the extent not deducted in determining Consolidated Net Income for such period, any amounts paid by Holdings and its Restricted Subsidiaries during such period that are reimbursable by the seller, or other unrelated third party, in connection with a Permitted Acquisition or other Investment permitted under Section 6.03(a), (b), (i), (l), (m), (r), (t), (v), (w), (x) (to the extent made in reliance on clause (a) of the definition of “Cumulative Amount”), (y), (bb), (cc), (ee) or (ff);

(g)                                  the absolute value of, if negative, (x) the amount of Net Working Capital at the end of the prior Excess Cash Flow Period (or the beginning of the Excess Cash Flow Period in the case of the first Excess Cash Flow Period) minus (y) the amount of Net Working Capital at the end of such Excess Cash Flow Period;

(h)                                 the aggregate amount of cash items added back to Consolidated EBITDA in the calculation of Consolidated EBITDA for such period to the extent paid in cash by Holdings and its Restricted Subsidiaries during such period;

(i)                                     [reserved];

(j)                                    the aggregate amount added back to Consolidated EBITDA in the calculation of Consolidated EBITDA for such period pursuant to clauses (f) and (s) thereof;

(k)           any Insurance Loss Addback for such period (and, for the avoidance of doubt, if Insurance Loss Addbacks are made in the calculation of Consolidated EBITDA for an Excess Cash Flow Period, amounts actually reimbursed or received by the Borrower or its Restricted Subsidiaries in a later Excess Cash Flow Period in respect of any insurance, indemnity or reimbursement recovery that was the subject of such Insurance Loss Addback shall be included in the calculation of Excess Cash Flow for such later Excess Cash Flow Period);

(l)            the aggregate amount of non-cash adjustments to Consolidated EBITDA for periods prior to the beginning of the current Excess Cash Flow Period to the extent paid in cash by Holdings and its Restricted Subsidiaries during such Excess Cash Flow Period;

(m)          the aggregate amount of Dividends and other payments made from sources other than the proceeds of Indebtedness (other than revolving Indebtedness to the extent intended to be repaid from operating cash flow) permitted by Section 6.06 (other than clauses (a), (f)(i), (f)(ii) (solely to the extent such payments are made pursuant to clause (a) of the Cumulative Amount), (g) and (i) of Section 6.06) during such Excess Cash Flow Period (or committed to be paid in cash within the next six months after the end of such Excess Cash Flow Period); and

(n)           to the extent added to determine Consolidated EBITDA pursuant to clause (j), (k) or (l) of the definition of Consolidated EBITDA, such amounts with respect to which no cash payment to Holdings or any of its Restricted Subsidiaries was received during such Excess Cash Flow Period; provided that any such cash payment subsequently received shall be included in the calculation of Excess Cash Flow for the subsequent period when received;

provided that any amount deducted pursuant to any of the foregoing clauses that will be paid after the close of such Excess Cash Flow Period shall not be deducted again in a subsequent Excess Cash Flow Period; plus, without duplication:

(i)            if positive, (x) the amount of Net Working Capital at the end of the prior Excess Cash Flow Period (or the beginning of the Excess Cash Flow Period in the case of the first Excess Cash Flow Period) minus (y) the amount of Net Working Capital at the end of such Excess Cash Flow Period;

(ii)           cash items of income during such Excess Cash Flow Period not included in calculating Consolidated EBITDA;

(iii)          any permitted Capital Expenditures referred to in clause (c) above or permitted payments in cash referred to above in clause (d), (f) or (m) that are committed to be made within the next six months after the end of such Excess Cash Flow Period, to the extent not so made during such six month period;

(iv)          any cash payment that was actually received by Holdings or any Restricted Subsidiary during such Excess Cash Flow Period with respect to which a deduction was taken pursuant to clause (n) above during the previous Excess Cash Flow Period; and

(v)           to the extent subtracted in determining Consolidated EBITDA, all items that did not result in a cash payment by Holdings or any of its Subsidiaries on a consolidated basis during such Excess Cash Flow Period; provided that any such cash payment subsequently made shall be excluded in the calculation of Excess Cash Flow for the subsequent period when made.

For purposes of calculating Excess Cash Flow for any Excess Cash Flow Period, for each Permitted Acquisition or other similar acquisition permitted hereunder consummated during such Excess Cash Flow Period, (x) the Consolidated EBITDA of a target of any such Permitted Acquisition or other similar acquisition shall be included in such calculation only from and after the first day of the first full fiscal quarter to commence following the date of the consummation of such Permitted Acquisition or other similar acquisition and (y) for the purposes of calculating Net Working Capital, the (A) total assets of a target of such Permitted Acquisition or other similar acquisition (other than cash and Cash Equivalents), as calculated as at the date of consummation of the applicable Permitted Acquisition or other similar acquisition, which may properly be classified as current assets on a consolidated balance sheet of Holdings and its Restricted Subsidiaries in accordance with GAAP (assuming, for the purpose of this clause (A), that such Permitted Acquisition or other similar acquisition has been consummated) and (B) the total liabilities of Holdings and its Restricted Subsidiaries, as calculated as at the date of consummation of the applicable Permitted Acquisition or other similar acquisition, which may properly be classified as current liabilities (other than the current portion of any long term liabilities and accrued interest thereon) on a consolidated balance sheet of Holdings and its Restricted Subsidiaries in accordance with GAAP (assuming, for the purpose of this clause (B), that such Permitted Acquisition or other similar acquisition has been consummated), shall, in the case of both immediately preceding clauses (A) and (B), be calculated as the difference between the Net Working Capital at the end of the applicable Excess Cash Flow Period from the date of consummation of the Permitted Acquisition or other similar acquisition.

“Excess Cash Flow Period” shall mean each fiscal year of Holdings starting with the fiscal year ending December 31, 2018.

“Excess Net Cash Proceeds” shall have the meaning assigned to such term in Section 2.10(c)(i).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” shall mean, collectively, the Excluded Deposit Accounts and the Excluded Securities Accounts.

“Excluded Deposit Accounts” shall mean the following deposit accounts: (a) accounts exclusively used to hold Trust Funds, (b) accounts holding solely cash collateral for a third party that constitutes a Lien permitted under Section 6.02 hereof that do not exceed an average daily balance of $~~5,000,000~~7,250,000 for all such accounts in the aggregate at any one time, (c) accounts, amounts on deposit in which do not exceed an average daily balance of $~~500,000~~725,000 per such account or $~~1,000,000~~1,450,000 for all such accounts in the aggregate at any one time and (d) any zero balance accounts provided the amount on deposit therein does not exceed the amount necessary to cover outstanding checks, amounts necessary to maintain minimum deposit requirements and amounts necessary to pay the depositary institution’s fees and expenses.

“Excluded Equity Interests” shall mean Equity Interests (a) in excess of 65% of the Voting Stock issued by any Excluded Foreign Subsidiary or CFC Holding Company, in each case, owned directly by a Credit Party, (b) in a joint venture which cannot be pledged without the consent of third parties, or the pledge of which is prohibited by the terms of, or would create a right of termination of one or more third parties under, any applicable Organizational Documents, joint venture agreement or shareholders’ agreement after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law, (c) in Persons other than Wholly Owned Restricted Subsidiaries, (d) in any Immaterial Subsidiary, Unrestricted Subsidiary, not-for-profit Subsidiary, captive insurance entity or special purpose entity, (e) with respect to which the cost, burden or consequence of obtaining a security interest therein exceeds the practical benefit to the Lenders afforded thereby, as mutually and reasonably determined by the Administrative Agent and the Borrower, (f) with respect to which a pledge therein is prohibited or restricted by applicable law (including any requirement to obtain the consent of any governmental authority or third party) or impossible or impracticable (as mutually and reasonably determined by the Administrative Agent and the Borrower) to obtain under applicable law, and (g) with respect to which a pledge therein would result in adverse tax consequences that are not de minimis as reasonably determined by the Borrower and the Administrative Agent; provided that in each case set forth above, such equity will immediately cease to constitute Excluded Equity Interests when the relevant property ceases to meet this definition and, with respect to any such equity, a security interest under any applicable Security Document shall attach immediately and automatically without further action.

“Excluded Foreign Subsidiary” shall mean (i) any Foreign Subsidiary that is a CFC and (ii) any Foreign Subsidiary of a CFC described in clause (i) hereof.

“Excluded Property” shall have the meaning assigned to such term in the Security Agreement.

“Excluded Securities Accounts” shall mean the following securities accounts: (a) accounts exclusively used to hold Trust Funds, (b) accounts holding solely cash collateral for a third party that constitutes a Lien permitted under Section 6.02 hereof that do not exceed an average daily balance of $~~5,000,000~~7,250,000 for all such accounts in the aggregate at any one time and (c) accounts, amounts on deposit in which do not exceed an average daily balance of $~~500,000~~725,000 per such account or $~~1,000,000~~1,450,000 for all such accounts in the aggregate at any one time.

“Excluded Subsidiary” shall mean (a) any Restricted Subsidiary that is not a Wholly Owned Subsidiary, (b) any Excluded Foreign Subsidiary, (c) any Immaterial Subsidiary, (d) any Unrestricted Subsidiary, (e) any not-for-profit Subsidiary, (f) any Excluded U.S. Subsidiary, (g) any captive insurance entity, (h) any special purpose entity, (i) any merger Subsidiary formed in connection with a Permitted Acquisition so long as such merger Subsidiary is merged out of existence pursuant to such Permitted Acquisition within sixty days of its formation thereof or such later date as permitted by the Administrative Agent in its reasonable discretion, (j) any Subsidiary to the extent a Guarantee or other guarantee of the Obligations is prohibited or restricted by any contractual obligation as in existence on the Closing Date or at the time such Person becomes a Subsidiary (in each case, not entered into in contemplation hereof and for so long as such prohibition or restriction remains in effect) or by applicable Requirements of Law (including any requirement to obtain Governmental Authority or third party consent, license or authorization unless such consent, license or authorization has been obtained), (k) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition or other Investment that has assumed secured Indebtedness not incurred in contemplation of such Permitted Acquisition or other Investment and any Restricted Subsidiary thereof that guarantees such secured Indebtedness, in each case, to the extent (but only for so long as) such secured Indebtedness prohibits such Restricted Subsidiary from becoming a Guarantor, (l) any Subsidiary to the extent the Administrative Agent and the Borrower mutually and reasonably determine the cost and/or burden of obtaining a Guarantee outweigh the benefit thereof to the Lenders, and (m) any Subsidiary to the extent the Administrative Agent and the Borrower reasonably determine that a Guarantee by such Subsidiary would result in adverse tax consequences that are not de minimis; provided that the Borrower shall not be an Excluded Subsidiary; provided further that the Borrower may, in its sole discretion, designate any Subsidiary that otherwise qualifies as an “Excluded Subsidiary” pursuant to any one or more of clauses (a) through (m) above as not being an Excluded Subsidiary by written notice to the Administrative Agent and, following such designation, may re-designate such Subsidiary as an Excluded Subsidiary by written notice to the Administrative Agent so long as (i) at the time of such re-designation no Default or Event of Default shall have occurred and be continuing and such Subsidiary otherwise qualifies as an Excluded Subsidiary, (ii) any investment made in such Subsidiary during the period that it was not designated as an Excluded Subsidiary shall be deemed to be an Investment in an amount equal to the fair market value of such investment made on the date of such re-designation and (iii) any indebtedness or Liens of any Subsidiary so re-designated outstanding at the time of such re-designation (after giving effect to, and taking into account, any payoff or termination of Indebtedness or any release or termination of Liens, in each case, occurring in connection or substantially concurrently therewith) shall constitute the incurrence of Indebtedness by such Subsidiary, upon which re-designation such Subsidiary shall be automatically released from its Guarantee.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest pursuant to the Security Documents to secure, such Swap Obligation (or any guarantee thereof) is or would otherwise have become illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such related Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Excluded Taxes” shall mean, with respect to any Recipient of any payment to be made by or on account of any obligation of any Credit Party under any Loan Document, (a) Taxes imposed on or measured by such Recipient’s overall net income (however denominated), franchise Taxes imposed on it (in lieu of net income Taxes) and branch profits Taxes imposed on it, in each case, (i) by any jurisdiction (or any political subdivision thereof) as a result of the Recipient being organized or having its principal office or, in the case of any Lender, its applicable lending office, in such jurisdiction or (ii) that are Other Connection Taxes, (b) any U.S. federal withholding Tax to the extent imposed on amounts payable to a Recipient under a law, rule, regulation or treaty in effect at the time such Recipient becomes a party hereto (or designates a new lending office), except (x) to the extent that such Recipient (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts or indemnity payments with respect to such withholding Tax pursuant to Section 2.15 or (y) if such Recipient is an assignee pursuant to a request by the Borrower under Section 2.16, (c) any withholding Tax that is attributable to such Recipient’s failure to comply with Section 2.15(e), (d) any U.S. withholding Tax imposed under FATCA.

“Excluded U.S. Subsidiary” shall mean (a) any Domestic Subsidiary of an Excluded Foreign Subsidiary or (b) any CFC Holding Company; provided that the Borrower shall not be an Excluded U.S. Subsidiary.

“Executive Order” shall have the meaning assigned to such term in Section 3.19.

“Existing Lien” shall have the meaning assigned to such term in Section 6.02(c).

“Existing Loans” shall have the meaning assigned to such term in Section 2.21(a).

“Existing Tranche” shall have the meaning assigned to such term in Section 2.21(a).

“Extended Loans” shall have the meaning assigned to such term in Section 2.21(a).

“Extended Tranche” shall have the meaning assigned to such term in Section 2.21(a).

“Extending Lender” shall have the meaning assigned to such term in Section 2.21(b).

“Extension Amendment” shall have the meaning assigned to such term in Section 2.21(c).

“Extension Date” shall have the meaning assigned to such term in Section 2.21(d).

“Extension Election” shall have the meaning assigned to such term in Section 2.21(b).

“Extension Request” shall have the meaning assigned to such term in Section 2.21(a).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version thereof to the extent such version is substantively comparable and not materially more onerous to comply with), any current or future regulations or other official governmental interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement, treaty or convention among Governmental Authorities implementing any of the foregoing, and any fiscal or regulatory legislation, rules or practices, adopted pursuant to any such intergovernmental agreement.

“Federal Funds Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary to the next 1/100th of 1.00%) of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” shall mean that certain fee letter, dated as of the Closing Date, by and between the Borrower and the Administrative Agent.

“Fees” shall mean the Commitment Fees, the Administrative Agent Fees, the LC Participation Fees, the Fronting Fees and all other fees set forth in Section 2.05.

“Financial Covenants” shall mean, as of any date of determination, the covenants set forth Section 6.08 which are then in effect as of such date.

“Financial Officer” of any person shall mean the chief financial officer, chief executive officer, vice president of finance, treasurer, assistant treasurer, controller, or, in each case, anyone acting in such capacity or any similar capacity.

“First Incremental Amendment Date” shall mean the date on which all the conditions precedent set forth in Section 5 of the Amendment Agreement No. 1 shall have been satisfied or waived in accordance with the terms thereof. For the avoidance of doubt, the First Incremental Amendment Date shall be January 30, 2019.

“Fixed Incremental Amount” shall have the meaning assigned to such term in the definition of “Maximum Incremental Facilities Amount”.

“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“Foreign Benefit Event” shall mean, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability by any Group Member under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by any Group Member, or the imposition on any Group Member of any fine, excise tax or penalty resulting from any noncompliance with any applicable law.

“Foreign Lender” shall mean any Recipient that is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by (or required to be contributed to by) any Group Member with respect to employees employed outside the United States.

“Foreign Pension Plan” shall mean any defined benefit pension plan maintained or contributed to by (or required to be contributed to by) any Group Member with respect to employees employed outside the United States.

“Foreign Subsidiary” shall mean a Subsidiary that is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia.

“Fronting Fee” shall have the meaning assigned to such term in Section 2.05(c).

“Fund” shall mean any person that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” shall mean generally accepted accounting principles in the United States, applied on a consistent basis.

“Golub” shall have the meaning assigned to such term in the preamble hereto.

“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Group Members” shall mean Holdings, the Borrower and their respective Restricted Subsidiaries; and “Group Member” shall mean any one of them.

“Guaranteed Obligations” shall have the meaning assigned to such term in Section 7.01.

“Guarantees” shall mean the guarantees issued pursuant to Article VII by Holdings, Intermediate Holdings and the Subsidiary Guarantors.

“Guarantors” shall mean Holdings, Intermediate Holdings and each of the Subsidiary Guarantors.

“Hazardous Materials” shall mean the following: toxic or hazardous substances; hazardous wastes; polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs; friable asbestos or friable asbestos-containing materials; radon or any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof; and any other pollutant or contaminant subject to regulation under any Environmental Laws due to their dangerous or deleterious properties or characteristics, or which can give rise to liability, under any Environmental Laws due to their dangerous or deleterious properties or characteristics.

“Hedge Bank” shall have the meaning assigned to such term in the definition of “Secured Parties.”

“Hedging Agreement” shall mean any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“Hedging Obligations” shall mean obligations under or with respect to Hedging Agreements.

“Historical Financial Statements” shall mean (i) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of JAMF and its subsidiaries for the fiscal years ended December 31, 2015 and December 31, 2016 and (ii) unaudited consolidated balance sheets and related unaudited statements of income, stockholders’ equity and cash flows of JAMF and its Subsidiaries for each quarter since December 31, 2016 ended at least forty-five (45) days prior to the Closing Date.

“Holdings” shall have the meaning assigned to such term in the preamble hereof.

“Immaterial Subsidiary” shall mean any Restricted Subsidiary of Holdings (other than Intermediate Holdings or the Borrower) that the Borrower designates in writing (including via email) to the Administrative Agent as an “Immaterial Subsidiary”; provided that, as of the date of the last financial statements required to be delivered pursuant to Section 5.01(a),

Section 5.01(b) or Section 5.01(c), (a) the Consolidated Total Assets attributable to all such Subsidiaries shall not be in excess of 5.0% of Consolidated Total Assets, (b) the total revenues attributable to all such Subsidiaries shall not be in excess of 5.0% of total revenues of the Group Members on a consolidated basis as of such date, and (c) any such Restricted Subsidiary shall not own or license any Intellectual Property that is material to the business of Holdings and its Restricted Subsidiaries; provided, further, that in each case, the Borrower may designate and re-designate a Subsidiary as an Immaterial Subsidiary at any time, subject to the limitations and requirements set forth in this definition. If the Consolidated Total Assets or total revenues of all Restricted Subsidiaries so designated by the Borrower as “Immaterial Subsidiaries” shall at any time exceed the limits set forth in the preceding sentence, then starting with the largest Restricted Subsidiary (or such other order as the Borrower may elect in its sole discretion), the number of Restricted Subsidiaries that are at such time designated as Immaterial Subsidiaries shall automatically be deemed to no longer be designated as Immaterial Subsidiaries until the threshold amounts in the preceding sentence are no longer exceeded (as reasonably determined by the Borrower), with any Immaterial Subsidiaries at such time that are below such threshold amounts still being designated as (and remaining as) Immaterial Subsidiaries.

“Impacted Loans” shall have the meaning assigned to such term in Section 2.11(c).

“Increase Effective Date” shall have the meaning assigned to such term in Section 2.20(a).

“Increase Joinder” shall have the meaning assigned to such term in Section 2.20(e).

“Incremental Amendment” shall mean an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Incremental Term Loan Lender and each Incremental Revolving Loan Lender, as applicable, that agrees to provide any portion of the Incremental Facilities being incurred pursuant thereto.

“Incremental Facilities” shall have the meaning assigned to such term in Section 2.20(a).

“Incremental Loans” shall mean the Incremental Term Loans and the Incremental Revolving Loans.

“Incremental Revolving Loan” shall have the meaning assigned to such term in Section 2.20(d).

“Incremental Revolving Loan Commitment” shall have the meaning assigned to such term in Section 2.20(a).

“Incremental Revolving Loan Lender” shall mean a Lender with an Incremental Revolving Loan Commitment or an outstanding Incremental Revolving Loan.

“Incremental Term Loan Commitment” shall have the meaning assigned to such term in Section 2.20(a).

“Incremental Term Loan Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loans” shall have the meaning assigned to such term in Section 2.20(c)(i).

“Incurrence Ratio” shall have the meaning assigned to such term in the definition of “Maximum Incremental Facilities Amount”.

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or advances; (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person; (d) all obligations of such person issued or assumed as the deferred purchase price of property or services; (e) all Indebtedness of others (excluding prepaid interest thereon) secured by any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed by such person, but limited to, to the extent that such Indebtedness is recourse only to such property (and not to such person), the lower of (x) fair market value of such property as determined by such person in good faith and (y) the amount of Indebtedness secured by such Lien; (f) all Capital Lease Obligations, Purchase Money Obligations and synthetic lease obligations of such person to the extent classified as indebtedness under GAAP (for the avoidance of doubt, lease payments under any operating leases (other than Capital Leases recorded as capitalized leases in accordance with GAAP as in effect on the Closing Date) shall not constitute Indebtedness); (g) all Hedging Obligations to the extent required to be reflected as a liability on the balance sheet of such person, (h) all Attributable Indebtedness of such person; (i) all obligations of such person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions; (j) all obligations of such person, whether or not contingent, in respect of Disqualified Capital Stock of such person, valued at, in the case of redeemable preferred capital stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such capital stock plus accrued and unpaid dividends; and (k) all Contingent Obligations of such person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) above. The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person’s ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such person is not liable therefor. Notwithstanding the foregoing or anything else herein to the contrary, Indebtedness shall not include: (a) trade accounts payable, (b) deferred obligations under the Management Services Agreement, (c) accrued obligations incurred in the ordinary course of business, (d) purchase price adjustments and Earn-Out obligations (until such obligations or adjustments become a liability on the balance sheet of such Person in accordance with GAAP and solely if not paid after becoming due and payable), (e) royalty payments made in the ordinary course of business in respect of licenses (to the extent such licenses are not prohibited hereby), (f) any accruals for payroll and other non-interest bearing liabilities accrued in the ordinary course of business, including tax accruals, (g) deferred rent obligations, taxes and compensation, (h) customary payables with respect to money orders or wire transfers, (i) customary obligations under employment arrangements, (j) operating leases (including for the avoidance of doubt any lease, concession or license treated as an operating lease under GAAP) and (l) obligations in respect of any license, permit or other approval arising in the ordinary course of business.

“Indemnified Taxes” shall mean all Taxes imposed with respect to any Loan Document or any payment thereunder other than Excluded Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 10.03(b).

“Information” shall have the meaning assigned to such term in Section 10.12.

“Insurance Loss Addback” shall mean, with respect to any calculation period, the amount of any loss, costs or expenses incurred during such period for which there is insurance, indemnity or reimbursement coverage and for which a related insurance, indemnity or reimbursement recovery is not recorded in accordance with GAAP, but for which such insurance, indemnity or reimbursement recovery is reasonably expected to be received by Holdings or any of its Restricted Subsidiaries in cash in a subsequent calculation period and within one year of the date of the underlying loss.

“Intellectual Property” shall have the meaning assigned to such term in the Security Agreement.

“Intercreditor Agreement” shall mean any intercreditor agreement executed in connection with any transaction requiring such agreement to be executed pursuant to the terms hereof, or otherwise required to be executed pursuant to the terms hereof, among the Administrative Agent, the Collateral Agent and one or more other Senior Representatives of Indebtedness, or any other party, as the case may be, and acknowledged and agreed to by the Borrower and the Guarantors, in each case, on terms that are reasonably satisfactory to the Administrative Agent, in each case, as amended, restated, amended and restated, supplemented, renewed, replaced, refinanced or otherwise modified from time to time with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed).

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Revolving Borrowing or Term Loan Borrowing in accordance with Section 2.08(b), substantially in the form of Exhibit D or such other form (including any form on an electronic platform or electronic transmission system) as may be approved by the Administrative Agent, appropriately completed and signed by a Responsible Officer of each Borrower.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December to occur during any period in which such Loan is outstanding, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (c) with respect to any Revolving Loan, the Revolving Maturity Date or such earlier date on which the Revolving Commitments are terminated in accordance with the terms hereof, and (d) with respect to any Term Loan, the Term Loan Maturity Date.

“Interest Period” shall mean, with respect to any Eurodollar Loan, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, if agreed to by all relevant affected Lenders, twelve months) thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no Interest Period shall extend beyond (i) in the case of any Eurodollar Revolving Loan, the Revolving Maturity Date and (ii) in the case of any Eurodollar Term Loan, the Term Loan Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Intermediate Holdings” shall have the meaning assigned to such term in the preamble hereof.

“Investments” shall have the meaning assigned to such term in Section 6.03.

“IPO” shall mean the first underwritten public offering by Holdings (or its direct or indirect parent company) of Equity Interests in Holdings (or in its direct or indirect parent company, as the case may be) after the Closing Date pursuant to a registration statement filed with the SEC in accordance with the Securities Act.

“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” shall mean, as the context may require, (a) a bank or other legally authorized Person designated by Administrative Agent (which Person may be Administrative Agent or an Affiliate thereof) and reasonably acceptable to Borrower; (b) any other Lender that may become an Issuing Bank pursuant to Section 2.18(j) and (k) with respect to Letters of Credit issued by such Lender; and/or (c) collectively, all of the foregoing. Any Issuing Bank may, at its discretion, arrange for one or more Letters of Credit to be issued by one or more Affiliates of such Issuing Bank (and each such Affiliate shall be deemed to be an “Issuing Bank” for all purposes of the Loan Documents). In the event that there is more than one Issuing Bank at any time, references herein and in the other Loan Documents to the Issuing Bank shall be deemed to refer to the Issuing Bank in respect of the applicable Letter of Credit or to all Issuing Banks, as the context requires.

“Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit E, with such amendments as may be reasonably and mutually agreed between the Administrative Agent and the Borrower.

“Junior Indebtedness” shall mean Indebtedness which would otherwise constitute Senior Unsecured Indebtedness, but that is by its terms subordinated in right of payment to the Obligations of the Borrower and the Guarantors, as applicable; provided that such terms of subordination are reasonably acceptable to the Administrative Agent.

“Latest Maturity Date” as of any date of determination, shall mean the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Term Loan, any Incremental Revolving Loan, any Refinancing Term Loan or any Refinancing Revolving Loan.

“LC Commitment” shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.18.

“LC Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a drawing under a Letter of Credit.

“LC Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time (including, without limitation, any and all Letters of Credit for which documents have been presented that have not been honored or dishonored) plus (b) the aggregate principal amount of all Reimbursement Obligations outstanding at such time. The LC Exposure of any Revolving Lender at any time shall mean its Pro Rata Percentage of the aggregate LC Exposure at such time.

“LC Extension” shall have the meaning assigned to such term in Section 2.18(c).

“LC Obligations” shall mean, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit at such time (including, without limitation, any and all Letters of Credit for which documents have been presented that have not been honored or dishonored) plus the aggregate amount of all outstanding Reimbursement Obligations at such time. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.12. The amount of such LC Obligations shall equal the maximum amount that may be payable by the Administrative Agent and the Lenders thereupon or pursuant thereto. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LC Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).

“LC Request” shall mean an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Bank in accordance with the terms of Section 2.18(b) and substantially in the form of Exhibit F.

“LC Sublimit” shall mean $5,000,000.

“LCT Election” shall mean the Borrower’s election to treat a specified acquisition as a Limited Condition Transaction in accordance with Section 1.06.

“LCT Test Date” shall have the meaning given to that term in Section 1.06.

“Leases” shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

“Lenders” shall mean (a) the financial institutions and other entities that have become a party hereto as lenders hereunder and (b) any financial institution or other entity that has become a party hereto pursuant to an Assignment and Assumption, other than, in each case, any such financial institution or other entity that has ceased to be a party hereto pursuant to an Assignment and Assumption. Unless the context clearly indicates otherwise, the term “Lenders” shall include an Issuing Bank.

“Letter of Credit” shall mean any standby letter of credit issued or to be issued by an Issuing Bank for the account of the Borrower or any Restricted Subsidiary thereof pursuant to Section 2.18.

“Letter of Credit Expiration Date” shall mean the date which is five (5) Business Days prior to the Revolving Maturity Date then in effect (or, if such date is not a Business Day, the next succeeding Business Day), or such later date to the extent such Letter of Credit has been cash collateralized in an amount equal to 103% of the LC Exposure or backstopped with another letter of credit for such period after the Revolving Maturity Date in a manner to be mutually and reasonably agreed between the applicable Issuing Bank and the Borrower.

“LIBO Rate” shall mean, the rate per annum appearing on Bloomberg L.P.’s service (the “Service”) (or on any successor to or substitute for such Service) for ICE LIBO USD interest rates two (2) Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the Eurodollar Borrowing requested (whether as an initial Eurodollar Borrowing or as a continuation of a Eurodollar Borrowing or as a conversion of an ABR Borrowing to a Eurodollar Borrowing) by the Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error; provided that if the ICE LIBOR USD Service shall not be available for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate (as defined below); provided, however, that (i) if no comparable term for an Interest Period is available, the LIBO Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (ii) if the Service shall no longer report ICE LIBO USD interest rates, or such interest rates cease to exist, Administrative Agent shall be permitted to select an alternate service that quotes, or alternate interest rates that reasonably approximate, the rates of interest per annum at which deposits of Dollars in immediately available funds are offered by major financial institutions reasonably satisfactory to Administrative Agent in the London interbank market (and relating to the relevant Interest Period for the applicable principal amount on any applicable date of determination). The “Interpolated Rate” shall mean the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the ICE LIBO USD interest rate for the longest period for which the Service is available that is shorter than the Impacted Interest Period; and (b) the ICE LIBO USD interest rate for the shortest period (for which the Reuters Screen LIBOR01 is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Lien” shall mean, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, charge, assignment for security, hypothecation, security interest or encumbrance of any kind or any arrangement to provide priority or preference, including any easement, right-of-way or other encumbrance on title to owned Real Property, in each of the foregoing cases whether voluntary or imposed by law; (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; provided that in no event shall an operating lease be deemed to be a Lien; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Limited Condition Transaction” shall mean any Investment or any acquisition of any assets, business or person permitted hereunder (subject to Section 1.06) and including, for the avoidance of doubt, any Permitted Acquisition, by Holdings or one or more of its Restricted Subsidiaries, including by way of merger or amalgamation, whose consummation is not conditioned on the availability of, or on obtaining, third party financing, in each case, together with any other transactions effected in connection therewith (including incurrence of indebtedness or making of restricted payments).

“Liquidity” shall mean, as of any date of determination, the sum of (a) the Total Revolving Commitment as of such date less (i) the amount of any Revolving Loans actually borrowed and outstanding as of such date and (ii) the LC Exposure as of such date plus (b) the amount of Unrestricted Cash of Holdings and its Restricted Subsidiaries as of such date.

“Loan Documents” shall mean this Agreement, any amendments hereto, the Letters of Credit, the LC Requests, any Intercreditor Agreement, the Notes (if any), the Security Documents, the Fee Letter (other than for purposes of Section 10.02) and intercreditor agreements and subordination agreements entered into pursuant to the terms hereof that any Credit Party is party to and any other document designated as such by the Borrower and the Administrative Agent, in each case as amended, amended and restated, restated, supplemented and/or modified from time to time.

“Loans” shall mean, as the context may require, a Revolving Loan or Term Loan.

“LQA Recurring Revenues” shall mean the product of (a) Recurring Revenues for the fiscal quarter most recently ended for which financial statements have been delivered to the Administrative Agent and the Lenders pursuant to Section 5.01(b), multiplied by (b) four (4).

“LQA Recurring Revenue Leverage Ratio” shall mean, at any date of determination, the ratio of (a) (i) Consolidated Total Funded Indebtedness of Holdings and its Restricted Subsidiaries on such date minus (ii) Unrestricted Cash of Holdings and its Restricted Subsidiaries on such date, to (b) LQA Recurring Revenues of Holdings and its Restricted Subsidiaries as of such date.

“Management Equityholders” shall mean any of (i) any current or former director, officer, employee or member of management of Holdings or any of its Subsidiaries or any direct or indirect parent company thereof who, on the Closing Date, is an equityholder in Holdings or any direct or indirect parent thereof, (ii) any trust, partnership, limited liability company, corporate body or other entity established by any such director, officer, employee, or member of management of Holdings or any of its Subsidiaries or any direct or indirect parent thereof or any Person described in the succeeding clauses (iii) and (iv), as applicable, to hold an investment in Holdings or any direct or indirect parent thereof in connection with such Person’s estate or tax planning, (iii) any spouse, parents or grandparents or any descendant (including adopted children and step-children) or spouse or former spouse of the foregoing, of any such director, officer, employee or member of management of Holdings or any of its Subsidiaries or any direct or indirect parent thereof who is transferred Equity Interests of Holdings or any direct or indirect parent thereof by any such director, officer, employee or member of management of Holdings or any of its Subsidiaries or any direct or indirect parent thereof (or by any vehicle described in clause (ii) above), and (iv) any Person who acquires an investment in Holdings or any direct or indirect parent thereof by will or by the laws of intestate succession as a result of the death of any such director, officer, employee or member of management of Holdings or any of its Subsidiaries or any direct or indirect parent thereof.

“Management Services Agreement” shall mean that certain Management Agreement, dated as of the Closing Date, by and among Vista Equity Partners Management, LLC, Holdings, Intermediate Holdings, the Borrower and certain Affiliates of the Borrower from time to time party thereto, as amended, restated, amended and restated, supplemented and/or modified from time to time in a manner that is not materially adverse to the interests of the Lenders; provided that any amendment, restatement, amendment and restatement, supplement or other modification thereto to term out any fees under such Management Agreement in connection with an IPO shall not be considered materially adverse to the Lenders.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business or financial condition or results of operations of Holdings and its Restricted Subsidiaries, taken as a whole, (b) the material rights and remedies (taken as a whole) of the Administrative Agent under the Loan Documents (other than due to the action or inaction of the Administrative Agent, the Lenders or any other Secured Party) or (c) the ability of the Borrower and the Guarantors, taken as a whole, to perform their payment obligations under the Loan Documents.

“Material Property” shall mean all Real Property owned in fee in the United States by any Credit Party, in each case, with a fair market value of $~~3,750,000~~5,437,500 (as determined by the Borrower in good faith) or more, as determined (i) with respect to any Real Property owned by any Credit Party on the Closing Date, as of the Closing Date, and (ii) with respect to any Real Property acquired by a Credit Party after the Closing Date, as of the date of such acquisition.

“Maximum Incremental Facilities Amount” shall mean:

(i)            (A) an aggregate amount equal to $~~20,000,000~~30,000,000, plus (B) the amount of any voluntary prepayments of any Loans, any Incremental Facility (in the case of any prepayment of Revolving Loans and/or Incremental Revolving Loans, to the extent accompanied by a corresponding permanent reduction in the relevant commitment) (it being understood that any such voluntary prepayment financed with the proceeds of Credit Agreement Refinancing Indebtedness shall not increase the calculation of the amount under this clause (i)(B)), plus (C) debt buybacks by Holdings and its Restricted Subsidiaries in accordance with Section 10.04(b)(vii) (it being understood that (x) any such debt buybacks financed with the proceeds of Credit Agreement Refinancing Indebtedness shall not increase the calculation of the amount under this clause (i)(C) and (y) in the case of any such debt buyback that is consummated at a discount to par, the calculation of the amount under this clause (C) shall be limited to the actual cash expenditures in respect thereof), plus (D) payments required by Sections 2.16(b)(B) or 10.02(e)(i) (the “Fixed Incremental Amount”), plus

(ii)           an unlimited amount so long as, on a Pro Forma Basis as of the Applicable Date of Determination and for the applicable Test Period, determined after giving effect to the incurrence of any such Incremental Facility and any Permitted Acquisition or other permitted Investment consummated in connection therewith, any Indebtedness repaid with the proceeds thereof and any Investment, disposition or debt incurrence in connection therewith and all other pro forma adjustments, but excluding the cash proceeds of such Indebtedness then being incurred from netting in the calculation of any relevant ratio, with respect to any such Incremental Facility that is (A) incurred prior to June 30, 2020, the LQA Recurring Revenue Leverage Ratio shall not exceed 2.00 to 1.00 or (B) incurred on or after June 30, 2020, the Total Leverage Ratio shall not exceed 6.00 to 1.00 (the ratios in clauses (A) and (B), collectively, or any such ratio individually, as applicable, the “Incurrence Ratio”); provided that (w) the Incurrence Ratio, as so calculated, shall be permitted in the case of the LQA Recurring Revenue Leverage Ratio or the Total Leverage Ratio, to exceed the applicable levels set forth above to the extent of any Incremental Facilities incurred in reliance on the Fixed Incremental Amount concurrently with the incurrence of any Incremental Facility pursuant to this clause (ii); (x) for purposes of determining compliance with the foregoing Incurrence Ratio in this clause (ii), any Incremental Revolving Loan Commitments shall be deemed to be drawn in full and any use of such Incremental Facilities to prepay Indebtedness shall be given pro forma effect) and (y) to the extent the proceeds of any Incremental Facility are intended to be applied to finance a Limited Condition Transaction, if the Borrower has made an LCT Election with respect to such Limited Condition Transaction, Consolidated Total Funded Indebtedness, Recurring Revenues and Consolidated EBITDA, for purposes of determining compliance with the Incurrence Ratio, shall be determined instead, on a Pro Forma Basis, only (i) in the case of Consolidated Total Funded Indebtedness, as of the date, and (ii) with respect to Consolidated EBITDA, Recurring Revenues and Liquidity, for the Test Period most recently ended prior to the date, in each case on which the relevant agreement with respect to such Limited Condition Transaction is entered into as if the Limited Condition Transaction had occurred on such date. For the avoidance of doubt, any amounts incurred in reliance on the Fixed Incremental Amount as an Incremental Facility shall thereafter reduce the amount of Incremental Facilities that may be incurred in reliance thereon. For the avoidance of doubt, (I) the Borrower may elect to use this clause (ii) regardless of whether the Borrower has capacity under the Fixed Incremental Amount, and (II) the Borrower may elect to use this clause (ii) prior to using the Fixed Incremental Amount, and if both clause (ii) and the Fixed Incremental Amount are available and the Borrower does not make an election, then the Borrower will be deemed to have elected to use this clause (ii) prior to using any amount available under the Fixed Incremental Amount.

“Maximum Rate” shall have the meaning assigned to such term in Section 10.14.

“Merger Sub” shall have the meaning assigned to such term in the preamble hereto.

“Minimum Borrowing Amount” shall mean

(a)           in the case of Eurodollar Loans, $250,000;

(b)           in the case of ABR Loans that are Term Loans, $250,000; and

(c)           in the case of ABR Loans that are Revolving Loans, the lesser of $250,000 and the Revolving Commitment at such time.

“MNPI” shall have the meaning assigned to such term in Section 10.01(f)(i).

“Moody’s” shall mean Moody’s Investors Service Inc.

“Mortgage” shall have the meaning assigned to such term in Section 5.10(c)(ii).

“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA which is subject to Title IV of ERISA (a) to which any Group Member is then making or accruing an obligation to make contributions or (b) with respect to which any Group Member has any liability (including on account of an ERISA Affiliate).

“Net Cash Proceeds” shall mean:

(a)           with respect to any Asset Sale (other than any issuance or sale of Equity Interests), the proceeds thereof in the form of cash, cash equivalents (including Cash Equivalents) and marketable securities (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable, or by the sale, transfer or other disposition of any non-cash consideration received in connection therewith or otherwise, but only as and when received) received by any Group Member, net of, without duplication, (i) fees and expenses (including brokers’ fees or commissions, discounts, legal, accounting and other professional and transactional fees, transfer and similar taxes and the Borrower’s good faith estimate of taxes paid or payable in connection with such sale or with the repatriation of such proceeds (after taking into account any available tax credits or deductions and any payments or payable amounts under tax sharing arrangements permitted under the Loan Documents) (provided that, to the extent and at the time that any such taxes are no longer required to be paid or payable, such amounts then constitute Net Cash Proceeds)), (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations, earn-out obligations or purchase price adjustments associated with such Asset Sale or (y) any other liabilities retained or payable by any Group Member associated with the Properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money (other than the Loans) that is secured by a Lien on the Properties sold in such Asset Sale (so long as such Lien was permitted to encumber such Properties under the Loan Documents at the time of such sale and was not a pari passu or junior Lien on Collateral) and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such Properties) and (iv) the Borrower’s good faith estimate of the amount of payments required to be made with respect to unassumed liabilities relating to the properties sold within 360 days of such Asset Sale (provided that to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 360 days after such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds);

(b)           with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received by, or on behalf of, any Group Member in respect thereof, net of all costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event (including, in respect of any such Casualty Event, transfer and similar taxes and the Borrower’s good faith estimate of taxes paid or payable in connection with such Casualty Event or with the repatriation of such proceeds (after taking into account any available tax credits or deductions and any payments or payable amounts under tax sharing arrangements permitted under the Loan Documents) (provided that, to the extent and at the time that any such taxes are no longer required to be paid or payable, such amounts shall then constitute Net Cash Proceeds));

(c)           with respect to any issuance or sale of Equity Interests by Holdings or any of its Restricted Subsidiaries, the cash proceeds thereof, net of Taxes (including Taxes payable upon the repatriation of any such proceeds to a Group Member), fees, commissions, costs and other expenses incurred in connection therewith; and

(d)           with respect to any Debt Issuance by Holdings or any of its Restricted Subsidiaries, the cash proceeds thereof, net of Taxes (including Taxes payable upon repatriation of the proceeds to a Group Member), fees, commissions, costs and other expenses incurred in connection therewith.

“Net Working Capital” shall mean, at any time, Consolidated Current Assets at such time minus Consolidated Current Liabilities at such time.

“Non-Consenting Lender” shall mean any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.02 and (ii) has been approved by the Required Lenders (or the Required Revolving Lenders, as applicable) or more than 50% of the affected Lenders, as applicable.

“Non-Credit Party Target” shall have the meaning assigned to such term in the definition of “Permitted Acquisition”.

“Non-Extending Lender” shall have the meaning assigned to such term in Section 2.21(e).

“Non-Restricted Persons” shall have the meaning assigned to such term in Section 10.04(b)(v)(C).

“Not Otherwise Applied” shall mean, with reference to any amount of proceeds of any transaction or event, that such amount (a) was not required to be applied to prepay the Loans pursuant to Section 2.10, (b) was not previously applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was contingent on receipt of such amount or utilization of such amount for a specified purpose, (c) in the case of Net Cash Proceeds from Eligible Equity Issuances or from Equity Cure Contributions, was not otherwise used for or in connection with (i) Investments made pursuant to Section 6.03(f), (v) or (x), (ii) Dividends made pursuant to Section 6.06(f) or (i), (iii) prepayments of Indebtedness pursuant to Section 6.09(a)(F), (iv) the inclusion thereof as an Equity Cure Contribution in the calculation of Consolidated EBITDA for purposes of determining compliance with the Total Leverage Covenant or (v) the incurrence of Indebtedness pursuant to Section 6.01(w), (d) was not previously applied to increase the Cumulative Amount pursuant to the definition thereof and (e) was not previously applied to increase the amount of Total Consideration available to be paid under the definition of “Permitted Acquisition”.

“Notes” shall mean any notes evidencing the Term Loans, Revolving Loans issued pursuant to this Agreement, if any, substantially in the form of Exhibit G-1 or G-2, as applicable.

“Notice of Intent to Cure” shall have the meaning assigned to such term in Section 8.03(a).

“Obligations” shall mean obligations of the Borrower and the other Credit Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower and the other Credit Parties under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of Reimbursement Obligations with respect to Letters of Credit, interest thereon and obligations to provide cash collateral with respect thereto and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including fees and other monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower and the other Credit Parties under this Agreement and the other Loan Documents; provided that, notwithstanding anything to the contrary, the Obligations shall exclude any Excluded Swap Obligations.

“OFAC” shall mean the U.S. Department of the Treasury, Office of Foreign Assets Control.

“Offer Process” shall have the meaning assigned to such term in Section 10.04(b)(vii)(B).

“Organizational Documents” shall mean, with respect to any person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such person, (iii) in the case of any limited partnership, the certificate of limited partnership and limited partnership agreement (or similar documents) of such person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such person and (v) in any other case, the functional equivalent of the foregoing.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced by any Loan Document, or sold or assigned an interest in any Loans or Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document (and any interest, additions to tax or penalties applicable thereto), except for any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.16).

“Paid in Full”, “Pay in Full” or “Payment in Full” shall mean, with respect to any Obligations, Secured Obligations or Guaranteed Obligations, the payment in full in cash of all such Obligations, Secured Obligations or Guaranteed Obligations, as applicable (other than (a) contingent indemnification obligations or unasserted expense reimbursement obligations, (b) obligations and liabilities under Secured Cash Management Agreements and Secured Hedging Agreements with respect to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made and (c) Letters of Credit that have been cash collateralized in accordance with this Agreement or backstopped to the reasonable satisfaction of the applicable Issuing Bank).

“Participant” shall have the meaning assigned to such term in Section 10.04(d)(i).

“Participant Register” shall have the meaning assigned to such term in Section 10.04(d)(iii).

“Patriot Act” shall have the meaning assigned to such term in Section 3.19.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” shall mean any transaction or series of related transactions by Holdings or any of its Restricted Subsidiaries for (a) the direct or indirect acquisition of all or substantially all of the property of any Person, or of any assets constituting a line of business (including, without limitation, a product line), business unit, division or product line (including research and development and related assets in respect of any product) of any Person; (b) the acquisition (including by merger or consolidation) of the Equity Interests (other than director qualifying shares) of any Person that becomes a Restricted Subsidiary after giving effect to such transaction; or (c) a merger or consolidation or any other combination with any Person (so long as a Credit Party (including for the avoidance of doubt (except in the case of a merger, consolidation or other combination involving the Borrower) any such Person that becomes a Credit Party upon the consummation of such merger, consolidation or other combination), to the extent such Credit Party is a party to such merger, consolidation or other combination, is the surviving entity); provided that each of the following conditions shall be met or waived by the Required Lenders:

(i)            subject to Section 1.06, no Event of Default (or, in the case of a Limited Condition Transaction, no Event of Default under Section 8.01(a), (b), (d) (solely with respect to the failure to comply with Section 6.08), (g) or (h) shall have occurred and be continuing immediately before giving pro forma effect to such acquisition and immediately after giving effect to such acquisition;

(ii)           subject to Section 1.06, immediately after giving effect to such transaction on a Pro Forma Basis (assuming that such transaction and all other Permitted Acquisitions consummated since the first day of the relevant Test Period ending on or prior to the date of such transaction had occurred on the first day of such relevant Test Period), the Borrower shall be in compliance with the Financial Covenants;

(iii)          immediately after giving effect to such transaction, Holdings and its Restricted Subsidiaries shall be in compliance with Sections 6.10 and 6.12;

(iv)          any such newly created or acquired Restricted Subsidiary or property shall either (x) to the extent required by Section 5.10 or Section 5.11, as applicable, become a Credit Party and comply with the requirements of Section 5.10 or become part of the “Collateral” and be subject to the requirements of Section 5.11, or (y) if any such newly created or acquired Restricted Subsidiary does not become a Credit Party and comply with the requirements of Section 5.10 (a “Non-Credit Party Target”) or such assets do not become part of the “Collateral”, the Total Consideration paid in connection with such purchase or acquisition and all other such purchases or acquisitions described in this clause (y) shall not exceed the greater of $50,000,000 and 30% of Consolidated EBITDA for the most recent Test Period in the aggregate (which shall not, for the avoidance of doubt, be reduced by the Total Consideration paid by the Borrower in connection with the ZuluDesk Acquisition), plus amounts otherwise available under Section 6.03 (with any usage here reducing capacity under such clause of Section 6.03 on a dollar for dollar basis); provided that the limitation set forth in clause (y) shall not apply if the Non-Credit Party Targets acquired in such Permitted Acquisition account for less than 20% of the Consolidated EBITDA of all of the entities acquired in such Permitted Acquisition calculated on a Pro Forma Basis; and

(v)           such acquisition shall not be consummated pursuant to a tender offer that is not supported by the board of directors of the Person to be acquired and the board of directors of any such Person shall not have indicated publicly its opposition to the consummation of such acquisition (which opposition has not been publicly withdrawn).

Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of “Permitted Acquisition” shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing, prior to the consummation thereof, that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement; provided, that, for the avoidance of doubt, the ZuluDesk Acquisition shall constitute a Permitted Acquisition.

“Permitted Closing Date Revolving Advances” shall have the meaning assigned to that term in Section 3.11.

“Permitted Junior Refinancing Debt” shall mean secured Indebtedness incurred by Borrower or any other Credit Party (other than Holdings or Intermediate Holdings) and guarantees with respect thereto by any Credit Party; provided that (i) such Indebtedness is secured by the Collateral on a junior basis to the Secured Obligations and the obligations in respect of any Permitted Pari Passu Refinancing Debt and is not secured by any property or assets of Holdings and its Restricted Subsidiaries other than the Collateral and (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Term Loans, Incremental Term Loans, Refinancing Term Loans, Revolving Loans, Incremental Revolving

Loans, or Refinancing Revolving Loans. Permitted Junior Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Pari Passu Refinancing Debt” shall mean any secured Indebtedness incurred by Borrower or any other Credit Party (other than Holdings or Intermediate Holdings) and guarantees with respect thereto by any Credit Party; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Secured Obligations and is not secured by any property or assets of Holdings or its Restricted Subsidiaries other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Term Loans, Incremental Term Loans, Refinancing Term Loans, Revolving Loans, Incremental Revolving Loans, or Refinancing Revolving Loans, and (iii) a Senior Representative validly acting on behalf of the holders of such Indebtedness shall have become party to an Intercreditor Agreement. Permitted Pari Passu Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Refinancing” shall mean, with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees, expenses, commissions, underwriting discounts and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing of Indebtedness permitted pursuant to Section 6.01(e), such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) other than with respect to a Permitted Refinancing of Indebtedness permitted pursuant to Section 6.01(e), at the time thereof, no Event of Default shall have occurred and be continuing, (d) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms, taken as a whole, at least as favorable (as reasonably determined by the Borrower) to the Lenders in all material respects as those contained in the documentation governing the subordination of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and (e) neither Holdings nor any of its Restricted Subsidiaries shall be an obligor or guarantor of any such refinancings, replacements, refundings, renewals, replacements or extensions except to the extent that such Person was such an obligor or guarantor in respect of the applicable Indebtedness being modified, refinanced, refunded, renewed, replaced or extended.

“Permitted Surviving Indebtedness” shall have the meaning assigned to such term in Section 6.01(b)(x).

“Permitted Unsecured Refinancing Debt” shall mean unsecured Indebtedness incurred by Borrower or any other Credit Party (other than Holdings or Intermediate Holdings) and guarantees with respect thereto by any Credit Party; provided that such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Term Loans, Incremental Term Loans, Refinancing Term Loans, Revolving Loans, Incremental Revolving Loans, or Refinancing Revolving Loans. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person” or “person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 or Section 430 of the Code or Section 302 or Section 303 of ERISA which is maintained or contributed to by (or required to be contributed to by) any Group Member or with respect to which any Group Member has any liability (including on account of an ERISA Affiliate).

“Plan of Reorganization” shall have the meaning assigned to such term in Section 10.04(b)(v)(C).

“Platform” shall have the meaning assigned to such term in Section 10.01(e).

“Private Side Communications” shall have the meaning assigned to such term in Section 10.01(f).

“Private Siders” shall have the meaning assigned to such term in Section 10.01(f).

“Pro Forma Balance Sheet” shall have the meaning assigned to such term in Section 3.04(a).

“Pro Forma Basis” shall mean, with respect to the calculation of all financial ratios and tests (including the Total Leverage Ratio, the LQA Recurring Revenue Leverage Ratio and the amount of Consolidated Total Assets and Consolidated EBITDA) contained in this Agreement other than for purposes of calculating Excess Cash Flow, in each case as of any date, that such calculation shall give pro forma effect to the Transactions and all Subject Transactions (and the application of the proceeds from any such asset sale or debt incurrence) that have occurred during the relevant testing period for which such financial test or ratio is being calculated and/or during the period immediately following such period and prior to or substantially concurrently with the event for which the calculation of any such ratio is made, including pro forma adjustments arising out of events which are attributable to the Transactions, the proposed Subject Transaction and/or all other Subject Transactions that have been consummated during the relevant period, including giving effect to those specified in accordance with the definition of “Consolidated EBITDA,” in each case as certified on behalf of Holdings by a Financial Officer of Holdings, using, for purposes of determining such compliance with a financial test or ratio (including any incurrence test), the historical financial statements of all entities, divisions or lines or assets so acquired or sold and the consolidated financial statements of Holdings and/or any of its Restricted Subsidiaries, calculated as if the Transactions or such Subject Transaction, and/or all other Subject Transactions that have been consummated during the relevant period, and any Indebtedness incurred or repaid in connection therewith, had been consummated (and the change in Consolidated EBITDA resulting therefrom) and incurred or repaid at the beginning of such period and Consolidated Total Assets shall be calculated after giving effect thereto.

Whenever pro forma effect is to be given to the Transactions or a Subject Transaction, the pro forma calculations shall be made in good faith by a Financial Officer of Holdings (as set forth in a certificate of such Financial Officer delivered to the Administrative Agent) (including adjustments for costs and charges arising out of the Transactions, the proposed Subject Transaction and all other Subject Transactions that have been consummated during the relevant period and the “run-rate” cost savings and synergies resulting from the Transactions or such Subject Transactions that have been or are reasonably anticipated to be realizable (“run-rate” means the full recurring benefit for a test period that is associated with any action taken or expected to be taken or for which a plan for realization has been established (including any savings expected to result from the elimination of a public target’s Public Company Costs), net of the amount of actual benefits realized during such test period from such actions), and any such adjustments included in the initial pro forma calculations shall continue to apply to subsequent calculations of such financial ratios or tests, including during any subsequent test periods in which the effects thereof are expected to be realizable); provided that (i) such amounts are factually supportable and reasonably identifiable and are projected by the Borrower in good faith to be realizable within 18 months after the end of the test period in which the Transactions or the Subject Transaction occurred and, in each case, certified by a Financial Officer of Holdings, (ii) no amounts shall be added pursuant to this paragraph to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA for such test period and (iii) amounts added back to Consolidated EBITDA pursuant to this paragraph, when combined with amounts added back pursuant to clause (f)(y) of the definition thereof, shall not, in the aggregate, exceed 25% of Consolidated EBITDA for any four fiscal quarter period (determined prior to giving effect thereto) (in each case, other than any amounts added back to Consolidated EBITDA which constitute operational improvements made in connection with the Transactions).

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the applicable date of determination for which the calculation is made had been the applicable rate for the entire test period (taking into account any interest hedging arrangements applicable to such Indebtedness). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Financial Officer of Holdings to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower may designate.

“Pro Rata Percentage” of any Revolving Lender at any time shall mean the percentage of the Total Revolving Commitment of all Revolving Lenders represented by such Lender’s Revolving Commitment; provided that for purposes of Section 2.19(b), “Pro Rata Percentage” shall mean the percentage of the Total Revolving Commitment (disregarding the Revolving Commitment of any Defaulting Lender to the extent its LC Exposure is reallocated to the non-Defaulting Lenders) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Pro Rata Percentage shall be determined based upon the Revolving Commitments most recently in effect, after giving effect to any assignments.

“Projections” shall have the meaning assigned to such term in Section 3.13(a).

“Property” or “property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property.

“Public Company Costs” shall mean any costs, fees and expenses associated with, in anticipation of, or in preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs, fees and expenses relating to compliance with the provisions of the Securities Act and the Exchange Act (as applicable to companies with equity or debt securities held by the public), the rules of national securities exchanges for companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursements, charges relating to investor relations, shareholder meetings and reports to shareholders and debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees and listing fees.

“Public Side Communications” shall have the meaning assigned to such term in Section 10.01(f).

“Public Siders” shall have the meaning assigned to such term in Section 10.01(f).

“Purchase Money Obligation” shall mean, for any Person, the obligations of such Person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any fixed or Capital Assets or the cost of installation, construction or improvement of any fixed or Capital Assets and any refinancing thereof; provided, however, that (i) such Indebtedness is incurred no later than 180 days after the acquisition, installation, construction, repair, replacement, exchange or improvement of such fixed or Capital Assets by such Person, (ii) the amount of such Indebtedness (excluding any costs, expenses and fees incurred in connection therewith) does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be, and (iii) the Liens granted with respect thereto do not at any time encumber any property other than the property financed by such Indebtedness (with respect to Capital Lease Obligations, the Liens granted with respect thereto do not at any time extend to or cover any assets other than the assets subject to such Capital Lease Obligations).

“Qualified Capital Stock” of any Person shall mean any Equity Interests of such Person that are not Disqualified Capital Stock.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Recurring Revenues” shall mean, with respect to any period, all recurring maintenance and subscription and recurring support revenues, and recurring revenues attributable to software licensed or sold by the Holdings or any of Restricted Subsidiaries, which recurring revenues are earned during such period net of any discounts, calculated on a basis consistent with the financial statements delivered to the Administrative Agent prior to the Closing Date. Notwithstanding anything to the contrary, it is agreed, that for the purpose of calculating the LQA Recurring Revenue Leverage Ratio for any period that includes the fiscal quarter ended on September 30, 2017, Recurring Revenues shall be deemed to be $21,694,000.

“Recipient” shall mean any Agent, any Lender and any Issuing Bank, as applicable.

“Refinanced Debt” shall have the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing Amendment” shall mean an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Lender and Additional Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto.

“Refinancing Revolving Loan Commitments” shall mean one or more Tranches of revolving loan commitments hereunder that result from a Refinancing Amendment.

“Refinancing Revolving Loans” shall mean one or more Tranches of Revolving Loans that result from a Refinancing Amendment.

“Refinancing Term Commitments” shall mean one or more Tranches of Term Loan Commitments hereunder that result from a Refinancing Amendment.

“Refinancing Term Loans” shall mean one or more Tranches of Term Loans that result from a Refinancing Amendment.

“Register” shall have the meaning assigned to such term in Section 10.04(c).

“Registered Equivalent Notes” shall mean, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantee obligations) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation S-X” shall mean Regulation S-X promulgated under the Securities Act.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Reimbursement Obligations” shall mean the Borrower’s obligations under Section 2.18(e) to reimburse LC Disbursements.

“Rejection Notice” shall have the meaning assigned to such term in Section 2.10(i).

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, attorneys and representatives of such Person and of such Person’s Affiliates.

“Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Hazardous Material into the Environment.

“Required Debt Terms” shall mean in respect of any Indebtedness, the following requirements: (i) such Indebtedness (x) does not have a maturity date or have any mandatory prepayment or redemption features (other than customary asset sale events, insurance and condemnation proceeds events, change of control offers or events of default, AHYDO catch-up payments and excess cash flow and indebtedness sweeps), in each case prior to the date that is 91 days after the then Latest Maturity Date at the time such Indebtedness is incurred and (y) does not have a shorter Weighted Average Life to Maturity than the Term Loans, (ii) such Indebtedness is not guaranteed by any Subsidiaries of Holdings that are not Guarantors, (iii) if such Indebtedness is secured by the Collateral, a Senior Representative acting on behalf of the holders of such Indebtedness has become party to an Intercreditor Agreement if such Indebtedness is secured on a pari passu or junior basis with the Secured Obligations, (iv) to the extent secured, any such Indebtedness is not secured by assets not constituting Collateral (unless such Indebtedness is incurred by a Restricted Subsidiary that is not a Credit Party), (v) any such Indebtedness that is payment subordinated shall be subject to a subordination agreement on terms that are reasonably acceptable to the Administrative Agent and the Borrower, and (vi) the terms and conditions of such Indebtedness (excluding pricing, interest rate margins, rate floors, discounts, premiums, fees, and prepayment or redemption terms and provisions which shall be determined by the Borrower) are not materially more restrictive to Holdings and its Subsidiaries (when taken as a whole) than the terms and conditions of this Agreement (when taken as a whole) (except for covenants or other provisions applicable only to periods after the applicable Latest Maturity Date) (it being understood that to the extent that any financial maintenance covenant is added for the benefit of any such Indebtedness or a materially more restrictive term is provided for the benefit of such Indebtedness, no consent shall be required from the Administrative Agent if such financial covenant or other terms are added to this Agreement); provided, further, that a certificate delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirements of this definition, shall be conclusive evidence that such terms and conditions satisfy the requirements of this definition unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Required Lenders” shall mean Lenders having more than 50% of the sum of all Loans outstanding, LC Exposure and unused Revolving Commitments and Term Loan Commitments; provided that the Loans, LC Exposure and unused Commitments held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further, that for any Required Lenders’ vote, Affiliated Debt Funds may not, in the aggregate, account for more than 49.9% of the amounts included in determining whether the Required Lenders have consented to any amendment or waiver.

“Required Revolving Lenders” shall mean Lenders having more than 50% of all Revolving Commitments or, after the Revolving Commitments have terminated, more than 50% of all Revolving Exposure; provided that the Revolving Commitments or Revolving Exposure held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of the Required Revolving Lenders.

“Requirements of Law” shall mean, collectively, all international, foreign, federal, state and local laws (including common law), judgments, decrees, statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, or other requirements of, any Governmental Authority, in each case whether or not having the force of law.

“Responsible Officer” of any Person shall mean any executive officer (including, without limitation, the president, any vice president, secretary and assistant secretary), any authorized person or Financial Officer of such Person and any other officer or similar official or authorized person thereof with responsibility for the administration of the obligations of such Person in respect of this Agreement and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Credit Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Credit Party designated in or pursuant to an agreement between the applicable Credit Party and the Administrative Agent.

“Restricted Debt Payment” shall have the meaning assigned to such term in Section 6.09(a).

“Restricted Subsidiary” shall mean each Subsidiary of Holdings other than any Unrestricted Subsidiary.

“Revolving Borrowing” shall mean a Borrowing comprised of Revolving Loans.

“Revolving Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans hereunder up to the amount set forth on Annex A hereto or by an Increase Joinder, or in any Assignment and Assumption pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to Incremental Revolving Loan Commitments or assignments by or to such Lender pursuant to Section 2.16(b), Section 10.02(e) or Section 10.04.

“Revolving Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s LC Exposure.

“Revolving Lender” shall mean a Lender with a Revolving Commitment or that holds a Revolving Loan.

“Revolving Loan” shall mean a Loan made by Lenders to the Borrower pursuant to Section 2.01(b), including, unless the context shall otherwise require, any Incremental Revolving Loans made pursuant to Section 2.20 after the Closing Date.

“Revolving Maturity Date” shall mean (x) with respect to any Revolving Commitments the maturity date of which has not been extended pursuant to Section 2.21, the date which is five years after the Closing Date or, if such date is not a Business Day, the first Business Day preceding such date and (y) with respect to any Extended Tranche of Revolving

Commitments, the final maturity date specified in the applicable Extension Election accepted by the respective Lender or Lenders.

“S&P” shall mean Standard & Poor’s Ratings Service, a division of McGraw Hill Companies, Inc.

“Sale Leaseback Transaction” shall mean any arrangement, directly or indirectly, with any Person whereby the Borrower or any of its Restricted Subsidiaries shall sell, transfer or otherwise dispose of any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred; provided that (a) no Event of Default shall have occurred and be continuing or would immediately result therefrom and (b) such Sale Leaseback Transaction is consummated within 180 days of the disposition of such property.

“Sanctions” shall have the meaning assigned to such term in Section 3.20.

“SEC” shall mean the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between any Credit Party or any Restricted Subsidiary and any Cash Management Bank that is designated by Holdings as a “Secured Cash Management Agreement”.

“Secured Hedging Agreement” shall mean any Hedging Agreement that is entered into by and between any Credit Party or any Restricted Subsidiary and any Hedge Bank that is designated by Holdings as a “Secured Hedging Agreement”.

“Secured Obligations” shall mean (a) the Obligations and (b) the payment of all obligations of the Borrower and the other Credit Parties under each Secured Cash Management Agreement and Secured Hedging Agreement; provided that, (x) notwithstanding anything to the contrary, the Secured Obligations shall exclude any Excluded Swap Obligations and (y) the Secured Obligations under clause (b) of this definition shall not exceed $~~2,500,000~~3,625,000.

“Secured Parties” shall mean, collectively, (i) the Administrative Agent, (ii) the Collateral Agent, (iii) the Lenders and Issuing Bank, (iv) each Cash Management Bank and (v) each counterparty to a Hedging Agreement that is (x) a Lender or an Agent (or an Affiliate of a Lender or an Agent) and each other Person if, at the date of entering into such Hedging Agreement, such Person was a Lender or an Agent (or an Affiliate of a Lender or an Agent) or (y) each Person who has entered into a Hedging Agreement with a Credit Party if such Hedging Agreement was provided or arranged by the Administrative Agent or an Affiliate of the Administrative Agent, and any assignee of such Person or (z) each Person with whom the Borrower has entered into a Hedging Agreement for which the Administrative Agent or an Affiliate of the Administrative Agent has provided credit enhancement through either assignment right or a letter of credit in favor of such Person and any assignee thereof; provided that if such Person is not a Lender or an Agent, by accepting the benefits of this Agreement, such Person shall be deemed to have (i) appointed the Collateral Agent as its agent under the applicable Loan Documents and (ii) be deemed to be (and agrees to be) bound by the provisions of Sections 9.03, 10.03 and 10.09 as if it were a Lender (a “Hedge Bank”).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Agreement” shall mean one or more security agreements by and among one or more of the Credit Parties and the Collateral Agent for the benefit of the Secured Parties with respect to Liens granted on the Collateral thereunder as security for the Secured Obligations.

“Security Agreement Collateral” shall mean all property pledged or granted, or purported to be pledged or granted, as collateral pursuant to a Security Agreement, including, without limitation, as required pursuant to Section 5.10 or Section 5.11 and in each case other than Excluded Property.

“Security Documents” shall mean the Security Agreements, the Mortgages (if any) and each other security document or pledge agreement delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as collateral for the Secured Obligations, and any other document or instrument utilized to pledge or grant or purport to pledge or grant a security interest or lien on any property as collateral for the Secured Obligations.

“Senior Representative” shall mean, with respect to any series of Permitted Pari Passu Refinancing Debt, Permitted Junior Refinancing Debt, Permitted Unsecured Refinancing Debt, the trustee, the sole lender, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Senior Unsecured Indebtedness” shall mean senior unsecured Indebtedness incurred by the Borrower or any other Credit Party (other than Holdings or Intermediate Holdings) for borrowed money that (a) does not have a final maturity date prior to 91 days after the Latest Maturity Date at the time of incurrence thereof, (b) does not have a shorter Weighted Average Life to Maturity than the Term Loans, and (c) the covenants and events of default and other terms of which (other than pricing, interest rate margins, rate floors, fees, discounts, interest rate, premiums and prepayment or redemption provisions) are not, taken as a whole, more restrictive to Holdings and its Restricted Subsidiaries in any material respect than those in this Agreement; provided, that the terms thereof shall not include any mandatory prepayment that is materially more restrictive with respect to such entities when taken as a whole than those in this Agreement.

“Specified Existing Tranche” shall have the meaning assigned to such term in Section 2.21(a).

“Sponsor” shall mean Vista Equity Partners Fund VI, L.P., Vista Equity Partners Management, LLC and their respective Controlled Investment Affiliates.

“Sponsor Investors” shall have the meaning assigned thereto in Section 10.04(b)(v)(A).

“Sponsor Model” shall mean the model delivered to the Administrative Agent on October 16, 2017.

“Statutory Reserves” shall mean for any Interest Period for any Eurodollar Borrowing, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion dollars against “Eurocurrency liabilities” (as such term is used in Regulation D). Eurodollar Borrowings shall be deemed to constitute Eurodollar liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

“Subject Transaction” shall mean any (a) disposition of all or substantially all of the assets of or all of the Equity Interests of any Restricted Subsidiary or of any product line, business unit, line of business (including, without limitation, a product line) or division of the Borrower or any of the Restricted Subsidiaries for which historical financial statements are available, in each case to the extent otherwise permitted hereunder, (b) Permitted Acquisition, (c) other Investment that is otherwise permitted hereunder, (d) designation of any Restricted Subsidiary as an Unrestricted Subsidiary, or of any Unrestricted Subsidiary as a Restricted Subsidiary, (e) any proposed incurrence of Indebtedness or making of a Dividend or a Restricted Debt Payment in respect of which compliance with any financial ratio is by the terms of this Agreement required to be calculated on a Pro Forma Basis or (f) restructurings, cost savings and similar initiatives, operating improvements and synergy realizations.

“Subordinated Indebtedness” shall mean Indebtedness of the Borrower or any Guarantor that is by its terms subordinated in right of payment to the Obligations of the Borrower and such Guarantor, as applicable; provided that such terms of subordination and the intercreditor documentation with respect thereto, are customary.

“Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, (i) any Person the accounts of which would be consolidated with those of the parent’s in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (iii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iv) any other Person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent. Unless otherwise specified, references to “Subsidiary” or “Subsidiaries” herein shall refer to Subsidiaries of Holdings.

“Subsidiary Guarantor” shall mean each Domestic Subsidiary of Holdings (other than the Borrower or Intermediate Holdings) that is or becomes pursuant to Section 5.10 a party to this Agreement; provided that, notwithstanding anything to the contrary, no Excluded Subsidiary shall be a Subsidiary Guarantor.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Tax Change” means any change in the Code or any other applicable Requirement of Law that would have the effect of changing the amount of Taxes due and payable by Holdings and its Restricted Subsidiaries for any taxable period, as compared to the amount of Taxes that would have been due and payable by Holdings and its Restricted Subsidiaries for such taxable period under the Code or any other Requirements of Law as in effect immediately prior to such change; provided for avoidance of doubt, that the calculation of a change in Taxes due and payable shall take into account all changes to the Code or any other Requirements of Law.

“Tax Group” shall have the meaning assigned to such term in Section 6.06(c).

“Tax Return” shall mean all returns, statements, declarations, filings, attachments and other documents or certifications required to be filed in respect of Taxes, including any amendments thereof.

“Tax Withholdings” shall have the meaning assigned to such term in Section 2.15(a).

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” shall mean a Loan made by Lenders to the Borrower pursuant to Section 2.01(a), and shall include, unless the context shall otherwise require, any Incremental Term Loans made pursuant to Section 2.20 after the Closing Date.

“Term Loan Borrowing” shall mean a Borrowing comprised of Term Loans.

“Term Loan Commitment” shall mean, with respect to any Lender, (a) its obligation to make its portion of Term Loans to the Borrower in the amount set forth on Annex A, and (b) unless the context shall otherwise require, any Incremental Term Loan Commitments made pursuant to Section 2.20 after the Closing Date. The initial aggregate amount of the Term Loan Commitments as of the date hereof is $175,000,000.

“Term Loan Lender” shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan, including, for the avoidance of doubt, from and after the First

Incremental Effective Date, any 2019 Term Loan Lender with a 2019 Incremental Term Loan Commitment or an outstanding 2019 Incremental Term Loan.

“Term Loan Maturity Date” shall mean (x) with respect to any Term Loans the maturity date of which has not been extended pursuant to Section 2.21, the date which is five years after the Closing Date or, if such date is not a Business Day, the first Business Day preceding such date, and (y) with respect to any Extended Tranche of Term Loans, the final maturity date specified in the applicable Extension Election accepted by the respective Lender or Lenders.

“Test Period” shall mean, at any time, subject to Section 1.06, the four consecutive fiscal quarters of Holdings then last ended (in each case taken as one accounting period) for which financial statements have been or were required to be delivered pursuant to Section 5.01(a) or (b).

“Total Consideration” shall mean (without duplication), with respect to a Permitted Acquisition, the sum of (a) cash paid as consideration to the seller in connection with such Permitted Acquisition (other than Earn-Outs), plus (b) Indebtedness for borrowed money payable to the seller in connection with such Permitted Acquisition (other than Earn-Outs), plus (c) the present value of future payments which are required to be made over a period of time and are not contingent upon the Borrower or any of its Restricted Subsidiaries meeting financial performance objectives (exclusive of salaries paid in the ordinary course of business) (discounted at ABR), plus (d) the amount of Indebtedness for borrowed money assumed in connection with such Permitted Acquisition, minus (e) the aggregate principal amount of equity contributions made to Holdings the proceeds of which are used substantially contemporaneously with such contribution to fund all or a portion of the cash purchase price (including deferred payments) of such Permitted Acquisition, minus (f) any cash and Cash Equivalents on the balance sheet of the target entity acquired as part of the applicable Permitted Acquisition (to the extent such target entity becomes a Credit Party and complies with the requirements of Section 5.10), minus (g) all transaction costs incurred in connection therewith; provided that Total Consideration shall not include any consideration or payment (y) paid by Holdings or its Restricted Subsidiaries directly in the form of Equity Interests of Holdings (or any direct or indirect parent company thereof) (other than Disqualified Capital Stock) or (z) funded by cash and Cash Equivalents generated by any Excluded Subsidiary.

“Total Leverage Covenant” shall have the meaning assigned to such term in Section 8.03(a).

“Total Leverage Ratio” shall mean, at any date of determination, the ratio of (i)(y) Consolidated Total Funded Indebtedness of Holdings and its Restricted Subsidiaries on such date minus (z) Unrestricted Cash of Holdings and its Restricted Subsidiaries on such date, to (ii) Consolidated EBITDA for the Test Period then most recently ended.

“Total Revolving Commitment” shall mean the sum of all Revolving Commitments pursuant to this Agreement. On the Closing Date, the Total Revolving Commitment shall be $15,000,000, as set forth on Annex A, as the same may be (a) reduced from time to time pursuant to Section 2.07 or Section 2.16(b) and (b) increased from time to time pursuant to Incremental Revolving Loan Commitments.

“Tranche” shall mean each tranche of Loans available hereunder. On the Closing Date there shall be two tranches, one comprised of the Term Loans and the other comprised of the Revolving Loans. Notwithstanding any provision herein to the contrary, the Term Loans made on the Closing Date and the 2019 Incremental Term Loans made on the First Incremental Amendment Date shall be deemed to be, and treated as, part of a single Tranche for all purposes hereunder.

“Transaction Documents” shall mean the Closing Date Acquisition Documents, the Loan Documents, and any agreements or documents relating to the Closing Date Equity Issuance.

“Transactions” shall mean, collectively, the transactions to occur on or prior to the Closing Date pursuant to the Closing Date Acquisition Documents and the Loan Documents; the execution, delivery and performance of the Closing Date Acquisition Documents, the Loan Documents and the initial Borrowings hereunder; the Closing Date Equity Issuance; and the payment of all fees, costs and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.

“Transferred Guarantor” shall have the meaning assigned to such term in Section 7.09.

“Trust Funds” shall mean funds (a) for payroll, payroll taxes, and healthcare and other employee wage and benefit payments to or for the benefit of a Credit Party’s or any of their respective Subsidiaries’ officers, directors and employees, (b) for taxes required to be collected, remitted or withheld (including, without limitation, federal and state withholding taxes (including the employer’s share thereof) and including, without limitation, any sales tax account) or (c) which any Credit Party or any of their respective Subsidiaries holds on behalf of a third party as escrow or fiduciary for such third party (including, without limitation, defeasance accounts, redemption accounts and trust accounts).

“Type” when used in reference to any Loan or Borrowing, shall mean a reference to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

“Undisclosed Administration” means in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction supervision, in each case to the extent applicable law requires that such appointment is not to be publicly disclosed.

“United States” or “U.S.” shall mean the United States of America.

“Unreimbursed Amount” shall have the meaning assigned to such term in Section 2.18(d).

“Unrestricted Cash” shall mean, at any time, the aggregate amount of unrestricted cash and Cash Equivalents held in accounts of Holdings and its Restricted Subsidiaries that is free and clear of all Liens other than (i) Liens created by the Loan Documents or (ii) other Liens permitted hereunder; provided that any such Liens are subordinated to or pari passu with the Liens in favor of the Administrative Agent or Collateral Agent and, in each case, which, from and after the date that is 90 days after the Closing Date, is held in a deposit account or securities account subject to a Control Agreement.

“Unrestricted Subsidiary” shall mean (a) any Subsidiary of Holdings that is formed or acquired after the Closing Date; provided that at such time (or promptly thereafter) the Borrower designates such Subsidiary an Unrestricted Subsidiary in a notice to the Administrative Agent, (b) any Restricted Subsidiary subsequently designated as an Unrestricted Subsidiary by the Borrower in a written notice to the Administrative Agent, and (c) each Subsidiary of an Unrestricted Subsidiary; provided that in the case of clauses (a) and (b) above, (x) such designation shall be deemed to be an Investment on the date of such designation in an amount equal to the fair market value of the investment therein and such designation shall be permitted only to the extent permitted under Section 6.03 on the date of such designation, (y) no Event of Default shall have occurred and be continuing or exist or would immediately result from such designation after giving pro forma effect thereto (including the re-designation of Indebtedness and Liens on the assets of such Subsidiary as Indebtedness and Liens on assets of an Unrestricted Subsidiary) and (z) (1) immediately after giving effect to any such designation, on a Pro Forma Basis (including, for the avoidance of doubt, giving pro forma effect to the re-designation of Indebtedness and Liens on the assets of such Subsidiary as Indebtedness and Liens on assets of an Unrestricted Subsidiary), as of the Applicable Date of Determination and for the applicable Test Period, if such Test Period ends (i) on or prior to June 30, 2020, the LQA Recurring Revenue Leverage Test does not exceed 1.50 to 1.00, or (ii) after June 30, 2020, the Total Leverage Ratio does not exceed 5.50 to 1.00 and (2) any Subsidiary designated as an Unrestricted Subsidiary shall not directly or indirectly own any material Intellectual Property. The Borrower may, by written notice to the Administrative Agent, re-designate any Unrestricted Subsidiary as a Restricted Subsidiary (which shall constitute a reduction in any outstanding Investment), and thereafter, such Subsidiary shall no longer constitute an Unrestricted Subsidiary, but only if (a) no Event of Default would immediately result from such re-designation (including the re-designation of Indebtedness and Liens on the assets of such Subsidiary as Indebtedness and Liens on assets of a Restricted Subsidiary) and (b) immediately after giving effect to any such re-designation (including the re-designation of Indebtedness and Liens on the assets of such Subsidiary as Indebtedness and Liens on assets of a Restricted Subsidiary and the deemed return on any Investment in such Unrestricted Subsidiary pursuant to clause (y)), on a Pro Forma Basis, as of the Applicable Date of Determination and for the applicable Test Period, if such Test Period ends (i) on or prior to June 30, 2020, the LQA Recurring Revenue Leverage Test does not exceed 1.50 to 1.00, or (ii) after June 30, 2020, the Total Leverage Ratio does not exceed 5.50 to 1.00. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary

shall constitute (x) the incurrence by such Restricted Subsidiary at the time of such designation of any Indebtedness or Liens of such Restricted Subsidiary outstanding at such time (after giving effect to, and taking into account, any payoff or termination of Indebtedness or any release or termination of Liens, in each case, occurring in connection or substantially concurrently therewith) and (y) constitute a return on any Investment by the Borrower in such Unrestricted Subsidiary in an amount equal to the fair market value at the date of such prior designation of such Restricted Subsidiary as an Unrestricted Subsidiary. As of the Closing Date, none of the Subsidiaries of Holdings is an Unrestricted Subsidiary, and in no event shall the Borrower become an Unrestricted Subsidiary. Notwithstanding anything else to the contrary, no Subsidiary may be designed as an Unrestricted Subsidiary if (i) such designated Unrestricted Subsidiary shall directly or indirectly own (A) any material Intellectual Property or (B) any equity or debt of, or hold a Lien on any property of, the Borrower or any Person that will remain a Restricted Subsidiary and (ii) the Borrower or any other Person that will remain a Restricted Subsidiary shall be directly or indirectly liable for Indebtedness that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment to be accelerated or payable prior to its stated maturity thereof upon the occurrence of a default with respect to any Indebtedness, Lien or other obligation of such Unrestricted Subsidiary (including any right to take enforcement actions against such Unrestricted Subsidiary).

“Voting Stock” shall mean, with respect to any Person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness or Disqualified Capital Stock that is being modified, refinanced, refunded, renewed, replaced or extended, the effects of any prepayments or amortization made on such Indebtedness or Disqualified Capital Stock prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.

“Wholly Owned Restricted Subsidiary” shall mean a Restricted Subsidiary which is a Wholly Owned Subsidiary of Holdings, the Borrower or any Restricted Subsidiary.

“Wholly Owned Subsidiary” shall mean, as to any Person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares or other nominal issuance in order to comply with local laws) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have a 100% equity interest at such time.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yield” shall have the meaning assigned to such term in Section 2.20(f).

“Yield Differential” shall have the meaning assigned to such term in Section 2.20(f).

“ZuluDesk” shall have the meaning assigned to such term in the Preliminary Statements of Amendment Agreement No. 1.

“ZuluDesk Acquisition” shall have the meaning assigned to such term in the Preliminary Statements of Amendment Agreement No. 1.

“ZuluDesk Acquisition Agreement” shall have the meaning assigned to such term in the Preliminary Statements of Amendment Agreement No. 1.

Section 1.02                             Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing,” “Borrowing of Term Loans”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

Section 1.03                             Terms Generally.

(a)                                 The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (i) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented, replaced or otherwise modified (subject to any restrictions on such amendments, supplements, replacements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein), (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (v) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (vii) all references to the knowledge of any Group Member or facts known by any Group Member shall mean actual knowledge of any Responsible Officer of such Person. Any

Responsible Officer executing any Loan Document or any certificate or other document made or delivered pursuant hereto or thereto, so executes or certifies in his/her capacity as a Responsible Officer on behalf of the applicable Credit Party and not in any individual capacity.

(b)                                 The term “enforceability” and its derivatives when used to describe the enforceability of an agreement shall mean that such agreement is enforceable except as enforceability may be limited by any Debtor Relief Law and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(c)                                  Any terms used in this Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein; provided that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern.

Section 1.04                             Accounting Terms; GAAP; Tax Laws. Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP, as in effect on the date hereof. If at any time any change in GAAP or Tax Change would affect the computation of any financial ratio, standard or term set forth in any Loan Document, and the Borrower or the Required Lenders shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio, standard or term to preserve the original intent thereof in light of such change in GAAP or Tax Change (subject to approval by the Required Lenders and the Borrower); provided that, until so amended, such ratio, standard or term shall continue to be computed in accordance with GAAP immediately prior to such change therein, and the Borrower shall provide to the Administrative Agent and the Lenders within five (5) days after delivery of each certificate or financial report required hereunder that is affected thereby a written statement of a Financial Officer of Holdings setting forth in reasonable detail the differences (including any differences that would affect any calculations relating to the Financial Covenants as set forth in Section 6.08) that would have resulted if such financial statements had been prepared without giving effect to such change. Notwithstanding anything to the contrary, for all purposes under this Agreement and the other Loan Documents, including negative covenants, financial covenants and component definitions, GAAP will be deemed to treat operating leases and Capital Leases in a manner consistent with their current treatment under GAAP as in effect on the Closing Date, notwithstanding any modifications or interpretive changes thereto that may occur thereafter. Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 or FASB ASC 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Holdings or any of its Restricted Subsidiaries at “fair value,” as defined therein and (ii) the financial ratios and related definitions set forth in the Loan Documents shall be computed to exclude the application of Financial Accounting Standards No. 133, 150 or 123(R) or any other financial accounting standard having a similar result or effect (to the extent that the pronouncements in Financial Accounting Standards No. 123(R) result in recording an equity award as a liability on a consolidated balance sheet of Holdings and its Restricted Subsidiaries in the circumstance where, but for the application of the pronouncements, such award would have been classified as equity).

Notwithstanding anything to the contrary herein, all financial ratios and tests (including the Total Leverage Ratio, the LQA Recurring Revenue Leverage Ratio and the amount of Consolidated Total Assets, Unrestricted Cash and Consolidated EBITDA) contained in this Agreement other than for purposes of calculating Excess Cash Flow that are calculated with respect to any Test Period during which any Subject Transaction occurs shall be calculated with respect to such Test Period and such Subject Transaction on a Pro Forma Basis. Further, if since the beginning of any such Test Period and on or prior to the date of any required calculation of any financial ratio or test (x) any Subject Transaction shall have occurred or (y) any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into Holdings or any of its Restricted Subsidiaries since the beginning of such Test Period shall have consummated any Subject Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such Test Period as if such Subject Transaction had occurred at the beginning of the applicable Test Period (it being understood, for the avoidance of doubt, that solely for purposes of calculating quarterly compliance with Section 6.08, the date of the required calculation shall be the last day of the Test Period, and no Subject Transaction occurring thereafter shall be taken into account).

Other than as provided in Section 1.06 below, for purposes of determining the permissibility of any action, change, transaction or event that by the terms of the Loan Documents requires a calculation of any financial ratio or test (including the Total Leverage Ratio, the LQA Recurring Revenue Leverage Ratio and the amount of Consolidated EBITDA, Unrestricted Cash and Consolidated Total Assets), (x) such financial ratio or test shall be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be and (y) such financial ratio or test shall be calculated (on a Pro Forma Basis if applicable) using the most recent financial statements which have been delivered by the Credit Parties in accordance with Section 5.01(a), 5.01(b) or 5.01(c).

Notwithstanding anything to the contrary herein, (a) to the extent compliance with a financial ratio or test is calculated prior to the date financial statements are first delivered under Section 5.01(a), (b) or (c), such calculation shall use the latest financial statements delivered pursuant to Section 4.01(n), and (b) any determination of pro forma compliance with the Financial Covenants for purposes of determining the permissibility under the Loan Documents of any transaction occurring on or prior to March 31, 2018 shall be made applying the covenant levels applicable to the Test Period ending March 31, 2018.

Section 1.05                             Resolution of Drafting Ambiguities. Each party hereto acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

Section 1.06                             Limited Condition Transaction. Notwithstanding anything to the contrary herein, for purpose of (i) measuring the relevant ratios (including the Total Leverage Ratio and the LQA Recurring Revenue Leverage Ratio (in each case)) and baskets (including baskets measured as a percentage of Consolidated EBITDA or Consolidated Total Assets) with respect to the incurrence of any Indebtedness (including any Incremental Facilities) or Liens or the making of any Permitted Acquisitions or other Investments, Dividends, Restricted Debt Payments, prepayments of subordinated or junior Indebtedness, Asset Sales or other sales or dispositions of assets or fundamental changes or the designation of any Restricted Subsidiaries or Unrestricted Subsidiaries, (ii) determining compliance with representations and warranties or the occurrence of any Default or Event of Default or (iii) determining compliance with the Financial Covenants, in the case of clauses (i), (ii) and (iii), in connection with a Limited Condition Transaction, if the Borrower has made an LCT Election with respect to such Limited Condition Transaction, the date of determination of whether any such action is permitted hereunder (including, in the case of calculating Consolidated EBITDA, the reference date for determining which Test Period shall be the most recently ended Test Period for purposes of making such calculation) shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (and not, for the avoidance of doubt, the date of consummation of any Limited Condition Transaction) (the “LCT Test Date”), and if, after giving pro forma effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith as if they had occurred (with respect to income statement items) at the beginning of, or (with respect to balance sheet items) on the last day of, the most recent Test Period ending prior to the LCT Test Date, the Group Members could have taken such action on the relevant LCT Test Date in compliance with such ratio, basket, representation and warranty or “Default” or “Event of Default” blocker, such ratio, basket, covenant, representation and warranty or “Default” or “Event of Default” blocker shall be deemed to have been complied with (and no Default or Event of Default shall be deemed to have arisen thereafter with respect to such Limited Condition Transaction from any such failure to comply with such ratio, basket or representation and warranty). For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios, baskets, representations and warranties or “Default” or “Event of Default” blocker for which compliance was determined or tested as of the LCT Test Date would thereafter have failed to have been satisfied as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated EBITDA, Unrestricted Cash, Consolidated Total Funded Indebtedness or Consolidated Total Assets or otherwise, at or prior to the consummation of the relevant transaction or action, such baskets, ratios, representations and warranties or “Default” or “Event of Default” blocker will not be deemed to have failed to have been satisfied as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires, or the date for redemption, repurchase, defeasance, satisfaction and discharge or repayment specified in an irrevocable notice for such Limited Condition Transaction expires or passes, in each case without consummation of such Limited Condition Transaction, any such ratio (other than any Financial Covenant under

Section 6.08) or basket (x) shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (y) with respect to any Restricted Debt Payments or Dividends (and only until such time as the applicable Limited Condition Transaction has been consummated or the definitive documentation for such Limited Condition Transaction is terminated), also on a standalone basis without giving effect to such Limited Condition Transaction and the other transactions in connection therewith.

Section 1.07                             Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time.

Section 1.08                             Deliveries. Notwithstanding anything herein to the contrary, whenever any document, agreement or other item is required by any Loan Document to be delivered or completed on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day.

Section 1.09                             Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

Section 1.10                             Currency Generally. For purposes of determining compliance with Section 6.01, 6.02, 6.03, 6.04, 6.05, 6.06, 6.07 or 6.09, with respect to any Indebtedness, Liens, Investments, liquidations, dissolutions, mergers, consolidations, Asset Sales or other dispositions, Dividends, affiliate transactions or Restricted Debt Payments in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time Holdings or one of its Restricted Subsidiaries is contractually obligated to incur, enter into, make or acquire such Indebtedness, Liens, Investments, liquidations, dissolutions, mergers, consolidations, Asset Sales or other dispositions, Dividends, affiliate transactions or Restricted Debt Payments (so long as, at the time of entering into the contract to incur, enter into, make or acquire such Indebtedness, Liens, Investments, liquidations, dissolutions, mergers, consolidations, Asset Sales or other dispositions, Dividends, affiliate transactions or Restricted Debt Payments, such transaction was permitted hereunder) and once contractually obligated to be incurred, entered into, made or acquired, the amount of such Indebtedness, Liens, Investments, liquidations, dissolutions, mergers, consolidations, Asset Sales or other dispositions, Dividends, affiliate transactions or Restricted Debt Payments, shall be always deemed to be at the Dollar amount on such date, regardless of later changes in currency exchange rates.

Section 1.11                             Basket Amounts and Application of Multiple Relevant Provisions. Notwithstanding anything to the contrary, (a) unless specifically stated otherwise herein, any dollar, number, percentage or other amount available under any carve-out, basket, exclusion or exception to any affirmative, negative or other covenant in this Agreement or the other Loan Documents may be accumulated, added, combined, aggregated or used together by any Credit Party and its Subsidiaries without limitation for any purpose not prohibited hereby, and (b) any action or event permitted by this Agreement or the other Loan Documents need not be permitted solely by reference to one provision permitting such action or event but may be permitted in part by one such provision and in part by one or more other provisions of this Agreement and the other Loan Documents. For purposes of determining compliance with Article VI, other than with respect to Sections 6.06 and 6.09 thereof, in the event that any Lien, Investment, liquidation, dissolution merger, consolidation, Indebtedness (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof), disposition, Dividend, Affiliate transaction, contractual requirement or prepayment of Indebtedness meets the criteria of one, or more than one, of the “baskets” or categories of transactions then permitted pursuant to any clause or subsection of Article VI, other than with respect to Sections 6.06 and 6.09 thereof, such transaction (or any portion thereof) at any time shall be permitted under one or more of such “baskets” or categories at the time of such transaction or any later time from time to time, in each case, as determined by the Borrower in its sole discretion at such time and thereafter may be reclassified or divided (as if incurred at such later time) by the Borrower in any manner not expressly prohibited by this Agreement, and such Lien, Investment, liquidation, dissolution merger, consolidation, Indebtedness, disposition, Dividend, Affiliate transaction, contractual requirement or prepayment of Indebtedness (or any portion thereof) shall be treated as having been incurred or existing pursuant to only such “basket” or category of transactions or “baskets” or categories of transactions (or any portion thereof) without giving pro forma effect to such item (or portion thereof) when calculating the amount of Liens, Investments, liquidations, dissolutions, mergers, consolidations, Indebtedness, dispositions, Dividends, Affiliate transactions, contractual requirements or prepayments of Indebtedness, as applicable, that may be incurred pursuant to any other “basket” or category of transactions.

Section 1.12                             Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any LC Request or other letter of credit application related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such times.

ARTICLE II

THE CREDITS

Section 2.01                             Commitments. Subject to the terms and conditions herein set forth, each Lender agrees, severally and not jointly:

(a)                                 Term Loans. To make a Term Loan to the Borrower on the Closing Date in the principal amount of its Term Loan Commitment; and

(b)                                 Revolving Loans. To make Revolving Loans, upon the terms and conditions set forth herein, to the Borrower at any time and from time to time on or after the Closing Date until the earlier of the Revolving Maturity Date and the termination of the Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that (i) will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment and (ii) will not, after giving effect thereto and to the application of the proceeds thereof, at any time result in the aggregate principal amount of the Revolving Exposure outstanding at such time exceeding the Total Revolving Commitment then in effect; provided that no Revolving Loans may be drawn on the

Closing Date except for Permitted Closing Date Revolving Advances; provided, further that no more than two (2) Revolving Loans may be made in any given month. The Revolving Loans may, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Revolving Loans or Eurodollar Revolving Loans; provided, that all Revolving Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Loans of the same Type.

Amounts paid or prepaid in respect of Term Loans may not be reborrowed. Within the limits set forth in clause (b) above and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans.

Section 2.02                             Loans.

(a)                                 Each Loan shall be made as part of a Borrowing consisting of Loans made by the applicable Lenders ratably in accordance with their applicable Commitments; provided that the failure of any Lender to make its Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.18(e)(ii), (x) ABR Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $100,000 and not less than the Minimum Borrowing Amount or (ii) equal to the remaining available balance of the applicable Commitments and (y) the Eurodollar Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $100,000 and not less than the Minimum Borrowing Amount or (ii) equal to the remaining available balance of the applicable Commitments.

(b)                                 Subject to Sections 2.01, 2.11 and 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. More than one Borrowing may be incurred on any day, but at no time shall there be outstanding more than, in the case of Loans maintained as Eurodollar Loans, seven (7) Borrowings of such Loans in the aggregate. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c)                                  Except with respect to Loans deemed made pursuant to Section 2.18(e)(ii) and Loans made on the Closing Date, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account as the Administrative Agent may designate not later than 12:00 (noon) New York City time, with respect to Eurodollar Loans, or 1:30 p.m. New York City time, with respect to ABR Loans, and the Administrative Agent shall promptly credit all such requested amounts so received to an account as directed by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d)                                 Unless the Administrative Agent shall have received written notice from a Lender prior to the date (in the case of any Eurodollar Borrowing) and at least two (2) hours prior to the time (in the case of any ABR Borrowing) of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent at the time of such Borrowing in accordance with clause (c) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for the purposes of this Agreement, and the Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(d) shall cease.

(e)                                  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or the Term Loan Maturity Date, as applicable.

Section 2.03                             Borrowing Procedure. To request a Revolving Borrowing or Term Loan Borrowing, the Borrower shall deliver, by hand delivery, facsimile or other electronic transmission if arrangements for doing so have been approved in writing (including via email) by the Administrative Agent, a duly completed and executed Borrowing Request to the Administrative Agent (a) in the case of a Revolving Borrowing, not later than 12:00 p.m., New York City time (or such later time on such Business Day as may be reasonably acceptable to the Administrative Agent), three (3) Business Days before the date of the proposed Borrowing; provided that a Revolving Borrowing may not be requested more than twice per calendar month, or (b) in the case of Term Loan Borrowings to be made on the Closing Date, not later than 12:00 p.m., New York City time, (1) one Business Day before the date of the proposed Borrowing. Each Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(a)                                 whether the requested Borrowing is to be a Borrowing of Revolving Loans or Term Loans;

(b)                                 the aggregate amount of such Borrowing;

(c)                                  the date of such Borrowing, which shall be a Business Day;

(d)                                 whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(e)                                  in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(f)                                   the location and number of the account to which funds are to be disbursed; and

(g)                                  with respect to each Credit Extension made after the Closing Date, that the conditions set forth in Section 4.02(b) and Section 4.02(c) will be satisfied or waived as of the date the requested Borrowing is made.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Eurodollar Borrowing with an Interest Period of one month’s duration. If the Borrower requests a Eurodollar Borrowing but fails to specify an Interest Period, the Borrower will be deemed to have specified an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04                             Evidence of Debt; Repayment of Loans.

(a)                                 Promise to Repay. The Borrower unconditionally promises to pay to the Administrative Agent (i) for the account of each Term Loan Lender, the principal amount of each Term Loan of such Term Loan Lender as provided in Section 2.09 and (ii) for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan of such Revolving Lender on the Revolving Maturity Date.

(b)                                 Lender and Administrative Agent Records. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type and Class thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The entries made in the accounts maintained pursuant to this paragraph shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms. In the event of any conflict between the records maintained by any Lender and the records of the Administrative Agent in respect of such matters, the records of the Administrative Agent shall control in the absence of manifest error.

(c)                                  Promissory Notes. Any Lender by written notice to the Borrower (with a copy to the Administrative Agent) may request that Loans of any Class made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender or its registered assigns in the form of Exhibit G-1 or G-2, as the case may be. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more Notes in such form payable to the payee named therein or its registered assigns.

Section 2.05                             Fees.

(a)                                 Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender (subject to Section 2.19, in the case of a Defaulting Lender) a commitment fee (a “Commitment Fee”) equal to (i)(A) the daily balance of the Revolving Commitment of such Revolving Lender, less (B) the sum of (x) the daily balance of all Revolving Loans held by such Revolving Lender plus (y) the daily amount of LC Exposure of such Revolving Lender, multiplied by (ii) 0.50% per annum, during the period from and including the Closing Date to but excluding the date on which such Revolving Commitment terminates. Accrued Commitment Fees shall be payable in arrears (A) on the last Business Day of each March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and (B) on the date on which such Commitment terminates. Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing Commitment Fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender; provided that for the purpose of calculations and payments pursuant to this Section 2.05, the Revolving Commitment of each Defaulting Lender shall be deemed equal to $0.

(b)                                 Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees payable in the amounts and at the times set forth in the “Fee Letter” (the “Administrative Agent Fee”).

(c)                                  LC Participation and Fronting Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee (“LC Participation Fee”) with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Margin from time to time for Eurodollar Revolving Loans on the actual daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee (“Fronting Fee”) which shall accrue at a customary rate which will be set by the applicable Issuing Bank based on such Issuing Bank’s prevailing fronting fee rate for Letters of Credit as set forth in a separate letter agreement between the Borrower and the Issuing Bank on the actual daily amount of the LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s reasonable customary fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued LC Participation Fees and Fronting Fees shall be payable in arrears (i) on the last Business Day of each March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and (ii) on the date on which the Revolving Commitments terminate. Any such fees accruing after the date on which the Revolving Commitments terminate shall be payable promptly on written demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) Business Days after written demand therefor. All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d)                                 [Reserved].

(e)                                  Fee Letter. Without duplication of any other fees set forth in this Section 2.05, the Borrower agrees to pay the fees set forth in the Fee Letter at the times and in the manner set forth therein.

(f)                                   All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the applicable Lenders, except that the Borrower shall pay the Fronting Fees directly to the Issuing Bank. Once paid when due and payable, none of the Fees shall be refundable under any circumstances.

Section 2.06                             Interest on Loans.

(a)                                 ABR Loans. Subject to the provisions of Section 2.06(c), the Loans comprising each ABR Borrowing, shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time.

(b)                                 Eurodollar Loans. Subject to the provisions of Section 2.06(c), the Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

(c)                                  Default Rate. Notwithstanding the foregoing, upon the occurrence and during the existence of an Event of Default under Sections 8.01(a), (b), (g) or (h) or, at the election of the Required Lenders (with written notice to the Administrative Agent), upon the occurrence and during the existence of an Event of Default under Section 8.01(d) (only with respect to, Section 5.02(a) and Section 6.08) or Section 8.01(m) (only with respect to Sections 5.01(a), (b) and (c)), all Obligations hereunder shall bear interest, after as well as before judgment, at a per annum rate equal to (i) in the case of amounts constituting principal, premium, if any, or interest on any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in Section 2.06(a) and Section 2.06(b), (ii) in the case of amounts constituting the aggregate principal amount of, or interest on, all LC Disbursements, 2.00% plus the rate otherwise applicable as provided in Section 2.18(h) or (iii) in the case of any other Obligations, 2.00% plus the rate applicable to ABR Loans as provided in Section 2.06(a) (in either case, the “Default Rate”).

(d)                                 Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.06(c) shall be payable on written demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan without a permanent reduction in Revolving Commitments), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)                                  Interest Calculation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate in clause (a) of the definition of “Alternate Base Rate” shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be deemed conclusive absent manifest error. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid within the time periods specified herein; provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

Section 2.07                             Termination and Reduction of Commitments.

(a)                                 Termination of Commitments. The Term Loan Commitments in effect on the Closing Date shall automatically terminate at 5:00 p.m., New York City time (or such later time as may be reasonably determined by the Administrative Agent), on the Closing Date. The Revolving Commitments and the LC Commitment shall automatically terminate on the Revolving Maturity Date. The 2019 Incremental Term Loan Commitment shall terminate on the funding of the 2019 Incremental Term Loans on the First Incremental Amendment Date.

(b)                                 Optional Terminations and Reductions. At its option, the Borrower may at any time terminate, or from time to time, without premium or penalty (except as provided in Section 2.10(j) and Section 2.13), permanently reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $100,000 and not less than $250,000 and (ii) the Revolving Commitments shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the aggregate amount of Revolving Exposures would exceed the aggregate amount of Revolving Commitments.

(c)                                  Borrower Notice. The Borrower shall notify the Administrative Agent in writing of any election to terminate or reduce the Commitments under Section 2.07(b) at least three (3) Business Days, or such shorter period as the Administrative Agent may agree in its sole discretion, prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.07(c) shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of any other credit facilities or the closing of any securities offering, or the occurrence of any other event specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. With respect to the effectiveness of any such other credit facilities or the closing of any such securities offering, the Borrower may extend the date of termination at any time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed). Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

Section 2.08                             Interest Elections.

(a)                                 Generally. Each Revolving Borrowing and Term Loan Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)                                 Interest Election Notice. To make an election pursuant to this Section, the Borrower shall deliver, by hand delivery or facsimile or other electronic transmission if arrangements for doing so have been approved in writing (including via email) by the Administrative Agent, a duly completed and executed Interest Election Request to the Administrative Agent not later than the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing or Term Loan Borrowing of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable. Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)                                     the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, or if outstanding Borrowings are being combined, allocation to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below, as applicable, shall be specified for each resulting Borrowing);

(ii)                                  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)                               whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)                              if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration.

Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(c)                                  Automatic Conversion. If an Interest Election Request with respect to a Eurodollar Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid or prepaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurodollar Borrowing with an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, the Administrative Agent or the Required Lenders may require, by notice to the Borrower, that (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing, and (ii) unless repaid or prepaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.09                             Amortization of Term Loan Borrowings. No amortization shall be required prior to the Term Loan Maturity Date. To the extent not previously paid, all Term Loans shall be due and payable on the Term Loan Maturity Date.

Section 2.10                             Optional and Mandatory Prepayments of Loans.

(a)                                 Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay Revolving Loans and Term Loans without premium or penalty (except as and to the extent provided in Section 2.10(j) or Section 2.13), subject to the requirements of this Section 2.10; provided that each partial prepayment of (x) any Term Loans shall be in a multiple of $250,000 and in an aggregate principal amount of at least $250,000, and (y) any Revolving Loans shall be in a multiple of $100,000 and not less than $250,000 or, if less, the outstanding amount of such Borrowing.

(b)                                 Revolving Loan Prepayments.

(i)                                     In the event of the termination of all the Revolving Commitments in accordance with the terms hereof, the Borrower shall, on the date of such termination, repay or prepay all of its outstanding Revolving Borrowings and, at the Borrower’s option, either replace or backstop (on terms and conditions acceptable to the applicable Issuing Bank) all outstanding Letters of Credit or cash collateralize all outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i).

(ii)                                  In the event of any partial reduction of the Revolving Commitments in accordance with the terms hereof, then (x) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Revolving Lenders of the sum of the Revolving Exposures after giving effect thereto and (y) if the sum of the Revolving Exposures would exceed the aggregate amount of Revolving Commitments after giving effect to such reduction, then the Borrower shall, on the date of such reduction, first, repay or prepay Revolving Borrowings and second, at the Borrower’s option, either replace or backstop (on terms and conditions acceptable to the applicable Issuing Bank) outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.

(iii)                               In the event that at any time the sum of all Lenders’ Revolving Exposures exceeds the Revolving Commitments then in effect, the Borrower shall, without notice or demand, immediately first, repay or prepay Revolving Borrowings, and second, at the Borrower’s option, either replace or backstop (on terms and conditions acceptable to the applicable Issuing Bank) outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.

(iv)                              In the event that the aggregate LC Exposure exceeds the LC Sublimit then in effect, the Borrower shall, without notice or demand, immediately, at the Borrower’s option, either replace or backstop (on terms and conditions acceptable to the applicable Issuing Bank) outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(i), in an aggregate amount sufficient to eliminate such excess.

(c)                                  Asset Sales. Not later than ten (10) Business Days following the receipt of any Net Cash Proceeds of any Asset Sale by any Group Member (other than any issuance or sale of Equity Interests to or from any Group Member to another Group Member not prohibited hereunder) and excluding sales and dispositions otherwise permitted under Section 6.05 (other than clause (b) thereof), the Borrower shall apply an aggregate amount equal to 100% of such Net Cash Proceeds to make prepayments in accordance with Sections 2.10(h) and 2.10(i); provided that:

(i)                                     no such prepayment shall be required under this clause (c) (A) with respect to any disposition of property which constitutes a Casualty Event, or (B) to the extent the Net Cash Proceeds from any single Asset Sale do not result in more than $~~500,000~~725,000 or the aggregate amount of Net Cash Proceeds from all such Assets Sales, together with all Casualty Events, do not exceed $~~2,500,000~~3,625,000 in any fiscal year of Holdings (the “Asset Sale Threshold” and the Net Cash Proceeds in excess of the Asset Sale Threshold, the “Excess Net Cash Proceeds”);

(ii)                                  so long as no Event of Default under Section 8.01(a), (b), (d) (solely with respect to the failure to comply with Section 6.08), (g), or (h) shall then exist or would immediately arise therefrom, such proceeds with respect to any such Asset Sale shall not be required to be so applied on such date to the extent that the Borrower shall have notified the Administrative Agent on or prior to such date stating that such Excess Net Cash Proceeds are expected to be reinvested in assets used or useful in the business of any Group Member (including pursuant to a Permitted Acquisition, Investment or Capital Expenditure) or to be contractually committed to be so reinvested, within 12 months (or within 18 months following receipt thereof if a contractual commitment to reinvest is entered into within 12 months following receipt thereof) following the date of such Asset Sale; provided that if the Property subject to such Asset Sale constituted Collateral, then all Property purchased or otherwise acquired with the Excess Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the first priority perfected Lien (subject to Permitted Liens) of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Section 5.10 and 5.11; and

(iii)                               if all or any portion of such Excess Net Cash Proceeds that are subject to clause (ii) immediately above is neither reinvested nor contractually committed to be so reinvested within such 12 month period (and actually reinvested within 18 months of the receipt of the Net Cash Proceeds related thereto), such unused portion shall be applied within ten (10) Business Days after the last day of such period as a mandatory prepayment as provided in this Section 2.10(c).

(d)                                 Debt Issuance. Not later than five (5) Business Days following the receipt of any Net Cash Proceeds of any Debt Issuance by any Group Member, the Borrower shall make prepayments in accordance with Section 2.10(h) and (i) in an aggregate principal amount equal to 100% of such Net Cash Proceeds.

(e)                                  Casualty Events. Not later than ten (10) Business Days following the receipt of any Net Cash Proceeds from a Casualty Event by any Group Member, the Borrower shall apply an amount equal to 100% of such Net Cash Proceeds to make prepayments in accordance with Section 2.10(h) and (i); provided that

(i)                                     such Net Cash Proceeds shall not be required to be so applied on such date to the extent that (A) such Net Cash Proceeds shall be less than $~~500,000~~725,000 per Casualty Event or an aggregate amount of Net Cash Proceeds from all such Casualty Events, together with Assets Sales, shall be less than $~~2,500,000~~3,625,000 in any fiscal year of Holdings (the “Casualty Event Threshold”), or (B) in the event that such Net Cash Proceeds exceed the Casualty Event Threshold, the Borrower shall have notified the Administrative Agent on or prior to such date stating that such proceeds in excess of the Casualty Event Threshold are expected (x) to be used to repair, replace or restore any Property in respect of which such Net Cash Proceeds were paid or to reinvest in other fixed or Capital Assets or assets that are otherwise used or useful in the business of the Group Members (including pursuant to a Permitted Acquisition, investment or Capital Expenditure), or (y) to be contractually committed to be so reinvested, in each case, no later than 12 months (or within 18 months following receipt thereof if such contractual commitment to reinvest has been entered into within 12 months following receipt thereof) following the date of receipt of such proceeds; provided that if the Property subject to such Casualty Event constituted Collateral, then all Property purchased or otherwise acquired with the Excess Net Cash Proceeds thereof pursuant to this subsection shall be made subject to the first priority perfected Lien (subject to Permitted Liens) of the applicable Security Documents in favor of the Collateral Agent, for its benefit and for the benefit of the other Secured Parties in accordance with Section 5.10 and 5.11; and

(ii)                                  if all or any portion of such Excess Net Cash Proceeds that are subject to clause (i) immediately above is neither reinvested nor contractually committed to be so reinvested within such 12 month period (and actually reinvested within 18 months of the receipt of the Net Cash Proceeds related thereto), such unused portion shall be applied within ten (10) Business Days after the last day of such period as a mandatory prepayment as provided in this Section 2.10(e).

(f)                                   Excess Cash Flow. No later than ten (10) Business Days after the date on which the financial statements with respect to each fiscal year of Holdings ending on or after December 31, 2018 in which an Excess Cash Flow Period occurs are required to be delivered pursuant to Section 5.01(a), the Borrower shall, if and to the extent Excess Cash Flow for such Excess Cash Flow Period exceeds $~~1,000,000~~1,450,000, make prepayments of Term Loans in accordance with Section 2.10(h) and (i) in an aggregate amount equal to (A) the Applicable ECF Percentage of the amount equal to (x) Excess Cash Flow for the Excess Cash Flow Period then ended (for the avoidance of doubt, including the $~~1,000,000~~1,450,000 floor referenced above) minus (y) $~~1,000,000~~1,450,000 minus (B) at the option of the Borrower, the aggregate principal amount of (x) any Term Loans, Incremental Term Loans, Revolving Loans or Incremental Revolving Loans (or, in each case, any Credit Agreement Refinancing Indebtedness in respect thereof), in each case prepaid pursuant to Section 2.10(a), Section 2.16(b)(B) or Section 10.02(e)(i) (or pursuant to the corresponding provisions of the documentation governing any such Credit Agreement Refinancing Indebtedness) (in the case of any prepayment of Revolving Loans and/or Incremental Revolving Loans, solely to the extent accompanied by a corresponding permanent reduction in the Revolving Commitment), during the applicable Excess Cash Flow Period (or, at the option of the Borrower and without duplication, after such Excess Cash Flow Period and prior to such calculation) and (y) the amount of any reduction in the outstanding amount of any Term Loans or Incremental Term Loans resulting from any assignment made in accordance with Section 10.04(b)(vii) of this Agreement (or the corresponding provisions of any Credit Agreement Refinancing Indebtedness issued in exchange therefor), during the applicable Excess Cash Flow Period (or, at the option of the Borrower and without duplication, after such Excess Cash Flow Period and prior to such calculation), and in the case of all such prepayments or buybacks, to the extent that (1) such prepayments or buybacks were financed with sources other than the proceeds of long-term Indebtedness (other than revolving Indebtedness to the extent intended to be repaid from operating cash flow) of Holdings or its Restricted Subsidiaries and (2) such prepayments or buybacks did not reduce the amount required to be prepaid pursuant to this Section 2.10(f) in any prior Excess Cash Flow Period (such payment, the “ECF Payment Amount”).

(g)                                  Notwithstanding the foregoing, mandatory prepayments made pursuant to clauses (c), (d), (e) and (f) above by or with respect to Foreign Subsidiaries shall be limited to the extent that the Borrower reasonably determines that such prepayment or the obligation to make such prepayment could reasonably be expected to result in adverse tax consequences

(including the imposition of any withholding taxes) that are not de minimis related to the repatriation of funds or would reasonably be expected to be prohibited, restricted or delayed by applicable law. All prepayments referred to in clauses (c), (d), (e) and (f) above are subject to permissibility under local law (e.g., financial assistance, corporate benefit, thin capitalization, capital maintenance and similar legal principles, foreign exchange controls, restrictions on upstreaming of cash intra-group and the fiduciary and statutory duties of the directors of the relevant Restricted Subsidiaries) and under any applicable Organizational Documents (including as a result of minority ownership, but not with respect to any immaterial restrictions therein). The non-application of any such prepayment amounts as a result of the foregoing provisions will not constitute a Default or an Event of Default and such amounts shall be available for working capital purposes of Holdings and its Restricted Subsidiaries as long as not required to be prepaid in accordance with the following provisions. The Borrower will undertake to use commercially reasonable efforts for a period of no greater than six (6) months to overcome or eliminate any such restriction and/or minimize any such costs of prepayment and/or use the other cash resources of the Borrower and its Restricted Subsidiaries (subject to the considerations above and as determined in the Borrower’s reasonable business judgment) to make the relevant payment. If at any time within six (6) months of a mandatory prepayment pursuant to clauses (c), (d), (e) or (f) being forgiven due to such restrictions, or such restrictions are removed, any relevant proceeds will at the end of the then current interest period be applied in prepayment in accordance with Section 2.10(h). Notwithstanding the foregoing, any prepayments made after application of the above provision shall be net of any costs, expenses or taxes incurred by Holdings and its Restricted Subsidiaries or any of its affiliates or equity partners and arising as a result of compliance with the preceding sentence, and Holdings and its Restricted Subsidiaries shall be permitted to make, directly or indirectly, a dividend or distribution to its affiliates in an amount sufficient to cover such tax liability, costs or expenses.

(h)                                 Application of Prepayments. Prior to any optional or mandatory prepayment hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.10(i), subject to the provisions of this Section 2.10(h). Any prepayments of Term Loans pursuant to Section 2.10(a) shall be applied as directed by the Borrower. Any prepayments pursuant to Section 2.10(c), (d), (e) and (f), shall be applied pro rata amongst each Tranche of outstanding Term Loans and, within each Tranche, first, to accrued interest and fees with respect to Term Loans being prepaid and second, to reduce the remaining principal amount of the Term Loan (or any equivalent provision applicable to any Tranche of Term Loans extended hereunder after the Closing Date), in direct order of maturity). After application of mandatory prepayments of Term Loans described above in this Section 2.10(h) and to the extent there are mandatory prepayment amounts remaining after such application, such amounts shall be applied, first, to ratably reduce outstanding Revolving Loans in an aggregate amount equal to such excess (without a corresponding reduction of the Revolving Commitments) and, second, to ratably cash collateralize any outstanding Letters of Credit in an aggregate amount equal to such excess (without a corresponding reduction of the Revolving Commitments), and the Borrower shall comply with Section 2.10(b).

Amounts to be applied pursuant to Section 2.10(h) to the prepayment of Term Loans or Revolving Loans shall be applied, as applicable, first to reduce outstanding ABR Loans.

Any amounts remaining after each such application shall be applied to prepay Eurodollar Loans, as applicable. Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.10 shall be in excess of the amount of the ABR Loans at the time outstanding (an “Excess Amount”), if the Borrower has given notice to the Lenders of such prepayment and the Lenders have indicated to the Borrower that breakage payments shall be required under Section 2.13 in respect of such Excess Amount, only the portion of the amount of such prepayment as is equal to the amount of such outstanding ABR Loans shall be immediately prepaid and the Excess Amount shall be either, at the election of the Borrower, (A) deposited in an escrow account (which account shall be subject to a Control Agreement reasonably satisfactory to the Administrative Agent) and applied to the prepayment of Eurodollar Loans on the last day of the then next-expiring Interest Period for Eurodollar Loans; provided that (i) interest in respect of such Excess Amount shall continue to accrue thereon at the rate provided hereunder for the Loans which such Excess Amount is intended to repay until such Excess Amount shall have been used in full to repay such Loans and (ii) at any time while an Event of Default has occurred and is continuing, the Administrative Agent may, and upon written direction from the Required Lenders shall, apply any or all proceeds then on deposit to the payment of such Loans in an amount equal to such Excess Amount or (B) prepaid immediately, together with any amounts owing to the Lenders under Section 2.13.

Notwithstanding anything herein to the contrary, with respect to any prepayment under Section 2.10(c), (e) or (f), the Borrower may use a portion of the Net Cash Proceeds to prepay or repurchase Permitted Pari Passu Refinancing Debt and any other senior Indebtedness in each case secured by the Collateral on a pari passu basis with the Liens securing the Obligations (the “Applicable Other Indebtedness”) to the extent required pursuant to the terms of the documentation governing such Applicable Other Indebtedness, in which case, the amount of the prepayment required to be offered with respect to such Net Cash Proceeds pursuant to Section 2.10(c), (e) or (f) shall be deemed to be the amount equal to the product of (x) the amount of such Net Cash Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of Term Loans required to be prepaid pursuant to Section 2.10(c), (e) or (f) and the denominator of which is the sum of the outstanding principal amount of such Applicable Other Indebtedness and the outstanding principal amount of Term Loans required to be prepaid pursuant to Section 2.10(c), (e) or (f).

(i)                                     Notice of Prepayment. The Borrower shall notify the Administrative Agent by written notice of any prepayment hereunder (i) in the case of prepayments of a Eurodollar Borrowing, not later than 12:00 p.m., New York City time three (3) Business Days before the date of prepayment (or such later time as may be agreed by the Administrative Agent) and (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 p.m. New York City time two (2) Business Days prior to the date of prepayment (or such later time as may be agreed by the Administrative Agent). Each such notice shall be irrevocable; provided that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of any such other credit facilities or the closing of any such securities offering, or the occurrence of any other event specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. With respect to the effectiveness of any such other credit facilities or the closing of any such securities offering, the Borrower may extend the date of prepayment at any time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed). Each such notice shall specify the Borrowing to be repaid, the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Credit Extension of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and otherwise in accordance with this Section 2.10. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06. Notwithstanding the foregoing, each Lender may reject all or a portion of its pro rata share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (c), (d) (other than mandatory prepayments with the proceeds of Credit Agreement Refinancing Indebtedness), (e) and (f) of this Section 2.10 by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. one (1) Business Day prior to the date of such prepayment; provided that no Sponsor Investor or Affiliated Debt Fund shall be permitted to reject any portion of its pro rata share of any mandatory prepayment to the extent that, after giving effect thereto, the Sponsor Investors and Affiliated Debt Funds would hold Term Loans and Refinancing Term Loans in excess of the applicable percentages permitted under Section 10.04(b). Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory prepayment of Term Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans. Any Declined Proceeds may be retained by the Borrower.

(j)                                    Loan Call Protection. All prepayments of the Term Loans made or required to be made prior to the third anniversary of the Closing Date (whether voluntary or mandatory, as applicable, and whether before or after acceleration of the Obligations or the commencement of any bankruptcy or insolvency proceeding, but excluding mandatory prepayments made pursuant to Section 2.10(e) and (f) shall be subject to a premium (to be paid to Administrative Agent for the benefit of the Term Loan Lenders as liquidated damages and compensation for the costs of being prepared to make funds available hereunder with respect to the Loans) (the “Applicable Prepayment Premium”) equal to the amount of such prepayment multiplied by (I) three percent (3.0%), with respect to prepayments made on or after the Closing Date but prior to the first anniversary of the Closing Date, (II) two percent (2.0%) with respect to prepayments made on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date, (III) one percent (1.0%) with respect to prepayments made on or after the second anniversary of the Closing Date but prior to the third anniversary of the Closing Date and (IV) thereafter zero percent (0.0%); provided that, notwithstanding the foregoing, no prepayments made pursuant to Section 2.10(c) shall be subject to any Applicable Prepayment Premium unless and except to the extent that Asset Sales are consummated that result in Net Cash Proceeds in excess of an amount equal to 25% of the aggregate principal amount of the Term Loans outstanding on the Closing Date. Notwithstanding anything to the contrary contained in this Agreement, to the extent that any Non-Consenting Lender is replaced pursuant to Section 10.02(e) due to such Lender’s failure to approve a consent, waiver or amendment, as the case may be, such Non-Consenting Lender shall be entitled to receive a premium in connection with such replacement or prepayment in the amount that would have been payable in respect of the Term Loans of such Non-Consenting Lender, as applicable, under this clause (j) had such Term Loans been the subject of a voluntary prepayment at such time. On or after the third anniversary of the Closing Date, no premiums shall be payable pursuant to this Section 2.10(j) in connection with any prepayments of the Term Loans other than LIBOR funding breakage costs as required under the terms of this Agreement.

Section 2.11                             Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)                                 the Administrative Agent determines in good faith and in its reasonable discretion (which determination shall be deemed presumptively correct absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period;

(b)                                 the Administrative Agent determines in good faith and in its reasonable discretion or is advised in writing by the Required Lenders (which determination shall be deemed presumptively correct absent manifest error) that dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Loan; or

(c)                                  the Administrative Agent determines in good faith and in its reasonable discretion or is advised in writing by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period (collectively with the Loans described in clauses (a) and (b) above, the “Impacted Loans”);

then the Administrative Agent shall give written notice thereof to the Borrower and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (which notice shall be delivered by the Administrative Agent within five (5) Business Days after such situation ceases to exist), (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that the Borrower may revoke any such Borrowing Request (without penalty) prior to such Borrowing upon written notice to the Administrative Agent.

Notwithstanding the foregoing, the Administrative Agent, in consultation with the affected Lenders, may, with the consent of the Borrower, establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans, (2) the Administrative Agent notifies the Borrower and the Lenders or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted

Loans, or (3) any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

Section 2.12                             Yield Protection.

(a)                                 Increased Costs Generally. If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in, by any Lender (except any reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank;

(ii)                                  subject the Administrative Agent, any Lender or the Issuing Bank to any Tax of any kind whatsoever (except for (A) Indemnified Taxes (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan made by it, or change the basis of taxation of payments to such Administrative Agent or Lender or the Issuing Bank in respect thereof; or

(iii)                               impose on the Administrative Agent, any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than any Taxes) affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting or maintaining any Eurodollar Loan or any other Loan in the case of clause (ii) (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, the Issuing Bank or such Lender’s or the Issuing Bank’s holding company, if any, of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by the Administrative Agent, such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then, upon written request of the Administrative Agent, such Lender or the Issuing Bank, as applicable, the Borrower will pay to the Administrative Agent, such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate the Administrative Agent, such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)                                 Capital Requirements. If any Lender or the Issuing Bank determines (in good faith, in its reasonable discretion) that any Change in Law affecting such Lender or the Issuing Bank or any lending office of such Lender or such Lender’s or the Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such

Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company, if any, would have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company, if any, with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company, if any, for any such reduction suffered.

(c)                                  Certificates for Reimbursement. A certificate of the Administrative Agent, a Lender or the Issuing Bank, as applicable, setting forth the amount or amounts necessary to compensate the Administrative Agent, such Lender or the Issuing Bank or their respective holding companies, as the case may be, as specified in clause (a) or (b) of this Section 2.12, and setting forth in reasonable detail the calculation of the amount owed and the basis for the claim shall be delivered to the Borrower and shall be deemed presumptively correct absent manifest error. The Borrower shall pay the Administrative Agent, such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d)                                 Delay in Requests. Failure or delay on the part of the Administrative Agent, any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of the Administrative Agent’s, such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 2.12 for any increased costs incurred or reductions suffered more than 180 days prior to the date that the Administrative Agent, such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions pursuant to the certificate to be delivered in subsection (c) above and of the Administrative Agent, such Lender’s or the Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.13                             Funding Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)                                 any continuation, conversion, payment or prepayment of any Eurodollar Loan on a day other than the last day of the Interest Period for such Loan; or

(b)                                 any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan (other than an ABR Loan) on the date or in the amount notified by the Borrower including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 2.13, each Lender shall be deemed to have funded each Eurodollar Loan made by it at the LIBO Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded.

Section 2.14                             Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a)                                 Payments Generally. The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or Reimbursement Obligations, or of amounts payable under Sections 2.12, 2.13, 2.15 or 10.03, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, free and clear of, and without condition or deduction for, recoupment or setoff. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.12, 2.13, 2.15 and 10.03 shall be made directly to the persons entitled thereto and payments pursuant to other Loan Documents shall be made to the persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, unless specified otherwise, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Except as otherwise expressly provided herein, all payments under each Loan Document shall be made in dollars. For the avoidance of doubt, notwithstanding any other provision of any Loan Document to the contrary, no payment received directly or indirectly from any Credit Party that is not a Qualified ECP Guarantor shall be applied directly or indirectly by the Administrative Agent or otherwise to the payment of any Excluded Swap Obligations.

(b)                                 Pro Rata Treatment.

(i)                                     Other than as permitted by Section 2.16(b), Section 2.20, Section 2.21, Section 2.22, Section 10.02(e), Section 10.02(f) and Section 10.04, subject to the express provisions of this Agreement which require, or permit, differing payments to be made to non-Defaulting Lenders as opposed to Defaulting Lenders, each payment by the Borrower of interest in respect of the Loans shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

(ii)                                  Other than as permitted by Section 2.20, Section 2.21, Section 2.22, Section 10.02 and Section 10.04, subject to the express provisions of this Agreement which require, or permit, differing payments to be made to non-Defaulting Lenders as opposed to Defaulting Lenders, (A) each payment by the Borrower on account of principal of the Term Loans shall be allocated among the Term Loan Lenders pro rata based on the principal amount of the Term Loans held by the Term Loan Lenders; (B) each payment by the Borrower on account of principal of the Revolving Borrowings shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders; and (C) each permanent reduction in Revolving Commitments shall be pro rata according to the respective Revolving Commitments then held by the Revolving Lenders.

(c)                                  Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Reimbursement Obligations, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and Reimbursement Obligations then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Reimbursement Obligations then due to such parties. It is understood that the foregoing does not apply to any adequate protection payments under any federal, state or foreign bankruptcy, insolvency, receivership or similar proceeding, and that the Administrative Agent may, subject to any applicable federal, state or foreign bankruptcy, insolvency, receivership or similar orders, distribute any adequate protection payments it receives on behalf of the Lenders to the Lenders in its sole discretion (i.e., whether to pay the earliest accrued interest, all accrued interest on a pro rata basis or otherwise).

(d)                                 Sharing of Setoff. Subject to the terms of any Intercreditor Agreement, if any Lender (and/or the Issuing Bank, which shall be deemed a “Lender” for purposes of this Section 2.14(d)) shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i)                                     if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)                                  the provisions of this paragraph shall not be construed to apply to any payment (x) made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to any Group Member (as to which the provisions of this Section 2.14 shall apply).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation. If under applicable bankruptcy, insolvency or any similar law any Secured Party receives a secured claim in lieu of a setoff or counterclaim to which this Section 2.14(d) applies, such Secured Party shall to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Secured Party is entitled under this Section 2.14(d) to share in the benefits of the recovery of such secured claim.

(e)                                  Borrower Default. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f)                                   Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 10.03(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.03(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loans, to purchase its participation or to make its payment under Section 10.03(c).

Section 2.15                             Taxes.

(a)                                 Payments Free of Taxes. Any and all payments by or on account of any obligation of the Credit Parties hereunder or under any other Loan Document shall be made free and clear of and without reduction, deduction or withholding for any Taxes (“Tax Withholdings”); provided that if any Taxes are required by any applicable Requirements of Law to be withheld or deducted in respect of any such payments by any applicable withholding agent (as determined in the good faith discretion of an applicable withholding agent), then (i) in the case of Indemnified Taxes or Other Taxes, the sum payable by the relevant Credit Party shall be increased as necessary so that after all such Tax Withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 2.15), each

Recipient receives an amount equal to the sum it would have received had no such Tax Withholdings been made (including such Tax Withholdings applicable to additional sums payable under this Section 2.15) (such additional sums being the “Additional Amount”), (ii) the applicable withholding agent shall make such Tax Withholdings, and (iii) the applicable withholding agent shall timely pay the full amount of the Tax Withholdings to the relevant Governmental Authority.

(b)                                 Payment of Other Taxes by the Borrower. Without limiting the provisions of clause (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)                                  Indemnification by the Borrower. The Credit Parties shall indemnify and hold harmless (on a joint and several basis) each Recipient, within twenty (20) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) paid by such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(d)                                 Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Credit Party pursuant to this Section 2.15 to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the Tax Return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                                  Status of Lenders.

(i)                                     Each Recipient shall deliver to the Borrower and to the Administrative Agent, whenever reasonably requested by the Borrower or the Administrative Agent, such properly completed and duly executed documentation prescribed by applicable Requirements of Law and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, (x) to determine whether or not any payments made under any Loan Document are subject to Tax Withholdings or information reporting requirements, (y) to determine, if applicable, the required rate of Tax Withholdings, and (z) to establish such Recipient’s entitlement to any available exemption from, or reduction in the rate of, Tax Withholdings, in respect of any payments to be made to such Recipient by any Credit Party pursuant to any Loan Document or otherwise establish such Recipient’s status for withholding Tax purposes in an applicable jurisdiction. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation and information (other than such documentation set forth in Section 2.15(e)(ii)(A)(1)-(4), Section 2.15(e)(ii)(B) and Section 2.15(e)(ii)(C) below) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.

(ii)                                  Without limiting the generality of the foregoing:

(A)       each Foreign Lender, shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Recipient under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) whichever of the following is applicable:

(1)                                 properly completed and duly executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form), as applicable, claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(2)                                 properly completed and duly executed copies of Internal Revenue Service Form W-8ECI (or any successor form), as applicable,

(3)                                 in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H and (y) properly completed and duly executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form),

(4)                                 to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender granting a participation), properly completed and duly executed copies of Internal Revenue Service Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN, W-8BEN-E, a certificate substantially in the form of Exhibit H, Form W-9, and/or other certification documents from each beneficial owner, as applicable (provided that if the Foreign Lender is a partnership for U.S. federal income tax purposes (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the certificate substantially in the form of Exhibit H may be provided by such Foreign Lender on behalf of such direct or indirect partners), or

(5)                                 any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower and the

Administrative Agent to determine any withholding or deduction required to be made;

(B)       each Recipient that is not a Foreign Lender shall deliver to the Borrower and the Administrative Agent two properly completed and duly executed copies of Internal Revenue Service Form W-9 (or any successor or other applicable form) certifying that such Recipient is exempt from United States federal backup withholding;

(C)       if a payment made to a Recipient under any Loan Document would be subject to United States federal withholding tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement;

(D)       notwithstanding any other provision of this Section 2.15(e), a Recipient shall not be required to deliver any documentation or information that such Recipient is not legally eligible to deliver; and

(E)        each such Recipient shall, from time to time after the initial delivery by such Recipient of any form or certificate, whenever a lapse in time or change in such Recipient’s circumstances renders such form or certificate (including any specific form or certificate required in this Section 2.15(e)) so delivered obsolete, expired or inaccurate in any material respect, promptly (i) update such form or certificate or (ii) notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

(f)                                   Treatment of Certain Refunds. If a Lender, Issuing Bank or an Agent determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by the Credit Parties or on account of which the Credit Parties have paid Additional Amounts pursuant to this Section 2.15, it shall pay to the Credit Parties an amount equal to such refund (but only to the extent of indemnity payments made, or Additional Amounts paid, by the Credit Parties under this Section with respect to the Indemnified Taxes giving rise to such refund), net of any Taxes thereon and of all out-of-pocket expenses of such Agent, Issuing Bank or Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Credit Parties, upon the request of such Agent, Issuing Bank or Lender, agree to repay any such amount paid over to the Credit Parties to such Agent, Issuing Bank or Lender (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such Agent, Issuing Bank or Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (f), in no event will such Agent, Issuing Bank or Lender be required to pay any amount to the Credit Parties pursuant to this clause (f), the payment of which would place such Agent, Issuing Bank or Lender, as applicable, in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification (or the payment of Additional Amounts) and giving rise to such refund had not been deducted, withheld or imposed and the indemnification payments (or Additional Amounts) with respect to such Tax had never been paid. Nothing herein contained shall interfere with the right of a Recipient to arrange its tax affairs in whatever manner it thinks fit nor obligate any Recipient to claim any tax refund or to make available its Tax Returns or disclose any information relating to its tax affairs or any computations in respect thereof or require any Recipient to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled. Unless required by Requirements of Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be.

(g)                                  Survival. The obligations of the Credit Parties under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. For purposes of this Section 2.15, any payments by the Administrative Agent to a Lender of any amounts received by the Administrative Agent from any Credit Party on behalf of such Lender shall be treated as a payment from such Credit Party to such Lender.

(h)                                 For the avoidance of doubt, for the purposes of this Section 2.15, the term “Lender” shall include the Issuing Bank.

Section 2.16                             Mitigation Obligations; Replacement of Lenders.

(a)                                 Designation of a Different Lending Office. If any Lender requests compensation under Section 2.12, or requires the Borrower to pay any Additional Amount to any Lender or any Governmental Authority (other than with respect to Other Taxes) for the account of any Lender pursuant to Section 2.15, then such Lender shall (at the request of the Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates or to file any certificate or document reasonably required by the Borrower, if, in the reasonable judgment of such Lender, such designation or assignment or filing (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. A certificate setting forth in reasonable detail the calculation of such costs and expenses submitted by such Lender to the Borrower shall be deemed presumptively correct absent manifest error.

(b)                                 Replacement of Lenders. If (w) any Lender or the Administrative Agent requests compensation under Section 2.12, or (x) the Borrower is required to pay any Additional Amount to any Lender or the Administrative Agent or any Governmental Authority (other than with respect to Other Taxes) for the account of any Lender or the Administrative Agent pursuant to Section 2.15, and such Lender or the Administrative Agent declined or is unable to designate a different lending office in accordance with Section 2.16(a), or (y) any Lender or the Administrative Agent is a Defaulting Lender, then the Borrower may, at its sole expense and effort and option, upon notice to any applicable Lender and the Administrative Agent, (A) require any such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.04), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.12 or Section 2.15 arising with respect to any period prior to such assignment) and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), (B) pay off in full all of the Loans and any other Obligations owed to any such Lender, (C) if applicable, terminate any such Lender’s Commitments or (D) if applicable, upon at least ten (10) days prior notice, require the Administrative Agent to resign in accordance with Section 9.06; provided that:

(i)                                     unless waived by the Administrative Agent, the Borrower shall have paid to the Administrative Agent the processing and recordation fee specified in Section 10.04(b), if any,

(ii)                                  such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts (including any amount pursuant to Section 2.10(j)) payable to it hereunder and under the other Loan Documents (including any amounts under Sections 2.13 and 2.15, assuming for this purpose (in the case of a Lender being replaced pursuant to Sections 2.12 or 2.15 that the Loans of such Lender were being prepaid) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)                               in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)                              such assignment does not conflict with applicable Requirements of Law.

Each Lender agrees that, if the Borrower elects to replace such Lender in accordance with this Section 2.16(b), it shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence the assignment and shall deliver to the

Administrative Agent any Note (if Notes have been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be in full force and effect and shall be recorded in the Register.

Section 2.17                [Reserved].

Section 2.18                Letters of Credit.

(a)                                 General. Subject to the terms and conditions set forth herein, the Borrower may request the Issuing Bank to, and the Issuing Bank agrees to, issue Letters of Credit denominated in Dollars for the account of the Borrower or any Wholly Owned Restricted Subsidiary of the Borrower (provided that the Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account of the Borrower or any Wholly Owned Restricted Subsidiary of the Borrower) upon delivery to the relevant Issuing Bank and the Administrative Agent (at least ten (10) Business Days in advance of the requested date of issuance, amendment, renewal or extension) an LC Request requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the requested date of issuance of such Letter of Credit (which shall be a Business Day) and, as applicable, specifying the date of amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire, the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. The Issuing Bank shall have no obligation to issue, and the Borrower shall not request the issuance of, any Letter of Credit at any time if after giving effect to such issuance the LC Exposure would exceed the LC Sublimit or the total Revolving Exposure would exceed the Total Revolving Commitment. If requested by the Issuing Bank, Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit; provided that in the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)                                 Request for Issuance, Amendment, Renewal, Extension; Certain Conditions and Notices. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, the Borrower shall deliver by hand, facsimile or other electronic communication, if arrangements for doing so have been approved by the Issuing Bank in writing (including via e-mail), an LC Request to the Issuing Bank and the Administrative Agent not later than 11:00 a.m. New York City time ten (10) Business Days preceding the requested date of issuance, amendment, renewal or extension (or such later date and time as is acceptable to the Issuing Bank).

A request for an initial issuance of a Letter of Credit shall specify, in form and detail reasonably satisfactory to the Issuing Bank:

(i)                                     the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);

(ii)                                  the stated or “face” amount thereof;

(iii)                               the expiry date thereof (which shall be determined in accordance with Section 2.18(c) below);

(iv)                              the name and address of the beneficiary thereof;

(v)                                 whether the Letter of Credit is to be issued for the Borrower’s own account, or for the account of one of the Borrower’s Wholly Owned Restricted Subsidiaries (provided that the Borrower shall be the applicant with respect to each Letter of Credit issued for the account of any of the Borrower’s Wholly Owned Restricted Subsidiaries);

(vi)                              the documents to be presented by such beneficiary in connection with any drawing thereunder;

(vii)                           the full text of any certificate to be presented by such beneficiary in connection with any drawing thereunder; and

(viii)                        such other matters as the Issuing Bank may reasonably require.

A request for an amendment, renewal or extension of any outstanding Letter of Credit shall specify in form and detail reasonably satisfactory to the Issuing Bank:

(i)                                     the Letter of Credit to be amended, renewed or extended;

(ii)                                  the proposed date of amendment, renewal or extension thereof (which shall be a Business Day);

(iii)                               the nature of the proposed amendment, renewal or extension; and

(iv)                              such other matters as the Issuing Bank reasonably may require.

If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and, upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed the LC Sublimit, (ii) the total Revolving Exposures shall not exceed the Total Revolving Commitment and (iii) the conditions set forth in Article IV in respect of such issuance, amendment, renewal or extension shall have been satisfied; provided, however, that an Issuing Bank may permit the renewal of an Auto-Renewal Letter of Credit in accordance with Section 2.18(c)(ii) below. Unless the Issuing Bank shall agree otherwise, no Letter of Credit shall be in an initial amount less than $100,000 (or such lesser amount as approved by the Issuing Bank).

Upon the issuance of any Letter of Credit or amendment, renewal, extension or modification of a Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent (and in the case of an issuance of a new Letter of Credit, or an increase or decrease in the stated amount of an existing Letter of Credit, the Administrative Agent shall promptly notify each Revolving Lender, thereof), which notice shall be accompanied by a copy of such Letter of Credit or amendment, renewal, extension or modification to a Letter of Credit (and in the case of an issuance of a new Letter of Credit, or an increase or decrease in the stated amount of an existing Letter of Credit, the notice to each Revolving Lender shall include a copy of such Letter of Credit also and the amount of each such Revolving Lender’s respective participation in such Letter of Credit pursuant to Section 2.18(d)).

(c)                                  Expiration Date.

(i)                                     Each Letter of Credit shall expire at the close of business on the Business Day that is the earlier of (x) the date which is not more than one (1) year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one (1) year after such renewal or extension) and (y) the Letter of Credit Expiration Date; provided, however, the Issuing Bank, in its sole discretion, may agree to extend such Letter of Credit beyond the Letter of Credit Expiration Date (the “LC Extension”) upon the Borrower either (i) providing the Issuing Bank funds equal to 103% of the LC Exposure with respect to such Letter of Credit for deposit in a cash collateral account which cash collateral account will be held by the Issuing Bank as a pledged cash collateral account and applied to reimbursement of all drafts submitted under such outstanding Letter of Credit or (ii) delivering to the Issuing Bank one or more letters of credit for the benefit of the Issuing Bank to backstop such outstanding Letter of Credit, issued by a bank reasonably acceptable to the Issuing Bank in its sole discretion, each in form and substance reasonably acceptable to the Issuing Bank in its sole discretion) unless the applicable Issuing Bank notifies the beneficiary thereof at least thirty (30) days (or such longer period as may be specified in such Letter of Credit) prior to the then applicable expiration date that such Letter of Credit will not be renewed.

(ii)                                  If the Borrower so requests in any LC Request for a Letter of Credit, the Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the Issuing Bank to prevent any such renewal at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve (12) month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Bank, the Borrower shall not be required to make a specific request to the Issuing Bank for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than the earlier of (i) one (1) year from the date of such renewal and (ii) the Letter of

Credit Expiration Date, unless otherwise extended pursuant to an LC Extension; provided that the Issuing Bank shall not permit any such renewal if (x) the Issuing Bank has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.18(m) or otherwise), or (y) it has received notice on or before the day that is five (5) Business Days before the date which has been agreed upon pursuant to the proviso of the first sentence of this paragraph, from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 are not then satisfied.

(d)                                 Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby irrevocably grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender’s Pro Rata Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.18(e) (the “Unreimbursed Amount”), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, or expiration, termination or cash collateralization of any Letter of Credit and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)                                  Reimbursement.

(i)                                     If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Issuing Bank an amount equal to such LC Disbursement and in Dollars not later than 3:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives such notice of such LC Disbursement; provided that the Borrower may, subject to the conditions to Borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with ABR Revolving Loans in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Loans.

(ii)                                  If the Borrower fails to make such payment when due, the Issuing Bank shall notify the Administrative Agent, and the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Pro Rata Percentage thereof. Each Revolving Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 12:00 p.m., New York City time, one (1)

Business Day after such date, an amount equal to such Revolving Lender’s Pro Rata Percentage of the unreimbursed LC Disbursement in the same manner as provided in Section 2.02(c) with respect to Revolving Loans made by such Revolving Lender, and the Administrative Agent will promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Any amounts received by the Issuing Bank from the Borrower pursuant to the above paragraph prior to, concurrently with or after any Revolving Lender makes any payment pursuant to the preceding sentence will be promptly remitted by the Issuing Bank to the Administrative Agent and by the Administrative Agent to the Revolving Lenders that shall have made such payments.

(iii)                               If any Revolving Lender shall not have made its Pro Rata Percentage of such LC Disbursement available as provided above, each of such Revolving Lender and the Borrower severally agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with the foregoing to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrower, the rate per annum set forth in clause (h) below and (ii) in the case of such Lender, at a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation.

(f)                                   Obligations Absolute. The Reimbursement Obligation of the Borrower as provided in Section 2.18(e) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein; (ii) any draft or other document presented under a Letter of Credit being proved to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that fails to comply with the terms of such Letter of Credit; (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.18(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of the Borrower hereunder; (v) the fact that a Default shall have occurred and be continuing; or (vi) any material adverse change in the business, property, results of operations, prospects or condition, financial or otherwise, of Holdings and its Restricted Subsidiaries. None of the Agents, the Lenders, the Issuing Bank or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable Requirements of Law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of bad faith, gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction (which is not subject to appeal)), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its reasonable discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)                                  Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly give written notice to the Administrative Agent and the Borrower of such compliant demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its Reimbursement Obligation to the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement (other than with respect to the timing of such Reimbursement Obligation set forth in Section 2.18(e)).

(h)                                 Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest payable on demand, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the Alternate Base Rate plus the Applicable Margin until the date that is three (3) Business Days from the date on which the Borrower receives notice of such LC Disbursement, and at the rate per annum determined pursuant to Section 2.06(c) thereafter. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.18(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)                                     Cash Collateralization. If (1) any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, (2) as of the Letter of Credit Expiration Date, any LC Obligation for any reason remains outstanding (other than any LC Obligation that is backstopped to the reasonable satisfaction of the applicable Issuing Bank) or (3) there shall exist a Defaulting Lender, the Borrower shall immediately (and in the case of clause (3), upon the reasonable request of the Administrative Agent and solely to the extent of the LC Exposure of such Defaulting Lender) deposit on terms and in accounts satisfactory to the Collateral Agent, in the name of the Collateral Agent and for the benefit of the Revolving Lenders, an amount in cash equal to 103% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence and during the continuance of any Event of Default with respect to the Borrower described in Section 8.01(g) or (h). Funds so deposited shall be applied by the Collateral Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of outstanding Reimbursement Obligations or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the existence of an Event of Default, such amount plus any accrued interest or realized profits with respect to such amounts (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.

(j)                                    Additional Issuing Banks. The Borrower may, at any time and from time to time, designate one or more additional Revolving Lenders to act as an issuing bank with respect to Letters of Credit under the terms of this Agreement, with the consent of the Administrative Agent and such designated Revolving Lender(s) in their sole discretion. Any Revolving Lender designated as an issuing bank with respect to Letters of Credit pursuant to this clause (j) shall have all the rights and obligations of the Issuing Bank under the Loan Documents with respect to Letters of Credit issued or to be issued by it, and all references in the Loan Documents to the term “Issuing Bank” shall, with respect to such Letters of Credit, be deemed to refer to such Revolving Lender in its capacity as the Issuing Bank, as the context shall require. If at any time there is more than one Issuing Bank hereunder, the Borrower may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit.

(k)                                 Resignation or Removal of the Issuing Bank. The Issuing Bank may resign as Issuing Bank hereunder at any time upon at least thirty (30) days’ prior written notice to the Lenders, the Administrative Agent and the Borrower. The Issuing Bank may be replaced at any time by the Borrower with the consent of the Administrative Agent and the Revolving Lender(s) to the successor Issuing Bank. The Borrower shall notify the Administrative Agent and then the Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank or any such additional Issuing Bank. At the time any such resignation or replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.05(c). From and after the effective date of any such resignation or replacement, as applicable, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit and, if applicable, shall remain a Lender hereunder and shall continue to have all of the rights and obligations of a Lender under this Agreement.

(l)                                     Issuing Bank. The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Bank shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Issuing Bank. The Issuing Bank may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(m)                             Other. The Issuing Bank shall be under no obligation to issue any Letter of Credit if:

(i)                                     any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date for which the Issuing Bank is not otherwise compensated hereunder and which the Issuing Bank in good faith deems material to it; or

(ii)                                  the issuance of such Letter of Credit would violate one or more policies of general application of the Issuing Bank.

The Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit. Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, the Issuing Bank shall not be responsible to the Borrower for, and the Issuing Bank’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the Issuing Bank or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(n)                                 Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Wholly Owned Restricted Subsidiary of the Borrower, the Borrower shall be obligated to reimburse the Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Wholly Owned Subsidiaries of the Borrower inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Wholly Owned Subsidiaries of the Borrower.

Section 2.19                             Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)                                 the Commitment Fee shall cease to accrue on the Commitment of such Lender so long as it is a Defaulting Lender (except to the extent it is payable to the Issuing Bank pursuant to clause (b)(v) below) and such Defaulting Lender shall not be entitled to receive any Commitment Fee pursuant to Section 2.05(a);

(b)                                 if any LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i)                                     all or any part of such Defaulting Lender’s participation in LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Percentages, but only to the extent that (y) such reallocation does not cause the aggregate Revolving Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Revolving Commitment and (z) to the extent requested in writing by the Administrative Agent, the Borrower shall confirm that the conditions set forth in Section 4.02 are satisfied at the time of such reallocation and if the Borrower cannot confirm such conditions have been satisfied (which shall not constitute a Default or an Event of Default) and such conditions have not otherwise been waived by the Required Revolving Lenders, then clause (ii) below shall apply;

(ii)                                  if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent, cash collateralize such Defaulting Lender’s LC Exposure (in each case after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.18(i) for so long as such LC Exposure is outstanding;

(iii)                               if any portion of such Defaulting Lender’s LC Exposure is cash collateralized pursuant to clause (ii) above, the Borrower shall not be required to pay the LC Participation Fee with respect to such portion of such Defaulting Lender’s LC Exposure so long as it is cash collateralized;

(iv)                              if any portion of such Defaulting Lender’s LC Exposure is reallocated to the non-Defaulting Lenders pursuant to clause (i) above, then the LC

Participation Fee with respect to such portion shall be allocated among the non-Defaulting Lenders in accordance with their Pro Rata Percentages;

(v)                                 if any portion of such Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.19(b), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, the Commitment Fee that otherwise would have been payable to such Defaulting Lender (with respect to the portion of such Defaulting Lender’s Revolving Commitment that was utilized by such LC Exposure) and the LC Participation Fee payable with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated;

(vi)                              so long as any Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateralized in accordance with this Section 2.19(b), and participations in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in accordance with their respective Pro Rata Percentages (and Defaulting Lenders shall not participate therein); and

(vii)                           any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.14(d), but excluding Section 2.16(b)) may, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated non-interest bearing account and, subject to any applicable Requirements of Law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, to the payment of any amounts owing by such Defaulting Lender to the Issuing Bank hereunder, (iii) third, to the funding of any Loan or the funding or cash collateralization of any participation in any Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (iv) fourth, if so determined by the Administrative Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (v) fifth, pro rata, to the payment of any amounts owing to the Borrower, the Issuing Bank or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Borrower, the Issuing Bank or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans or Reimbursement Obligations in respect of LC Disbursements which a Defaulting Lender has funded in respect of its participation obligations and (y) made at a time when the conditions set forth in Section 4.02 are satisfied, such payment shall be applied solely to prepay the Loans of, and Reimbursement Obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or Reimbursement Obligations owed to, any Defaulting Lender.

(c)                                  such Defaulting Lender shall be deemed not to be a “Lender,” and the amount of such Defaulting Lender’s Revolving Commitment and Revolving Loans and/or Term Loan Commitments and Term Loans shall be excluded, for purposes of voting, and the calculation of voting, on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents, except as otherwise set forth in Section 10.02(b).

(d)                                 to the extent permitted by applicable Requirements of Law, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (A) any voluntary prepayment of the Loans pursuant to Section 2.10(a) shall, if the Borrower so directs at the time of making such voluntary prepayment, be applied to the Loans of other Lenders in accordance with Section 2.10(a) as if such Defaulting Lender had no Loans outstanding and the Revolving Exposure of such Defaulting Lender were zero, and (B) any portion of any mandatory prepayment of the Loans pursuant to Section 2.10 that would be applied to the Loans of any Defaulting Lender if such Defaulting Lender had funded all of its defaulted Revolving Loans shall, if the Borrower so directs at the time of making such mandatory prepayment, be (i) applied to the Loans of other Lenders (but not to the Loans of such Defaulting Lender) in accordance with Section 2.10 as if such Defaulting Lender no Loans outstanding and the Revolving Exposure of such Defaulting Lender were zero or (ii) retained by the Administrative Agent in a segregated non-interest-bearing account.

(e)                                  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

In the event that the Administrative Agent or the Issuing Bank, as the case may be, and the Borrower each agrees in writing (provided that the Borrower’s agreement shall not be unreasonably withheld) that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Loans in accordance with its Pro Rata Percentage. The rights and remedies against a Defaulting Lender under this Section 2.19 are in addition to other rights and remedies that the Borrower, the Administrative Agent, the Issuing Bank, and the non-Defaulting Lenders may have against such Defaulting Lender. The operation of this Section 2.19 shall not be construed to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder. Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle the Borrower, at its option, to arrange for a substitute Lender to replace such Defaulting Lender pursuant to Section 2.16(b). The arrangements permitted or required by this Section 2.19 shall be permitted under this Agreement, notwithstanding any limitation on Liens or the pro rata sharing provisions hereof or otherwise.

Section 2.20                             Increase in Commitments.

(a)                                 Borrower Request. The Borrower may by written notice to the Administrative Agent elect to request the establishment of one or more new Term Loan Commitments under a new term facility or under the existing term facility or any increase under an existing tranche of Term Loans (each, an “Incremental Term Loan Commitment”) and/or one or more new Revolving Loan Commitments under the then existing revolving facility, each, an “Incremental Revolving Loan Commitment” and together with any Incremental Term Loan Commitment, the “Incremental Facilities”), in an aggregate amount not to exceed the Maximum Incremental Facilities Amount (the date of establishment of any such Incremental Facility, an “Increase Effective Date”); provided, that the maximum amount of all Incremental Revolving Loan Commitments, in the aggregate, shall not exceed $~~5,000,000~~7,250,000. The opportunity to commit to provide all or a portion of the Incremental Facilities shall be offered by the Borrower first to the existing Lenders on a pro rata basis and, to the extent that such existing Lenders have not agreed to provide such Incremental Facilities within five (5) Business Days after receiving such offer from the Borrower, on the terms specified by the Borrower, the Administrative Agent or any arranger of such Incremental Facilities, after being provided a bona fide opportunity to do so, the Borrower may then offer such opportunity to any other Eligible Assignees (which may include existing Lenders). Any existing Lender approached to provide all or a portion of such Incremental Term Loan Commitments or Incremental Revolving Loan Commitments may elect or decline, in its sole discretion, to provide such Incremental Term Loan Commitment or Incremental Revolving Loan Commitment and, to the extent any such Incremental Term Loan Commitments or Incremental Revolving Loan Commitments are not provided by existing Lenders, each Lender providing such commitment shall otherwise constitute an Eligible Assignee hereunder; provided that (i) the Administrative Agent and the Issuing Bank shall have consented to any such Eligible Assignee providing all or a portion of such Incremental Term Loan Commitment or Incremental Revolving Loan Commitment, as applicable, if and to the extent such consent would be required under Section 10.04 for an assignment of such type of Loans or Commitments, as applicable, to such Eligible Assignee and (ii) any Incremental Facilities to be provided by Sponsor Investors or Affiliated Debt Funds shall be subject to the terms of Section 10.04(b) as if such Incremental Facilities were being assigned to any such Sponsor Investor or Affiliated Debt Fund.

(b)                                 Conditions. Such Incremental Term Loan Commitments and Incremental Revolving Loan Commitments shall become effective, as of such Increase Effective Date; provided that:

(i)                                     no Event of Default shall have occurred and be continuing at the time of funding; provided, that, with respect to any Incremental Facilities incurred in connection with a Limited Condition Transaction, the foregoing condition shall not be required to be satisfied and instead no Event of Default under Section 8.01(a), (b), (d) (solely with respect to the failure to comply with Section 6.08), (g) or (h) shall have occurred and be continuing on the LCT Test Date;

(ii)                                  the proceeds of the Incremental Term Loans and/or Incremental Revolving Loans shall be used in accordance with Section 3.11 and Section 5.08;

(iii)                               the Borrower shall deliver or cause to be delivered any customary amendments to the Loan Documents or other documents reasonably requested by the Administrative Agent or any Incremental Term Loan Lender or Incremental Revolving Loan Lender in connection with any such transaction;

(iv)                              any such Incremental Term Loans shall be in an aggregate amount of at least $500,000 and integral multiples of $100,000 above such amount (except, in each case, such minimum amount and integral multiples amount shall not apply when the Borrower uses all of the Incremental Term Loan Commitments available at such time);

(v)                                 any Incremental Facilities shall be secured on a pari passu basis with the Term Loans, shall not be secured by a Lien on any assets of the Borrower or any Guarantor not constituting Collateral and shall not be guaranteed by any person other than the Guarantors;

(vi)                              subject to customary “SunGard” limitations (to the extent agreed to by the Lenders providing the applicable Incremental Facility and to the extent the proceeds of the applicable Incremental Facility are being used to finance a Limited Condition Transaction), each of the representations and warranties made by any Credit Party set forth in Article III hereof or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date of such credit extension (or, subject to Section 1.06, on the LCT Test Date) with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date; and

(vii)                           solely with respect to any Incremental Facility incurred in reliance on clause (ii) of the definition of Maximum Incremental Facilities Amount (and for the avoidance of doubt, not including any Incremental Facility incurred in reliance on the Fixed Incremental Amount), Holdings and its Subsidiaries shall be, on a Pro Forma Basis, in compliance with Section 6.08; provided that if the Borrower has made an LCT Election with respect to such Limited Condition Transaction, compliance with Section 6.08 shall be determined instead on a Pro Forma Basis on the LCT Test Date as if the Limited Condition Transaction had occurred on such date.

(c)                                  Terms of New Term Loans and Commitments. The terms and provisions of Loans made pursuant to such Incremental Term Loan Commitments shall be subject to Section 2.20(f) and as follows:

(i)                                     the terms and provisions of Loans made pursuant to Incremental Term Loan Commitments (“Incremental Term Loans”) shall be, except as otherwise set forth herein (including Section 2.20(f)), on terms and pursuant to documentation to be determined by the Borrower and the lenders providing such Incremental Term Loans;

provided that, to the extent such terms and documentation are not substantially consistent (taken as a whole) with the existing Term Loans (but excluding any terms applicable only after the Payment in Full of the existing Term Loans), they shall be reasonably satisfactory to the Administrative Agent (except for covenants or other provisions applicable only to periods after the Payment in Full of the existing Term Loans) (it being understood that no consent shall be required from the Administrative Agent for terms or conditions that are more restrictive than the terms and provisions of the Term Loans existing on the Increase Effective Date if the Lenders under the Term Loans existing on the Increase Effective Date receive the benefit of such terms or conditions through their addition to the Loan Documents);

(ii)                                  the maturity date of any Incremental Term Loans shall be no earlier than the Latest Maturity Date applicable to the Term Loans and the Weighted Average Life to Maturity of such Incremental Term Loans shall be no shorter than the then remaining Weighted Average Life to Maturity of the Term Loans; provided that the limitations in this clause (ii) shall not apply to any customary bridge facility so long as the long-term debt into which such customary bridge facility is to be converted satisfies the provisions of this clause; and

(iii)                               any Incremental Term Loans may participate on a pro rata basis, greater than pro rata basis or less than pro rata basis in any voluntary prepayment of Term Loans hereunder and may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments of Term Loans hereunder.

(d)                                 Terms of Incremental Revolving Loan Commitments. With respect to any Incremental Revolving Loan Commitment, (I) the maturity date of such Incremental Revolving Loan Commitment shall be the same as the Revolving Maturity Date applicable to the Revolving Commitments subject to such increase, such Incremental Revolving Loan Commitment shall require no scheduled amortization or mandatory commitment reduction prior to the final Revolving Maturity Date applicable to the Revolving Commitments subject to such increase, and the Incremental Revolving Loan Commitment shall be on the exact same terms and pursuant to the exact same documentation applicable to the Revolving Commitments subject to such increase and (II) each of the applicable Revolving Lenders shall be deemed to have assigned to each Lender with Incremental Revolving Loan Commitments, and each such Lender shall be deemed to have purchased from each of the applicable Revolving Lenders, at the principal amount thereof (together with accrued interest), such interests in the applicable Revolving Loans outstanding on the effective date of such increase as shall be necessary in order that, immediately after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing applicable Revolving Lenders and Incremental Revolving Loan Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such Incremental Revolving Loan Commitments to the Revolving Commitments; provided, further, the Administrative Agent’s consent shall be required to each Person providing any portion of an Incremental Revolving Loan Commitment to the same extent, and in the same manner, as if such Person had taken assignment of Revolving Commitments pursuant to Section 10.04. Each Incremental Revolving Loan Commitment shall be deemed for all purposes a Revolving

Commitment and each Loan made thereunder (an “Incremental Revolving Loan”) shall be deemed, for all purposes, a Revolving Loan. Additionally, if any Revolving Loans are outstanding at the time any Incremental Revolving Loan Commitments are established, the Revolving Lenders immediately after effectiveness of such Incremental Revolving Loan Commitments shall purchase and assign at par such amounts of the Revolving Loans outstanding at such time as the Administrative Agent may require such that each Revolving Lender holds its Pro Rata Percentage of all Revolving Loans outstanding immediately after giving effect to all such assignments. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(e)                                  Joinder. Such Incremental Term Loan Commitments and Incremental Revolving Loan Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by the Borrower, the Administrative Agent and each Lender making such Incremental Term Loan Commitment or Incremental Revolving Loan Commitment, in form and substance reasonably satisfactory to each of them. The Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents (i) as may be necessary or appropriate (which may be in the form of an amendment and restatement of this Agreement) (including with respect to pro rata payments, repayments, borrowings and commitment reductions of Revolving Commitments (and Revolving Loans thereunder) and Incremental Revolving Loan Commitments (and loans thereunder)), in the opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.20 and (ii) so long as such amendments are not adverse to the Lenders, such other changes as may be necessary, as reasonably determined by the Borrower and the Administrative Agent, to maintain the fungibility of any Incremental Term Loans with any Tranche of then-outstanding Term Loans. This Section 2.20(e) shall supersede any provisions in Section 10.02 to the contrary.

(f)                                   Yield. If the initial Yield (as defined below) on any Incremental Term Loans that are secured on a pari passu basis with the Secured Obligations exceeds the then applicable Yield on the Term Loans existing on the Increase Effective Date (including any prior Incremental Term Loans that are secured on a pari passu basis with the Secured Obligations) by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Yield Differential”), then the Applicable Margin then in effect for each applicable existing tranche of Term Loans shall automatically be increased by the Yield Differential. “Yield” shall mean, with respect to any credit facility, the then “effective yield” on such Term Loans consistent with generally accepted financial practice, it being understood that (x) customary arrangement, commitment, structuring, underwriting and amendment fees paid or payable to one or more arrangers (or their Affiliates) (regardless of whether such fees are paid to or shared in whole or in part with any lender) in their respective capacities in connection with the applicable facility and any other fees that are not generally payable to all lenders (or their Affiliates) ratably with respect to such facility shall be excluded, (y) original issue discount and upfront fees paid or payable to the lenders thereunder shall be included (with original issue discount and upfront fees being equated to interest based on assumed four-year life to maturity (or, if less, the remaining life to maturity) without any present value discount) and (z) to the extent that the Adjusted LIBO Rate for a three month interest period on the closing date of any such Incremental Term Loan Commitment (A) is less than 1.0%, the amount of such difference shall be deemed added to the interest margin for the applicable existing Term Loans, solely for the purpose of determining whether an increase in the interest rate margins for the applicable existing Term Loans shall be required and (B) is less than the interest rate floor, if any, applicable to any such Incremental Term Loan Commitments, the amount of such difference shall be deemed added to the interest rate margins for the Loans under such Incremental Term Loan Commitment.

(g)                                  Equal and Ratable Benefit. The Loans and Commitments established pursuant to this Section 2.20 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents. The Borrower and the other Credit Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such Class of Incremental Term Loans or Incremental Revolving Loans or any such Incremental Term Loan Commitments or Incremental Revolving Loan Commitments.

Section 2.21                             Extension Amendments.

(a)                                 The Borrower may at any time and from time to time request that all or a portion, including one or more Tranches of the Loans (including any Extended Loans), in each case existing at the time of such request (each, an “Existing Tranche” and the Loans of any such Tranche, the “Existing Loans”) be converted to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any such Existing Tranche (any such Existing Tranche which has been so extended, an “Extended Tranche” and the Loans of such Tranche, the “Extended Loans”) and to provide for other terms consistent with this Section 2.21. In order to establish any Extended Tranche, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Tranche) (an “Extension Request”) setting forth the proposed terms of the Extended Tranche to be established, which terms (other than as provided in clause (C) below) shall be (taken as a whole) substantially similar to, or (taken as a whole) no more favorable (as reasonably determined by the Borrower) to the Lenders providing the Loans that are being extended or replaced (in each case, other than terms applicable only to periods after the Latest Maturity Date of the Existing Loans) to those applicable to the Existing Tranche from which they are to be extended (the “Specified Existing Tranche”), except (w) all or any of the final maturity dates of such Extended Tranches may be delayed to later dates than the final maturity dates of the Specified Existing Tranche; provided that at no time shall there be Revolving Commitments (including as a result of any Extended Tranche) which have more than three (3) different scheduled final maturity dates at any time, (x)(A) the interest margins with respect to the Extended Tranche may be higher or lower than the interest margins for the Specified Existing Tranche, (B) the prepayment terms may be different and/or (C) additional pricing and fees may be payable to the Lenders providing such Extended Tranche in addition to or in lieu of any increased margins contemplated by the preceding clause (A), (y) the commitment fee, if any, with respect to the Extended Tranche may be higher or lower than the commitment fee, if any, for the Specified Existing Tranche and (z) the provisions for optional and mandatory prepayments may provide for such payments to be directed first to the Specified Existing Tranche prior to being applied to the Extended Tranche, in each case to the extent provided in the applicable Extension Amendment; provided that, notwithstanding anything to the contrary in this Section 2.21 or otherwise, (1) such Extended Tranche shall not be, (y) in the case of any Extended Tranche relating to Term Loans, in an amount less than $5,000,000 and (z) in the case of any Extended Tranche relating to Revolving Loans hereunder, in an amount less than $1,000,000, (2) no Extended Tranche shall be secured by or receive the benefit of any collateral, credit support or security that does not secure or support the Existing Tranches, (3) the mandatory prepayment or the commitment reduction of any of Loans or Commitments under the Extended Tranches shall be made on a pro rata basis with all other outstanding Loans or Commitments respectively; provided that Extended Loans may, if the Extending Lenders making such Extended Loans so agree, participate on a less than pro rata basis in any mandatory prepayment or commitment reductions hereunder, (4) the final maturity of any Extended Tranche shall not be earlier than, and if such Extended Tranche is a term facility, shall not have a Weighted Average Life to Maturity shorter than, the applicable Specified Existing Tranche, (5) each Lender in the Specified Existing Tranche shall be permitted to participate in the Extended Tranche in accordance with its pro rata share of the Specified Existing Tranche and (6) assignments and participations of Extended Tranches shall be governed by the same assignment and participation provisions applicable to Loans and Commitments hereunder as set forth in Section 10.04. No Lender shall have any obligation to agree to have any of its Existing Loans or, if applicable, commitments of any Existing Tranche converted into an Extended Tranche pursuant to any Extension Request. Any Extended Tranche shall constitute a separate Tranche of Loans (and, if applicable, commitments) from the Specified Existing Tranches, from any other Existing Tranches, and from any other Extended Tranches so established on such date.

(b)                                 The Borrower shall provide the applicable Extension Request at least fifteen (15) Business Days (or such shorter period as may be agreed by the Administrative Agent in its sole discretion) prior to the date on which Lenders under the applicable Existing Tranche or Existing Tranches are requested to respond, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after giving effect to such Extension Request), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.21. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Specified Existing Tranche converted into an Extended Tranche shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Specified Existing Tranche that it elects to convert into an Extended Tranche. In the event that the aggregate amount of the Specified Existing Tranche subject to Extension Elections exceeds the amount of Extended Tranches requested pursuant to the Extension Request, the Specified Existing Tranches subject to Extension Elections shall be converted to Extended Tranches on a pro rata basis based on the amount of Specified Existing Tranches included in each such Extension Election.

(c)                                  Extended Tranches shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which may include amendments to provisions related to maturity, interest margins, fees or prepayments and which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.21(c) and notwithstanding anything to the contrary set forth in Section 10.02, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Tranches established thereby) executed by the Credit Parties, the Administrative Agent, and the Extending Lenders. It is understood and agreed that each Lender has consented for all purposes requiring its consent, and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Loan Documents authorized by this Section 2.21 and the arrangements described above in connection therewith. This Section 2.21(c) shall supersede any provisions in Section 10.02 to the contrary.

(d)                                 Notwithstanding anything to the contrary contained in this Agreement, (A) on any date on which any Existing Tranche is converted to extend the related scheduled maturity date(s) in accordance with clause (a) above (an “Extension Date”), in the case of the Specified Existing Tranche of each Extending Lender, the aggregate principal amount of such Specified Existing Tranche shall be deemed reduced by an amount equal to the aggregate principal amount of such Specified Existing Tranche so converted by such Lender into an Extended Tranche or Extended Tranches on such date, and such Extended Tranche or Extended Tranches shall be established as a separate Tranche or Tranches from the Specified Existing Tranche and from any other Existing Tranches and any other Extended Tranches so established on such date, and (B) if, on any Extension Date, any Revolving Loans of any Extending Lender are outstanding under the applicable Specified Existing Tranches, such loans (and any related participations) shall be deemed to be allocated as Extended Loans (and related participations) and Existing Loans (and related participations) in the same proportion as such Extending Lender’s applicable Specified Existing Tranches to the applicable Extended Tranches so converted by such Lender on such date.

(e)                                  If, in connection with any proposed Extension Amendment, any Lender declines to consent to the applicable extension on the terms and by the deadline set forth in the applicable Extension Request (each such Lender, a “Non-Extending Lender”) then the Borrower may, on notice to the Administrative Agent and the Non-Extending Lender, (A) replace such Non-Extending Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.04 (with the assignment fee, if any, and any other costs and expenses to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to obtain a replacement Lender; provided, further, that the applicable assignee shall have agreed to provide Loans and/or a commitment on the terms set forth in such Extension Amendment; and provided, further, that all obligations of the Borrower owing to the Non-Extending Lender relating to the Loans and participations so assigned shall be paid in full at par to such Non-Extending Lender concurrently with such Assignment and Assumption by the assignee Lender (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) or (B) prepay the Loans and, at the Borrower’s option, if applicable, terminate the Commitments of such Non-Extending Lender, in whole or in part, subject to breakage costs, without premium or penalty. In connection with any such replacement under this Section 2.21, if the Non-Extending Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption and/or any other documentation necessary to reflect such replacement by the later of (a) the date on which the replacement Lender executes and delivers such Assignment and Assumption and/or such other documentation and (b) the date as of which all Obligations of the Borrower owing to the Non-Extending Lender relating to the Loans and participations so assigned shall be paid in full in cash to such Non-Extending Lender by the assignee Lender (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), then such Non-Extending Lender shall be deemed to have executed and delivered such Assignment and Assumption and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption and/or such other documentation on behalf of such Non-Extending Lender. This Section 2.21(e) shall supersede any provisions in Section 10.02 to the contrary.

Section 2.22                             Refinancing Facilities.

(a)                                 At any time after the Closing Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans or Revolving Loans then outstanding under this Agreement (which will be deemed to include any then outstanding Incremental Term Loans under any Incremental Term Loan Commitments or any Incremental Revolving Loan Commitments then outstanding under this agreement) or any then outstanding Refinancing Term Loans in the form of Refinancing Term Loans or Refinancing Term Commitments or any then outstanding Refinancing Revolving Loans in the form of Refinancing Revolving Loans or Refinancing Revolving Loan Commitments, in each case, pursuant to a Refinancing Amendment, together with any applicable Intercreditor Agreement or other customary subordination agreement; provided that such Credit Agreement Refinancing Indebtedness (i) will, to the extent secured, rank pari passu or junior in right of payment and of security with the other Loans and Commitments hereunder (but for the avoidance of doubt, such Credit Agreement Refinancing Indebtedness may be unsecured), (ii) will, to the extent permitted by the definition of “Credit Agreement Refinancing Indebtedness,” have such pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions and terms as may be agreed by the Borrower and the Lenders thereof, (iii) will, to the extent in the form of Refinancing Revolving Loans or Refinancing Revolving Loan Commitments, participate in the payment, borrowing, participation and commitment reduction provisions herein on a pro rata basis with any all then outstanding Revolving Loans and Revolving Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class and (iv) any Credit Agreement Refinancing Indebtedness to be provided by Sponsor Investors or Affiliated Debt Funds shall be subject to the terms of Section 10.04(b) as if such Credit Agreement Refinancing Indebtedness was a Loan being assigned to any such Sponsor Investor or Affiliated Debt Fund. The effectiveness of any Refinancing Amendment shall be subject to, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Refinancing Term Loans, Refinancing Revolving Loans, Refinancing Term Loan Commitments or Refinancing Revolving Loan Commitments, as applicable) and any Indebtedness being replaced or refinanced with such Credit Agreement Refinancing Indebtedness shall be deemed permanently reduced and satisfied in all respects. Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section.

(b)                                 This Section 2.22 shall supersede any provisions in Section 10.02 to the contrary.

Section 2.23                             Designation of Borrowers. (a) The Borrower may from time to time designate one or more Additional Borrowers for purposes of this Agreement by delivering to the Administrative Agent:

(i)                                     all documentation and other information with respect to such Subsidiary required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act no later than five Business Days prior to the date of such notice (or such later date as may be agreed by the Administrative Agent);

(ii)                                  (A) solely to the extent such Additional Borrower is not already a Credit Party or such information or documents were not previously provided, all documents, updated schedules, instruments, certificates and agreements, and all other actions and information, then required by or in respect of such Additional Borrower by Section 5.10 or by the Security Agreement (without giving effect to any grace periods for delivery of such items, the updating of such information or the taking of such actions), (B) a legal opinion of counsel to the Additional Borrower relating to such Additional Borrower, in form and substance consistent with that delivered in respect of the initial Borrower on the Closing Date, and (C) a customary secretary’s certificate attaching such documents as were delivered by the original Borrower on the Closing Date;

(iii)                               documentation reasonably satisfactory to the Administrative Agent pursuant to which (i) each then-existing Borrower and Guarantors unconditionally Guarantees the Borrowings of the Additional Borrower on terms substantially consistent with the Guarantors’ Guarantee of the initial Borrower’s obligations hereunder and (ii) each Additional Borrower unconditionally Guarantees (or reconfirms its existing Guarantee) the Borrowings of each then-existing Borrower on terms substantially consistent with the Guarantors’ Guarantee of the initial Borrower’s obligations hereunder;

(iv)                              a customary joinder agreement whereby the Additional Borrower becomes party hereto as a Borrower and appoints JAMF as a “Borrower Agent” hereunder and under the other Loan Documents, in form and substance reasonably satisfactory to the Administrative Agent.

(b)                                 After such deliveries, the appointment of the Additional Borrower shall be effective upon the effectiveness of an amendment to this Agreement and any applicable Loan Document necessary (in the reasonable judgment of the Administrative Agent) to give effect to the appointment of such Additional Borrower (in form and substance reasonably acceptable to the Administrative Agent), including amendments to disambiguate certain uses of the word “Borrower” and related terms hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Credit Party represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders on each date set forth in Sections 4.01 and 4.02 that:

Section 3.01                             Organization; Powers. Each Credit Party (a) is duly incorporated or organized and validly existing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to carry on its business as now conducted and to own and lease its property, in each case except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect, and (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.02                             Authorization; Enforceability. The Loan Documents to be entered into by each Credit Party are within such Credit Party’s powers and have been duly authorized by all necessary action on the part of such Credit Party. This Agreement has been duly executed and delivered by each Credit Party and constitutes, and each other Loan Document to which any Credit Party is to be a party, when executed and delivered by such Credit Party, will constitute, a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03                             No Conflicts. The execution, delivery and performance by the Credit Parties of the Loan Documents to which they are a party and the Credit Extensions contemplated by the Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created by the Loan Documents and (iii) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate or require consent not obtained under the Organizational Documents of any Group Member, and (c) will not violate any Requirement of Law except, individually or in the aggregate, where it would not reasonably be expected to result in a Material Adverse Effect.

Section 3.04                             Financial Statements; Projections.

(a)                                 Historical Financial Statements; Pro Forma Balance Sheet. On the Closing Date, the Borrower shall have delivered to the Administrative Agent and made available to the Lenders (i) the Historical Financial Statements and (ii) a pro forma consolidated balance sheet and related pro forma consolidated statement of income of Holdings and its Subsidiaries as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 60 days prior to the Closing Date (or 120 days in case of such four fiscal quarter period ends at the end of Holdings’ fiscal year), prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income) (the “Pro Forma Balance Sheet”). The financial statements in the immediately preceding sentence (other than the Pro Forma Balance Sheet) have been prepared in accordance with GAAP and present fairly in all material respects the financial condition and the results of operations and cash flows of the applicable entities to which they relate as of the dates and for the periods to which they relate. The Pro Forma Balance Sheet has been prepared (1) in good faith, based on assumptions believed by Holdings to be reasonable and information reasonably available to, or in the possession or control of, the Credit Parties, in each case, as of the date of delivery thereof, and presents fairly in all material respects on a pro forma basis the estimated financial position of Holdings and its Subsidiaries as at the last day of and for the twelve month period ending June 30, 2017 and their estimated results of operations for the periods covered thereby, assuming that the Transactions had actually occurred at such date or at the beginning of the periods covered thereby and (2) in a manner consistently applied throughout the applicable period covered thereby. All financial statements delivered pursuant to Section 5.01(a) and Section 5.01(b) have been prepared in accordance with GAAP and present fairly in all material respects the financial condition and results of operations and cash flows of Holdings and its consolidated Restricted Subsidiaries as of the dates and for the periods to which they relate, except as indicated in any notes thereto and, in the case of any such unaudited financial statements, the absence of footnote disclosures and audit adjustments.

(b)                                 Absence of Material Adverse Effect. Since the Closing Date, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or would reasonably be expected to result in a Material Adverse Effect.

(c)                                  Pro Forma Financial Statements. The Borrower has heretofore delivered to the Administrative Agent and made available to the Lenders projections on a pro forma basis. Such financial projections on a pro forma basis (A) have been prepared in good faith by the Credit Parties, based upon (i) the assumptions stated therein (which assumptions are believed by the Credit Parties on the Closing Date to be reasonable), (ii) accounting principles consistent with the historical audited financial statements delivered pursuant to Section 3.04(a) and (iii) the information reasonably available to, or in the possession or control of, the Credit Parties as of the date of delivery thereof, (B) reflect in all material respects, all adjustments required to be made to give effect to the Transactions, (C) have been prepared in a manner consistently applied throughout the applicable period covered thereby, and (D) present fairly, in all material respects, the consolidated financial position and results of operations of the Credit Parties described therein as of such date and for such periods set forth therein, on a pro forma basis assuming that the Transactions had occurred at such dates (it being understood and agreed that (x) any financial or business projections or forecasts furnished are not to be viewed as facts or a guarantee of performance and are subject to significant uncertainties and contingencies, which may be beyond the control of any Credit Party, (y) no assurance is given by any Credit Party that any particular financial projections will be realized and (z) the actual results during the period or periods covered by any such projections or forecasts may differ from the projected or forecasted results and such differences may be material).

(d)                                 Restatements. Each Lender and the Administrative Agent hereby acknowledge and agree that Holdings and its Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in GAAP or the interpretation thereof or purchase accounting adjustments and that such restatements on their own will not result in a Default or Event of Default under the Loan Documents.

Section 3.05                             Properties.

(a)                                 Title. Each Group Member (i) has good title to, or valid leasehold interests in, all of its Property (other than Intellectual Property, which is subject to Section 3.06 and not this Section 3.05) material to its business, except to the extent of any irregularities or deficiencies that would not be reasonably expected to, result in a Material Adverse Effect, and (ii) owns its Collateral and any Material Property, if any, in each case, free and clear of all Liens except for Permitted Liens and any Liens and privileges arising mandatorily by Law, and in each case, except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)                                 Collateral. Each Credit Party owns or has rights to use all of the Collateral (other than Intellectual Property which is subject to Section 3.06) and all rights with respect to any of the foregoing, except, in each case, as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.06                             Intellectual Property.

(a)                                 Ownership; No Claims. Each Credit Party owns, or is licensed (or authorized) to use, all Intellectual Property material to the conduct of its business as currently conducted. To the knowledge of each Credit Party, the operation of such Credit Party’s business and the use of Intellectual Property owned by such Credit Party or licensed by such Credit Party do not infringe, misappropriate, dilute or otherwise violate the Intellectual Property rights of any person, except to the extent such violations, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any Intellectual Property owned by a Credit Party is pending or, to the knowledge of any Credit Party, threatened in writing against any Credit Party or Subsidiary, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Borrower has taken (and caused its Subsidiaries to take) all commercially reasonable steps to maintain, enforce and protect the owned material Intellectual Property of the Credit Parties and maintain the Credit Parties’ rights in any material licensed Intellectual Property. To the knowledge of each Credit Party, no Credit Party is in material breach of, or in material default under, any License of Intellectual Property to such Credit Party that is material to the operation of the business of such

Credit Party except to the extent that such violations would not reasonably be expected to have a Material Adverse Effect.

(b)                                 No Violations. To the knowledge of each Credit Party, there is no violation, misappropriation or infringement by others of any right of such Credit Party with respect to any Intellectual Property that is owned by such Credit Party which, either individually or in the aggregate, could reasonably be expected to have Material Adverse Effect. Each Credit Party has used commercially reasonable efforts to ensure that all software owned by the Credit Party that is distributed or otherwise made available to any third party (i) is free from any trojan horse, virus or similar malicious code or program that can cause material damage to computer systems using such Credit Party software, (ii) functions and operates in all material respects for its intended purpose, and (iv) employs reasonable safeguards to protect against security threats, except to the extent such violations, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 3.07                             Equity Interests and Restricted Subsidiaries. As of the Closing Date, neither the Borrower nor any other Credit Party has any Subsidiaries other than those specifically disclosed on Schedule 3.07 and all of the outstanding Equity Interests in the Borrower and its Subsidiaries have been validly issued, are fully paid and nonassessable (other than Equity Interests consisting of limited liability company interests or partnership interests which, pursuant to the relevant organizational or formation documents, cannot be fully paid and nonassessable). All Equity Interests owned directly or indirectly by Holdings or any other Credit Party (other than any such Equity Interests owned directly or indirectly by any Unrestricted Subsidiary) are owned free and clear of all Liens except (i) those created under the Security Documents, and (ii) those Liens permitted under Section 6.02. As of the Closing Date, Schedule 3.07 sets forth (a) the name and jurisdiction of organization or incorporation of each Subsidiary, (b) the ownership interest of Holdings, the Borrower and any of their respective Subsidiaries in each of their respective Subsidiaries, including the percentage of such ownership by class (if applicable) and (c) all outstanding options, warrants, rights of conversion or purchase and similar rights with respect to the equity of the Borrower or its Subsidiaries.

Section 3.08                             Litigation. Except as set forth on Schedule 3.08, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of Holdings or the Borrower, threatened in writing against or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings, the Borrower or any Restricted Subsidiary or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected, if adversely determined, to have a Material Adverse Effect.

Section 3.09                             Federal Reserve Regulations. No Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of any Loan or any Letter of Credit will be used for any purpose that violates Regulation T, U or X.

Section 3.10                             Investment Company Act. No Credit Party is an “investment company” under the Investment Company Act of 1940, as amended.

Section 3.11                             Use of Proceeds. The Borrower will (or will direct a Credit Party to) use the proceeds of the Term Loans on the Closing Date to finance (i) a portion of the consideration for the Closing Date Acquisition, (ii) the other Transactions (other than the Closing Date Equity Issuance), (iii) the payment of related fees, costs and expenses and other transaction costs incurred in connection with the Transactions (including without limitation upfront fees and original issue discount) and (iv) working capital and general corporate purposes. The Borrower may (or may direct a Credit Party to) use the proceeds of the Revolving Loans on the Closing Date, (i) to fund certain amounts set forth in the Fee Letter, (ii) for the purpose of issuing Letters of Credit in order to, among other things, backstop or replace letters of credit outstanding on the Closing Date, (iii) for the purpose of cash collateralizing any letters of credit outstanding on the Closing Date and (iv) in an aggregate amount not to exceed $5,000,000 to finance the Closing Date Acquisitions and Consolidated Transaction Costs (collectively, “Permitted Closing Date Revolving Advances”). The Borrower will (or will direct a Credit Party to) use the proceeds of the Revolving Loans after the Closing Date for working capital and general corporate purposes, including, without limitation, to effect Permitted Acquisitions, Investments, working capital and/or purchase price adjustments (including in connection with the Closing Date Acquisition), Capital Expenditures, Dividends, Restricted Debt Payments and any other transaction not prohibited under this Agreement and, in each case, related fees and expenses. Proceeds of the Incremental Facilities may be used for working capital and general corporate purposes, including, without limitation, to finance Permitted Acquisitions and other Investments (including refinancing the existing Indebtedness of the acquired businesses), Capital Expenditures, Dividends and Restricted Debt Payments permitted hereunder, for any other purposes not prohibited by this Agreement and to pay related fees, costs and expenses in connection with such transactions. For the avoidance of doubt, the Borrower will (or will direct a Credit Party to) use the proceeds of the 2019 Incremental Term Loans made on the First Incremental Amendment Date, (i) to finance the ZuluDesk Acquisition, (ii) to pay fees, costs and expenses incurred in connection with Amendment Agreement No. 1, the ZuluDesk Acquisition Agreement, and the transactions contemplated by Amendment Agreement No. 1 and the ZuluDesk Acquisition Agreement, and (iii) for working capital and general corporate purposes.

Section 3.12                             Taxes. Each Group Member has (a) timely filed or caused to be timely filed all federal Tax Returns and all material state, local and foreign Tax Returns required to have been filed by it, (b) duly and timely paid or remitted or caused to be duly and timely paid or remitted all Taxes due and payable or remittable by it and all assessments received by it, except (i) Taxes that are being contested in good faith by appropriate proceedings and for which such Group Member has set aside on its books adequate reserves in accordance with GAAP, or (ii) Taxes which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and (c) satisfied all of its withholding Tax obligations except for failures that would not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect or are being contested in good faith by appropriate proceedings and for which such Group Member has set aside on its books adequate reserves in accordance with GAAP. Each Group Member has made adequate provision in accordance with GAAP for all material Taxes not yet due and payable. Each Group Member is unaware of any proposed or pending Tax assessments, deficiencies or audits that would be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect. No Tax Lien (other than a Permitted Lien) has been filed, and no claim is being asserted, in either case with respect to any material Tax, fee or other charge. No Group Member has ever been a party to any “listed transaction,” within the meaning of section 6707(c)(2) of the Code and/or Treasury Regulation Section 1.6011-4(b)(2).

Section 3.13                             No Material Misstatements.

(a)                                 No written information, report, financial statement, certificate, Borrowing Request, LC Request, exhibit or schedule (in each case other than forecasts, projections and other forward looking statements (collectively, “Projections”) and information of a general economic or industry nature) furnished by or on behalf of any Group Member to the Administrative Agent or any Lender in connection with any Loan Document or included therein or delivered pursuant thereto, taken as a whole and when furnished, contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not materially misleading when taken as a whole as of the date such information, report, financial statement, certificate, Borrowing Request, LC Request, exhibit or schedule is dated or certified.

(b)                                 With respect to any Projections delivered pursuant to the terms hereof, each Group Member represents only that on the date of delivery thereof it acted in good faith and utilized assumptions believed by it to be reasonable when made in light of the then current circumstances (it being understood that Projections are predictions as to future events and are not to be viewed as facts and are subject to significant uncertainties and contingencies, which are beyond the control of the Borrower and its Restricted Subsidiaries, and that no assurance or guarantee can be given that any Projections will be realized, that actual results may differ and such differences may be material).

Section 3.14                             Labor Matters. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (i) there are no strikes, lockouts, or slowdowns against any Group Member pending or, to the knowledge of any Credit Party, threatened in writing, and (ii) the consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Group Member is bound. The hours worked by and payments made to employees of any Group Member have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable federal, state, local or foreign law dealing with such matters in any manner which would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. All payments due from any Group Member, or for which any claim may be made against any Group Member, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Group Member except where the failure to do so would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 3.15                             Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, Holdings and its Subsidiaries, on a consolidated basis, (a) have property with a fair value greater than the total amount of their debts and liabilities, contingent, subordinated or otherwise, (b) have assets with present fair saleable value not less than the amount that will be required to pay their liability on their debts as they become absolute and matured, (c) will be able generally to pay their debts and liabilities, subordinated, contingent and otherwise, as they become absolute and matured and (d) are not engaged in business or transactions, and are not about to engage in business or transactions, for which their property would constitute an unreasonably small amount of capital. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Section 3.16                             Employee Benefit Plans.

With respect to each Employee Benefit Plan, each Group Member is in compliance in all respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except as would not reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events, would reasonably be expected to result in a Material Adverse Effect or the imposition of a Lien on any of the property of any Group Member. As of the date hereof, no Group Member has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA), or is in “endangered status” or in “critical status” (each within the meaning of Section 432 of the Code) and no such Multiemployer Plan is reasonably expected by any Group Member to be insolvent, except, in each case, as would not reasonably be expected to result in a Material Adverse Effect.

Except as would not reasonably be expected to result in a Material Adverse Effect, (i) each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable Requirements of Law and has been maintained, where required, in good standing with applicable regulatory authorities and (ii) no Group Member has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan which is funded, determined as of the end of the most recently ended fiscal year of the respective Group Member on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property of such Foreign Plan by an amount that would reasonably be expected to result in a Material Adverse Effect, and for each Foreign Plan which is not funded, the obligations of such Foreign Plan are properly accrued in accordance with GAAP in all material respects.

Section 3.17                             Environmental Matters.

(a)                                 Except as, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect:

(i)                                     The Group Members and their businesses, operations and Real Property are in compliance with Environmental Law;

(ii)                                  The Group Members have obtained all Environmental Permits required for the conduct of their businesses and operations, and the ownership, operation and use of their Real Property;

(iii)                               There has been no Release or threatened Release of Hazardous Material caused by the Group Members, or, to the knowledge of the Group Members and to the extent giving rise to liability of the Group Members, by any other person, on, at, under or from any Real Property presently, or to the knowledge of the Group Members, formerly owned, leased or operated by the Group Members;

(iv)                              There is no Environmental Claim pending or, to the knowledge of the Group Members, threatened against the Group Members; and

(v)                                 No Lien has been recorded or, to the knowledge of any Group Member, threatened under any Environmental Law with respect to any Real Property currently owned, operated or leased by the Group Members.

(b)                                 This Section 3.17 contains the sole and exclusive representations and warranties of the Group Members with respect to any matters arising under Environmental Laws or relating to Environmental Claims or Hazardous Materials.

Section 3.18                             Security Documents.

(a)                                 Valid Liens. Subject to Section 4.01(l), each Security Document delivered pursuant to Article IV, Section 5.10, and Section 5.11 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for its benefit and the benefit of the other Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Credit Parties’ right, title and interest in and to the Collateral thereunder under applicable Requirements of Law (to the extent required hereunder and thereunder), except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and capital maintenance rules and (i) when appropriate filings or recordings are made in the appropriate offices as may be required under applicable Requirements of Law (to the extent required hereunder and thereunder), and (ii) upon the taking of possession, control or other action by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession, control or other action (which possession, control or other action shall be given to the Collateral Agent or taken by the Collateral Agent to the extent required by any Security Document), the Liens in favor of Collateral Agent will, to the extent required by the Loan Documents (including the Security Documents), constitute fully perfected Liens on, and security interests in, all right, title and interest of the Credit Parties in such Collateral, in each case under applicable Requirements of Law (to the extent required hereunder and thereunder), subject to no Liens other than the applicable Permitted Liens.

(b)                                 Foreign Law Limitations. Notwithstanding anything to the contrary, compliance with applicable foreign law with respect to the grant, creation and perfection of Liens on and security interests in the Collateral will not be required herein or under any other Security Document.

Section 3.19                             Anti-Terrorism Law. No Credit Party and none of its Subsidiaries is in violation of any applicable Requirement of Law relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, signed into law October 26, 2001 (the “Patriot Act”). The use of proceeds of the Loans will not violate the Trading With the Enemy Act (50 U.S.C. §§ 1-44, as amended) or any applicable foreign asset control regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V).

Section 3.20                             OFAC. None of Holdings, the Borrower, any Subsidiary nor, to the knowledge of the Borrower, any director, officer, employee, or agent of Holdings, the Borrower or any Restricted Subsidiary is (x) the subject or target of any applicable U.S. sanctions administered by OFAC or the U.S. Department of State or any applicable similar laws or regulations enacted by the European Union or the United Kingdom (collectively, “Sanctions”) or (y) is located, organized or resident in a country or territory that is subject of comprehensive Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria). The Borrower shall not use the proceeds of the Loans, directly or, to the Borrower’s knowledge, indirectly, or otherwise make available such proceeds to any Person, for the purpose of financing activities of or with (i) any Person that is the subject or target of any applicable Sanctions, or (ii) in any country that, at the time of such financing is the subject or target of any Sanctions, or (iii) in any other manner that would result in a violation of applicable Sanctions by any Person that is a party to this Agreement, except, in the case of clauses (i) and (ii), to the extent licensed by OFAC or otherwise authorized under U.S. law or, if applicable, to the extent licensed or authorized under any similar laws or regulations enacted by the European Union or the United Kingdom.

Section 3.21                             Foreign Corrupt Practices Act. No part of the proceeds of the Loans or issued Letters of Credit will be used directly or, to the Borrower’s knowledge, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or any other Person acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or any similar Requirements of Law.

Section 3.22                             Compliance with Law. Each of Holdings, the Borrower and each Restricted Subsidiary is in compliance with all Requirements of Law and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such Requirements of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

ARTICLE IV

CONDITIONS

Section 4.01                             Conditions to Initial Credit Extension. The obligation of each Lender and, if applicable, the Issuing Bank, to fund the initial Credit Extension on the Closing Date requested to be made by the Borrower shall be subject to the prior or concurrent satisfaction or waiver of only the conditions precedent set forth in this Section 4.01 (the making of such initial Credit Extension by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent):

(a)                                 Loan Documents. There shall have been delivered to the Administrative Agent from each Credit Party an executed counterpart of each of the Loan Documents to which each is a party to be entered into on the Closing Date.

(b)                                 Financial Statements. The Administrative Agent shall have received a copy of the unaudited consolidated balance sheet of JAMF and its subsidiaries as of September 30, 2017 and the unaudited consolidated statements of operations and cash flows of JAMF and its subsidiaries for the period then ended.

(c)                                  Corporate Documents. The Administrative Agent shall have received:

(i)                                     a certificate of the secretary or assistant secretary (or equivalent officer) on behalf of each Credit Party dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Credit Party and, with respect to the articles or certificate of incorporation or organization (or similar document) certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Credit Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect as of the date of such certificate, and (C) as to the incumbency and specimen signature of each officer or authorized person executing any Loan Document or any other document delivered in connection herewith on behalf of such Credit Party (together with a certificate of another officer or authorized person as to the incumbency and specimen signature of the officer or authorized person executing the certificate in this clause (i));

(ii)                                  to the extent available, a certificate as to the good standing of each Credit Party as of a recent date, from such Secretary of State (or other applicable Governmental Authority) of its jurisdiction of organization; and

(iii)                               the Administrative Agent shall have received a certificate dated the Closing Date and signed by a Responsible Officer of Holdings, confirming compliance with the conditions precedent set forth in Sections 4.01(d), (g) and (j) and Sections 4.02(b) and (c).

(d)                                 Closing Date Acquisition and Other Transactions. The Closing Date Acquisition shall have been consummated in all material respects in accordance with the Closing Date Acquisition Agreement or shall be consummated substantially simultaneously with the initial Credit Extension, and the Administrative Agent shall have received a copy of the Closing Date Acquisition Agreement certified by a Responsible Officer of Holdings as being true, accurate and complete as of the date hereof.

(e)                                  Opinion of Counsel. The Administrative Agent shall have received, on behalf of itself, the Collateral Agent and the Lenders, a customary opinion of Kirkland & Ellis LLP, special counsel for the Credit Parties, dated as of the Closing Date and addressed to the Agents, the Issuing Bank and the Lenders.

(f)                                   Solvency Certificate. The Administrative Agent shall have received a solvency certificate in the form of Exhibit I dated the Closing Date and signed by the chief financial officer (or other officer with reasonably equivalent duties) of Holdings.

(g)                                  No Company Material Adverse Effect. Since the date of the Latest Audited Balance Sheet (as defined in the Closing Date Acquisition Agreement), there shall not have occurred a Material Adverse Effect (as defined in the Closing Date Acquisition Agreement).

(h)                                 Fees. The Lenders and the Administrative Agent shall have received all fees and other amounts due and payable to them by the Borrower on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket fees and expenses (including the legal fees and expenses of Latham & Watkins LLP, special counsel to the Agents) required to be reimbursed or paid by the Borrower under this Agreement, including, without limitation, as set forth in the Fee Letter; provided that, in the case of costs and expenses, an invoice for all such fees and expenses shall be received by the Borrower at least three (3) Business Days prior to the Closing Date for payment to be required as a condition to the Closing Date.

(i)                                     Patriot Act. So long as reasonably requested by the Administrative Agent at least seven (7) Business Days prior to the Closing Date, the Administrative Agent shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information, including, without limitation, each Credit Party’s W-9, with respect to the Credit Parties that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(j)                                    Closing Date Equity Issuance. The Closing Date Equity Issuance shall have been consummated substantially simultaneously with the initial Borrowing of Term Loans hereunder and, immediately upon giving effect thereto and the consummation of the Closing Date Acquisition, the Sponsor shall (x) own Voting Stock of Holdings representing more than 50% of the voting power of the total outstanding Voting Stock of Holdings and (y) have the power to appoint or remove a majority of the Board of Directors of Holdings.

(k)                                 Liquidity. As of the Closing Date, after giving effect to the consummation of the Transactions, Liquidity shall not be less than $45,000,000.

(l)                                     Creation and Perfection of Security Interests. Notwithstanding anything to the contrary in this Section 4.01, with respect to the Secured Obligations, all actions necessary to establish that the Collateral Agent will have a perfected first priority security interest (subject to Permitted Liens) in the Collateral under the Loan Documents shall have been taken, in each case, to the extent such Collateral (including the creation or perfection of any security interest) is required to be provided on the Closing Date; provided that to the extent any security interest in the Collateral is not granted or perfected on the Closing Date after Borrower’s commercially reasonable efforts to do so (other than (x) grants of Collateral subject to the UCC and the delivery of and authorization to file Uniform Commercial Code financing statements, (y) the filing of Intellectual Property security agreements in the United States Patent and Trademark Office or the United States Copyright Office, as the case may be, and (z) the delivery of stock certificates and stock powers for “certificated securities” (as defined in Article 8 of the UCC) of the Borrower and the other Credit Parties (other than Excluded Equity Interests) that are part of the Collateral; provided that such “certificated securities”, other than “certificated securities” of the Borrower, will be required to be delivered hereunder only to the extent received from JAMF after use of commercially reasonable efforts to obtain such “certificated securities”; provided further that any “certificated securities” and not so delivered on the Closing Date will be required to be delivered within 30 days after the Closing Date (or such longer period as the Administrative Agent may agree in its sole, reasonable discretion)), the grant or perfection of such security interest (including, without limitation, the security interest on any Real Property that is part of the Collateral) shall not constitute a condition precedent to the availability of the Credit Extension to be made on the Closing Date, but shall be granted or perfected, as the case may be, within 90 days after the Closing Date (or such longer period as the Administrative Agent may agree in its sole, reasonable discretion or as provided in Section 5.15).

(m)                             Notice. The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or such notice shall have been deemed to be given in accordance with Section 2.03) for any Loans to be made on the Closing Date or, in the case of the issuance of a Letter of Credit on the Closing Date, the Issuing Bank and the Administrative Agent shall have received an LC Request as required by Section 2.18(b).

(n)                                 Financial Statements; Pro Forma Financial Information. The Administrative Agent shall have received (i) the Historical Financial Statements and (ii) the Pro Forma Balance Sheet.

(o)                                 Evidence of Insurance. The Administrative Agent shall have received customary certificates of liability and property insurance evidencing insurance coverage of each Credit Party in scope and amount reasonably acceptable to the Administrative Agent and naming the Collateral Agent as additional insured, assignee and/or lender loss payee, as applicable, on each casualty, general liability and property policy required to be maintained in accordance with the Loan Documents.

In determining the satisfaction of the conditions specified in this Section 4.01, (y) to the extent any item is required to be satisfactory to any Lender, such item shall be deemed satisfactory to each Lender which has not notified the Administrative Agent in writing prior to the occurrence of the Closing Date that the respective item or matter does not meet its satisfaction and (z) in determining whether any Lender is aware of any fact, condition or event that has occurred and which would reasonably be expected to have a Material Adverse Effect or a Company Material Adverse Effect (as defined in the Closing Date Acquisition Agreement), each Lender which has not notified the Administrative Agent in writing prior to the occurrence of the Closing Date of such fact, condition or event shall be deemed not to be aware of any such fact, condition or event on the Closing Date. Upon the Administrative Agent’s good faith determination that the conditions specified in this Section 4.01 have been met (after giving effect to the preceding sentence), then the Closing Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met.

Without limiting the generality of Section 9.05(b), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder or thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 4.02                             Conditions to All Credit Extensions. The obligation of each Lender and each Issuing Bank to make any Credit Extension (including the Credit Extensions on the Closing Date) with respect to any Term Loan or Revolving Loan under Section 2.03 or Letter of Credit under Section 2.18 shall be subject to the satisfaction, or waiver, of each of the conditions precedent set forth below.

(a)                                 Notice. The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if Loans are being requested or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received an LC Request as required by Section 2.18.

(b)                                 No Default. At the time of and immediately after giving effect to such Credit Extension, no Default or Event of Default shall have occurred and be continuing on such date.

(c)                                  Representations and Warranties. Each of the representations and warranties made by any Credit Party set forth in Article III hereof or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date.

Each of the delivery (or deemed delivery) of a Borrowing Request or an LC Request and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower and each other Credit Party that on the date of such Credit Extension (both immediately before and immediately after giving effect to such Credit Extension) the conditions contained in this Article IV have been satisfied or waived.

ARTICLE V

AFFIRMATIVE COVENANTS

The Borrower and the Subsidiary Guarantors (and Holdings and Intermediate Holdings with respect to Sections 5.01, 5.02, 5.03, 5.04, 5.05, 5.06, 5.07, 5.10, 5.11, 5.12, 5.13, and 5.14) warrant, covenant and agree with each Lender that at all times after the Closing Date, so long as this Agreement shall remain in effect and until the Obligations have been Paid in Full and the Commitments have been terminated, the Borrower and the Subsidiary Guarantors (and Holdings and Intermediate Holdings, with respect to Sections 5.01, 5.02, 5.03, 5.04, 5.05, 5.06, 5.07, 5.10, 5.11, 5.13, and 5.14) will, and will cause each of their respective Restricted Subsidiaries to:

Section 5.01                             Financial Statements, Reports, etc. Furnish to the Administrative Agent for distribution to each Lender:

(a)                                 Annual Reports. Within one hundred twenty (120) days after the last day of each fiscal year of Holdings (or one hundred fifty (150) days for the fiscal year ending December 31, 2017), a copy of the consolidated balance sheet of Holdings and its Restricted Subsidiaries as of the last day of the fiscal year then ended and the consolidated statements of income and cash flows of Holdings and its Restricted Subsidiaries for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year (starting with the fiscal year ending December 31, 2018) accompanied in the case of the consolidated financial statements by an opinion of an independent public accounting firm of recognized national standing or other accounting firm selected by the Borrower and reasonably acceptable to the Administrative Agent (which opinion shall be unqualified as to scope, subject to the proviso below) to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in all material respects the consolidated financial condition and results of operations and cash flows of Holdings and its Restricted Subsidiaries as of the close of and for such fiscal year; provided that such financial statements shall not contain a “going concern” qualification or statement, except to the extent that such a “going concern” qualification or statement relates to (A) the report and opinion accompanying the financial statements for the fiscal year ending immediately prior to the stated final maturity date of the Loans, Permitted Pari Passu Refinancing Debt, Permitted Unsecured Refinancing Debt or Permitted Junior Refinancing Debt and which qualification or statement is solely a consequence of such impending stated final maturity date or (B) any potential inability to satisfy the Financial Covenants, or any financial covenant under any other Indebtedness on a future date or in a future period; in each case, such financial statements shall be accompanied by a customary management discussion and analysis of the financial performance of Holdings and its Restricted Subsidiaries;

(b)                                 Quarterly Reports. Commencing with the first fiscal quarter ending after the Closing Date, within sixty (60) days after the last day of each fiscal quarter of each fiscal year of Holdings (or seventy-five (75) days for the first three (3) fiscal quarters ending after the Closing Date) for which financial statements are required to be delivered pursuant to this clause (b)), a copy of the unaudited consolidated balance sheet of Holdings and its Restricted Subsidiaries as of the last day of such fiscal quarter and the unaudited consolidated statements of income and cash flows of Holdings and its Restricted Subsidiaries for the fiscal quarter and for the fiscal year-to-date period then ended, each in reasonable detail and showing in comparative form the figures for the corresponding date and period in the previous fiscal year of Holdings (starting with the first full fiscal quarter ending at least one year after the Closing Date) and to the corresponding period set forth in the operating budget delivered pursuant to subsection (e) below (starting, with respect to the operating budget, with the first fiscal quarter ending after delivery of the first operating budget pursuant to subsection (e) below), prepared by Holdings in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments) and certified on behalf of Holdings by a Financial Officer as prepared in accordance with GAAP subject to the absence of footnote disclosures and year-end audit adjustments and presenting fairly in all material respects the financial condition and results of operations of Holdings and its Restricted Subsidiaries in all material respects;

(c)                                  Monthly Reports. Commencing with the month ending January 31, 2018, within thirty (30) days after the last day of each of month of each fiscal year of Holdings (or forty-five (45) days for the first six (6) full months after the Closing Date) for which financial statements are required to be delivered pursuant to this clause (c), a copy of the unaudited consolidated balance sheet of Holdings and its Restricted Subsidiaries as of the last day of such month and the unaudited consolidated statements of income, and cash flows of Holdings and its Restricted Subsidiaries for the corresponding month, each in reasonable detail and showing in comparative form the figures for the corresponding date and period in the previous fiscal year of Holdings (starting with the first full month ending one year after the Closing Date), prepared by Holdings in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments) and certified on behalf of Holdings by a Financial Officer as prepared in accordance with GAAP and presenting fairly in all material respects the financial condition and results of operations and cash flows of Holdings and its Restricted Subsidiaries in all material respects;

(d)                                 Financial Officer’s Certificate. Concurrently with any delivery of financial statements under Section 5.01(a) or (b), a Compliance Certificate (i) certifying on behalf of Holdings that, to its knowledge, no Default or Event of Default has occurred and is continuing or, if such known Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto; provided that, if such Compliance Certificate demonstrates that an Event of Default has occurred and is continuing due to a failure to comply with any covenant under Section 6.08 that has not been cured prior to such time, the Borrower may deliver, to the extent and within the time period permitted by Section 8.03, prior to, after or together with such Compliance Certificate, a Notice of Intent to Cure such Event of Default, (ii) setting forth the computation of the Financial Covenants then in effect and, (iii) setting forth, in the case of each Compliance Certificate delivered concurrently with any delivery of financial statements under Section 5.01(a) above, the calculation of Excess Cash Flow starting with the first full fiscal year after the Closing Date; provided that, for the avoidance of doubt, no Compliance Certificate shall “bring down” any representations and warranties made herein or in any other Loan Document;

(e)                                  Budgets. Prior to the consummation of an IPO, commencing with the fiscal year beginning January 1, 2019, within one hundred twenty (120) days after the beginning of each fiscal year, an annual budget (on a quarterly basis) in form customarily prepared with regard to Holdings and its Restricted Subsidiaries by Holdings;

(f)                                   Bookings Reports. Concurrently with any delivery of financial statements under Section 5.01(b) or (c), a quarterly or monthly bookings report (in each case, showing the split between recurring and non-recurring bookings) and calculated billings, as applicable, for Holdings and its Restricted Subsidiaries; and

(g)                                  Retention Analysis. Concurrently with any delivery of financial statements under Section 5.01(b), a quarterly retention analysis for Holdings and its Restricted Subsidiaries; and

(h)                                 Other Information. Promptly, from time to time, and upon the reasonable written request of the Administrative Agent, such other reasonably requested information of the Group Members regarding the operations, business affairs and financial condition (including (x) information required under the Patriot Act, (y) to the extent available to the Borrower, any material agreements, documents or instruments pursuant to which any Permitted Acquisition is to be consummated and (z) to the extent available to the Borrower, any quality of earnings report prepared in connection with any Permitted Acquisition and any financial statements of the Person to be acquired); provided that nothing in this Section 5.01(e) shall require any Group Member to take any action that would violate any third party customary confidentiality agreement (other than any such confidentiality agreement entered into in contemplation of this Agreement) with any Person that is not an Affiliate (and, in all events, so long as such confidentiality agreement does not relate to information regarding the financial affairs of any Group Member or the compliance with the terms of any Loan Document) or waive any attorney-client or similar privilege.

Documents required to be delivered pursuant to Section 5.01(a) through Section 5.01(e) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are sent via e-mail to the Administrative Agent for posting on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, established on its behalf by the Administrative Agent and to which each Lender and the Administrative Agent have access or the date on which the Borrower has posted such documents on its own website to which each Lender and the Administrative Agent have access and notified the Administrative Agent of such posting. Notwithstanding anything contained herein, at the reasonable written request of the Administrative Agent, the Borrower shall thereafter promptly be required to provide paper copies of any documents required to be delivered pursuant to Section 5.01. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. If the delivery of any of the foregoing documents required under this Section 5.01 shall fall on a day that is not a Business Day, such deliverable shall be due on the next succeeding Business Day.

Section 5.02                             Litigation and Other Notices. Furnish to the Administrative Agent written notice of the following promptly (and, in any event, within five (5) Business Days or such later date as may be agreed by the Administrative Agent in its reasonable discretion) of a Responsible Officer of the Borrower obtaining actual knowledge thereof:

(a)                                 any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b)                                 any litigation or governmental proceeding pending against Holdings, Intermediate Holdings, the Borrower or any of its Subsidiaries that could reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect;

(c)                                  the occurrence of any ERISA Event that could, when taken either alone or together with all such other ERISA Events, reasonably be expected to have a Material Adverse Effect; and

(d)                                 any development that has resulted in, or could reasonably be expected to result in a Material Adverse Effect.

Section 5.03                             Existence; Properties.

(a)                                 Do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence, except as otherwise permitted under Sections 6.04 or 6.05 or, in the case of any Restricted Subsidiary that is not a Credit Party, where the failure to perform such obligations could not reasonably be expected to result in a Material Adverse Effect.

(b)                                 Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, privileges, franchises, authorizations and Intellectual Property which are necessary and material to the conduct of its business (except where the failure to do so could not be reasonably expected to have a Material Adverse Effect); and comply with all applicable Requirements of Law and decrees and orders of any Governmental Authority applicable to it or to its business or property, except to the extent failure to comply therewith, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that nothing in this Section 5.03(b) shall prevent sales of property, consolidations or mergers by or involving any Company in accordance with Section 6.04 or 6.05. Notwithstanding the foregoing or anything else to the contrary in any Loan Document, each Credit Party and each other Restricted Subsidiary may abandon, cancel, terminate, permit or allow the lapse, invalidation, expiration, cancellation, cessation or termination of, or fail to maintain, pursue, preserve or protect any of its respective Intellectual Property that are, in the reasonable business judgment of such Credit Party or Restricted Subsidiary, no longer economically practicable, commercially desirable to maintain or useful, except to the extent any such abandonment, lapse, cancellation, termination, cessation or failure, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(c)                                  Except if the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, maintain, preserve and protect all of its properties and equipment material to the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted.

Section 5.04                             Insurance.

(a)                                 Keep its insurable property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, in each case, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations.

(b)                                 From and after thirty (30) days after the Closing Date (or such later date as the Administrative Agent may agree), the Credit Parties shall cause all such insurance with respect to the Credit Parties and property constituting Collateral to be endorsed to provide that the Collateral Agent is an additional insured or lender loss payee, as applicable, and that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Collateral Agent of written notice thereof (or if such cancellation is by reason of nonpayment of premium, at least ten (10) days’ prior written notice) (unless it is such insurer’s policy not to provide such a statement).

(c)                                  If at any time the buildings and other improvements (as described in the applicable Mortgage) on a Material Property that is encumbered by a Mortgage required by this Agreement are located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then, solely to the extent required by applicable Requirements of Law, the Borrower shall, or shall cause the applicable Credit Party, to maintain, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

Section 5.05                             Taxes. Pay and discharge promptly when due all Taxes imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent, or in default; provided that such payment and discharge shall not be required with respect to any such Tax so long as (x)(i) the validity or amount thereof shall be contested in good faith by appropriate proceedings and the applicable Group Member shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with GAAP and (ii) such contest operates to suspend collection of the contested Tax and enforcement of a Lien (other than a Permitted Lien) or (y) the failure to pay would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect

Section 5.06                             Employee Benefits.

(a)                                 With respect to any Employee Benefit Plan or Foreign Plan as of the Closing Date, comply in all respects with the applicable provisions of ERISA, the Code and

Requirements of Law applicable in respect of any Foreign Plan except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect; and

(b)                                 Furnish to the Administrative Agent (x) as soon as reasonably practicable after, and in any event within 10 days (or such later date as may be agreed to by the Administrative Agent in its sole discretion) after any Responsible Officer of any Group Member knows or has reason to know that any ERISA Event or any failures to meet funding or other applicable Requirements of Law with respect to Foreign Plans has occurred that, alone or together with any other ERISA Event or such noncompliance event with respect to Foreign Plans, would reasonably be expected to result in liability of the Group Members which would reasonably be expected to have a Material Adverse Effect or the imposition of a Lien on any property of any Credit Party, a statement of a Responsible Officer of the Borrower setting forth details as to such ERISA Event or such noncompliance event with respect to Foreign Plans and the action, if any, that the Group Members propose to take with respect thereto, (y) upon reasonable request by the Administrative Agent, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Group Members or any ERISA Affiliate with the Internal Revenue Service with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan or Foreign Plan; (iii) all notices received by any Group Member or any ERISA Affiliate from a Multiemployer Plan sponsor or any Governmental Authority concerning an ERISA Event or such noncompliance event with respect to Foreign Plans; and (iv) such other documents or governmental reports or filings relating to any Plan or Foreign Plan in each case, that is sponsored by, or contributed by, a Group Member, as the Administrative Agent shall reasonably request and (z) promptly following any request therefor, copies of (i) any documents described in Section 101(k) of ERISA that any Group Member has received with respect to any Multiemployer Plan and (ii) any notices described in Section 101(1) of ERISA that any Group Member has received with respect to any Multiemployer Plan; provided that if any Group Member has not received such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, upon the Administrative Agent’s reasonable request, the applicable Group Member shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.

Section 5.07                             Maintaining Records; Access to Properties and Inspections. Maintain a system of accounting that enables Holdings to produce financial statements in accordance with GAAP. Each Group Member will permit any representatives designated by the Administrative Agent to visit during its regular business hours and with reasonable advance written notice thereof (provided that no such advance notice shall be required during the continuance of an Event of Default) and inspect the financial records and the property of such Group Member at reasonable times up to one (1) time per calendar year (but without frequency limit during the continuance of an Event of Default) and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent to discuss the affairs, finances, accounts and condition of any Group Member with the officers and employees thereof and advisors therefor (including independent accountants); provided that the Administrative Agent shall give any Group Member an opportunity for its representatives to participate in any such discussions; provided, further, that so long as no Event of Default has occurred and is then continuing, the Borrower shall not bear the cost of more than one such inspection per calendar year by the Administrative Agent and Lenders (or their respective representatives). Notwithstanding anything to the contrary in this Section 5.07, no Group Member will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes confidential Intellectual Property, including trade secrets or other confidential proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Requirements of Law or any binding agreement (not entered into in contemplation hereof), or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.

Section 5.08                             Use of Proceeds. Use the proceeds of the Loans and use issued Letters of Credit only for the purposes set forth in Section 3.11.

Section 5.09                             Compliance with Environmental Laws; Environmental Reports.

(a)                                 Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) comply with all Environmental Laws and Environmental Permits applicable to its operations and Real Property; (ii) obtain and renew all Environmental Permits applicable to its operations and owned Real Property and, to the extent the Group Members are required to obtain such Environmental Permits under the applicable lease or Requirements of Law, leased Real Property; and (iii) comply with all lawful orders of a Governmental Authority required of the Group Members by, and in accordance with, Environmental Laws; provided that no Group Member shall be required to comply with such orders to the extent that its obligation to do so is being contested in good faith and by proper proceedings.

(b)                                 If an Event of Default caused by reason of a breach of Section 3.17 or 5.09(a) shall have occurred and be continuing for more than thirty (30) days without the Group Members commencing activities reasonably likely to cure such Event of Default in accordance with Environmental Laws, at the reasonable written request of the Administrative Agent or the Required Lenders through the Administrative Agent, which written request will describe the nature and subject of the Event of Default, the Borrower shall provide to the Administrative Agent within sixty (60) days after such request (or by such later date as may be agreed to by the Administrative Agent in its sole discretion), at the expense of the Borrower, an environmental assessment report regarding the matters which are the subject of such Event of Default, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent; provided, however, notwithstanding anything to the contrary contained herein or in any other Loan Document, under no other circumstances shall any environmental assessment report (or any other environmental report) be required under any Loan Document.

Section 5.10                             Additional Collateral; Additional Guarantors.

(a)                                 Subject to the terms of the Security Documents and Section 3.18, Section 4.01(l), Section 5.11 and Section 5.15, with respect to any personal property created or acquired after the Closing Date by any Credit Party that constitutes “Collateral” under any of the Security Documents or is intended to be subject to the Liens created by any Security Document but is not so subject to a Lien thereunder, but in any event subject to the terms, conditions and limitations thereunder, within sixty (60) days after the acquisition thereof, or such longer period as the Administrative Agent may approve in each case in its sole discretion, (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents, including, without limitation, customary legal opinions as the Administrative Agent or the Collateral Agent shall reasonably deem necessary to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien under applicable U.S. state and federal law on such Collateral subject to no Liens other than Permitted Liens, and (ii) take all actions reasonably necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable U.S. state and federal law, including the filing of financing statements in such U.S. jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent. The Borrower and the other Credit Parties shall otherwise take such actions and execute and/or deliver to the Collateral Agent (or its non-fiduciary agent or designee pursuant to any Intercreditor Agreement) such New York law governed documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Security Documents on such after-acquired Collateral.

(b)                                 Subject to the terms of the Security Documents and Section 5.15, upon the formation or acquisition of, or the re-designation of an Unrestricted Subsidiary as, a Restricted Subsidiary that is a Wholly-Owned Restricted Subsidiary (other than any Excluded Subsidiary) after the Closing Date (other than a merger Subsidiary formed in connection with a Permitted Acquisition so long as such merger Subsidiary is merged out of existence pursuant to such Permitted Acquisition or otherwise merged out of existence or dissolved within sixty (60) days of its formation (or such later date as permitted by the Administrative Agent in its sole discretion)) or upon any Excluded Subsidiary ceasing to constitute an Excluded Subsidiary (as reasonably determined by the Borrower), within sixty (60) days after such formation, acquisition, designation or cessation, or such longer period as the Administrative Agent may approve in its reasonable discretion, the Borrower shall:

(i)                                     deliver to the Collateral Agent the certificates, if any, representing all of the Equity Interests of such Wholly-Owned Restricted Subsidiary that constitute Collateral and that are “certificated securities” (as defined in Article 8 of the UCC), together with undated Equity Interest powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Wholly-Owned Restricted Subsidiary to any Credit Party required to be delivered pursuant to the Security Agreement or other applicable Security Document and not previously so delivered, together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Credit Party or Additional Guarantor, as applicable; and

(ii)                                  cause any such new Wholly-Owned Restricted Subsidiary (except Excluded Subsidiaries), (A) to execute a Joinder Agreement or such comparable documentation to become a Subsidiary Guarantor (including, without limitation, (1) all documentation and other information with respect to such new Restricted Subsidiary required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act, and (2)

customary secretary’s certificates with respect to each new Restricted Subsidiary attaching such documents as were delivered by the original Subsidiary Guarantors on the Closing Date) or, to the extent the Borrower elects to join such Subsidiary as a co-borrower, to become a Borrower in compliance with Section 2.23 hereof, and a joinder agreement to the Security Agreement, substantially in the form annexed thereto, and (B) to take all actions reasonably necessary to cause the Lien created on the Collateral (which shall exclude Excluded Property and be subject to the limitations set forth herein and the applicable Security Documents) by the applicable Security Documents to be duly perfected under U.S. federal and applicable state and local law to the extent required by such agreements in accordance with all applicable U.S. Requirements of Law, including the filing of financing statements in such U.S. jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent; provided that (x) no pledge of Excluded Equity Interests shall be required and (y) no perfection actions by “control” (except with respect to (I) Equity Interests and certain debt instruments and (II) Control Agreements required pursuant to Section 5.12) shall be required to be taken. For the avoidance of doubt, the Credit Parties shall be under no obligation to deliver any leasehold mortgages, landlord waivers or collateral access agreements.

(c)                                  Upon the acquisition of any new Material Property:

(i)                                     within fifteen (15) Business Days after such acquisition (as such period may be extended by the Administrative Agent in its sole discretion), the applicable Credit Party shall furnish to the Collateral Agent a description of such Material Property in detail reasonably satisfactory to the Collateral Agent; and

(ii)                                  within ninety (90) days after such acquisition (as such period may be extended by the Administrative Agent in its sole discretion), the applicable Credit Party shall grant to the Collateral Agent a security interest in such Material Property and deliver a mortgage, deed of trust or deed to secure debt in a form reasonably satisfactory to the Collateral Agent (a “Mortgage”) as additional security for the Obligations (which, if reasonably requested by the Administrative Agent, shall be accompanied by a customary legal opinion) and deliver to the Administrative Agent, a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination, together with a notice executed by such Credit Party about special flood hazard area status, if applicable, in respect of such Mortgage.

Section 5.11                             Security Interests; Further Assurances. Subject to the terms of the Security Documents, Section 5.10 and Section 5.15, promptly, upon the reasonable request of the Administrative Agent or the Collateral Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Security Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or the Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of this Agreement and the Security Documents; provided that, notwithstanding anything else contained herein or in any other Loan Document to the contrary, (x) the foregoing shall not apply to any Excluded Subsidiary or Property of any Excluded Subsidiary or any Excluded

Property or any Excluded Equity Interests, (y) any such documents and deliverables (other than certain mortgages of Material Property) shall be governed by New York law and (z) no other perfection actions by “control” (except with respect to (I) Equity Interests and certain debt instruments and (II) Control Agreements required pursuant to Section 5.12), leasehold mortgages or landlord waivers, estoppels or collateral access letters shall be required to be taken or entered into hereunder or under any other Loan Document. Notwithstanding the foregoing or anything else herein or in any other Loan Document to the contrary, in no event shall (A) the assets of any Excluded U.S. Subsidiary or Excluded Foreign Subsidiary (including the Equity Interests of any Subsidiary thereof) constitute security or secure, or such assets or the proceeds of such assets be required to be available for, payment of the Obligations, (B) more than sixty-five percent (65%) of the Voting Stock of any CFC Holding Company or Excluded Foreign Subsidiary, in each case, owned directly by a Credit Party required to be pledged to secure the Obligations or (C) any Equity Interests of subsidiary owned by any Excluded Foreign Subsidiary or Excluded U.S. Subsidiary (or any Subsidiary of any Excluded Foreign Subsidiary or Excluded U.S. Subsidiary) be required to be pledged to secure the Obligations.

Section 5.12                             Deposit Accounts. On or prior to the date that is ninety (90) days after the Closing Date (or such later date reasonably agreed to by the Administrative Agent in its sole discretion), each Credit Party shall enter into, and cause each depository or securities intermediary to enter into, Control Agreements with respect to each deposit account or securities account maintained by such Person as of such date (other than any Excluded Accounts). On or prior to the date that is ninety (90) days after the later of (a) the date of acquisition or opening of any new deposit account or securities account (other than any Excluded Accounts) by any Credit Party (or if later, ninety (90) days after the date such Credit Party became a Credit Party), or (b) the date any deposit account or securities account ceases to be an Excluded Account (or, in each case, such later date reasonably agreed to by the Administrative Agent in its sole discretion), such Credit Party shall enter into, and cause each depository or securities intermediary to enter into, Control Agreements with respect to such deposit account or securities account (other than any Excluded Accounts).

Section 5.13                             Compliance with Law. Comply with the requirements of all Requirements of Law and all orders, writs, injunctions and decrees applicable to Holdings, Intermediate Holdings, the Borrower or any Restricted Subsidiary or to their business or property, except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

Section 5.14                             Anti-Terrorism Law; Anti-Money Laundering; Foreign Corrupt Practices Act.

(a)                                 Not directly or indirectly, (i) knowingly deal in, or otherwise knowingly engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law in violation of any applicable Anti-Terrorism Law or applicable Sanctions, or (ii) knowingly engage in or conspire to engage in any transaction that violates or attempts to violate, any of the material prohibitions set forth in any applicable Anti-Terrorism Law or applicable Sanctions;

(b)                                 (i) Not repay the Loans, or make any other payment to any Lender, using funds or properties of Holdings, Intermediate Holdings, the Borrower or any Subsidiaries that are, to the knowledge of the Borrower, the property of any Person that is the subject or target of applicable Sanctions or that are, to the knowledge of the Borrower, fifty percent or more beneficially owned, directly or indirectly, by any Person that is the subject or target of applicable Sanctions, in each case, in violation of applicable Anti-Terrorism Laws or applicable Sanctions or (ii) to the knowledge of Borrower, permit any Person that is the subject of Sanctions to have any direct or indirect interest, in Holdings, Intermediate Holdings, Borrower or any of the Subsidiaries, with the result that the investment in Holdings, Intermediate Holdings, Borrower or any of the Subsidiaries (whether directly or indirectly) or the Loans made by the Lenders would be in violation of any applicable Sanctions.

(c)                                  Each Credit Party and its Restricted Subsidiaries will maintain in effect and enforce policies and procedures that are reasonably designed to ensure compliance by the Credit Parties, their Subsidiaries and each of their respective directors, officers, employees and agents with the Foreign Corrupt Practices Act of 1977, as amended.

(d)                                 To the extent applicable, each Credit Party and its Restricted Subsidiaries will comply with (i) the laws, regulations, Sanctions and executive orders administered by OFAC, (ii) all Anti-Terrorism Laws, (iii) the Foreign Corrupt Practices Act of 1977, as amended, and (iv) the Patriot Act. No Credit Party nor any of their respective Restricted Subsidiaries will engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the foregoing, or any similar Requirement of Law.

Section 5.15                             Post-Closing Deliveries.

(a)                                 The Borrower hereby agrees to deliver, or cause to be delivered, to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, the items described on Schedule 5.15 hereof on or before the dates specified with respect to such items, or such later dates as may be agreed to by, or as may be waived by, the Administrative Agent in its sole discretion.

(b)                                 All representations and warranties contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above and in Schedule 5.15, rather than as elsewhere provided in the Loan Documents); provided that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Closing Date or, following the Closing Date, prior to the date by which action is required to be taken by Section 5.15(a), the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 5.15 (and Schedule 5.15) and (y) all representations and warranties relating to the assets set forth on Schedule 5.15 pursuant to the Security Documents shall be required to be true in all material respects immediately after the actions required to be taken under this Section 5.15 (and Schedule 5.15) have been taken (or were required to be taken), except to the extent any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

ARTICLE VI

NEGATIVE COVENANTS

Each of the Credit Parties warrants, covenants and agrees with each Lender that at all times after the Closing Date, so long as this Agreement shall remain in effect and until the Obligations have been Paid in Full and the Commitments have been terminated, none of the Credit Parties will, nor will permit any of its Restricted Subsidiaries to (it being understood that for purposes of this Article VI (other than Sections 6.06, 6.10, 6.11 and 6.13), “Credit Parties”, “Restricted Subsidiaries” and “Group Members” shall exclude Holdings and Intermediate Holdings):

Section 6.01                             Indebtedness. Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except:

(a)                                 Indebtedness incurred under this Agreement and the other Loan Documents (including Indebtedness incurred pursuant to Section 2.20, Section 2.21 and Section 2.22 hereof), and, in each case, any Permitted Refinancing thereof;

(b)                                 (x) Indebtedness in existence on the Closing Date and set forth on Schedule 6.01(b) (“Permitted Surviving Indebtedness”) and (y) Permitted Refinancings thereof;

(c)                                  [Reserved];

(d)                                 Indebtedness under Hedging Obligations with respect to interest rates, foreign currency exchange rates or commodity prices not entered into for speculative purposes;

(e)                                  Indebtedness in respect of Purchase Money Obligations, Capital Lease Obligations, Indebtedness incurred in connection with Sale Leaseback Transactions and Indebtedness incurred in connection with financing any Real Property (regardless of when such Real Property was initially acquired), and any Permitted Refinancings of any of the foregoing, in an aggregate amount for all such Indebtedness under this clause (e) not to exceed, at any time outstanding, the greater of $~~3,750,000~~5,437,500 and 10% of Consolidated EBITDA for the most recently ended Test Period, plus on or after June 30, 2020, any additional amount so long as, as of the Applicable Date of Determination and for the applicable Test Period, the Total Leverage Ratio does not exceed 4.50 to 1.00;

(f)                                   Indebtedness in respect of (x) appeal bonds or similar instruments and (y) payment, bid, performance or surety bonds, or other similar bonds, completion guarantees, or similar instruments, workers’ compensation claims, health, disability or other employee benefits, self-insurance obligations, letters of credit, and bankers acceptances issued for the account of any Group Member, in each case listed under this clause (y), in the ordinary course of business, and including guarantees or obligations of any Group Member with respect to letters of credit supporting such appeal, payment, bid, performance or surety or other similar bonds, completion guarantees, or similar instruments, workers’ compensation claims, health, disability or other employee benefits, self-insurance obligations and bankers acceptances (in each case other than for an obligation for money borrowed);

(g)                                  (i) Contingent Obligations in respect of Indebtedness otherwise permitted to be incurred by such Group Member under this Section 6.01 (provided that (x) the foregoing shall not permit a Group Member to guarantee Indebtedness that it could not otherwise incur under this Section 6.01 and (y) if any such Indebtedness is subordinated (including as to lien or collateral priority) to the Obligations, such Contingent Obligation shall be subordinated on terms at least as favorable to the Lenders) and (ii) Indebtedness constituting Investments permitted under Section 6.03 (other than Section 6.03(n));

(h)                                 Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five (5) Business Days of incurrence;

(i)                                     Indebtedness arising in connection with the endorsement of instruments for deposit in the ordinary course of business;

(j)                                    Indebtedness in respect of netting services or overdraft protection or otherwise in connection with deposit or securities accounts in the ordinary course of business;

(k)                                 Indebtedness consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(l)                                     unsecured Indebtedness of Holdings or Intermediate Holdings to their respective Subsidiaries at such times and in such amounts necessary to permit Holdings or Intermediate Holdings to receive any Dividend permitted to be made to Holdings or Intermediate Holdings pursuant to Section 6.06, so long as, as of the Applicable Date of Determination, a Dividend for such purposes would otherwise be permitted to be made pursuant to Section 6.06; provided that any such Indebtedness shall be deemed to utilize on a dollar-for-dollar basis (but without duplication of any corresponding dollar-for-dollar reduction pursuant to Section 6.03(q)) the relevant basket under Section 6.06);

(m)                             subject to Section 6.03(f), intercompany Indebtedness owing (i) by and among the Credit Parties, (ii) by Restricted Subsidiaries that are not Credit Parties to Restricted Subsidiaries that are not Credit Parties, (iii) by Restricted Subsidiaries that are not Credit Parties to Credit Parties; provided that outstanding Indebtedness under this clause (m)(iii) (together (but without duplication) with Investments made pursuant to Section 6.03(f)(iii)) shall not exceed the sum of (x) $~~7,500,000~~10,875,000 at any time plus (y) so long as (i) to the extent any such Indebtedness is incurred in reliance on clause (a) or (b) of the definition of “Cumulative Amount”, no Event of Default under Section 8.01(a), (b), (d) (solely with respect to the failure to comply with Section 6.08), (g) or (h), or (ii) in all other cases, no Event of Default, shall have occurred and be continuing at the time of the incurring of such Indebtedness or would immediately result therefrom, Indebtedness in an aggregate amount not to exceed the Cumulative

Amount; provided that any Limited Condition Transaction remains subject to the terms of Section 1.06 hereof, and (iv) by Credit Parties to Subsidiaries that are not Credit Parties; provided that Indebtedness under this clause (m)(iv) shall be subordinated to the Obligations pursuant to subordination terms reasonably acceptable to the Administrative Agent;

(n)                                 unsecured Indebtedness owing to employees, former employees, officers, former officers, directors, former directors (or any spouses, ex-spouses, or estates of any of the foregoing) of any Group Member in connection with the repurchase of Equity Interests of Holdings or any of its direct or indirect parent companies issued to any of the aforementioned employees, former employees, officers, former officers, directors, former directors (or any spouses, ex-spouses, or estates of any of the foregoing) of any Group Member not to exceed, together with Investments made pursuant to Section 6.03(e), $~~7,500,000~~10,875,000 at any time outstanding; provided that (i) no more than $~~2,500,000~~3,625,000 of such Indebtedness may rank pari passu with the Obligations and (ii) the remainder of such Indebtedness must consist of Subordinated Indebtedness;

(o)                                 Indebtedness arising as a direct result of judgments, orders, awards or decrees against Holdings, Intermediate Holdings or any Restricted Subsidiaries, in each case not constituting an Event of Default;

(p)                                 unsecured Indebtedness representing any Taxes to the extent such Taxes are being contested by any Group Member in good faith by appropriate proceedings and adequate reserves are being maintained by the Group Members in accordance with GAAP;

(q)                                 Indebtedness (i) assumed in connection with any Permitted Acquisition or other Investment; provided that such Indebtedness was not incurred in contemplation of such Permitted Acquisition or other Investment or (ii) incurred to finance a Permitted Acquisition or other Investment; provided that in the case of this clause (ii), (A) on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness and the application of the proceeds therefrom (including pursuant to such Permitted Acquisition or other Investment consummated in connection therewith or the repayment or prepayment of any Indebtedness with the proceeds thereof), and any disposition, incurrence of Indebtedness, or other appropriate pro forma adjustment in connection therewith (but without, for the avoidance of doubt, giving effect to any amounts incurred in connection therewith under the Fixed Incremental Amount), (x) the aggregate principal amount of such Indebtedness shall not exceed $~~5,000,000~~7,250,000 or (y) as of the Applicable Date of Determination and for the applicable Test Period, on a Pro Forma Basis (but without giving effect to any amounts incurred in connection herewith under the Fixed Incremental Amount) if such Test Period ends (i) on or prior to June 30, 2020, the LQA Recurring Revenue Leverage Ratio does not exceed 2.00 to 1.00, or (ii) after June 30, 2020, the Total Leverage Ratio does not exceed 6.00 to 1.00; and (B) such Indebtedness complies with the Required Debt Terms; provided that the maximum aggregate principal amount of Indebtedness that may be incurred pursuant to this clause (q) by Restricted Subsidiaries that are not Credit Parties shall not exceed $~~7,500,000~~10,875,000; provided, further, that if such Indebtedness pursuant to clause (ii) above is secured on a pari passu basis with the Secured Obligations, such Indebtedness shall be subject to the provisions of Section 2.20(f) as though such Indebtedness were incurred as Incremental Term Loans;

(r)                                    [reserved];

(s)                                   Indebtedness of Restricted Subsidiaries that are not Credit Parties (but only to the extent non-recourse to the Credit Parties), and any guarantees thereof by Restricted Subsidiaries that are not Credit Parties, in aggregate principal amount not to exceed the sum of (i) the greater of $~~5,000,000~~7,250,000 and 20% of Consolidated EBITDA for the most recently ended Test Period at any time outstanding, plus (ii) an unlimited additional amount provided that as of the Applicable Date of Determination and for the applicable Test Period, if such Test Period ends (i) on or prior to June 30, 2020, the LQA Recurring Revenue Leverage Ratio (calculated on a Pro Forma Basis) does not exceed 1.60 to 1.00, or (ii) after June 30, 2020, the Total Leverage Ratio (calculated on a Pro Forma Basis) does not exceed 5.00 to 1.00;

(t)                                    Unsecured Junior Indebtedness, subject to compliance with the Required Debt Terms; provided that immediately after giving effect to each such incurrence and the application of the proceeds therefrom, on a Pro Forma Basis (but without giving effect to any amounts incurred in connection herewith under the Fixed Incremental Amount) as of the Applicable Date of Determination and for the applicable Test Period, if such Test Period ends (i) on or prior to June 30, 2020, the LQA Recurring Revenue Leverage Ratio does not exceed 1.85 to 1.00, or (ii) after June 30, 2020, the Total Leverage Ratio does not exceed 5.25 to 1.00; provided further that the aggregate principal amount of Indebtedness incurred pursuant to this clause (t) by Restricted Subsidiaries that are not Credit Parties (taken together with any Indebtedness of Restricted Subsidiaries that are not Credit Parties pursuant to Section 6.01(u)) shall not exceed the greater of $~~3,750,000~~5,437,500 and 20% of Consolidated EBITDA for the most recently ended Test Period at any time outstanding;

(u)                                 Senior Unsecured Indebtedness; provided that immediately after giving effect to each such incurrence and the application of the proceeds therefrom, as of the Applicable Date of Determination and for the applicable Test Period, if such Test Period ends (i) on or prior to June 30, 2020, the LQA Recurring Revenue Leverage Ratio does not exceed 1.85 to 1.00, or (ii) after June 30, 2020, the Total Leverage Ratio does not exceed 5.25 to 1.00; provided further that the aggregate principal amount of Indebtedness incurred pursuant to this clause (u) by Restricted Subsidiaries that are not Credit Parties (taken together with any Indebtedness of Restricted Subsidiaries that are not Credit Parties pursuant to Section 6.01(t)) shall not exceed the greater of $~~3,750,000~~5,437,500 and 20% of Consolidated EBITDA for the most recently ended Test Period at any time outstanding;

(v)                                 [reserved];

(w)                               unsecured Indebtedness in the amount of the aggregate cash equity contributions (excluding in respect of Disqualified Capital Stock) made to the Borrower by Holdings, Intermediate Holdings or any direct or indirect parent thereof after the Closing Date to the extent Not Otherwise Applied and not an Equity Cure Contribution;

(x)                                 additional Indebtedness of the Borrower and the Restricted Subsidiaries; provided that, immediately after giving effect to any of incurrence of Indebtedness under this clause (x), the sum of the aggregate principal amount of Indebtedness outstanding under this clause (x) shall not exceed the greater of $~~7,500,000~~10,875,000 and 15% of Consolidated EBITDA for the most recently ended Test Period at such time;

(y)                                 Indebtedness in respect of any documentary letter of credit or similar instrument not to exceed the face amount of such documentary letter of credit or similar instrument;

(z)                                  to the extent constituting any Indebtedness, any contingent liabilities arising in connection with any stock options;

(aa)                          [reserved];

(bb)                          unsecured Indebtedness (i) incurred in a Permitted Acquisition, any other Investment or any Asset Sale, in each case to the extent constituting indemnification obligations or other similar obligations or (ii) in an aggregate principal amount not to exceed the greater of $~~10,000,000~~14,500,000 and 15% of Consolidated EBITDA for the most recently ended Test Period outstanding at any time to the seller of any business or assets permitted to be acquired by Holdings, Intermediate Holdings or any Restricted Subsidiary hereunder;

(cc)                            Indebtedness under Cash Management Agreements and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements, in each case, incurred in the ordinary course of business;

(dd)                          Indebtedness representing deferred compensation or other similar arrangements incurred in the ordinary course of business or in connection with a Permitted Acquisition or a similar permitted Investment; and

(ee)                            all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (dd) above.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.01.

Section 6.02                             Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien on any property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, the “Permitted Liens”):

(a)                                 Liens for Taxes not yet due and payable or delinquent and Liens for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

(b)                                 Liens in respect of property of any Group Member imposed by Requirements of Law, (i) which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business or otherwise pertaining to Indebtedness permitted under Section 6.01(f) and (h) which do not in the aggregate materially detract from the value of the property of the Group Members, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Group Members, taken as a whole, and which, if they secure obligations that are then more than thirty days overdue and unpaid, are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, or (ii) arising mandatorily by Requirements of Law on the assets of any Foreign Subsidiary;

(c)                                  any Lien in existence on the Closing Date and set forth on Schedule 6.02(c) and any Lien granted as a replacement or substitute therefor; provided that any such replacement or substitute Lien (i) except as permitted by Section 6.01(b) does not secure an aggregate amount of Indebtedness, if any, greater than that secured on the Closing Date (excluding the amount of any premiums or penalties and accrued and unpaid interest paid thereon, in each case, with such renewal, replacement, exchange, refinancing or extension and the amount of reasonable fees and expenses incurred by any Group Member in connection therewith) and (ii) does not encumber any property in a material manner other than the property subject thereto on the Closing Date and any proceeds therefrom (any such Lien, an “Existing Lien”);

(d)                                 easements, rights-of-way, restrictions (including zoning restrictions), covenants, conditions, licenses, encroachments, protrusions and other similar charges or encumbrances, and title deficiencies on or other irregularities with respect to any Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness or (ii) individually or in the aggregate materially interfering with the ordinary conduct of the business and operations of the Group Members at such Real Property and the value, use and occupancy thereof;

(e)                                  Liens to the extent arising out of judgments, orders, attachments, decrees or awards not resulting in an Event of Default;

(f)                                   Liens (x) imposed by Requirements of Law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation, (y) incurred to secure the performance of appeal bonds or incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs bonds, statutory bonds, bids, leases (including deposits with respect thereto), government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (i) with respect to subclauses (x), (y) and (z) of this clause (f), such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings or orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property subject to any such Lien and (ii) to the extent such Liens are not imposed by

Requirements of Law, such Liens shall in no event encumber any property other than cash and cash equivalents (including Cash Equivalents);

(g)                                  Leases, subleases, licenses and sublicenses of any Property (other than Intellectual Property which is subject to Section 6.02(o)) of any Group Member granted by such Group Member to third parties, in each case entered into in the ordinary course of such Group Member’s business;

(h)                                 any interest or title of a lessor, sublessor, licensor, sublicensor, licensee or sublicensee under any lease, sublease, license or sublicense not prohibited by this Agreement or the other Security Documents;

(i)                                     Liens which may arise as a result of municipal and zoning codes and ordinances, building and other land use laws imposed by any Governmental Authority which are not violated in any material respect by existing improvements or the present use or occupancy of any Real Property, or in the case of any Material Property subject to a Mortgage, encumbrances disclosed in the title insurance policy issued to, and reasonably approved by, the Administrative Agent;

(j)                                    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Group Member in the ordinary course of business in accordance with the past practices of such Group Member;

(k)                                 Liens securing Indebtedness incurred pursuant to Section 6.01(e); provided that any such Liens attach only to the property being financed pursuant to such Indebtedness and do not encumber any other property of any Group Member;

(l)                                     bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Group Member, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(m)                             Liens on property or assets of a person existing at the time such person or asset is acquired or merged with or into or consolidated with any Group Member to the extent not prohibited hereunder (and not created in anticipation or contemplation thereof); provided that such Liens do not extend to property not subject to such Liens at the time of acquisition (other than improvements thereon or pursuant to an after-acquired property clause in the applicable security documents), are no more favorable (as reasonably determined by the Borrower) to the lienholders than such existing Lien and secure Indebtedness permitted hereunder;

(n)                                 (i) Liens granted pursuant to the Security Documents to secure the Secured Obligations (including Indebtedness incurred pursuant to Section 2.20, Section 2.21 and

Section 2.22 hereof) and (ii) any Liens securing Permitted Pari Passu Refinancing Debt and Permitted Junior Refinancing Debt; provided, in each case, that such Liens are subject to any subordination or intercreditor requirements set forth in the applicable definitions referenced above in this Section 6.02(n);

(o)                                 licenses and sublicenses of Intellectual Property granted by any Group Member in the ordinary course of business or not interfering in any material respect with the ordinary conduct of business of the Group Members;

(p)                                 the filing of UCC (or equivalent) financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;

(q)                                 Liens securing Indebtedness incurred pursuant to Section 6.01(s); provided that (i) such Liens do not extend to, or encumber, property which constitutes Collateral and (ii) such Liens do not extend to the property (or Equity Interests) of any Credit Party;

(r)                                    Liens securing reimbursement obligations in respect of documentary letters of credit or bankers’ acceptances issued pursuant to Section 6.01(y); provided that such Liens attach only to the documents and goods covered thereby and proceeds thereof;

(s)                                   Liens attaching solely to cash earnest money deposits in connection with an Investment permitted by Section 6.03

(t)                                    Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;

(u)                                 Liens granted by a Restricted Subsidiary (i) that is not a Credit Party in favor of any other Restricted Subsidiary in respect of Indebtedness or other obligations owed by such Restricted Subsidiary to such other Restricted Subsidiary and permitted hereby or (ii) in favor of any Credit Party;

(v)                                 Liens on insurance policies and the proceeds thereof granted in the ordinary course of business to secure the financing of insurance premiums with respect thereto permitted under Section 6.01(k);

(w)                               Liens (i) incurred in the ordinary course of business in connection with the purchase or shipping of goods or assets (or the related assets and proceeds thereof), which Liens are in favor of the seller or shipper of such goods or assets and only attach to such goods or assets, and (ii) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(x)                                 Liens of any Group Member with respect to Indebtedness and other obligations that do not in the aggregate exceed the greater of $~~7,500,000~~10,875,000 and 15% of Consolidated EBITDA for the most recently ended Test Period at any time;

(y)                                 Liens on assets or property of Restricted Subsidiaries that are not Credit Parties securing Indebtedness and other obligations of such Restricted Subsidiary that is not a Credit Party permitted to be incurred pursuant to Section 6.01;

(z)                                  Liens securing Indebtedness incurred pursuant to Section 6.01(m), to the extent permitted by Section 6.01(m) to be secured;

(aa)                          Liens securing Indebtedness incurred pursuant to Section 6.01(q) (so long as, in the case of clause (q)(i), such Liens secure only the same assets (and any after acquired assets pursuant to any after-acquired property clause in the applicable security documents) and the same Indebtedness that such Liens secured, immediately prior to the assumption of such Indebtedness, and so long as such Liens were not created in contemplation of such assumption);

(bb)                          Liens on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.03 to be applied against the purchase price for such Investment;

(cc)                            Liens on Equity Interests (i) deemed to exist in connection with any options, put and call arrangements, rights of first refusal and similar rights relating to Investments in Persons that are not Restricted Subsidiaries of Holdings or (ii) of any joint venture or similar arrangement pursuant to any joint venture or similar arrangement; and

(dd)                          restrictions on dispositions of assets to be disposed of pursuant to merger agreements, stock or asset purchase agreements and similar agreements, in each case, solely to the extent such disposition would be permitted pursuant to the terms hereof.

Section 6.03                             Investments, Loans and Advances. Directly or indirectly, lend money or credit (by way of guarantee or otherwise) or make advances to any person, or purchase or acquire any Equity Interests, bonds, notes, debentures, guarantees or other securities of, or make any capital contribution to, or acquire assets constituting all or substantially all of the assets of, or acquire assets constituting a line of business, business unit or division of, any other person (all of the foregoing, collectively, “Investments”), except that the following shall be permitted:

(a)                                 the Group Members may consummate the Transactions in accordance with the provisions of the Transaction Documents;

(b)                                 (i) Investments outstanding, contemplated or made pursuant to binding commitments in effect on the Closing Date and identified on Schedule 6.03(b) and (ii) Investments consisting of any modification, replacement, renewal, reinvestment or extension of any Investment described in clause (i) above; provided that the amount of any Investment permitted pursuant to this clause (ii) is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or as otherwise permitted by this Section 6.03;

(c)                                  the Group Members may (i) acquire and hold accounts receivable owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (ii) invest in, acquire and hold cash and cash equivalents

(including Cash Equivalents), (iii) endorse negotiable instruments held for collection or deposit in the ordinary course of business or (iv) make lease, utility and other similar deposits in the ordinary course of business;

(d)                                 Hedging Obligations permitted by Section 6.01(d);

(e)                                  loans and advances (x) to directors, employees and officers of any Group Member in the ordinary course of business, or otherwise for bona fide business purposes and (y) to directors, employees and officers of any Group Member (whether or not currently serving as such) to purchase Equity Interests of Holdings or any of its direct or indirect parent companies (provided that, in the case of this clause (y), any such amount loaned or advanced is simultaneously used to purchase such Equity Interests); provided, that to the extent paid in cash, such loans and advances made pursuant to clauses (x) and (y) (together with Indebtedness incurred pursuant to Section 6.01(n)) shall not exceed in the aggregate $~~7,500,000~~10,875,000 at any time outstanding);

(f)                                   Investments (i) by any Group Member in a Credit Party, (ii) by any Group Member that is not a Credit Party in any other Group Member and (iii) by any Credit Party in any Restricted Subsidiary that is not a Subsidiary Guarantor; provided that Investments under this clause (f)(iii) (together (without duplication) with outstanding intercompany Indebtedness outstanding under Section 6.01(m)(iii)) by the Borrower or a Subsidiary Guarantor in any other Subsidiary that is not a Subsidiary Guarantor shall not exceed the sum of (x) $~~7,500,000~~10,875,000 at any time plus (y) so long as (i) to the extent any such Investment is made in reliance on clause (a) or (b) of the definition of “Cumulative Amount”, no Event of Default under Section 8.01(a), (b), (d) (solely with respect to the failure to comply with Section 6.08), (g) or (h), or (ii) in all other cases, no Event of Default, shall have occurred and be continuing at the time of the making of such Investment or would immediately result therefrom, Investments in an aggregate amount not to exceed the Cumulative Amount provided that any Limited Condition Transaction remains subject to the terms of Section 1.06 hereof;

(g)                                  Investments in securities or other assets of trade creditors or customers in the ordinary course of business received in settlement of bona fide disputes or upon foreclosure or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(h)                                 Investments held by any Group Member as a result of consideration received in connection with an Asset Sale or other disposition made in compliance with Section 6.05;

(i)                                     Permitted Acquisitions;

(j)                                    pledges and deposits by any Group Member permitted under Section 6.02;

(k)                                 any Group Member may make a loan that could otherwise be made as a distribution permitted under Section 6.06 (with a commensurate dollar-for-dollar reduction of their ability to make additional distributions under such Section);

(l)                                     Investments consisting of earnest money deposits required in connection with a Permitted Acquisition or other permitted Investment;

(m)                             Investments of any Person existing at the time such Person becomes a Restricted Subsidiary or consolidates or merges with any Group Member (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such consolidation or merger;

(n)                                 Contingent Obligations and other Indebtedness permitted by Section 6.01, performance guarantees, and transactions permitted under Section 6.04;

(o)                                 acquisitions of Term Loans by any Group Member pursuant to Section 10.04(b)(vii), and of any Credit Agreement Refinancing Indebtedness in respect thereof that is incurred on a pari passu basis with the Obligations, pursuant to the corresponding provisions of the documents governing such Indebtedness;

(p)                                 Investments in deposit and investment accounts (including, for the avoidance of doubt, eurocurrency investment accounts) opened in the ordinary course of business with financial institutions;

(q)                                 unsecured intercompany advances by any Group Member to Holdings or Intermediate Holdings for purposes and in amounts that would otherwise be permitted to be made as Dividends to Holdings or Intermediate Holdings pursuant to Section 6.06; provided that the principal amount of any such loans shall reduce dollar-for-dollar (but without duplication of any corresponding dollar-for-dollar reduction pursuant to Section 6.01(l) and solely for as long as, and to the extent that, the Investment made using such re-allocated amount remains outstanding) the amounts that would otherwise be permitted to be paid for such purpose in the form of Dividends pursuant to such Section;

(r)                                    Investments to the extent constituting the reinvestment of the Net Cash Proceeds arising from any Asset Sale or Casualty Events to repair, replace or restore any property in respect of which such Net Cash Proceeds were paid or to reinvest in other fixed or Capital Assets or assets that are otherwise used or useful in the business of the Group Members (including pursuant to a Permitted Acquisition, Investment or Capital Expenditure);

(s)                                   after June 30, 2020, Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed the greater of $~~8,000,000~~11,600,000 and 12.5% of Consolidated EBITDA for the most recently ended Test Period at any time outstanding;

(t)                                    purchases and other acquisitions of inventory, materials, equipment, intangible property and other assets in the ordinary course of business;

(u)                                 (i) leases and subleases of real or personal property in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Group Members and (ii) licenses and sublicenses of Intellectual Property otherwise permitted under Section 6.02 including loans and advances to licensees in connection therewith on an arm’s length basis;

(v)                                 Investments to the extent that payment for such Investments is made solely with cash contributions from the issuance of Equity Interests (other than Disqualified Capital Stock) of Holdings which are contributed as cash common equity to any Credit Party and are Not Otherwise Applied;

(w)                               Investments in joint ventures of any Group Member; provided that the aggregate amount of such Investments outstanding at any time under this clause (w) shall not exceed the greater of $~~3,750,000~~5,437,500 and 10% of Consolidated EBITDA for the most recently ended Test Period;

(x)                                 so long as (i) to the extent any such Investment is made in reliance on clause (a) or (b) of the definition of “Cumulative Amount”, no Event of Default under Section 8.01(a), (b), (d) (solely with respect to the failure to comply with Section 6.08), (g) or (h), or (ii) in all other cases, no Event of Default, shall have occurred and be continuing at the time of the making of such Investment or would immediately result therefrom, Investments in an aggregate amount not to exceed the Cumulative Amount provided that any Limited Condition Transaction remains subject to the terms of Section 1.06 hereof;

(y)                                 other Investments in an aggregate amount at any time not to exceed the greater of (i) $~~7,500,000~~10,875,000 and (ii) 20% of Consolidated EBITDA for the most recently ended Test Period at any time outstanding, plus the aggregate total of all other amounts available as a Restricted Debt Payment under Section 6.09(a)(I), plus the aggregate total of all other amounts available as a Dividend under Section 6.06(j), which the Borrower may, from time to time, elect to re-allocate to the making of Investments pursuant to this Section 6.03(y) (which re-allocation will reduce the amount available thereunder on a dollar for dollar basis);

(z)                                  to the extent constituting Investments, advances in respect of transfer pricing and cost-sharing arrangements (i.e., “cost-plus” arrangements) that are (A) in the ordinary course of business and consistent with the Group Members’ historical practices and (B) funded not more than 120 days in advance of the applicable transfer pricing and cost-sharing payment;

(aa)                          advances of payroll payments to employees in the ordinary course of business;

(bb)                          unlimited additional Investments; provided that (i) at the time of making such Investment, (A) if such Investment is made as or in connection with a Limited Condition Transaction, no Default or Event of Default under Section 8.01(a), (b), (d) (solely with respect to the failure to comply with Section 6.08), (g) or (h), or (B) in each other case, no Default or Event of Default shall have occurred and be continuing or would immediately result therefrom and (ii) as of the Applicable Date of Determination and for the applicable Test Period, if such Test Period ends (i) on or prior to June 30, 2020, the LQA Recurring Revenue Leverage Ratio, calculated on a Pro Forma Basis, shall not exceed 1.50 to 1.00, or (ii) after June 30, 2020, the Total Leverage Ratio, calculated on a Pro Forma Basis, shall not exceed 6.00 to 1.00; provided further that any Limited Condition Transaction remains subject to the terms of Section 1.06 hereof;

(cc)                            Investments in the ordinary course of business (x) consisting of customary trade arrangements with customers consistent with past practices and (y) in connection with obtaining, maintaining or renewing client contracts and loans or advances made to distributors;

(dd)                          Investments in similar businesses in an aggregate amount outstanding at any time not to exceed the greater of $~~10,000,000~~14,500,000 and 15% of Consolidated EBITDA for the applicable Test Period; provided that at the time of making such Investment, (A) if such Investment is made as or in connection with a Limited Condition Transaction, no Default or Event of Default under Section 8.01(a), (b), (d) (solely with respect to the failure to comply with Section 6.08), (g) or (h), or (B) in each other case, no Default or Event of Default shall have occurred and be continuing or would immediately result therefrom; provided further that any Limited Condition Transaction remains subject to the terms of Section 1.06 hereof;

(ee)                            Investments resulting from the exercise of drag-along rights, put-rights, call-rights or similar rights under joint venture or similar documents; and

(ff)                              reorganizations and other activities related to tax planning; provided that, in the reasonable business judgment of the Borrower, subject to consultation with the Administrative Agent after giving effect to any such reorganizations and activities, there is no material adverse impact on (i) the value of the (A) Collateral granted to the Collateral Agent for the benefit of the Lenders or (B) Guarantees in favor of the Lenders, or (ii) the ability of the Borrower to pay its Obligations under this Agreement.

The amount of any Investment shall be the initial amount of such Investment less all returns of principal, capital, Dividends and other cash returns therefrom (including, without limitation, any repayments, interest, returns, profits, distributions, income or similar amounts received in cash in respect of any Investment in any Unrestricted Subsidiary and the designation thereof) and less all liabilities expressly assumed by another person in connection with the sale of such Investment.

Section 6.04                             Mergers and Consolidations. Wind up, liquidate or dissolve its affairs or consummate a merger or consolidation, except that the following shall be permitted:

(a)                                 Asset Sales or other dispositions in compliance with Section 6.05 (other than clause (d) thereof);

(b)                                 Investments permitted pursuant to Section 6.03;

(c)                                  (x) any Group Member (other than Holdings) may merge or consolidate with or into the Borrower or any Subsidiary Guarantor (as long as the Borrower is the surviving person in the case of any merger or consolidation involving the Borrower, and such Subsidiary Guarantor is the surviving person in the case of any merger or consolidation involving such Subsidiary Guarantor (other than mergers or consolidations involving the Borrower)) and (y) any

Restricted Subsidiary (other than the Borrower) that is not a Guarantor may merge or consolidate with or into any other Restricted Subsidiary that is not a Guarantor;

(d)                                 a merger or consolidation pursuant to, and in accordance with, the definition of “Permitted Acquisition” to the extent necessary to consummate such Permitted Acquisition;

(e)                                  any Restricted Subsidiary (subject to clause (f) below in the case of the Borrower) may dissolve, liquidate or wind up its affairs at any time; provided that such dissolution, liquidation or winding up, as applicable, would not reasonably be expected to have a Material Adverse Effect;

(f)                                   the Borrower may merge or consolidate with another Borrower or any Borrower (other than JAMF) may dissolve, liquidate or wind up its affairs; provided that if JAMF is not the surviving person of any such merger or consolidation to which JAMF is a party, the surviving person of such merger or consolidation shall assume all of JAMF’s rights and obligations hereunder and under the other Loan Documents in its role as the Borrower; provided, further, that any such dissolution, liquidation or winding up, as applicable, would not reasonably be expected to have a Material Adverse Effect; and

(g)                                  the Closing Date Acquisition.

Section 6.05                             Asset Sales. Sell, lease, assign, transfer or otherwise dispose of any property, except that the following shall be permitted:

(a)                                 (x) sales, transfers, leases, subleases and other dispositions of inventory in the ordinary course of business, property no longer used or useful in the business or worn out, obsolete, uneconomical, negligible or surplus property by any Group Member in the ordinary course of business, (y) the abandonment, allowance to lapse or other disposition of Intellectual Property that is, in the reasonable business judgment of the Borrower, immaterial or no longer economically practicable to maintain or (z) sales, transfers, leases, subleases and other dispositions of property by any Group Member (including Intellectual Property) that is, in the reasonable business judgment of the Borrower, immaterial or no longer used or useful in the business;

(b)                                 any sale, lease, assignment, transfer or disposition provided that (i) such sale, lease, assignment, transfer or disposition shall be for fair market value (as determined by the Borrower in good faith), and (ii) with respect to any aggregate consideration received in respect thereof in excess of $~~2,000,000~~2,900,000, at least 75% of the purchase price for all property subject to such sale, lease, assignment, transfer or disposition shall be paid in cash or Cash Equivalents (with assumed liabilities treated as cash and other Designated Noncash Consideration treated as cash so long as the total Designated Noncash Consideration outstanding at any time does not exceed the greater of $~~2,500,000~~3,625,000 and 10% of Consolidated EBITDA for the most recently ended Test Period in the aggregate;

(c)                                  (x) leases, assignments and subleases of real or personal property in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Group Members and (y) licenses and sublicenses of Intellectual Property otherwise permitted under Section 6.02;

(d)                                 transactions in compliance with Section 6.04 (other than Section 6.04(a));

(e)                                  Investments in compliance with Section 6.03, Liens in compliance with Section 6.02, Dividends in compliance with Section 6.06 and Restricted Debt Payments in compliance with Section 6.09;

(f)                                   sales of any non-core assets (i) acquired in connection with any Permitted Acquisitions or other Investments in compliance with Section 6.03 or (ii) to obtain the approval of an anti-trust authority to a Permitted Acquisition or other permitted Investment;

(g)                                  sales, discounts, disposals or forgiveness of customer delinquent notes or accounts receivable (including, in all events, the disposition of delinquent accounts receivable pursuant to any factoring arrangement) in the ordinary course of business in connection with settlement, collection or compromise thereof;

(h)                                 use of cash and disposition of Cash Equivalents in the ordinary course of business;

(i)                                     sales, transfers, leases and other dispositions of property to the extent required by any Governmental Authority or otherwise required by any Requirements of Law;

(j)                                    sales, transfers, leases and other dispositions (i) to the Borrower or to any other Credit Party, (ii) to any Restricted Subsidiary that is not a Credit Party from another Restricted Subsidiary that is not a Credit Party, or (iii) to any of the Restricted Subsidiaries that are not Credit Parties from a Credit Party, so long as, in the case of this clause (iii), if the consideration received from a Restricted Subsidiary that is not a Credit Party by a Credit Party is not below fair market value, such sale, transfer lease or other disposition does not have a material adverse impact on the value of the (y) Collateral granted to the Collateral Agent for the benefit of the Secured Parties or (z) Guarantees in favor of the Secured Parties;

(k)                                 sales, transfers, leases and other dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business;

(l)                                     sales, transfers, leases and other dispositions of property to the extent that such property constitutes an Investment permitted by Section 6.03(h) or another asset received as consideration for the disposition of any asset permitted by this Section 6.05;

(m)                             sales or disposition of immaterial Equity Interests to qualify directors where required by applicable Requirements of Law or to satisfy other similar Requirements of Law with respect to the ownership of Equity Interests;

(n)                                 any concurrent purchase and sale or exchange of any asset used or useful in the business of the Borrower and the Restricted Subsidiaries or in any line of business permitted hereunder, or any combination of any such assets and cash or Cash Equivalents, between the Borrower or a Restricted Subsidiary on one hand and another person in the other;

(o)                                 dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Group Member;

(p)                                 the sale or disposition of assets that are not Collateral in an amount (as determined in each case by the fair market value of such assets at the time of disposition) not to exceed $~~4,375,000~~6,343,750 plus, after June 30, 2020, an unlimited amount so long as, as of the Applicable Date of Determination and for the applicable Test Period, the Total Leverage Ratio, calculated on a Pro Forma Basis, does not exceed 5.75 to 1.00;

(q)                                 [reserved];

(r)                                    the disposition, unwinding or terminating of Hedging Agreements or the transactions contemplated thereby;

(s)                                   other sales or dispositions in an amount not to exceed the greater of $~~1,125,000~~1,631,250 and 3.75% of Consolidated EBITDA for the most recently ended Test Period per fiscal year;

(t)                                    Sale Leaseback Transactions in an amount not to exceed the greater of $~~1,875,000~~2,718,750 and 7.5% of Consolidated EBITDA for the most recently ended Test Period in the aggregate;

(u)                                 the sale or disposition of Unrestricted Subsidiaries; and

(v)                                 the surrender or waiver of contractual rights and settlements, releases or waivers of contractual or litigation claims in the ordinary course of business.

To the extent the Required Lenders or all the Lenders, as applicable, waive the provisions of this Section 6.05 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.05, such Collateral (unless sold to a Credit Party) shall be sold automatically free and clear of the Liens created by the Security Documents, and, at the request of Borrower, the Agents shall take all actions they reasonably deem appropriate in order to effect the foregoing.

Section 6.06                             Dividends. Authorize, declare or pay, directly or indirectly, any Dividends with respect to any Group Member, except that the following shall be permitted (subject to the provisos in each of Section 6.01(l) and Section 6.03(q)):

(a)                                 Dividends by any Group Member (x) to the Borrower or any Subsidiary Guarantor, (y) to any Subsidiary that is not a Guarantor; provided that any such Dividend under this clause (y) is either (I) paid only in Equity Interests of such Group Member (other than Disqualified Capital Stock) or (II) if paid in cash, is paid to all shareholders on a pro rata basis, and (z) to Holdings or Intermediate Holdings paid only in Equity Interests in kind;

(b)                                 so long as no Event of Default has occurred and is continuing or would immediately result therefrom, payments to Holdings or Intermediate Holdings (or any direct or indirect parent company of Holdings) to permit Holdings (or any such direct or indirect parent company of Holdings) to repurchase or redeem Qualified Capital Stock of Holdings (or any direct or indirect parent company of Holdings) held by current or former officers, directors or employees or former officers, directors or employees (or their transferees, spouses, ex-spouses, estates or beneficiaries under their estates) of any Group Member, including upon their death, disability, retirement, severance or termination of employment or service or to make payments on Indebtedness issued to buy such Qualified Capital Stock including upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration (for the avoidance of doubt excluding cancellation of Indebtedness owed by such person) paid for all such redemptions and payments shall not exceed, in any fiscal year, the sum of (i) the greater of $~~1,125,000~~1,631,250 and 5% of Consolidated EBITDA for the most recently ended Test Period, plus (ii) the net cash proceeds of any “key-man” life insurance policies of any Group Member that have not been used to make any repurchases, redemptions or payments under this clause (b); provided, further, that any Dividends or payments permitted to be made (but not made) pursuant to subclause (i) of this clause (b) in a given fiscal year of Holdings may be carried forward and made in the immediately succeeding fiscal years of Holdings; provided, further, that during an Event of Default any payments described in this clause may accrue and shall be permitted to be paid upon such Event of Default no longer existing so long as no other Event of Default is continuing at such time;

(c)                                  the Borrower and any other Subsidiary of Holdings may make Dividends, directly or indirectly, to Holdings (and Holdings may pay to any direct or indirect parent company of Holdings) to permit Holdings (or any such direct or indirect parent company of Holdings) to pay for any taxable period for which Holdings, the Borrower or any Subsidiaries of Holdings are members of a consolidated, combined or similar income tax group for federal and/or applicable state or local income tax purposes or are entities treated as disregarded from any such members for U.S. federal income Tax purposes (a “Tax Group”) of which Holdings (or any direct or indirect parent company of Holdings) is the common parent, any consolidated, combined or similar income Taxes of such Tax Group that are due and payable by Holdings (or such direct or indirect parent company of Holdings) for such taxable period, but only to the extent attributable to the Borrower and/or other Subsidiaries of Holdings, provided that (x) the amount of such Dividends for any taxable period shall not exceed the amount of such Taxes that the Borrower and/or the applicable Subsidiaries of Holdings would have paid had the Borrower and/or such Subsidiaries of Holdings, as applicable, been a stand-alone corporate taxpayer (or a stand-alone corporate Tax Group) and (y) Dividends in respect of an Unrestricted Subsidiary shall be permitted only to the extent that Dividends were made by such Unrestricted Subsidiary to such Group Member or any of its Subsidiaries for such purpose;

(d)                                 repurchases of Equity Interests deemed to occur upon the exercise of stock options if the Equity Interests represent a portion of the exercise price thereof;

(e)                                  [reserved];

(f)                                   the Group Members may make Dividends to Holdings, Intermediate Holdings or Holdings’ direct or indirect equity holders (i) on or after June 30, 2020 so long as

(A) if such Dividend is made in connection with a Limited Condition Transaction, no Default or Event of Default under Section 8.01(a), (b), (d) (solely with respect to the failure to comply with Section 6.08), (g) or (h), or (B) in each other case, no Default or Event of Default, shall have occurred and be continuing at the time of the making of such Dividend or would immediately result therefrom and on a Pro Forma Basis, as of the Applicable Date of Determination and for the applicable Test Period, the Total Leverage Ratio shall not exceed 5.00 to 1.00 (and for the avoidance of doubt, no Dividend may be made in reliance on this clause (f)(i) prior to June 30, 2020), and (ii) using the Cumulative Amount so long as (A) if such Dividend is made in connection with a Limited Condition Transaction, no Default or Event of Default under Section 8.01(a), (b), (d) (solely with respect to the failure to comply with Section 6.08), (g) or (h)), or (B) in each other case, no Default or Event of Default, shall have occurred and be continuing at the time of the making of such Dividend or would immediately result therefrom and on a Pro Forma Basis, as of the Applicable Date of Determination and for the applicable Test Period, if such Test Period ends (i) prior to June 30, 2020, the LQA Recurring Revenue Leverage Ratio shall not exceed 2.00 to 1.00, or (ii) on or after June 30, 2020 the Total Leverage Ratio shall not exceed 6.00 to 1.00;

(g)                                  Dividends made solely in Equity Interests of Holdings (other than Disqualified Capital Stock);

(h)                                 Dividends to finance payments expressly permitted by Section 6.07(d) and payments for reasonable director fees and reasonable and documented director indemnities and expenses may be paid as a Dividend;

(i)                                     so long as no Event of Default shall have occurred and be continuing or would immediately result therefrom, Dividends to the extent that payment for such Dividends is made solely with cash contributions from the issuance of Equity Interests (other than Disqualified Capital Stock) of Holdings, which are contributed as cash common equity to any Credit Party and Not Otherwise Applied; provided that such Equity Interest amounts used pursuant to this clause (i) are not from Equity Cure Contributions;

(j)                                    so long as no Default or Event of Default shall have occurred and be continuing or would immediately result therefrom, additional Dividends may be made to Holdings, Intermediate Holdings and/or (without duplication) any direct or indirect parent of Holdings in an aggregate amount not to exceed the greater of $~~5,000,000~~7,250,000 and 10% of Consolidated EBITDA for the most recently ended Test Period, less, in each case, the aggregate amount re-allocated to Section 6.03(y) by the Borrower pursuant to Section 6.03(y) or reallocated to Section 6.09(a)(I) pursuant to Section 6.09(a)(I);

(k)                                 distributions for (i) administrative, overhead and related expenses (including franchise and similar taxes required to maintain corporate existence and other legal, accounting and other overhead expenses) of Holdings, Intermediate Holdings or any direct or indirect parent of Holdings to the extent directly attributable to the operations or ownership of the Group Members and (ii) Public Company Costs of Holdings, Intermediate Holdings or any direct or indirect parent of Holdings to the extent directly attributable to the operations or ownership of the Group Members, if applicable;

(l)                                     so long as no Event of Default shall have occurred and be continuing or would immediately result therefrom, distributions to any of Holdings’ direct or indirect equity holders of any working capital adjustment or any other purchase price adjustment received in connection with any Permitted Acquisition or any other Investment permitted under Section 6.03; provided that, with respect to any Permitted Acquisition or other Investment, the amount of such distribution shall be limited to the Equity Funded Portion thereof;

(m)                             Dividends by any Group Member to any direct or indirect holder of any Equity Interests in the Borrower:

(i)                                     to finance any Investment permitted to be made pursuant to Section 6.03; provided that (A) such Dividend shall be made substantially concurrently with the closing of such Investment and (B) the Borrower or such parent shall, immediately following the closing thereof, cause (1) all property so acquired (whether assets or Equity Interests) to be held by or contributed to the Borrower or a Restricted Subsidiary or (2) the merger (to the extent permitted in Section 6.04) of the Person formed or acquired into it or a Restricted Subsidiary in order to consummate such Permitted Acquisition;

(ii)                                  the proceeds of which shall be used to pay customary costs, fees and expenses (other than to Affiliates) related to any successful or unsuccessful equity or debt offering permitted by this Agreement; and

(iii)                               the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company or partner of the Borrower to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries.

(n)                                 so long as no Default or Event of Default shall have occurred and be continuing or would immediately result therefrom, Dividends in connection with a reorganization or other activity related to tax planning and, in the reasonable business judgment of the Borrower, upon giving effect to such reorganization or other activity, there is no material adverse impact on the value of the (x) Collateral granted to the Collateral Agent for the benefit of the Lenders or (y) Guarantees in favor of the Lenders; and

(o)                                 following the consummation of an IPO, so long as no Default or Event of Default shall have occurred and be continuing on the date of declaration of any such Dividend or would result therefrom, the Borrower may (or may make Dividends to Holdings or any parent company of the Borrower to enable it to) make Dividends with respect to any Equity Interest in any amount of up to 6% per annum of the market capitalization of Holdings (or the applicable public filing entity) and its Subsidiaries.

Section 6.07                             Transactions with Affiliates. Except as otherwise permitted hereunder, enter into, directly or indirectly, any transactions, in any fiscal year of Holdings with an aggregate, with a fair market value in excess of the greater of $~~2,000,000~~2,900,000 and 2.5% of Consolidated EBITDA for the most recently ended Test Period, whether or not in the ordinary course of business, with any Affiliate of any Group Member (other than among the Borrower and any Guarantor or any entity that becomes a Subsidiary Guarantor as a result of such transactions), other than on terms and conditions at least as favorable to such Group Member (or, in the case of a transaction between a Credit Party and a Subsidiary that is not a Credit Party, such Credit Party) as would reasonably be obtained by such Group Member at that time in a comparable arm’s-length transaction with a person other than an Affiliate (as reasonably determined by the Borrower), except that the following shall be permitted:

(a)                                 (i) Dividends permitted by Section 6.06, (ii) Liens granted pursuant to Section 6.02, (iii) Investments permitted by Section 6.03 and Indebtedness resulting therefrom permitted under Section 6.01, (iv) transactions permitted by Section 6.04 or Section 6.10, (v) dispositions permitted under Section 6.05 and (z) payments of Indebtedness permitted under Section 6.09; provided that such provisions do not permit, and no such provision shall be used to, (x) transfer any Intellectual Property owned or licensed by Holdings, Intermediate Holdings or its Restricted Subsidiaries to any Unrestricted Subsidiary or (y) except as specifically referenced therein, to permit any Credit Party to make any Investments in, any loans to or any dispositions to any Unrestricted Subsidiary in an aggregate amount at any time outstanding, in excess of the greater of $~~10,000,000~~14,500,000 and 15% of Consolidated EBITDA for the most recently ended Test Period;

(b)                                 director, officer and employee compensation (including bonuses) and other benefits (including, without limitation, retirement, health, incentive equity and other benefit plans) and expense reimbursement and indemnification arrangements and severance agreements;

(c)                                  transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business and otherwise not prohibited by the Loan Documents;

(d)                                 the payment of all reasonable and documented out-of-pocket expenses and indemnification claims as may be set forth in any agreement with the Equity Investors relating to the services provided to the Group Members by the Equity Investors (including reasonable and documented out-of-pocket expenses and indemnification claims paid pursuant to the Management Services Agreement);

(e)                                  [reserved];

(f)                                   any transaction with an Affiliate where the only consideration paid by any Credit Party is Qualified Capital Stock of Holdings (or Equity Interests of a direct or indirect parent company of Holdings);

(g)                                  agreements relating to Intellectual Property not interfering in any material respect with the ordinary conduct of business of or the value of such Intellectual Property to such Group Member or materially impairing the security interest granted under the Security Agreement therein held by the Collateral Agent;

(h)                                 any other agreement, arrangement or transaction as in effect on the Closing Date and listed on Schedule 6.07, and any amendment or modification with respect to such agreement, arrangement or transaction, and the performance of obligations thereunder, so long as such amendment or modification is not materially adverse to the interests of the Lenders;

(i)                                     the Transactions as contemplated by the Transaction Documents, including the payment of any fees, costs or expenses related to such Transactions;

(j)                                    transactions pursuant to, and permitted by, provisions of the Loan Documents with the Equity Investors and Affiliated Debt Funds (in each case, in their respective capacities as Lenders); and

(k)                                 transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the re-designation of any such Unrestricted Subsidiary as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”; provided that such transactions were not entered into in contemplation of such re-designation.

Section 6.08                             Financial Covenants. (a) LQA Recurring Revenue Leverage Ratio. Permit the LQA Recurring Revenue Leverage Ratio as of the last day of and for any Test Period set forth below to be greater than the ratio set forth below opposite such Test Period below:

LQA Recurring
Revenue Leverage
Test Period Ended	Ratio
March 31, 2018	2.10:1.00
June 30, 2018	2.05:1.00
September 30, 2018	1.80:1.00
December 31, 2018	1.70:1.00
March 31, 2019	1.70:1.00
June 30, 2019	1.65:1.00
September 30, 2019	1.45:1.00
December 31, 2019	1.35:1.00
March 31, 2020	1.35:1.00

(b)                                 Total Leverage Ratio. Permit the Total Leverage Ratio as of the last day of and for any Test Period set forth below to be greater than the ratio set forth below opposite such Test Period below:

Test Period Ended	Total Leverage Ratio
June 30, 2020	7.00:1.00
September 30, 2020	5.25:1.00
December 31, 2020	4.75:1.00
March 31, 2021	4.50:1.00
June 30, 2021	4.00:1.00
September 30, 2021	4.00:1.00
December 31, 2021	4.00:1.00
March 31, 2022	4.00:1.00

Test Period Ended	Total Leverage Ratio
June 30, 2022	4.00:1.00
September 30, 2022 and as of the last day of each fiscal quarter of Holdings ended thereafter	4.00:1.00

(c)                                  Liquidity. Permit Liquidity, as of the last day of each fiscal quarter of Holdings, commencing with the fiscal quarter of Holdings ended March 31, 2018, to be less than $10,000,000; provided, that this Section 6.08(c) shall automatically cease to be in effect after June 30, 2020 (after which date, for the avoidance of doubt, there shall be no minimum Liquidity requirement hereunder).

Section 6.09                             Prepayments of Certain Indebtedness; Modifications of Organizational Documents and Other Documents, etc.

(a)                                 Directly or indirectly make any voluntary or optional payment or prepayment of, or repurchase, redemption or acquisition for value of, or any prepayment or redemption as a result of any Asset Sale, change of control or similar event of, any Indebtedness outstanding under documents evidencing any Indebtedness that is secured on a junior lien basis to the Obligations or Indebtedness that is unsecured or Subordinated Indebtedness (“Restricted Debt Payment”) except (A) in each case, to the extent not prohibited by this Agreement, any applicable Intercreditor Agreement or any other subordination terms applicable to any such Subordinated Indebtedness (including pursuant to a Permitted Refinancing), (i) on or after June 30, 2020 so long as (x) if such Restricted Debt Payment is made in connection with a Limited Condition Transaction, no Default or Event of Default under Section 8.01(a), (b), (d) (solely with respect to the failure to comply with Section 6.08), (g) or (h), or (y) in each other case, no Default or Event of Default, shall have occurred and be continuing at the time of the making of such Restricted Debt Payment or would immediately result therefrom and on a Pro Forma Basis, as of the Applicable Date of Determination and for the applicable Test Period, the Total Leverage Ratio shall not exceed 5.00 to 1.00 (and for the avoidance of doubt, no Restricted Debt Payment may be made in reliance on this clause (a)(A) prior to June 30, 2020), and (ii) using the Cumulative Amount so long as (x) if such Restricted Debt Payment is made in connection with a Limited Condition Transaction, no Default or Event of Default under Section 8.01(a), (b), (d) (solely with respect to the failure to comply with Section 6.08), (g) or (h), or (y) in each other case, no Default or Event of Default, shall have occurred and be continuing at the time of the making of such Restricted Debt Payment or would immediately result therefrom and on a Pro Forma Basis, as of the Applicable Date of Determination and for the applicable Test Period, if such Test Period ends (i) prior to June 30, 2020, the LQA Recurring Revenue Leverage Ratio shall not exceed 2.00 to 1.00, or (ii) on or after June 30, 2020 the Total Leverage Ratio shall not exceed 6.00 to 1.00, (B) in connection with any Permitted Refinancing thereof or to the extent made with the proceeds of Qualified Capital Stock of Holdings (other than any Equity Cure Contribution) that are Not Otherwise Applied; provided that in the case of any refinancing of Permitted Junior Refinancing Debt, such refinancing must be permitted by any applicable Intercreditor Agreement or, if applicable, the other customary subordination documentation related to such Permitted Junior Refinancing Debt, (C) [reserved], (D) prepaying, redeeming, purchasing, defeasing or otherwise satisfying prior to the scheduled maturity thereof (or setting apart any property for such purpose) (1) in the case of any Group Member that is not a Credit Party, any Indebtedness owing by such Group Member to any other Group Member, (2) otherwise, any Indebtedness owing to any Credit Party and (3) so long as no Event of Default is continuing or would immediately result therefrom, any mandatory prepayments of Indebtedness incurred under clauses (b) and (e) of Section 6.01 and any Permitted Refinancing thereof, (E) making regularly scheduled or otherwise required payments of interest in respect of such Indebtedness (other than Indebtedness owing to any Affiliate of the Borrower) and payments of fees, expenses and indemnification obligations thereunder but only, in the case of Subordinated Indebtedness, to the extent not restricted by the subordination provisions thereof, (F) so long as no Event of Default shall have occurred and be continuing or would immediately result therefrom, to the extent that such payment is made solely with cash contributions from the issuance of Equity Interests (other than Disqualified Capital Stock) of Holdings, which are contributed as cash common equity to any Credit Party and Not Otherwise Applied, (G) converting (or exchanging) any Indebtedness to (or for) Qualified Capital Stock of Holdings, (H) any AHYDO catch-up payments with respect thereto, (I) on or after June 30, 2020, so long as no Event of Default has occurred and is then continuing, making prepayments, redemptions, purchases, defeasance or other satisfaction of Indebtedness in an amount not to exceed the greater of $~~7,500,000~~10,875,000 and 10% of Consolidated EBITDA for the most recently ended Test Period per year less the aggregate amount re-allocated to Section 6.03(y) by the Borrower pursuant to Section 6.03(y), plus any unused amounts under Section 6.06(j), (J) on or after June 30, 2020, so long as (A) if such Restricted Debt Payment is made in connection with a Limited Condition Transaction, no Default or Event of Default under Section 8.01(a), (b), (d) (solely with respect to the failure to comply with Section 6.08), (g) or (h), or (B) in each other case, no Default or Event of Default has occurred and is then continuing and computed on a Pro Forma Basis as of the Applicable Date of Determination and for the applicable Test Period, the Total Leverage Ratio does not exceed 5.00 to 1.00, making prepayments, redemptions, purchases, defeasance or other satisfaction of such Indebtedness; provided that any Limited Condition Transaction remains subject to the terms of Section 1.06 hereof, (K) any payments of intercompany obligations permitted under an intercompany subordination agreement or the other subordination terms approved by the Administrative Agent pursuant to Section 6.01(m) hereunder, and (L) in connection with the refinancing of any Indebtedness acquired in connection with a Permitted Acquisition or similar Investment to the extent such Indebtedness was not incurred in contemplation of such Permitted Acquisition or similar Investment to the extent such refinancing is permitted hereunder; and

(b)                                 terminate, amend, modify or change any of its Organizational Documents other than any such amendments, modifications or changes or such new agreements which are not materially adverse to the interests of the Lenders.

Section 6.10                             Holding Company Status. With respect to Holdings and Intermediate Holdings, engage in any business or activity, hold any assets or incur any Indebtedness or other liabilities, other than (i) (a) in the case of Holdings, its direct ownership of Equity Interests in Intermediate Holdings and its indirect ownership of Equity Interest in its other Subsidiaries, intercompany notes permitted hereunder, cash and Cash Equivalents, notes of officers, directors and employees permitted hereunder, and all other activities incidental to its ownership of Equity Interests in its Subsidiaries or related to the management of its investment in its Subsidiaries or (b) in the case of Intermediate Holdings, its direct ownership of Equity Interests in Borrower and its indirect ownership of Equity Interest in its other Subsidiaries, intercompany notes permitted hereunder, cash and Cash Equivalents, notes of officers, directors and employees permitted hereunder, and all other activities incidental to its ownership of Equity Interests in its Subsidiaries or related to the management of its investment in its Subsidiaries, (ii) maintaining its corporate existence, (iii) participating in tax, accounting and other administrative activities as a member of the consolidated group of companies including the Credit Parties, (iv) executing, delivering and performing rights and obligations under the Loan Documents (including any documents governing the terms of, or entered into in connection with, any Incremental Facility or any Credit Agreement Refinancing Indebtedness in respect thereof), the other Transaction Documents, any documents and agreements relating to any Permitted Acquisition or Investment permitted hereunder to which it is a party, or the documents governing any other Indebtedness permitted hereunder and not described above that is guaranteed by (and permitted to be guaranteed by) Holdings or Intermediate Holdings, (v) performance of rights and obligations under any management services agreement (including the Management Services Agreement) to which it is a party, (vi) making any Dividend permitted by Section 6.06, (vii) purchasing or acquiring Qualified Capital Stock in any Subsidiary, (viii) making capital contributions to its first-tier Subsidiaries, (ix) taking actions in furtherance of and consummating an IPO, and fulfilling all initial and ongoing obligations related thereto, (x) executing, delivering and performing rights and obligations under any employment agreements and any documents related thereto, (xi) purchasing Obligations (including obligations under any Incremental Facility or any Credit Agreement Refinancing Indebtedness issued in exchange for any thereof) in accordance with this Agreement or the documents governing any Incremental Facility or any Credit Agreement Refinancing Indebtedness issued in exchange for any thereof, (xii) the buyback and sales of equity from or to officers, directors and managers of Holdings and its Subsidiaries and other persons in accordance with Section 6.06(b), (xiii) the making of loans to officers, directors (or other Persons in comparable positions), and employees and others in exchange for Equity Interests of any Credit Party or its Subsidiaries purchased by such officers, directors (or other Persons in comparable positions), employees or others pursuant to Section 6.03(e) and the acceptance of notes related thereto, (xiv) transactions expressly described herein as involving Holdings or Intermediate Holdings, as applicable, and permitted under this Agreement, (xv) the incurrence of other unsecured Indebtedness otherwise permitted hereunder that requires the payment of interest in cash solely to the extent that the Borrower and its Restricted Subsidiaries are permitted by the terms of this Agreement to make Dividends to Holdings or Intermediate Holdings for such purpose; provided that such Indebtedness shall be subordinated to the Obligations pursuant to subordination terms reasonably acceptable to the Administrative Agent, (xvi) taking actions in furtherance of consummating any reorganization or other activity related to tax planning otherwise permitted hereunder to the extent that after giving effect thereto, there is no material adverse impact on the value of the (A) Collateral granted to the Collateral Agent for the benefit of the Lenders or (B) Guarantees in favor of the Lenders, (xvii) with respect to intercompany loans otherwise permitted hereunder, (xviii) providing guarantees with respect to the performance of rights and obligations under contracts and agreements of its Subsidiaries and taking actions in furtherance thereof, and (xix) activities incidental to the businesses or activities described in clauses (i) through (xviii) above. For the avoidance of doubt, except as specifically set forth above, Holdings and Intermediate Holdings may not, in their capacity as a Group

Member, use any of the baskets or other permissive covenants contained in this Article VI under Sections with respect to which Holdings has been excluded from being a “Group Member” pursuant to the terms of Article VI.

Section 6.11                             No Further Negative Pledge; Subsidiary Distributions. Enter into any agreement, instrument, deed or lease which (a) prohibits or limits the ability of any Credit Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation or (b) prohibits, restricts or imposes any condition upon the ability of any Restricted Subsidiary that is not a Credit Party from paying dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to any Restricted Subsidiary or to Guarantee Indebtedness of any Restricted Subsidiary, in each case, except the following: (i) this Agreement and the other Loan Documents, and any documents governing any Incremental Facility or, in each case, any Credit Agreement Refinancing Indebtedness in respect thereof; (ii) covenants in documents creating Liens permitted by Section 6.02 prohibiting further Liens on the properties encumbered thereby; (iii) [reserved]; (iv) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Loan Documents on any Collateral securing the Secured Obligations and does not require the direct or indirect granting of any Lien securing any Indebtedness or other obligation by virtue of the granting of Liens on or pledge of property of any Credit Party to secure the Secured Obligations; (v) customary covenants and restrictions in any indenture, agreement, document, instrument or other arrangement relating to non-material assets or business of any Subsidiary existing prior to the consummation of a Permitted Acquisition in which such Subsidiary was acquired (and not created in contemplation of such Permitted Acquisition); (vi) customary restrictions on cash or other deposits; (vii) net worth provisions in leases and other agreements entered into by a Group Member in the ordinary course of business; (viii) contractual encumbrances or restrictions existing on the Closing Date and identified on Schedule 6.11; and (ix) any prohibition or limitation that (I) exists pursuant to applicable Requirements of Law, (II) consists of customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.05, stock sale agreement, joint venture agreement, sale/leaseback agreement, purchase agreements, or acquisition agreements (including by way of merger, acquisition or consolidation) entered into by a Credit Party or any Subsidiary solely to the extent pending the consummation of such transaction, which covenant or restriction is limited to the assets that are the subject of such agreements, (III) restricts subletting or assignment of leasehold interests contained in any Lease governing a leasehold interest of a Credit Party or a Subsidiary, or (IV) is imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in immediately preceding clauses (i) through (ix) of this Section 6.11; provided that such amendments and refinancings are no more materially restrictive with respect to such prohibitions and limitations than those prior to such amendment or refinancing.

Section 6.12                             Nature of Business. The Borrower and its Restricted Subsidiaries will not engage in any material line of business other than those material lines of business substantially similar to the lines of business conducted by the Borrower and its Restricted

Subsidiaries on the Closing Date or any business reasonably related, similar, corollary, complementary, incidental or ancillary thereto.

Section 6.13                             Fiscal Year. Change its fiscal year end date to a date other than December 31 other than with the previous written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed).

ARTICLE VII

GUARANTEE

Section 7.01                             The Guarantee. Each Guarantor and the Borrower hereby jointly and severally guarantees, as a primary obligor and not as a surety, to each Secured Party and its successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, or acceleration or otherwise) of the principal of and interest on (including any interest, fees, costs or charges that would accrue but for the provisions of Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrower, and all other Secured Obligations from time to time owing to the Secured Parties by any Credit Party under any Loan Document or any Secured Cash Management Agreement or Secured Hedging Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). Each Guarantor and the Borrower hereby jointly and severally agree that if, in the case of such Guarantor, the Borrower or any other Guarantor, and in the case of the Borrower, any Guarantor, shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Borrower and the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Notwithstanding any provision hereof or in any other Loan Document to the contrary, no Obligation in respect of any Secured Hedging Agreement shall be payable by or from the assets of any Credit Party if such Credit Party, is not, at the later of (i) the time such Secured Hedging Agreement is entered into and (ii) the date such person becomes a Credit Party, an “eligible contract participant” as such term is defined in Section 1(a)(18) of the Commodity Exchange Act, as amended, and no Credit Party shall be deemed to have entered into or guaranteed any Hedging Agreement at any time that such Credit Party is not an eligible contract participant. The guarantee made by the Borrower hereunder relates solely to the Secured Obligations from time to time owing to the Secured Parties by any Credit Party other than the Borrower under any Secured Cash Management Agreement or Secured Hedging Agreement.

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Guarantee in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.01 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.01, or otherwise under this Guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 7.01 shall remain in full force and effect until the termination of this Guarantee in accordance with Section 7.09 hereof. Each Qualified ECP Guarantor intends that this Section 7.01 constitute, and this Section 7.01 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 7.02                             Obligations Unconditional. The obligations of the Guarantors and, as applicable, the Borrower under Section 7.01 shall constitute a guaranty of payment and performance of Guaranteed Obligations and, to the fullest extent permitted by applicable Requirements of Law, are absolute, irrevocable and unconditional, and joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (except for payment in full of the Guaranteed Obligations (other than contingent indemnity obligations)). Without limiting the generality of the foregoing and subject to applicable law, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Credit Parties hereunder, which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(a)                                 at any time or from time to time, without notice to the Credit Parties, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)                                 any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c)                                  the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(d)                                 any Lien or security interest granted to, or in favor of, the Issuing Bank or any Lender, Agent or other Secured Party as security for any of the Guaranteed Obligations shall fail to be valid and perfected;

(e)                                  any exercise of remedies with respect to any security for the Guaranteed Obligations (including, without limitation, any collateral, including the Collateral securing or purporting to secure any of the Guaranteed Obligations) at such time and in such order and in such manner as the Administrative Agent and the Secured Parties may decide and whether or not every aspect thereof is commercially reasonable and whether or not such action constitutes an election of remedies and even if such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy that any Credit Party would otherwise have and without limiting the generality of the foregoing but other than with respect to any rights expressly set forth herein or in any other Loan Document, each Credit Party hereby expressly waives any and all benefits which might otherwise be available to such Credit Party in its capacity as a guarantor under applicable law; or

(f)                                   the release of any other Guarantor pursuant to Section 9.10.

The Credit Parties hereby expressly waive, to the extent permitted by law, diligence, presentment, demand of payment, protest and all notices whatsoever (other than any notices expressly required herby or by any other Loan Document), and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower or any other Credit Party under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Credit Parties waive, to the extent permitted by law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrower and/or the Guarantors on the one hand and the Secured Parties on the other hand shall likewise be presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment and performance of the Guaranteed Obligations without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Credit Parties hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrower or any other Credit Party or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Credit Parties and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and permitted assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

Section 7.03                             Reinstatement. The obligations of the Credit Parties under this Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Credit Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, in each case, as a result of any proceedings in bankruptcy or reorganization or pursuant to a Debtor Relief Law.

Section 7.04                             Subrogation; Subordination. Each Credit Party hereby agrees that, until the Obligations have been Paid in Full and the Commitments have been terminated or expired, it shall subordinate and not exercise any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation, contribution or otherwise, against the Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed

Obligations. Any Indebtedness of any Credit Party permitted pursuant to Section 6.01(m) shall be subordinated to such Credit Party’s Guaranteed Obligations pursuant to customary intercreditor arrangements satisfactory to the Administrative Agent; provided that upon the Payment in Full of the Guaranteed Obligations and the expiration or termination of the Commitments of the Lenders under this Agreement, without any further action by any person, the Guarantors shall be automatically subrogated to the rights of the Administrative Agent and the Lenders to the extent of any payment hereunder.

Section 7.05                             Remedies. Subject to the terms of any applicable Intercreditor Agreement, the Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.01 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.01) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 7.01.

Section 7.06                             Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article VII constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion or action under New York CPLR Section 3213.

Section 7.07                             Continuing Guarantee. The guarantee in this Article VII is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

Section 7.08                             General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Credit Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 7.10) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 7.09                             Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, all or substantially all of the Equity Interests of any Subsidiary Guarantor are sold or otherwise transferred (a “Transferred Guarantor”) to a person or persons, none of which is the Borrower or a Guarantor, such Transferred Guarantor shall, effective immediately upon the consummation of such sale or transfer, be automatically released from its obligations under this Agreement (including under Section 10.03 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document and the pledge of such Equity Interests to the Collateral Agent pursuant to the Security Agreements shall be automatically released, and, so long as the Borrower shall have provided the Agents such certifications or documents as any Agent shall reasonably request to demonstrate compliance with this Agreement, the Collateral Agent shall (at the expense and request of the Borrower) take such actions as are necessary to effect each release described in this Section 7.09 in accordance with the relevant provisions of the Security Documents.

Section 7.10                             Right of Contribution. Each Guarantor hereby agrees that to the extent that such Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment, in an amount not to exceed the highest amount that would be valid and enforceable and not subordinated to the claims of other creditors as determined in any action or proceeding involving any state corporate, limited partnership or limited liability law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally. Each such Guarantor’s right of contribution shall be subject to the terms and conditions of Section 7.04. The provisions of this Section 7.10 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent, the Issuing Bank, and the Lenders, and each Guarantor shall remain liable to the Administrative Agent, the Issuing Bank, and the Lenders for the full amount guaranteed by such Guarantor hereunder.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.01                             Events of Default. For so long as this Agreement remains outstanding, upon the occurrence and during the continuance of the following events (“Events of Default”):

(a)                                 default shall be made in the payment of any principal of any Loan or any Reimbursement Obligation when and as the same shall become due and payable, whether at the due date thereof (including a Term Loan Repayment Date) or at a date fixed for mandatory prepayment thereof or by acceleration thereof or otherwise;

(b)                                 default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in clause (a) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five (5) Business Days;

(c)                                  any representation or warranty made or deemed made by or on behalf of any Group Member in any Loan Document, Borrowing Request, LC Request or any representation, warranty, statement or information contained in any certificate furnished by or on behalf of any Group Member pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made or deemed made, and such false or misleading representation, warranty, statement or information, to the extent capable of being cured, shall continue to be false, misleading or otherwise unremedied, or shall not be waived, for a period of ten (10) Business Days after receipt of written notice thereof from the Administrative Agent to the Borrower;

(d)                                 default shall be made in the due observance or performance by any Group Member of any covenant, condition or agreement contained in Section 5.02(a) or Section 5.03(a) (only with respect to legal existence in the Borrower’s state of organization), or in Article VI; provided, that an Event of Default under Section 6.08 is subject to a cure pursuant to Section 8.03;

(e)                                  default shall be made in the due observance or performance by any Group Member of any covenant, condition or agreement contained in any Loan Document other than those specified in clauses (a), (b) or (d) immediately above or those specified in clause (m) below and such default shall continue unremedied or shall not be waived for a period of thirty (30) days after receipt of written notice thereof from the Administrative Agent to the Borrower;

(f)                                   any Credit Party shall fail to (i) pay any principal or interest due in respect of any Indebtedness (other than the Obligations), when and as the same shall become due and payable beyond any applicable grace period, or (ii) observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness, if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee or other representative on its or their behalf to cause (with or without the giving of notice but taking into account any applicable grace periods or waivers), such Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer to purchase by the obligor; provided that this clause (ii) shall not apply to (x) secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement and such Indebtedness is repaid in accordance with its terms) or (y) Indebtedness that is convertible into Equity Interests and converted into Equity Interests in accordance with its terms and such conversion is not prohibited hereunder; provided, further, that no Event of Default shall occur pursuant to this clause (f) unless the aggregate principal amount of all such Indebtedness referred to in clauses (i) and (ii) exceeds $~~4,000,000~~5,800,000 at any one time (provided that, in the case of Hedging Obligations, the amount counted for this purpose shall be the amount payable by all Credit Parties if such Hedging Obligations were terminated at such time; provided, further, that such failure is unremedied and is not waived by the holders of such Indebtedness);

(g)                                  an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Group Member (other than any Immaterial Subsidiary), or of all or substantially all of the property of any Group Member (other than any Immaterial Subsidiary), under Title 11 of the U.S. Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Group Member (other than any Immaterial Subsidiary) or for all or substantially of the property of any Group Member (other than any Immaterial Subsidiary); or (iii) the winding-up or liquidation of any Group Member (other than any Immaterial Subsidiary); and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)                                 any Group Member (other than any Immaterial Subsidiary) shall (i) voluntarily commence any proceeding, or file any petition, seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Group Member (other than any Immaterial Subsidiary) or for a substantial part of the property of any Group Member (other than any Immaterial Subsidiary); (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability, or fail generally to, pay its debts as they become due; or (vii) take any corporate (or equivalent) action for the purpose of effecting any of the foregoing;

(i)                                     there is entered against any Credit Party or any Restricted Subsidiary (other than any Immaterial Subsidiary) final, non-appealable judgments or orders for the payment of money in an aggregate amount in excess of $~~4,000,000~~5,800,000 (to the extent not covered by independent third-party insurance or a third-party indemnification agreement) and such judgments or orders shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days or any action shall be legally taken by a judgment creditor to levy upon properties of any Credit Party or any Restricted Subsidiary (other than any Immaterial Subsidiary) to enforce any such judgment (other than the filing of a judgment Lien);

(j)                                    any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 6.04 or Section 6.05) or solely as a result of acts or omissions by the Administrative Agent or any Lender, or the Payment in Full of all of the Obligations and termination of the Commitments, ceases to be in full force and effect or ceases (in the case of any Security Document) to create a valid and perfected first priority lien on the Collateral covered thereby; or any Credit Party contests in writing the validity or enforceability of any material provision of any Loan Document; or any Credit Party denies in writing that it has any or further liability or obligation under any material provision of any Loan Document (other than as a result of Payment in Full of the Obligations and termination of the Commitments), or purports in writing to revoke or rescind any material provision of any Loan Document;

(k)                                 there shall have occurred an ERISA Event that, when taken either alone or together with all other ERISA Events, could reasonably be expected to have a Material Adverse Effect;

(l)                                     there shall have occurred a Change in Control; or

(m)                             default shall be made in the due observance or performance by any Group Member of any covenant, condition or agreement contained in Section 5.01 and such default shall continue unremedied or shall not be waived for a period of ten (10) Business Days after receipt of written notice thereof from the Administrative Agent to the Borrower.

then, and in every such event (other than an event with respect to a Credit Party described in clause (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, with the prior consent of the Required Lenders, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans and Reimbursement Obligations then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans and Reimbursement Obligations so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other Obligations accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event, with respect to the events described in clause (g) or (h) above with respect to a Credit Party, the Commitments shall automatically terminate and the principal of the Loans and Reimbursement Obligations then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other Obligations accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, any Default or Event of Default under this Agreement or similarly defined term under any other Loan Document, shall be deemed not to “exist” be “continuing” (or other similar expression with respect thereto) if the events, acts or conditions that gave rise to such Event of Default have been remedied or cured (including by payment, notice, taking of any action or omitting to take any action) or have ceased to exist or if such Event of Default has been waived.

Section 8.02                             Application of Proceeds. Subject to the terms of any applicable Intercreditor Agreement, the proceeds received by the Administrative Agent or the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral or the Guarantees pursuant to the exercise by the Administrative Agent or the Collateral Agent, as the case may be, in accordance with the terms of the Loan Documents, of its remedies shall be applied, in full or in part, together with any other sums then held by the Collateral Agent pursuant to this Agreement, promptly by the Administrative Agent or the Collateral Agent, as the case may be, as follows:

(a)                                 first, to the payment of all reasonable and documented costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Administrative Agent, the Collateral Agent and their respective agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent or the Collateral Agent in connection therewith and all amounts for which the Administrative Agent or the

Collateral Agent is entitled to indemnification pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing and unpaid until paid in full;

(b)                                 second, to the payment of all other reasonable and documented costs and expenses of such sale, collection or other realization (including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith), together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing and unpaid until paid in full;

(c)                                  third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the payment in full in cash, pro rata, of interest and other amounts constituting Obligations (other than principal and any premium thereon, Reimbursement Obligations and obligations to cash collateralize Letters of Credit);

(d)                                 fourth, to the payment in full in cash, pro rata, of the principal amount of the Obligations and any premium thereon (including Reimbursement Obligations and obligations to cash collateralize Letters of Credit);

(e)                                  fifth, any fees, premiums and scheduled periodic payments due under Cash Management Agreements and Hedging Agreements constituting Secured Obligations and any interest accrued thereon, in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

(f)                                   sixth, any breakage, termination or other payments under Cash Management Agreements and Hedging Agreements constituting Secured Obligations and any interest accrued thereon;

(g)                                  seventh, the balance, if any, to the person lawfully entitled thereto (including the applicable Credit Party or its successors or assigns) or as a court of competent jurisdiction may direct.

In the event that any such proceeds are insufficient to pay in full the items described in the preceding sentences of this Section 8.02, the Credit Parties shall remain liable, jointly and severally, for any deficiency. For the avoidance of doubt, notwithstanding any other provision of any Loan Document, no amount received directly or indirectly from any Credit Party that is not a Qualified ECP Guarantor shall be applied directly or indirectly by the Administrative Agent or otherwise to the payment of any Excluded Swap Obligations and Obligations arising under Secured Cash Management Agreements and Secured Hedging Agreements shall be excluded from the application described above in clauses (a) through (e) of the first sentence of this Section 8.02 if the Administrative Agent has not received written notice thereof, together with such supporting documentation from the applicable Cash Management Bank or Hedge Bank, as the case may be, as may be reasonably necessary to determine the amount of the Obligations owed thereunder. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative

Agent and the Collateral Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto and be deemed to be (and agrees to be) subject to the provisions in Sections 10.09, 10.10 and 10.12 as a party hereto.

Section 8.03                             Equity Cure.

(a)                                 Notwithstanding anything to the contrary contained in Section 8.01, but subject to Section 8.03(b), solely for the purpose of determining whether an Event of Default has occurred pursuant to Section 6.08(b) (the “Total Leverage Covenant”) as of the end of and for any Test Period ending on the last day of any fiscal quarter with respect to which the Total Leverage Covenant is tested (such fiscal quarter, a “Cure Quarter”), the then existing direct or indirect equity holders of Holdings shall have the right to make an equity investment, directly or indirectly (which equity shall not be Disqualified Capital Stock), in Holdings in cash, which Holdings shall contribute, directly or indirectly, to the Borrower in cash (which equity contribution shall not be Disqualified Capital Stock in the Borrower) on or after the first day of such Cure Quarter and on or prior to the fifteenth (15th) Business Day after the date on which financial statements are required to be delivered pursuant to Section 5.01(a) or (b), as applicable, with respect to such Cure Quarter or the fiscal year ending on the last day of such Cure Quarter, as applicable (the “Cure Expiration Date”), and such cash will, if so designated by Holdings, be included in the calculation of Consolidated EBITDA for purposes of determining compliance with the Total Leverage Covenant as of the end of and for the Test Period ending on the last day of such Cure Quarter and any Test Periods ending on the last day of any of the subsequent three fiscal quarters (any such equity contribution so included in the calculation of Consolidated EBITDA, an “Equity Cure Contribution,” and the amount of such Equity Cure Contribution, the “Cure Amount”); provided that such Equity Cure Contribution is Not Otherwise Applied. All Equity Cure Contributions shall be disregarded for all purposes of this Agreement other than inclusion in the calculation of Consolidated EBITDA for the purpose of determining compliance with the Total Leverage Covenant as of the end of and for the Test Period ending on the last day of such Cure Quarter and any Test Periods ending on the last day of any of the subsequent three fiscal quarters, including being disregarded for purposes of the determination of the Cumulative Amount and all components thereof and any baskets with respect to the covenants contained in Article VI (other than Section 6.08). There shall be no pro forma reduction in Consolidated Total Funded Indebtedness as a result of any prepayments of Indebtedness with the proceeds of any Equity Cure Contribution for determining compliance with the Total Leverage Covenant under Section 6.08 as of and for the Test Period ending on the last day of the Cure Quarter; provided that such Equity Cure Contribution shall reduce Consolidated Total Funded Indebtedness in future fiscal quarters (whether by cash netting or otherwise). Notwithstanding anything to the contrary contained in Section 8.01, (A) upon receipt of the Cure Amount by Holdings (and the subsequent contribution in cash to the Borrower (which equity contribution shall not be Disqualified Capital Stock in the Borrower)) in an amount necessary to cause the Borrower to be in compliance with the Total Leverage Covenant as of the end of and for the Test Period ending on the last day of such Cure Quarter, the Total Leverage Covenant under Section 6.08(b) shall be deemed satisfied and complied with as of the end of and for such Test Period with the same effect as though there had been no failure to comply with the Total Leverage Covenant under Section 6.08(b), and any Default or Event of Default related to any failure to comply with the Total Leverage Covenant shall be deemed not to have occurred for purposes of the Loan Documents and (B) upon receipt by the Administrative Agent of a notice from the Borrower stating the Borrower’s intent to cure such Event of Default (“Notice of Intent to Cure”) prior to the making of an Equity Cure Contribution (but in any event no later than the Cure Expiration Date): (i) no Default or Event of Default shall be deemed to have occurred on the basis of any failure to comply with the Total Leverage Covenant unless such failure is not cured by the making of an Equity Cure Contribution on or prior to the Cure Expiration Date, (ii) the Borrower shall not be permitted to borrow Revolving Loans and new Letters of Credit shall not be issued unless and until the Equity Cure Contribution is made or all existing Events of Default are waived or cured or the Required Revolving Lenders otherwise consent to the advance of Revolving Loans or the issuance of new Letters of Credit, (iii) none of the Administrative Agent, the Collateral Agent or any Lender shall exercise any of the remedial rights otherwise available to it upon an Event of Default, including the right to accelerate the Loans, to terminate Commitments or to foreclose on the Collateral solely on the basis of an Event of Default having occurred as a result of a violation of Section 6.08(b), unless the Equity Cure Contribution is not made on or before the Cure Expiration Date and (iv) if the Equity Cure Contribution is not made on or before the Cure Expiration Date, such Event of Default or potential Event of Default shall spring into existence after such time.

(b)                                 There shall be (i) no more than five (5) Equity Cure Contributions made during the term of this Agreement and (ii) no more than two (2) Equity Cure Contributions made during any four consecutive fiscal quarters. No Equity Cure Contribution shall be any greater than the minimum amount required to cause the Borrower to be in compliance with the Total Leverage Covenant in the applicable Cure Quarter.

ARTICLE IX

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

Section 9.01                             Appointment and Authority.

(a)                                 Appointment of Administrative Agent. Each Lender and each Issuing Bank hereby appoints Golub (together with any successor Administrative Agent pursuant to Section 9.09) as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Credit Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Administrative Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto.

(b)                                 Duties as Collateral and Disbursing Agent. Without limiting the generality of clause (a) above, the Administrative Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders and Issuing Banks), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders and the Issuing Banks with respect to all payments and collections arising in connection with the Loan Documents (including in any bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to the Administrative Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 8.01(g) or (h) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Secured Party), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to the Administrative Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that the Administrative Agent hereby appoints, authorizes and directs each Lender and Issuing Bank to act as collateral sub-agent for the Administrative Agent, the Lenders and the Issuing Banks for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Credit Party with, and cash and Cash Equivalents held by, such Lender or Issuing Bank, and may further authorize and direct the Lenders and the Issuing Banks to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to the Administrative Agent, and each Lender and Issuing Bank hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(c)                                  Limited Duties. Under the Loan Documents, the Administrative Agent (i) is acting solely on behalf of the Lenders and the Issuing Banks (except to the limited extent provided in Section 10.04(b) with respect to the Register and in Section 9.11 with respect to the other Secured Parties), with duties that are entirely administrative in nature, notwithstanding the use of the defined terms “Administrative Agent” and “Collateral Agent”, the terms “agent”, “administrative agent” and “collateral agent” and similar terms in any Loan Document to refer to the Administrative Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender, Issuing Bank or any other Secured Party and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender and Issuing Bank hereby waives and agrees not to assert any claim against the Administrative Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

Section 9.02                             Binding Effect. Each Lender and each Issuing Bank agrees that (i) any action taken by the Administrative Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by the Administrative Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by the Administrative Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.

Section 9.03                             Use of Discretion.

(a)                                 No Action without Instructions. The Administrative Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, the Required Revolving Lenders or a greater proportion of the Lenders).

(b)                                 Right Not to Follow Certain Instructions. Notwithstanding clause (a) above, the Administrative Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, the Administrative Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to the Administrative Agent, any other Secured Party) against all liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Administrative Agent or any Related Party thereof or (ii) that is, in the opinion of the Administrative Agent or its counsel, contrary to any Loan Document or applicable Requirement of Law.

Section 9.04                             Delegation of Rights and Duties. The Administrative Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). Any such Person shall benefit from this Article IX to the extent provided by the Administrative Agent.

Section 9.05                             Reliance and Liability.

(a)                                 The Administrative Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 10.04(b), (ii) rely on the Register to the extent set forth in Section 10.04(c), (iii) consult with any of its Related Parties and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Credit Party) and (iv) rely and act upon any document and information (including those transmitted by electronic or other information transmission systems) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties; and

(b)                                 None of the Administrative Agent and its Related Parties shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender, Issuing Bank and the Credit Parties hereby waive and shall not assert any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of the Administrative Agent or, as the case may be, such Related Party (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, the Administrative Agent:

(i)                                     shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Parties selected with reasonable care (other than employees, officers and directors of the Administrative Agent, when acting on behalf of the Administrative Agent);

(ii)                                  shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii)                               makes no warranty or representation, and shall not be responsible, to any Secured Party for any statement, document, information, representation or warranty made or furnished by or on behalf of any Related Party or any Credit Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Credit Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by the Administrative Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by the Administrative Agent in connection with the Loan Documents; and

(iv)                              shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Credit Party or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower, any Lender or Issuing Bank describing such Default or Event of Default clearly labeled “notice of default” (in which case the Administrative Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender, Issuing Bank, Holdings and the Borrower hereby waives and agrees not to assert (and each of Holdings and the Borrower shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action it might have against the Administrative Agent based thereon.

Section 9.06                             Administrative Agent Individually. The Administrative Agent and its Affiliates may make loans and other extensions of credit to acquire Equity Interests, engage in any kind of business with, any Credit Party or Affiliate thereof as though it were not acting as Administrative Agent and may receive separate fees and other payments therefor. To the extent the Administrative Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Revolving Lender”, “Term Loan Lender”, “Required Lender” and “Required Revolving Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, the Administrative Agent or such Affiliate, as the case may be, in its individual capacity as Lender, Revolving Lender, Term Loan Lender or as one of the Required Lenders or Required Revolving Lenders respectively.

Section 9.07                             Lender Credit Decision. Each Lender and each Issuing Bank acknowledges that it shall, independently and without reliance upon the Administrative Agent, any Lender or Issuing Bank or any of their Related Parties or upon any document (including the Information) solely or in part because such document was transmitted by the Administrative Agent or any of its Related Parties, conduct its own independent investigation of the financial condition and affairs of each Credit Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lenders or Issuing Banks, the Administrative Agent shall not have any duty or responsibility to provide any Lender or Issuing Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Credit Party or any Affiliate of any Credit Party that may come in to the possession of the Administrative Agent or any of its Related Parties.

Section 9.08                             Expenses, Indemnification.

(a)                                 Each Lender agrees to reimburse the Administrative Agent and each of its Related Parties (to the extent not reimbursed by any Credit Party) promptly upon demand for such Lender’s pro rata share with respect to the Commitments of any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Credit Party) that may be incurred by the Administrative Agent or any of its Related Parties in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to its rights or responsibilities under, any Loan Document.

(b)                                 Each Lender further agrees to indemnify the Administrative Agent and each of its Related Parties (to the extent not reimbursed by any Credit Party), from and against such Lender’s aggregate pro rata share with respect to the liabilities (including to the extent not indemnified pursuant to Section 9.08(c), taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to on or for the account of any Lender) that may be imposed on, incurred by or asserted against the Administrative Agent or any of its Related Parties in any matter relating to or arising out of, in connection with or as a result of any Loan Document, any other Transaction Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by the Administrative Agent or any of its Related Parties under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to the Administrative Agent or any of its Related Parties to the extent such liability has resulted primarily from the gross negligence or willful misconduct of the Administrative Agent or, as the case may be, such

Related Party, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(c)                                  To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If any payment is made to any Lender by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the IRS or any other Governmental Authority, or the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred. The Administrative Agent may offset against any payment to any Lender under a Loan Document, any applicable withholding Tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which the Administrative Agent is entitled to indemnification from such Lender under this Section 9.08(c).

Section 9.09                             Resignation of Administrative Agent or Issuing Bank.

(a)                                 The Administrative Agent may resign as Administrative Agent (which resignation shall also be effective in respect of its role as Collateral Agent unless the Administrative Agent otherwise agrees in writing) at any time by delivering notice of such resignation to the Lenders and the Borrower, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective in accordance with the terms of this Section 9.09 provided that any such notice provided by the Administrative Agent shall provide for at least ten (10) Business Days prior notice of such resignation unless the Borrower shall expressly consent in writing to a shorter notice period in its sole discretion. If the Administrative Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Administrative Agent and Collateral Agent, if applicable, which is not a Disqualified Institution, which shall be a bank with an office in the United States and having capital surplus aggregating in excess of $1,000,000, or an Affiliate of any such bank with an office in the United States, with any prohibited appointment to be absolutely void ab initio. If after 30 days after the date of the retiring Administrative Agent’s notice of resignation, no successor Administrative Agent and Collateral Agent, if applicable, has been appointed by the Required Lenders and consented to by the Borrower that has accepted such appointment, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent and Collateral Agent, if applicable. Each appointment under this clause (a) shall be subject to the prior consent of the Borrower, which may not be unreasonably withheld but shall not be required during the continuance of a Default or Event of Default under Section 8.01(a), (b), (d) (solely with respect to the failure to comply with Section 6.08), (g) or (h) hereof.

(b)                                 Effective immediately upon its resignation, (i) the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of the Administrative Agent until a successor Administrative Agent shall have accepted a valid appointment hereunder, (iii) the retiring Administrative Agent and its Related Parties shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Administrative Agent was, or because such Administrative Agent had been, validly acting as Administrative Agent under the Loan Documents and (iv) subject to its rights under Section 9.03, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent and Collateral Agent, if applicable, under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Administrative Agent, a successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent under the Loan Documents.

(c)                                  Any Issuing Bank may resign at any time by delivering notice of such resignation to the Administrative Agent, effective on the date set forth in such notice or, if no such date is set forth therein, on the date such notice shall be effective. Upon such resignation, the Issuing Bank shall remain an Issuing Bank and shall retain its rights and obligations in its capacity as such (other than any obligation to issue Letters of Credit but including the right to receive fees or to have Lenders participate in any Reimbursement Obligation thereof) with respect to Letters of Credit issued by such Issuing Bank prior to the date of such resignation and shall otherwise be discharged from all other duties and obligations as an Issuing Bank (but not in any other capacity) under the Loan Documents.

Section 9.10                             Release or Subordination of Collateral or Guarantors; Entry into Intercreditor Agreements. Each Lender and Issuing Bank hereby consents to the automatic release provisions contained in this Agreement and the other Loan Documents and hereby directs the Administrative Agent to do the following:

(a)                                 release any Subsidiary Guarantor from its guaranty of any Obligation of any Credit Party in accordance with Section 7.09;

(b)                                 release or, in the case of clause (ii), release or subordinate, any Lien held by the Collateral Agent for the benefit of the Secured Parties against (i) any Collateral that is sold or otherwise disposed of by a Credit Party in a sale or disposition permitted by the Loan Documents (including pursuant to a valid waiver or consent), to the extent all Liens required to be granted in such Collateral pursuant to Section 5.10 after giving effect to such sale or disposition have been granted (and the Collateral Agent may rely conclusively on a certificate to that effect provided by any Credit Party upon its reasonable request without further inquiry), (ii) any property subject to a Lien permitted hereunder in reliance upon Section 6.02 to the extent required by the documents evidencing such Lien, (iii) all of the Collateral and all Credit Parties, in the case of this clause (iii) upon the Payment in Full of the Obligations, (iv) in connection with the designation of any Restricted Subsidiary as an Unrestricted Subsidiary as permitted hereunder, (v) any Collateral to the extent such Collateral is comprised of property leased to a Credit Party, upon termination or expiration of such lease, (vi) any Collateral if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 10.02), (vii) any Collateral as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Loan Documents, or (viii) any Property if such Property constitutes Excluded Property;

(c)                                  subordinate any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Loan Document to the holder of any Lien on such property that is expressly permitted to be senior to the Liens securing the Secured Obligations pursuant to Section 6.02;

(d)                                 release any Guarantor from its obligations under the Guarantee if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Loan Documents; and

(e)                                  enter into any Intercreditor Agreement or other subordination agreement it deems reasonable in connection with any refinancing notes (including, without limitation, Permitted Pari Passu Refinancing Debt, Permitted Junior Refinancing Debt and Permitted Unsecured Refinancing Debt), or other obligations permitted hereunder, and that if any such Intercreditor Agreement or other subordination agreement is posted to the Lenders three (3) Business Days before being executed and the Required Lenders shall not have objected to such Intercreditor Agreement or other subordination agreement, the Required Lenders shall be deemed to have agreed that the Administrative Agent’s or the Collateral Agent’s entry into such Intercreditor Agreement or other subordination agreement is reasonable and to have consented to such Intercreditor Agreement or other subordination agreement and such Agent’s execution thereof.

Each Lender and Issuing Bank hereby directs the Administrative Agent, and the Administrative Agent hereby agrees, upon receipt of reasonable advance notice from the Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties, Liens or Guarantors, as applicable, when and as directed in this Section 9.10. Any such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral (to the extent otherwise applicable pursuant to the terms of the Loan Documents, and for the avoidance of doubt other than in the case of any Excluded Property) except to the extent otherwise released in accordance with the provisions of the Loan Documents. Additionally, the Lenders hereby irrevocably agree that any Restricted Subsidiary that is a Guarantor shall be released from the Guarantees upon consummation of any transaction not prohibited by this Agreement resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary or upon becoming an Excluded Subsidiary. The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to, and the Administrative Agent and the Collateral Agent agree to, execute and deliver any instruments, documents and agreements necessary or desirable or reasonably requested by the Borrower to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this Section 9.10, all without the further consent or joinder of any Lender and without any representation or warranty of any such Agent or Lender.

Section 9.11                             Additional Secured Parties. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender or Issuing Bank as long as, by accepting such benefits, such Secured Party agrees, as among the Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by the Administrative Agent, (except in the case of Secured Hedging Agreement counterparties) shall confirm such agreement in a writing in form and substance acceptable to the Administrative Agent) this Article IX, Section 10.09, Section 2.14(d) and Section 10.13 and the decisions and actions of the Administrative Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 9.08 only to the extent of liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of pro rata share or similar concept, (b) except as set forth specifically herein, each of the Administrative Agent, the Lenders and the Issuing Banks shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as set forth specifically herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

Section 9.12                             Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, Letters of Credit or the Commitments,

(ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of ERISA Section 406 and Code Section 4975 , such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that:

(i) none of the Administrative Agent or its Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent or any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE X

MISCELLANEOUS

Section 10.01                      Notices.

(a)                                 Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows:

if to any Credit Party, to the Borrower at:

JAMF Holdings, Inc.

100 Washington Ave S, Suite 1100

Minneapolis, MN 55401

Attn: [***]

Fax: [***]

with a copy to (which shall not constitute notice):

Vista Equity Partners Fund VI, L.P.

c/o Vista Equity Partners Management, LLC

Four Embarcadero Center, 20th Floor

San Francisco, CA 94111

Attention: [***]

Phone: [***]

Fax: [***]

Email: [***]

[***]

and (which shall not constitute notice):

Kirkland & Ellis LLP

555 California Street, Suite 2700

San Francisco, CA 94104

Attention:      [***]

Fax:       [***]

Email:     [***]

if to the Administrative Agent or the Collateral Agent at:

Golub Capital Markets LLC

150 South Wacker Drive

Chicago, IL 60606

Attention: [***]

Phone: [***]

Email: [***]

and

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

885 3rd Avenue

New York, NY 10022

Attention:       [***]

Phone: [***]

Email: [***]

if to a Lender, to it at its address set forth in its Administrative Questionnaire on file with the Administrative Agent.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, they shall be deemed to have been given at the opening of business on the next Business Day for the recipient); notices sent by electronic mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent by 6:00 p.m. New York City time on a Business Day for the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. Notices delivered through electronic communications (other than electronic mail) to the extent provided in clause (b) below, shall be effective as provided in said clause (b). Any party hereto may change its address or telecopier number or electronic mail address for notices and other communications hereunder by written notice to the Borrower, the Agents, the Issuing Bank and the Lender.

(b)                                 Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may (subject to Section 10.01(d)) be delivered or furnished by electronic communication (excluding electronic mail (which is covered above) in clause (a) e-mail but including Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Collateral Agent or the Borrower may agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it (including as set forth in Section 10.01(d)); provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its electronic mail address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefor.

(c)                                  Change of Address, etc. Any party hereto may change its address or telecopier number or electronic mail address for notices and other communications hereunder by written notice to the other parties hereto.

(d)                                 Posting. Each Credit Party hereby agrees that it will provide to the Agent all information, documents and other materials that it is obligated to furnish to the Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication (unless otherwise approved in writing by the Administrative Agent) that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides a Notice of Intent to Cure, (iv) provides notice of any Default under this Agreement or (v) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications, collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at such e-mail address(es) provided to the Borrower from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. In addition, each Credit Party agrees to continue to provide the Communications to the Agent in the manner specified in this Agreement or any other Loan Document or in such other form, including hard copy delivery thereof, as the Administrative Agent shall reasonably request. Nothing in this Section 10.01 shall prejudice the right of the Agents, any Lender or any Credit Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent shall require.

(e)                                  Platform. Each Credit Party further agrees that any Agent may make the Communications available to the Lenders by posting the Communications on IntraLinks or SyndTrak or a substantially similar secure electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” The Agents do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent in connection with the Communications or the Platform. In no event shall any Agent or any of its Related Parties have any liability to the Credit Parties, any Lender or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Credit Party’s or such Agent’s transmission of communications through the Internet, except to the extent the liability of such person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such person’s bad faith, gross negligence or willful misconduct.

(f)                                   Public/Private. (i) Each Credit Party hereby authorizes the Administrative Agent to distribute (A) to Public Siders all Communications that the Borrower identifies in writing as containing no MNPI (“Public Side Communications”), and the Borrower represents and warrants that no such Public Side Communications contain any MNPI, and, at the reasonable written request of the Administrative Agent, the Borrower shall use commercially reasonable efforts to identify Public Side Communications by clearly and conspicuously marking the same as “PUBLIC”; and (B) to Private Siders all Communications other than Public Side Communications (such Communications, “Private Side Communications”). The Borrower agrees to designate as Private Side Communications only those Communications or portions thereof that it reasonably believes in good faith constitute MNPI, and agrees to use all commercially reasonable efforts not to designate any Communications provided under Section 5.01(a), (b) and (c) as Private Side Communications. “Private Siders” shall mean Lenders’ employees and representatives who have declared that they are authorized to receive MNPI. “Public Siders” shall mean Lenders’ employees and representatives who have not declared that they are authorized to receive MNPI; it being understood that Public Siders may be engaged in investment and other market-related activities with respect to the Borrower’s or its Affiliates’ securities or loans. “MNPI” shall mean material non-public information (within the meaning of United States federal securities laws assuming that Holdings is a public reporting company under federal securities laws (regardless of whether Holdings is actually a public reporting company under federal securities laws)) with respect to Holdings, its Affiliates, its Subsidiaries and any of their respective securities.

(ii)                                  Each Lender acknowledges that United States federal and state securities laws prohibit any person from purchasing or selling securities on the basis of material, non-public information concerning the issuer of such securities or, subject to certain limited exceptions, from communicating such information to any other person. Each Lender confirms that it has developed procedures designed to ensure compliance with these securities laws.

(iii)                               Each Lender acknowledges that circumstances may arise that require it to refer to Communications that may contain MNPI. Accordingly, each Lender agrees that it will use commercially reasonable efforts to designate at least one individual to receive Private Side Communications on its behalf in compliance with its procedures and applicable Requirements of Law and identify such designee (including such designee’s contact information) on such Lender’s Administrative Questionnaire. Each Lender agrees to notify the Administrative Agent in writing from time to time of such Lender’s designee’s e-mail address to which notice of the availability of Private Side Communications may be sent by electronic transmission.

Section 10.02                      Waivers; Amendment.

(a)                                 Generally. No failure or delay by any Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b)                                 Required Consents. Subject to Sections 10.02(c), (d), (e) and (g) neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Administrative Agent or, in the case of any other Loan Document (other than the Fee Letter, which may be amended in accordance with its terms), pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Collateral Agent (in the case of any Security Document) and the Credit Party or Credit Parties that are party thereto, in each case with the written consent of the Required Lenders; provided that no such agreement shall be effective if the effect thereof would be to:

(i)                                     increase the Commitment of any Lender without the written consent of such Lender (but not, for the avoidance of doubt, the Required Lenders) (other than with respect to any Incremental Facilities to which such Lender has agreed) (it being understood that no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant, mandatory prepayment or Default or Event of Default shall constitute an increase in the Commitment of any Lender);

(ii)                                  reduce the principal amount of or premium, if any, on any Loan or LC Disbursement or reduce the rate of interest thereon, including any provision establishing a minimum rate (other than any waiver, extension or reduction of interest pursuant to Section 2.06(c) or any waivers or extensions of mandatory prepayments or, for the avoidance of doubt, waivers of the provisions of Section 2.20(f)), or reduce or waive any fees (including any Fees or any prepayment fee or premium) payable hereunder, without the written consent of each Lender directly and adversely affected thereby but not the Required Lenders (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (ii));

(iii)                               (A) extend the scheduled final maturity of any Term Loan, or any scheduled date of payment of principal amount of any Term Loan under Section 2.09 (other than, for the avoidance of doubt, any mandatory prepayment) except in accordance with Section 2.20, Section 2.21 and Section 2.22, (B) postpone the date for payment of any Reimbursement Obligation or any interest, premium or fees payable hereunder (other than waivers of default interest, Defaults or Events of Default, waivers or extension of any mandatory prepayments or default interest or, for the avoidance of doubt, waivers of the provisions of Section 2.20(f)), or (C) postpone the scheduled date of expiration of any Revolving Commitment or any Letter of Credit or date of repayment of any Revolving Loans or Letter of Credit, in each case, beyond the Revolving Maturity Date except in accordance with Section 2.18(c), Section 2.20, Section 2.21, and Section 2.22, as applicable, in any case, without the written consent of each Lender directly and adversely affected thereby (but not the Required Lenders);

(iv)                              release Holdings, Intermediate Holdings or the Borrower or release all or substantially all of the value of the Subsidiary Guarantors from their Guarantee (except as expressly provided in Article IX), without the written consent of each Lender;

(v)                                 release all or substantially all of the Collateral from the Liens created by the Security Documents or subordinate such Liens on all or substantially all of the Collateral without the written consent of each Lender (except as otherwise expressly permitted hereby or by the Security Documents; provided that, for the avoidance of doubt, any transaction permitted under Section 6.04 or Section 6.05 shall not be subject to this clause (iii) to the extent such transaction does not result in the release of all or substantially all of the Collateral;

(vi)                              change any provision of this Section 10.02(b) that has the effect of decreasing the number of Lenders that must approve any amendment, modification or waiver (or, the approval of any Agent or Issuing Bank), without the written consent of each Lender;

(vii)                           change the percentage set forth in the definition of “Required Lenders,” “Required Revolving Lenders” or any other provision of any Loan Document (including this Section) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder without the written consent of each Lender (or each Lender of such Class, as the case may be), other than to increase such percentage or number or to give any Additional Lender or group of Lenders such right to waive, amend or modify or make any such determination or grant any such consent;

(viii)                        change or waive any provision of Article IX as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the written consent of such Agent;

(ix)                              change or waive any obligation of the Lenders relating to the issuance of or purchase of participations in Letters of Credit, without the written consent of the Administrative Agent and the Issuing Bank;

(x)                                 make any change or amendment including without limitation, any amendment of this Section 10.02(b)(x) which shall unless in writing and signed by the Issuing Bank in addition to the Lenders required above, adversely affect the rights or duties of the Issuing Bank under this Agreement or any document relating to any Letter of Credit issued or to be issued by it; or

(xi)                              amend or modify (A) the definition of “Pro Rata Percentage” or any pro rata sharing provisions contained herein, or (B) the “waterfall” that applies following enforcement of the Loan Documents pursuant to Section 8.02, in each case without the written consent of each Lender directly and adversely affected thereby;

provided, further, that notwithstanding the foregoing, this Agreement may be amended to make any change that by its terms only affects the rights and duties of Lenders holding Loans or Commitments of a particular Class (and not Lenders holding the Loans or Commitments of any other Class) with the consent of the Lenders holding the relevant Loans or Commitments voting as if such Class were the only Class hereunder.

Notwithstanding anything herein to the contrary, (I) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except to the extent the consent of such Lender would be required under clause (i), (ii) or (iii) in the first proviso to the first sentence of this Section 10.02(b) and, but only to the extent that any such matter disproportionately affects such Defaulting Lender, clauses (iv) or (v) of such proviso, (II)

this Agreement and any other Loan Document may be amended, modified or supplemented solely with the consent of the Administrative Agent (or the Collateral Agent, as applicable) and the Borrower, each in their sole discretion, without the need to obtain the consent of any other Lender if such amendment, modification or supplement is delivered in order to (w) cure ambiguities, defects, errors, mistakes, omissions in this Agreement or the applicable Loan Document (so long as the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment), (x) add terms that are favorable to the Lenders (as reasonably determined by the Administrative Agent) in connection with an Incremental Facility or Credit Agreement Refinancing Indebtedness, (so long as the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment), (y) create a fungible Class of Term Loans (including by increasing (but, for the avoidance of doubt, not by decreasing) the amount of amortization due and payable with respect to any Class of Term Loan) or (z), in the case of any applicable Intercreditor Agreement (or any other intercreditor agreement and/or subordination agreement pursuant to, or contemplated by, the terms of this Credit Agreement (including with respect to Indebtedness permitted pursuant to Section 6.01 and defined terms referenced therein)), if such amendment relates to Obligations other than the Obligations hereunder, or to grant a new Lien for the benefit of the Secured Parties or extend an Existing Lien over additional property and (III) this Agreement and the other Loan Documents may be amended, modified or supplemented solely with the consent of the Administrative Agent (or the Collateral Agent, as applicable) and the Borrower in order to give effect to the appointment of an Additional Borrower in accordance with Section 2.23.

Any waiver, amendment, supplement or modification in accordance with this Section 10.02 shall apply equally to each of the affected Lenders and shall be binding upon Holdings, Intermediate Holdings, the Borrower, the Subsidiary Guarantors, all Lenders, the Administrative Agent, the Collateral Agent and all future holders of the affected Loans. In the case of any waiver in accordance with this Section 10.02, Holdings, Intermediate Holdings, the Borrower, the Subsidiary Guarantors, the Lenders, the Administrative Agent and the Collateral Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default so waived shall be deemed to be cured and not continuing, it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In connection with the foregoing provisions, the Administrative Agent may, but shall have no obligations to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.

(c)                                  Collateral.

(i)                                     Without the consent of any other person, but subject to the terms of any applicable Intercreditor Agreement, the applicable Credit Party or Credit Parties and the Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion (including to cover additional amounts as secured obligations thereunder) or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable Requirements of Law.

(ii)                                  Notwithstanding anything in this Agreement or any Security Document to the contrary, the Administrative Agent and/or, as applicable, the Collateral Agent may, in its sole discretion, grant extensions of time for the satisfaction of any of the requirements under Sections 5.10 and 5.11 or of any Security Document in respect of any particular Collateral or any particular Subsidiary if it determines that the satisfaction thereof with respect to such Collateral or such Subsidiary cannot be accomplished without undue expense or unreasonable effort or due to factors beyond the control of Holdings, the Borrower and the Restricted Subsidiaries by the time or times at which any such requirement would otherwise be required to be satisfied under this Agreement or any Security Document.

(iii)                               The Lenders hereby irrevocably agree that the Liens granted to the Collateral Agent by the Credit Parties on any Collateral shall be automatically released (i) in full, upon the Payment in Full of the Obligations, (ii) upon the sale or other disposition of such Collateral to any Person other than another Credit Party, to the extent such sale or other disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided by any Credit Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Credit Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with this Section 10.02), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the applicable Guarantee (in accordance with the final paragraph of Section 9.10), (vi) as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents, or (vii) if such assets constitute Excluded Property.

(d)                                 Certain Other Amendments. Notwithstanding anything in this Agreement (including, without limitation, this Section 10.02) or any other Loan Document to the contrary, (i) this Agreement and the other Loan Documents may be amended to effect an Incremental Amendment, Refinancing Amendment or Extension Amendment pursuant to Sections 2.20, 2.21 or 2.22 (and the Administrative Agent and the Borrower may effect such amendments to this Agreement and the other Loan Documents without the consent of any other party as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the terms of any such Incremental Amendment, Refinancing Amendment or Extension Amendment), (ii) the Loan Documents may be amended to add syndication or documentation agents and make customary changes and references related thereto with the consent of only the Borrower and the Administrative Agent and (iii) any condition precedent to any Borrowing of Revolving Loans may be waived by the Required Revolving Lenders and, in the case of the issuance of a Letter of Credit, the Issuing Bank, and, for the avoidance of doubt, waivers by no other Lender shall be required.

(e)                                  Non-Consenting Lenders. The Borrower may, at its sole expense and effort, upon notice to a Non-Consenting Lender and the Administrative Agent, require such Lender to (i) be paid off in full for all of its Loans and interest due related thereto and relinquish all rights it has under the Loan Documents, or to (ii) assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.04), all of its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 and 2.16) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment, or, solely in the case of Term Loans, Holdings or the Borrower (in which case such Term Loans shall, after such assignment, be immediately deemed cancelled for all purposes and no longer outstanding (and may not be resold) for all purposes of this Agreement and the other Loan Documents) or any Affiliated Debt Fund); provided that, in the case of this clause (ii), (1) the Borrower shall have paid to the Administrative Agent (unless waived by the Administrative Agent) the assignment fee (if any) specified in Section 10.04(b); (2) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable (including any amount pursuant to Section 2.10(j)) to it hereunder in connection with any prepayment of its Loans and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); (3) such assignment does not conflict with applicable Law; and (4) the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(f)                                   Additional Credit Facilities. Subject to Sections 2.21 and 2.22 hereof, this Agreement may be amended (or amended and restated) (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion.

Section 10.03                      Expenses; Indemnity; Damage Waiver.

(a)                                 Costs and Expenses. The Borrower shall pay, promptly following written demand therefor (including documentation to reasonably support such request): (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank and their respective Affiliates (including the reasonable and documented out-of-pocket fees, charges and disbursements of one (1) counsel to the Administrative Agent, the Collateral Agent and their respective Affiliates, taken as a whole (plus one (1) additional counsel desirable due to actual or reasonably perceived potential conflicts of interest among such parties), plus, if reasonably necessary, the reasonable fees, charges and disbursements of one (1) local counsel per relevant material jurisdiction (plus one (1) additional counsel desirable due to actual or reasonably perceived potential conflicts of interest among such parties)) in connection with the preparation, negotiation, execution, delivery, filing and administration of this Agreement including any expenses incurred as a result of trades not permitted by Section 10.04 and the other Loan Documents and any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, including in connection with post-closing searches to confirm that security filings and recordations have been properly made, (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank (including the reasonable and documented out-of-pocket fees, charges and disbursements of any one (1) counsel to the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Bank, taken as a whole (plus one (1) additional counsel desirable due to actual or reasonably perceived potential conflicts of interest among such parties), plus, if reasonably necessary, the reasonable and documented out-of-pocket fees, charges and disbursements of one (1) local counsel per relevant material jurisdiction (plus one (1) additional counsel desirable due to actual or reasonably perceived potential conflicts of interest among such parties) and consultants for the Administrative Agent, the Collateral Agent, the Lenders and any Issuing Bank, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.03, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit and (iv) all Other Taxes, as provided in Section 2.15.

(b)                                 Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Collateral Agent (and any sub-agent thereof), each Lender, each Issuing Bank and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all actual and direct losses (other than lost profits), claims, damages, liabilities and related reasonable and documented out-of-pocket expenses (including the reasonable and documented out-of-pocket fees and reasonable out-of-pocket expenses of one (1) counsel for all Indemnitees (plus one (1) additional counsel desirable due to actual or reasonably perceived potential conflicts of interest among the Indemnitees) plus, if reasonably necessary, the reasonable and documented out-of-pocket fees and expenses of one (1) local counsel per relevant material jurisdiction (plus one (1) additional counsel desirable due to actual or reasonably perceived potential conflicts of interest among such parties) and, upon the Borrower’s prior written consent (not to be unreasonably withheld), consultants or third party advisors (but excluding allocated costs of in-house counsel) incurred by any Indemnitee or asserted against any Indemnitee by any party hereto or any third party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release or threatened Release of Hazardous Materials on, at, under or from any Real Property or facility now or hereafter owned, leased or operated by any Group Member at any time, or any Environmental Claim related in any way to any Group Member, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (w) are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of any Indemnitee or (to the extent involved in or aware of the Transactions) any of its Related Parties, (x) result from a claim brought by the Borrower or any other Credit Party against an Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such other Credit Party has obtained a final non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction, (y) arises from disputes arising solely among indemnified persons that do not involve any act or omission by any Group Member or its Affiliates and are unrelated to any dispute involving, or any claim by, an Agent, any Lender or Secured Party against any Group Member or its Affiliates, or (z) are payable as a result of a settlement agreement related to the foregoing effected without the written consent of the Borrower (which consent shall not to be unreasonably withheld or delayed) (in the case of this clause (z)) (for the avoidance of doubt, if settled with the Borrower’s written consent, or if there is a final judgment for the plaintiff against an Indemnitee in any proceeding, the Borrower shall indemnify and hold harmless each Indemnitee to the extent and in the manner set forth above); provided, however, that such Indemnitee shall promptly refund any amount paid to such Indemnitee for fees, expenses, damages, indemnification or contribution, in each case, pursuant to this Section 10.03(b) to the extent that there is a final, non-appealable judicial determination that such Indemnitee was not entitled to indemnification pursuant to the express terms of this Section 10.03. For the avoidance of doubt, this Section 10.03(b) shall not apply to Taxes other than Taxes that represent losses, claims, damages, liabilities, etc. arising from any non-Tax claim.

(c)                                  Reimbursement by Lenders. To the extent that the Borrower for any reason fails to pay any amount required under clause (a) or (b) of this Section 10.03 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Collateral Agent, the Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), the Issuing Bank or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (such indemnity shall be effective whether or not the related losses, claims, damages, liabilities and related expenses are incurred or asserted by any party hereto or any third party); provided that (i) the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the

Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), the Issuing Bank in connection with such capacity and (ii) such indemnity for the Issuing Bank shall not include losses incurred by the Issuing Bank due to one or more Lenders defaulting in their obligations to purchase participations of LC Exposure under Section 2.18(d) or to make Revolving Loans under Section 2.18(e) (it being understood that this proviso shall not affect the Issuing Bank’s rights against any Defaulting Lender). The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.14. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposure, outstanding Term Loans and unused Commitments at the time.

(d)                                 Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Requirements of Law, no party hereto shall assert, and each party hereby waives, any claim against any other party hereto on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No party hereto shall be liable for any damages (other than those damages resulting from bad faith, gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction by final and non-appealable judgment) arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)                                  Payments. All amounts due under this Section shall be payable not later than fifteen (15) Business Days after written demand (including detailed invoices) therefor.

Section 10.04                      Successors and Assigns.

(a)                                 Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder (other than in connection with a transaction permitted by Section 6.04) without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender (and any other attempted assignment or transfer by a Credit Party shall be null and void), and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of clause (b) of this Section 10.04, Section 2.16(b) or Section 10.02(e), (ii) by way of participation in accordance with the provisions of clause (d) of this Section 10.04 or (iii) by way of pledge or assignment of a security interest in accordance with clause (f) of this Section 10.04. Nothing in this Agreement or any other Loan Document, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section 10.04 and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement or any other Loan Document.

(b)                                 Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) subject to, except in the case of an assignment to (x) in the case of Term Loan Commitments or Term Loans, a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender (in each case other than a Disqualified Institution) and (y) in the case of Revolving Commitments or Revolving Loans, a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund with respect to a Revolving Lender (in each case, other than a Disqualified Institution), the prior written consent of the Administrative Agent, and in the case of Revolving Commitments or Revolving Loans, the Issuing Bank (each such consent not to be unreasonably withheld or delayed); provided that:

(i)                                     except in the case of any assignment (a) of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it, or (b) to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $3,000,000 in the case of any assignment in respect of Revolving Loans and/or Revolving Commitments, or $1,000,000, in the case of any assignment in respect of Term Loans and/or Term Loan Commitments and, in each case $1,000,000 increments thereof, or if less, all of such Lender’s remaining Loans and commitments of the applicable Class (provided, that contemporaneous assignments to or by two or more affiliated Approved Funds shall be aggregated for purposes of meeting such minimum transfer amount), unless each of the Administrative Agent, and so long as no Event of Default under Section 8.01(a), (b), (d) (solely with respect to the failure to comply with Section 6.08), (g), or (h) has occurred and is continuing, the Borrower otherwise consents (such consent not to be unreasonably withheld or delayed, and which consent shall be deemed to have been given by the Borrower if the Borrower has not responded within ten (10) Business Days of a written request for such consent);

(ii)                                  each partial assignment shall be made as an assignment of a proportionate part of all of the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches on a non-pro rata basis;

(iii)                               the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with (other than in the case of an assignment to an Affiliate of the assigning Lender) a processing and recordation fee of $3,500 (which fee may be waived or reduced by the Administrative

Agent in its discretion), and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all documentation;

(iv)                              no assignment shall be made to a Disqualified Institution without the Borrower’s prior consent in writing (which consent may be withheld in its sole discretion), and upon an inquiry by any Lender to the Administrative Agent as to whether a specific potential assignee or prospective participant is a Disqualified Institution, the Administrative Agent shall be permitted to disclose to such inquiring Lender whether such specific potential assignee or prospective participant is on the list of Disqualified Institutions; provided that the Administrative Agent shall not be responsible for, nor have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions and shall not be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or have any liability with respect to or arising out of any assignment or participation to or disclosure of confidential information to, a Disqualified Institution;

(v)                                 notwithstanding anything to the contrary contained in this Agreement, any Lender may assign all or a portion of its Term Loans (but not, for the avoidance of doubt, any Revolving Commitments, Refinancing Revolving Loan Commitments, Revolving Loans or Refinancing Revolving Loans) to any Person who is or, after giving effect to such assignment, would be an Equity Investor (other than Affiliated Debt Funds) or an Affiliate of Holdings (other than Holdings or any of its Subsidiaries, any Affiliated Debt Fund, or any natural person) (collectively, the “Sponsor Investors”) (without the consent of any Person but subject to acknowledgment by the Administrative Agent (which acknowledgement may not be withheld, conditioned or delayed)); provided that (1) the assigning Lender and each Sponsor Investor purchasing such Lender’s Term Loans shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system or by manual execution, (2) at the time of such assignment after giving effect to such assignment, the aggregate principal amount of all Term Loans and Refinancing Term Loans held by the Sponsor Investors shall not exceed 25% of the aggregate principal amount of all Term Loans and Refinancing Term Loans then outstanding under this Agreement (and the aggregate principal amount of all Loans, unfunded Revolving Commitments, Refinancing Term Loans, and Refinancing Revolving Loans held by the Sponsor Investors and the Affiliated Debt Funds, collectively, shall not exceed 30% of the aggregate principal amount of all Loans, unfunded Revolving Commitments, Refinancing Term Loans, and Refinancing Revolving Loans then outstanding under this Agreement) and (y) the aggregate number of Sponsor Investors and Affiliated Debt Funds holding Term Loans and Refinancing Term Loans shall not exceed 49% of the aggregate number of Term Loan Lenders and Lenders holding Refinancing Term Loans; provided that, for purposes of this clause (y) and Section 1126 of the Bankruptcy Code, all Affiliated Debt Funds, collectively, shall be deemed to be one (1) Affiliated Debt Fund in the aggregate, (3) all parties to the relevant repurchases shall render customary “big-boy” disclaimer letters or any such disclaimers shall be incorporated into the terms of the Assignment and Assumption, (4) no Sponsor Investor shall be required to make any representation that it is not in possession of MNPI with respect to Holdings, its Subsidiaries or their respective securities, and (5) for the avoidance of doubt, Lenders shall not be permitted to assign Revolving Commitments or Revolving Loans to any Sponsor Investor; and provided, further, that:

(A)               notwithstanding anything to the contrary in this Agreement, the Sponsor Investors shall not have any right to (1) attend (including by telephone or electronic means) any meeting or discussions (or portions thereof) among the Administrative Agent or any Lender to which representatives of the Credit Parties are not invited or (2) receive any information or material provided by the Administrative Agent or any Lender solely to the Lenders or any communication by or among the Administrative Agent and/or one or more Lenders or have access to the Platform used to distribute information to the Lenders, except to the extent such information or materials have been made available to (or were prepared or otherwise provided by) any Credit Party or its representatives;

(B)               notwithstanding anything in Section 10.04(b) or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders (or all Lenders or affected Lenders) have (1) consented (or not consented) to any amendment, modification, waiver or consent with respect to any of the terms of any Loan Document or any departure by any Credit Party therefrom, (2) otherwise acted on any matter related to any Loan Document, or (3) directed or required the Administrative Agent, the Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, the Loans of such Sponsor Investor shall not be included in the calculation of Required Lenders (or if such non-voting designation is unenforceable for any reason, such Sponsor Investor shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Sponsor Investors); provided, however, that each such Sponsor Investor shall be entitled to receive its pro rata share of any payment to which Lenders or consenting Lenders are entitled pursuant to any amendment, modification, waiver or consent or other such similar action regardless of whether such Sponsor Investor was entitled to vote with respect thereto; provided further that except in any situation provided for in subclause (D) below, each Sponsor Investor shall be entitled to vote on any amendment, modification, waiver, consent or other action with respect to any Loan Document that deprives such Sponsor Investor of its pro rata share of any payments to which such Sponsor Investor is entitled under the Loan Documents and the Sponsor Investor shall be entitled to vote on any amendment pursuant to clauses (i) through (iii) and/or (vii) of the first proviso to Section 10.02(b) or which disproportionately affects such Sponsor Investor; and in furtherance of the foregoing, (x) such Sponsor Investor agrees to execute and deliver to the Administrative Agent any instrument reasonably requested by the Administrative Agent to evidence the voting of its interest as a Lender in accordance with the provisions of this Section 10.04(b)(v); provided that if the Sponsor Investor fails to promptly execute such instrument such failure shall in no way prejudice any of the Administrative Agent’s rights under this paragraph and (y) the Administrative Agent is hereby appointed (such appointment being coupled with an interest) by the Sponsor Investor as the Sponsor Investor’s attorney-in-fact, with full authority in the place and stead of the Sponsor Investor and in the name of the Sponsor Investor, from time to time in the Administrative Agent’s reasonable discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of Section 10.04(b)(v); and

(C)               in the event that the Borrower or any Guarantor is the subject of a bankruptcy or insolvency proceeding (such proceeding, a “Credit Party Insolvency”), each Sponsor Investor shall grant to the Administrative Agent a power of attorney, giving the Administrative Agent the right to vote each Sponsor Investor’s claims on all matters submitted to the Lenders for consent in respect of such Credit Party Insolvency, and, with respect to each matter submitted to the Lenders for approval, the Administrative Agent shall vote such claims in the same manner as the Lenders holding a majority of claims (excluding the claims of Sponsor Investors) that voted on such matter; provided that the Administrative Agent shall not be permitted to consent to, or refrain from, giving approval in respect of a plan of reorganization pursuant to Title 11 of the Bankruptcy Code of the Borrower or such Guarantor, as applicable, that is the subject of the Credit Party Insolvency (such plan of reorganization being a “Plan of Reorganization”) if any Sponsor Investor would, as a consequence thereof, receive treatment under such Plan of Reorganization that, on a ratable basis, would be inferior to that of the Lenders (other than such Sponsor Investors) holding the same tranche of Loans as the affected Sponsor Investors (such Lenders being, “Non-Restricted Persons”) and any such Plan of Reorganization shall require the consent of such Sponsor Investor and (2) to the extent any Non-Restricted Person would receive superior treatment as part of any Plan of Reorganization, as compared to any Sponsor Investor, pursuant to any investment made, or other action taken, by such Non-Restricted Person in accordance with such Plan of Reorganization (but excluding the Loans), then such Sponsor Investor’s consent shall not be required, so long as such Sponsor Investor was afforded the opportunity to ratably participate in such investment or to take such action pursuant to the Plan of Reorganization. For the avoidance of doubt, the Lenders and each Sponsor Investor (in its capacity as Term Loan Lender) agree and acknowledge that the provisions set forth in this clause (D) of Section 10.04(b)(v), and the related provisions set forth in each Sponsor Investor Assignment and Assumption, constitute, to the extent set forth in this clause (D), a “subordination agreement” as such term is contemplated by, and utilized in, Section 5.10(a) of the Bankruptcy Code, and, as such, would be enforceable for all purposes in any case where a Credit Party has filed for protection under the Bankruptcy Code.

(vi)                              notwithstanding anything to the contrary herein, each Sponsor Investor, in its capacity as a Term Loan Lender, in its sole and absolute discretion, may make one or more capital contributions or assignments of Term Loans that it acquires in accordance with Section 10.04(b)(v) directly or indirectly to Holdings or the Borrower solely in exchange for Equity Interests of Holdings (other than Disqualified Capital Stock) or a direct or indirect parent thereof or debt securities of a parent entity of Holdings, in each case upon written notice to the Administrative Agent. Immediately upon Holdings’ or the Borrower’s acquisition of Term Loans from a Sponsor Investor, such Term Loans and all rights and obligations as a Lender related thereto shall for all purposes (including under this Agreement, the other Loan Documents and otherwise) be deemed to be irrevocably prepaid, terminated, extinguished, cancelled and of no further force and effect and the Borrower shall neither obtain nor have any rights as a Lender hereunder or under the other Loan Documents by virtue of such capital contribution or assignment;

(vii)                           notwithstanding anything to the contrary contained in this Section 10.04(b) or any other provision of this Agreement, each Lender shall have the right at any time to sell, assign or transfer all or a portion of its Term Loans owing to it to Holdings, the Borrower or any of their Subsidiaries on a non-pro rata basis, subject to the following limitations:

(A)               no Default or Event of Default has occurred and is then continuing, or would immediately result therefrom;

(B)               Holdings, Intermediate Holdings, the Borrower or any of its Subsidiaries shall repurchase such Term Loans through conducting one or more modified Dutch auctions or other buy-back offer processes (each, an “Offer Process”) with a third party financial institution as auction agent to repurchase all or any portion of the Term Loans provided that, (A) notice of such Offer Process shall be made to all Term Loan Lenders and (B) such Offer Process is conducted pursuant to procedures mutually established by the Administrative Agent and Borrower which are consistent with this Section 10.04(b)(vii);

(C)               with respect to all repurchases made by Holdings, Intermediate Holdings, the Borrower or any of its Subsidiaries pursuant to this Section 10.04(b)(vii), none of Holdings, Intermediate Holdings, Borrower or any of their respective Subsidiaries shall be required to make any representations that Holdings, Intermediate Holdings, the Borrower or such Subsidiary is not in possession of any information regarding Holdings, Intermediate Holdings, their Subsidiaries or their Affiliates, or their assets, the Borrower’s ability to perform its Obligations or any other matter that may be material to a decision by any Lender to participate in any offer or enter into any Assignment and Assumption or any of the transactions contemplated thereby that has not previously been disclosed to the Administrative Agent and Private Siders, (v) the repurchases are in compliance with Sections 6.03 and 6.06 hereof, (w) no Default or Event of Default has occurred and is continuing or would result from such repurchase,

(x) Holdings, Intermediate Holdings, the Borrower or such Subsidiary shall not use the proceeds of any Revolving Loans to acquire such Term Loans, (y) the assigning Lender and Holdings, Intermediate Holdings, the Borrower or such Subsidiary, as applicable, shall execute and deliver to the Administrative Agent an Assignment and Assumption in form and substance reasonably satisfactory to the Administrative Agent and (z) all parties to the relevant repurchases shall render customary “big-boy” disclaimer letters or any such disclaimers shall be incorporated into the terms of the Assignment and Assumption; and

(D)               following repurchase by Holdings, Intermediate Holdings, the Borrower or such Subsidiary pursuant to this Section, the Term Loans so repurchased shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold by Holdings, Intermediate Holdings, the Borrower or such Subsidiary), for all purposes of this Agreement and all other Loan Documents, including, but not limited to (1) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (2) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (3) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document and the Borrower shall neither obtain nor have any rights as a Lender hereunder or under the other Loan Documents by virtue of such repurchase (without limiting the foregoing, in all events, such Term Loans may not be resold or otherwise assigned, or subject to any participation, or otherwise transferred by the Borrower). In connection with any Term Loans repurchased and cancelled pursuant to this Section 10.04(b)(vii) the Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation.

(viii)                        (A)                               notwithstanding anything to the contrary contained in this Agreement, any Lender may assign all or a portion of its Loans or Revolving Commitments to any Affiliated Debt Funds (without the consent of any Person but subject to acknowledgment by the Administrative Agent (which acknowledgement may not be withheld, conditioned or delayed)); provided that at the time of such assignment after giving effect to such assignment, (x) the aggregate principal amount of all Loans, unfunded Revolving Commitments, Refinancing Term Loans and Refinancing Revolving Loans held by the Affiliated Debt Funds and the Sponsor Investors, collectively, shall not exceed 30% of the aggregate principal amount of all Loans, unfunded Revolving Commitments, Refinancing Term Loans and Refinancing Revolving Loans then outstanding under this Agreement and (y) the aggregate number of Sponsor Investors and Affiliated Debt Funds holding Loans, unfunded Revolving Commitments, Refinancing Term Loans and Refinancing Revolving Loans shall not exceed 49% of the aggregate number of Lenders and Lenders holding Refinancing Term Loans and Refinancing Revolving Loans; provided that, for purposes of clause (y) and Section 1126 of the

Bankruptcy Code, all Affiliated Debt Funds, collectively, shall be deemed to be one (1) Affiliated Debt Fund in the aggregate;

(B)               in the event any Affiliated Debt Fund received a notice of Offer Process from Holdings, Intermediate Holdings, the Borrower or any of its Subsidiaries with respect to the repurchase of any of its Loans, unfunded Revolving Commitments, Refinancing Term Loans and Refinancing Revolving Loans, such Affiliated Debt Fund shall be required to accept such offer in the event and to the extent that, as a result thereof, the aggregate principal amount of all Loans, unfunded Revolving Commitments, Refinancing Term Loans and Refinancing Revolving Loans held by the Affiliated Debt Funds and the Sponsor Investors, collectively, would exceed 30% of the aggregate principal amount of all Term Loans then outstanding under this Agreement after giving effect to such repurchase.

Subject to the recording thereof by the Administrative Agent pursuant to clause (c) of this Section 10.04, from and after the date such recordation in the Register is made, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement (including, for the avoidance of doubt, any rights and obligations pursuant to Section 2.15), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.15, and 10.03 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section 10.04.

(c)                                  Register.     The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for Tax purposes), shall maintain at its offices located on 150 South Wacker Drive, 5th Floor, Chicago, Illinois 60606 or other U.S. office a copy of each Assignment and Assumption delivered to it (or equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be presumptively correct absent manifest error, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register is intended to cause each Loan and other obligation hereunder to be in registered form within the meaning of Section 5f.103-1(c) of the United States Treasury Regulations and within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code. The Register shall be available for inspection by the Borrower, the Issuing Bank (with respect to its own interests), the

Collateral Agent and any Lender (with respect to its own interests), at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Participations.

(i)                                     Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, or the Issuing Bank, sell participations to any person (other than a natural person or the Borrower or any of its Affiliates or any Disqualified Institutions) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Borrower, the Administrative Agent and the Lenders and Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

(ii)                                  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with regard to (a) reductions of principal, interest or fees owing to such Participant to the extent that Lenders have a consent right with respect thereto pursuant to clause (ii) of the first proviso in Section 10.02(b), (b) extensions of final scheduled maturity or times for payment of interest or fees owing to such participant to the extent that Lenders have a consent right with respect thereto pursuant to with respect to clauses (iii)(A), (B) and (C) of Section 10.02(b) and (c) releases of Collateral or guarantees requiring the approval of all Lenders with respect to clauses (iv) and (v) of Section 10.02(b), in each case, that directly affects such Participant. Subject to clause (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.15 (provided that each Participant shall be subject to the requirements of those Sections and the definition of “Excluded Taxes” as if it were a Lender) (provided that any documentation required to be provided by a Participant pursuant to Section 2.15(e) shall be provided to the participating Lender and, if Additional Amounts are required to be paid pursuant to Section 2.15, to the Borrower and the Administrative Agent) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant shall be subject to Section 2.14 as though it were a Lender. Notwithstanding anything to the contrary, no Lender shall enter into any agreement with any Participant that will permit such Participant to influence or control the voting rights of such Lender except with regard to (a) reductions of principal, interest or fees owing to such Participant to the extent that such Participant has a consent right with respect thereto pursuant to this Section 10.02(d)(ii) in clause(ii) of the first proviso in Section 10.02(b), (b) extensions of final scheduled maturity or times for payment of interest or fees owing to such participant to the extent that such Participant has a consent right with respect thereto pursuant to this Section 10.02(d)(ii) with respect to clauses (iii)(A), (B) and (C) of Section 10.02(b) and (c) releases of Collateral or guarantees requiring the approval of all Lenders with respect to clauses (iv) and (v) of Section 10.02(b), in each case, that directly affects such Participant.

(iii)                               Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal and interest amounts of each participant’s interest in the Loans or other obligations under this Agreement (a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of a Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or other obligations under any Loan Document) to any Person except to the extent such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code. Upon request by the Borrower, any Lender that sells a participation shall confirm that any such Participant is not a Disqualified Institution. The entries in a Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in a Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(iv)                              Any such participation that does not comply with this Section shall be void ab initio and, promptly following such Lender becoming aware that any such participation has been made in breach of this Section, the Participant Register shall be modified by it to reverse such participation and shall be disclosed to the Borrower and the Administrative Agent.

(v)                                 The Administrative Agent shall have no responsibility (in its capacity as Administrative Agent) for (i) maintaining a Participant Register and (ii) any Lender’s compliance with this Section, including any sale of participations to a Disqualified Institution in violation hereof by any Lender.

(e)                                  Limitations on Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 2.12, 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent or except to the extent the right to greater payment results from a Change in Law after the Participant becomes a Participant.

(f)                                   Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender without restriction, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such

Lender as a party hereto. In the case of any Lender that is a fund that invests in bank loans or similar extensions of credit, such Lender may, without the consent of the Borrower or the Administrative Agent or any other Person, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.

(g)                                  Disqualified Institutions. Notwithstanding anything to the contrary herein, if any Loans are assigned or any participations are purchased or otherwise acquired, without the Borrower’s consent (in violation of Section 10.04(b) or (d)), to any Disqualified Institution, then: (i) the Borrower may (x) terminate any commitment of such Disqualified Institution and repay any applicable outstanding Loans (in the case of Term Loans, at a price equal to the lesser of par and the amount the applicable Disqualified Institution paid to acquire such Loans) without premium, penalty, prepayment fee or breakage, and/or (y) require such Disqualified Institution to assign its rights and obligations to one or more Eligible Assignees at the price indicated in the immediately preceding clause (x) (which assignment shall not be subject to the processing and recordation fee described in Section 10.04(b)(iii)), (ii) no such Disqualified Institution shall receive any information or reporting provided by the Borrower, the Administrative Agent or any other Lender, (iii) for purposes of voting, any Loans, Commitments or participations held by such Disqualified Institution shall be deemed not to be outstanding and such Disqualified Institution shall have no voting or consent rights with respect to “required Lender” or Class votes or consents, in each case notwithstanding Section 10.02(b), (iv) for purposes of any matter requiring the vote or consent of each Lender affected by any amendment or waiver, such Disqualified Institution shall be deemed to have voted or consented to approve such amendment or waiver if a majority of the affected Class so approves, and (v) such Disqualified Institution shall not be entitled to any expense reimbursement or indemnification rights ordinarily afforded to Lenders or Participants hereunder or in any Loan Document and such Disqualified Institution shall be treated in all other respects a s a Defaulting Lender.

Section 10.05                      Survival of Agreement. All covenants, agreements, representations and warranties made by the Credit Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Payment in Full of the Obligations and the termination or expiration of the Commitments. The provisions of Sections 2.12, 2.14, 2.15 and Article X (other than Section 10.12) shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the Payment in Full of the Obligations or the termination of this Agreement or any provision hereof.

Section 10.06                      Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or other electronic transmission (PDF or TIFF format) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.07                      Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.08                      Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time due and owing by such Lender, the Issuing Bank or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party (but excluding amounts held in payroll, employee benefits, tax and other fiduciary or trust accounts) against any and all of the obligations of such Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Bank, irrespective of whether or not such Lender or the Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have. Each Lender and the Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.09                      Governing Law; Jurisdiction; Consent to Service of Process.

(a)                                 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

(b)                                 Submission to Jurisdiction. Except as provided in the last sentence of this Section 10.09(b), each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Requirements of Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Credit Party or its properties in the courts of any jurisdiction.

(c)                                  Waiver of Venue. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Requirements of Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 10.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Requirements of Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Service of Process. Each party hereto irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopier) in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable Requirements of Law.

Section 10.10         Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.11        Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.12        Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Bank agrees to maintain in accordance with its customary procedures for maintaining confidential information the confidentiality of the Information (as defined below), except that Information may be disclosed (in each case, other than to a Disqualified Institution) (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, investors, lenders, officers, employees, agents, advisors, attorneys, numbering, administration and settlement services provider and other representatives (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential or, with respect to disclosure to investors or prospective investors, such disclosure is in connection with customary portfolio reviews), (b) to the extent requested by any Governmental Authority (including, without limitation, in connection with filings, submissions and any other similar documentation required or customary to comply with Securities and Exchange Commission filing requirements) or regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Requirements of Law or by any subpoena or similar legal process (including, without limitation, in connection with filings, submissions and any other similar documentation required or customary to comply with Securities and Exchange Commission filing requirements), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of, or preparing to enforce, rights hereunder or thereunder, but only to the extent required in connection with such exercise or enforcement, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant (except, in each case, for the avoidance of doubt, for any Disqualified Institution) in, any of its rights or obligations under this Agreement and in connection with any pledge or assignment made pursuant to Section 10.04(f), (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations or (iii) any rating agency for the purpose of obtaining a credit rating applicable to any Credit Party or to the credit facilities hereunder, (g) with the prior consent of the Borrower, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower, (i) to the extent necessary or customary for inclusion in league table measurements, (j) to the National Association of Insurance Commissioners or any similar organization or any examiner or (k) to a Person that is an investor or prospective investor in a Securitization or other financing, separate account or commingled fund so long as such investor or prospective investor is informed that its access to information regarding the Loan Parties and the Loans and Commitments is solely for purposes of evaluating an investment in such Securitization or other financing, separate account or commingled fund and who agrees to treat such information as confidential, (l) to a Person that is a trustee, collateral agent, collateral manager, servicer, investor or secured party in a Securitization in connection with the administration, servicing and evaluation of, and reporting on, the assets serving as collateral for such Securitization, or (l) otherwise to the extent consisting of general portfolio information that does not identify the Borrower; provided, that with respect to clauses (b) and (c) above, if the Administrative Agent, any Lender or the Issuing Bank receives a subpoena, interrogatory or other request (verbal or otherwise) for any

Information, or believes that it is legally required to disclose any of the Information to a third party, it shall, in advance of such disclosure, to the extent practicable and legally permissible and unless such disclosure is made to regulatory or self-regulatory authorities in the course of routine audits and reviews, promptly provide to the Borrower written notice of any such request or requirement so that the Borrower or the applicable Credit Party (or Subsidiary thereof) may seek a protective order or other remedy; provided, further, that it shall (1) exercise reasonable efforts to preserve the confidentiality of such Information, (2) to the extent legally permissible, use commercially reasonable efforts to provide the Borrower, in advance of such disclosure, with copies of any Information it intends to disclose (and, if applicable, the text of the disclosure language itself, and (3) to the extent legally permissible, reasonably cooperate with the Borrower or applicable Credit Party (or Subsidiary thereof) to the extent the Borrower or such Credit Party (or Subsidiary thereof) seeks to limit such disclosures. For purposes of this Section, “Information” shall mean all information received from Holdings or any of its Subsidiaries relating to Holdings or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by Holdings or any of its Subsidiaries. For purposes of this Section, “Securitization” means a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in part, by the Loans or the Commitments. Except with respect to disclosing any Information to any Disqualified Institution, any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information. The Administrative Agent or any Lender may, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), publish press releases, tombstones, advertising or other promotional materials (whether by means of electronic transmission, posting to a website or other internet application, print media or otherwise) relating to the financing transactions contemplated by this Agreement, which may include a Credit Party’s or its Subsidiary’s name, product photographs, logo, trademark or related information.

Section 10.13        USA PATRIOT Act Notice. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of the Credit Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Credit Parties in accordance with the Patriot Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests that is required in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

Section 10.14       Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Requirements of Law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum

Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

Section 10.15        Obligations Absolute. To the fullest extent permitted by applicable Requirements of Law, all obligations of the Credit Parties hereunder shall be absolute and unconditional irrespective of:

(a)                                 any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Credit Party;

(b)                                 any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Credit Party;

(c)                                  any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

(d)                                 any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

(e)                                  any exercise or non-exercise, or any waiver, of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or

(f)                                   any other circumstances which might otherwise constitute a defense (other than the Payment in Full of the Obligations)) available to, or a discharge of, the Credit Parties.

Section 10.16       No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i)(A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Borrower, each other Credit Party and their respective Affiliates, on the one hand, and the Administrative Agent, and the Lenders, on the other hand, (B) each of the Borrower and the other Credit Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and each other Credit Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii)(A) the Administrative Agent and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Credit Party or any of their respective Affiliates, or any other Person, and (B) neither the Administrative Agent, nor any Lender has any obligation to the Borrower, any other Credit Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Credit Parties and their respective Affiliates, and neither the Administrative Agent, nor any Lender has any obligation to disclose any of such interests to the Borrower, any other Credit Party or any of their respective Affiliates. To the fullest extent permitted by law, the Borrower and each other Credit Party hereby waives and releases any claims that it may have against the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.17         Intercreditor Agreement.

(a)                                 Notwithstanding anything to the contrary in this Agreement or in any other Loan Document: (a) the Liens granted to the Collateral Agent in favor of the Secured Parties pursuant to the Loan Documents and the exercise of any right related to any Collateral shall be subject, in each case, to the terms of any applicable Intercreditor Agreement, (b) in the event of any conflict between the express terms and provisions of this Agreement or any other Loan Document, on the one hand, and of any applicable Intercreditor Agreement, on the other hand, the terms and provisions of such Intercreditor Agreement shall control, and (c) each Lender and, by its acceptance of the benefit of the Security Documents, each other Secured Party, authorizes the Administrative Agent and/or the Collateral Agent to execute any such Intercreditor Agreement on behalf of such Lender, and such Lender agrees to be bound by the terms thereof.

(b)                                 Each Lender and, by its acceptance of the benefit of the Security Documents, each other Secured Party, hereby agrees that the Administrative Agent and/or Collateral Agent may enter into any intercreditor agreement and/or subordination agreement pursuant to, or contemplated by, the terms of this Credit Agreement (including with respect to Indebtedness permitted pursuant to Section 6.01 and defined terms referenced therein) on its behalf and agrees to be bound by the terms thereof and, in each case, consents and agrees to the appointment of Golub (or its affiliated designee, representative or agent) on its behalf as collateral agent thereunder.

Section 10.18       Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                                     a reduction in full or in part or cancellation of any such liability;

(ii)                                  a conversion of all or a portion of such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                               the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 10.19       Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including, without limitation, Assignment and Assumptions, Borrowing Requests, Interest Election Requests, Compliance Certificates, Joinder Agreements, amendments or other modifications, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Requirement of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

ARTICLE XI

ACQUISITION MATTERS

Section 11.01        Consent to the Closing Date Acquisition. Notwithstanding anything to the contrary in the Loan Documents, the Secured Parties and all other parties hereto irrevocably and unconditionally consent to the consummation of the Closing Date Acquisition.

Section 11.02        Reference to Closing Date. Notwithstanding anything to the contrary in the Loan Documents, for purposes of the representations and warranties and the other provisions set forth in Article III of this Agreement, the conditions precedent set forth in Section 4.01 and any reference to “Closing Date” in Article V and Article VI, the making of the Loans and the issuance of Letters of Credit (if any) on the Closing Date shall be assumed to occur concurrently with the consummation of the Closing Date Acquisition.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[BORROWER & GUARANTOR SIGNATURE PAGES]

[Signature Page to Credit Agreement (JAMF Holdings, Inc.)]

ADMINISTRATIVE AGENT,	GOLUB CAPITAL MARKETS LLC
COLLATERAL AGENT AND A
LENDER:	By:
Name:
	Title:	Authorized Signatory

LENDER:	[ ]

By:
Name:
	Title:	Authorized Signatory

LENDER:	[ ]

By:
Name:
	Title:	Authorized Signatory

LENDER:	[ ]

By:
Name:
Title: